EXECUTION COPY
SECOND AMENDMENT
TO SENIOR SECURED REVOLVING CREDIT AGREEMENT
This SECOND AMENDMENT TO SENIOR SECURED REVOLVING CREDIT AGREEMENT, dated as of July 25, 2024 (this “Amendment”), is entered into among NORTH HAVEN PRIVATE INCOME FUND A LLC, a Delaware limited liability company (the “Borrower”), the LENDERS party hereto and SUMITOMO MITSUI BANKING CORPORATION, as Administrative Agent (the “Administrative Agent”).
RECITALS
WHEREAS, the Borrower, the Lenders and Issuing Banks party thereto and the Administrative Agent are parties to the Senior Secured Revolving Credit Agreement, dated as of July 19, 2023 (as amended by that certain First Amendment to Senior Secured Revolving Credit Agreement, dated as of June 27, 2024, the “Existing Credit Agreement”, and as amended by this Amendment and as the same may be further amended, supplemented, amended and restated or otherwise modified from time to time, the “Credit Agreement”); and
WHEREAS, the Borrower, the Lenders and the Administrative Agent have agreed to the amendments set forth below and the other terms hereof.
NOW, THEREFORE, the parties hereto hereby covenant and agree as follows:
SECTION I.1. Definitions. The following terms when used in this Amendment shall have the following meanings (such meanings to be equally applicable to the singular and plural forms thereof):
“Administrative Agent” is defined in the preamble.
“Amendment” is defined in the preamble.
“Borrower” is defined in the preamble.
“Credit Agreement” is defined in the first recital.
“Existing Credit Agreement” is defined in the first recital.
“Second Amendment Effective Date” is defined in Section 4.
ARTICLE IOTHER DEFINITIONS. CAPITALIZED TERMS FOR WHICH MEANINGS ARE PROVIDED IN THE CREDIT AGREEMENT ARE, UNLESS OTHERWISE DEFINED HEREIN OR THE CONTEXT OTHERWISE REQUIRES, USED IN THIS AMENDMENT WITH SUCH MEANINGS.
ARTICLE IINEW LENDERS. SUBJECT TO THE OCCURRENCE OF THE SECOND AMENDMENT EFFECTIVE DATE (AS HEREINAFTER DEFINED), EACH OF THE PARTIES HERETO HEREBY AGREES THAT EACH OF THE LENDERS

(INCLUDING EXISTING LENDERS BECOMING A LENDER WITH A NEW CLASS OF COMMITMENT) LISTED ON SCHEDULE I HERETO (EACH, A “NEW LENDER” AND, COLLECTIVELY, THE “NEW LENDERS”) WILL (AND DOES HEREBY) BECOME A “LENDER” UNDER AND FOR ALL PURPOSES OF THE CREDIT AGREEMENT WITH COMMITMENTS OF A CLASS AND AMOUNT AS SET FORTH ON SCHEDULE I HERETO AND HEREBY AGREES TO BE BOUND BY AND COMPLY WITH ALL OF THE TERMS AND PROVISIONS OF THE CREDIT AGREEMENT APPLICABLE TO IT AS A “LENDER” THEREUNDER AND THAT IT WILL PERFORM ALL OF THE OBLIGATIONS WHICH BY THE TERMS OF THE CREDIT AGREEMENT ARE REQUIRED TO BE PERFORMED BY IT AS A LENDER. EACH NEW LENDER REPRESENTS AND WARRANTS THAT IT HAS FULL POWER AND AUTHORITY, AND HAS TAKEN ALL ACTION NECESSARY, TO EXECUTE THIS AMENDMENT AND TO CONSUMMATE THE TRANSACTIONS CONTEMPLATED HEREBY AND TO BECOME A LENDER UNDER THE CREDIT AGREEMENT. FOR THE AVOIDANCE OF DOUBT, THE COMMITMENTS OF EACH LENDER (INCLUDING THE NEW LENDERS) SHALL BE AS SET FORTH IN SCHEDULE 1.01(B) OF THE CREDIT AGREEMENT, AS AMENDED HEREBY.
ARTICLE IIIAMENDMENTS TO CREDIT AGREEMENT. SUBJECT TO OCCURRENCE OF THE SECOND AMENDMENT EFFECTIVE DATE, THE PARTIES HERETO HEREBY AGREE AS FOLLOWS:
(a)The Existing Credit Agreement (excluding the Exhibits thereto) is hereby amended to delete the stricken text (indicated textually in the same manner as the following example: ~~stricken text~~) and to add the double-underlined text (indicated textually in the same manner as the following example: double-underlined text) as set forth in the pages attached as Exhibit A hereto.
(b)The Schedules to the Existing Credit Agreement are amended and restated in their entirety in the form of Exhibit B hereto.
ARTICLE IVCONDITIONS PRECEDENT. THIS AMENDMENT SHALL BECOME EFFECTIVE ON THE FIRST DATE ON WHICH THE ADMINISTRATIVE AGENT RECEIVES EACH OF THE FOLLOWING (THE “SECOND AMENDMENT EFFECTIVE DATE”):
(a)from each other party hereto either (i) a counterpart of this Amendment signed on behalf of such party or (ii) written evidence satisfactory to the Administrative Agent (which may include telecopy or electronic (e.g. pdf) transmission of a signed signature page to this Amendment) that such party has signed a counterpart of this Amendment;
(b)a customary favorable written opinion (addressed to the Administrative Agent and the Lenders and dated as of the date hereof) of Dechert LLP, special counsel for the Obligors, in form and substance reasonably acceptable to the Administrative Agent (and the Borrower hereby instructs such counsel to deliver such opinion to the Lenders and the Administrative Agent);
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(c)such documents and certificates as the Administrative Agent or its counsel may reasonably request relating to the organization, existence and good standing of the Obligors, the authorization of this Amendment and any other legal matters relating to the Borrower, this Amendment or the Transactions, all in form and substance reasonably satisfactory to the Administrative Agent and its counsel; and
(d)confirmation of receipt by the Administrative Agent of any fees and expenses due and payable by the Borrower as of the date hereof, in each case that have been invoiced at least two Business Days prior to the date hereof (except as otherwise reasonably agreed by the Borrower).
ARTICLE VMISCELLANEOUS.
SECTION V.1.Representations and Warranties. The Borrower hereby represents and warrants that (i) this Amendment and the Credit Agreement each constitutes a legal, valid and binding obligation of it, enforceable against it in accordance with its terms, except as such enforceability may be limited by (x) bankruptcy, insolvency, reorganization, moratorium or similar laws of general applicability affecting the enforcement of creditors’ rights and (y) the application of general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law), (ii) immediately prior to the effectiveness of this Amendment, no Default or Event of Default shall exist and, upon the effectiveness of this Amendment, no Default or Event of Default shall exist and (iii) its representations and warranties as set forth in the Loan Documents, as applicable, are true and correct in all material respects (or, in the case of any portion of any representations and warranties already subject to materiality qualifier, true and correct in all respects) on and as of the date hereof, or, as to any such representation or warranty that refers to a specific date, as of such specific date.
SECTION V.2.References to Credit Agreement. Upon the effectiveness of this Amendment, each reference in the Credit Agreement to “this Agreement”, “hereunder”, “hereof”, “herein”, or words of like import shall mean and be a reference to the Credit Agreement as amended hereby and each reference to the Credit Agreement in the other Loan Documents and in any other document, instrument or agreement executed and/or delivered in connection with the Credit Agreement shall mean and be a reference to the Credit Agreement as amended hereby.
SECTION V.3.Effect on Existing Agreements. Except as specifically amended above, the Credit Agreement, the other Loan Documents and all other documents, instruments and agreements executed and/or delivered in connection therewith shall remain in full force and effect and are hereby ratified and confirmed in all respects. This Amendment does not constitute a novation or termination of the Secured Obligations (as defined in the Guarantee and Security Agreement) under the Credit Agreement as in effect immediately prior to the effectiveness of this Amendment and which remain outstanding.
SECTION V.4.No Waiver. The execution, delivery and effectiveness of this Amendment shall not operate as a waiver of any right, power or remedy of the Administrative Agent under the Credit Agreement, the other Loan Documents or any other document,
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instrument or agreement executed in connection therewith, nor constitute a waiver of any provision contained therein, except as specifically set forth herein. The parties hereto hereby agree that this Amendment is a Loan Document.
SECTION V.5.Governing Law. This Amendment shall be construed in accordance with and governed by the law of the State of New York.
SECTION V.6.Successors and Assigns. This Amendment shall be binding upon and shall inure to the benefit of the parties hereto and their respective successors and assigns.
SECTION V.7.Headings. The Section headings in this Amendment are inserted for convenience of reference only and shall not affect the meaning or interpretation of this Amendment or any provision hereof.
SECTION V.8.Counterparts; Electronic Execution. This Amendment may be executed in counterparts (and by different parties hereto on different counterparts), each of which shall constitute an original and all of which when taken together shall constitute a single contract. Delivery of an executed counterpart of a signature page to this Amendment by telecopy or electronically (e.g. pdf) shall be effective as delivery of a manually executed counterpart of this Amendment. The words “execution”, “execute”, “signed”, “signature” and words of like import in this Amendment shall be deemed to include electronic signatures or the keeping of records in electronic form, each of which shall be of the same legal effect, validity or enforceability as a manually executed signature or the use of a paper-based recordkeeping system, as the case may be, to the extent and as provided for in any applicable law, including the Federal Electronic Signatures in Global and National Commerce Act, the New York State Electronic Signatures and Records Act, or any other similar state laws based on the Uniform Electronic Transactions Act.
SECTION V.9.Assignment and Reallocation of Existing Commitments and Existing Loans. In connection with the joinder of the New Lenders and the increase of Revolving Commitments of certain existing Lenders pursuant to Section 2 on the Second Amendment Effective Date, the Borrower shall (A) prepay the outstanding Revolving Loans of each affected Class and (B) simultaneously borrow new Revolving Loans of such Class in an amount equal to such prepayment; provided that with respect to subclauses (A) and (B), (x) the prepayment to, and borrowing from, any Revolving Lender shall be effected by book entry to the extent that any portion of the amount of Revolving Loans prepaid to such Revolving Lender will be subsequently borrowed as Revolving Loans from such Revolving Lender, and (y) the Revolving Lenders shall make and receive payments among themselves, in a manner acceptable to the Administrative Agent, so that, immediately after giving effect thereto, the Revolving Loans of such Class are held ratably by the Revolving Lenders of such Class in accordance with each Revolving Lender’s Revolving Commitments of such Class (immediately after giving effect to this Amendment), which, for the purposes of the Credit Agreement and each other Loan Document, will be as set forth opposite such Person’s name on Schedule 1.01(b) to the Credit Agreement. Concurrently therewith, the Revolving Lenders of such Class shall be deemed to have assigned and transferred their participation interests in any outstanding Letters of Credit of such Class among themselves, in a manner acceptable to the Administrative Agent, so that such interests are held ratably in accordance with their Revolving Commitments of such Class
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(immediately after giving effect to this Amendment). Each of the Lenders party hereto hereby agrees that no amounts shall be required to be paid to such Lender under Section 2.15 of the Credit Agreement in connection with the reallocation described in this Section 5.9.
SECTION V.10.Reaffirmation. Each of the Borrower, Broadway Funding Holdings II LLC, PIF A Equity Holdings LLC the Administrative Agent and the Lenders (i) hereby consents to the terms of this Amendment and the Credit Agreement, (ii) solely in the case of Broadway Funding Holdings II LLC, hereby confirms that, after giving effect to this Amendment and the transactions contemplated hereby, its Guarantee under the Guarantee and Security Agreement remains unaltered and in full force and effect and continue to guarantee the Guaranteed Obligations as amended hereby, and (iii) hereby reaffirms, ratifies and confirms that, after giving effect to this Amendment and the transactions contemplated hereby, the Liens and other security interests granted by it pursuant to, and the terms and conditions of, the Guarantee and Security Agreement remain unaltered and in full force and effect and secure the Secured Obligations as amended hereby.
◦[SIGNATURES FOLLOW]
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IN WITNESS WHEREOF, the parties have caused this Amendment to be executed by their respective officers thereunto duly authorized, as of the date first above written.
NORTH HAVEN PRIVATE INCOME FUND A LLC,
as Borrower
By: /s/ David Pessah
Name: David Pessah
Title: Chief Financial Officer
        Signature Page to Second Amendment

SUMITOMO MITSUI BANKING CORPORATION,
as Administrative Agent, an Issuing Bank and a Lender
By: /s/ Shane Klein
Name: Shane Klein
Title: Managing Director

Signature Page to Second Amendment

CANADIAN IMPERIAL BANK OF COMMERCE, as a Lender
By: /s/ Kathryn Lagroix
Name: Kathryn Lagroix
Title: Managing Director

Signature Page to Second Amendment

STATE STREET BANK AND TRUST COMPANY, as a Lender
By: /s/ Stephen Lynch
Name: Stephen Lynch
Title: Vice President

Signature Page to Second Amendment

BNP PARIBAS, as a Lender
By: /s/ Chris Sharp
Name: Chris Sharp
Title: Managing Director

By: /s/ Joanna Leathers
Name: Joanna Leathers
Title: Managing Director

Signature Page to Second Amendment

U.S. BANK NATIONAL ASSOCIATION, as a Lender
By: /s/ William R Mandaro
Name: William R Mandaro
Title: SVP

Signature Page to Second Amendment

JPMORGAN CHASE BANK, N.A., as a Lender
By: /s/ Alevtina Dudyreva
Name: Alevtina Dudyreva
Title: Vice President

Signature Page to Second Amendment

Agreed and acknowledged solely with respect to Section 5.10
BROADWAY FUNDING HOLDINGS II LLC
By: North Haven Private Income Fund A LLC, its sole member
By: /s/ David Pessah
Name: David Pessah
Title: Chief Financial Officer

PIF A EQUITY HOLDINGS LLC
By: North Haven Private Income Fund A LLC, its sole member

By: /s/ David Pessah
Name: David Pessah
Title: Chief Financial Officer

~~767537780~~768227557
768227557

Exhibit A to ~~First~~Second Amendment
Conformed Copy of Credit Agreement, including First Amendment to Senior Secured Revolving Credit Agreement, dated as of June 27, 2024, and Second Amendment to Senior Secured Revolving Credit Agreement, dated as of July 25, 2024

SENIOR SECURED
REVOLVING CREDIT AGREEMENT
dated as of
July 19, 2023
among
NORTH HAVEN PRIVATE INCOME FUND A LLC
as Borrower,
the LENDERS and ISSUING BANKS party hereto,
and

SUMITOMO MITSUI BANKING CORPORATION,
as Administrative Agent,

$~~100,000,000~~290,000,000
__________________

SUMITOMO MITSUI BANKING CORPORATION, as Lead Arranger and SUMITOMO MITSUI BANKING CORPORATION as Sole Bookrunner
~~767537780~~

BUSINESS.31660225.2
768227557

TABLE OF CONTENTS

Page

ARTICLE I    DEFINITIONS    1
Section 1.01.    Defined Terms    1
Section 1.02.    Classification of Loans and Borrowings    ~~49~~55
Section 1.03.    Terms Generally    ~~49~~55
Section 1.04.    Accounting Terms; GAAP    ~~50~~56
Section 1.05.    Currencies; Currency Equivalents.    ~~50~~56
Section 1.06.    Divisions    ~~51~~57
Section 1.07.    Issuers    ~~52~~58
Section 1.08.    Events of Default    ~~52~~58
Section 1.09.    Rates    ~~52~~58
Section 1.10.    Calculations    58
Section 1.11.    Concurrent Transactions    59
Section 1.12.    Outstanding Indebtedness    59
Section 1.13.    Letter of Credit Amounts    59
ARTICLE II    THE CREDITS    ~~52~~59
Section 2.01.    The Commitments    ~~52~~59
Section 2.02.    Loans and Borrowings.    ~~53~~60
Section 2.03.    Requests for ~~Syndicated~~ Borrowings.    ~~54~~61
Section 2.04.    [Reserved].    ~~55~~62
Section 2.05.    Letters of Credit.    ~~55~~62
Section 2.06.    Funding of Borrowings.    ~~61~~69
Section 2.07.    Interest Elections.    ~~62~~69
Section 2.08.    Termination, Reduction or Increase of the Commitments.    ~~63~~71
Section 2.09.    Repayment of Loans; Evidence of Debt.    ~~66~~74
Section 2.10.    Prepayment of Loans.    ~~68~~76
Section 2.11.    Fees.    ~~72~~82
Section 2.12.    Interest.    ~~74~~83
Section 2.13.    Inability to Determine Interest Rates; Benchmark Replacement.    ~~75~~84
Section 2.14.    Increased Costs.    ~~81~~90
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Section 2.15.    Break Funding Payments; Foreign Currency Losses    ~~82~~92
Section 2.16.    Taxes.    ~~83~~92
Section 2.17.    Payments Generally; Pro Rata Treatment: Sharing of Set-offs.    ~~87~~97
Section 2.18.    Mitigation Obligations; Replacement of Lenders.    ~~90~~99
Section 2.19.    Defaulting Lenders.    ~~91~~100
ARTICLE III    REPRESENTATIONS AND WARRANTIES    ~~94~~104
Section 3.01.    Organization; Powers    ~~94~~104
Section 3.02.    Authorization; Enforceability    ~~94~~104
Section 3.03.    Governmental Approvals; No Conflicts    ~~95~~104
Section 3.04.    Financial Condition; No Material Adverse Effect.    ~~95~~105
Section 3.05.    Litigation    ~~95~~105
Section 3.06.    Compliance with Laws and Agreements    ~~95~~105
Section 3.07.    Taxes    ~~96~~106
Section 3.08.    ERISA    ~~96~~106
Section 3.09.    Disclosure    ~~96~~106
Section 3.10.    Investment Company Act; Margin Regulations.    ~~96~~106
Section 3.11.    Material Agreements and Liens.    ~~97~~107
Section 3.12.    Subsidiaries and Investments.    ~~97~~107
Section 3.13.    Properties.    ~~98~~108
Section 3.14.    Affiliate Agreements    ~~98~~108
Section 3.15.    Sanctions.    ~~98~~109
Section 3.16.    Patriot Act    ~~99~~109
Section 3.17.    Collateral Documents    ~~99~~109
Section 3.18.    EEA Financial Institutions    ~~99~~109
Section 3.19.    Beneficial Ownership Certification    ~~99~~110
ARTICLE IV    CONDITIONS    ~~100~~110
Section 4.01.    Effective Date    ~~100~~110
Section 4.02.    Each Credit Event    ~~102~~112
ARTICLE V    AFFIRMATIVE COVENANTS    ~~102~~112

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Section 5.01.    Financial Statements and Other Information    ~~102~~112
Section 5.02.    Notices of Material Events    ~~105~~115
Section 5.03.    Existence; Conduct of Business    ~~105~~116
Section 5.04.    Payment of Obligations    ~~106~~116
Section 5.05.    Maintenance of Properties; Insurance    ~~106~~116
Section 5.06.    Books and Records; Inspection and Audit Rights    ~~106~~116
Section 5.07.    Compliance with Laws    ~~106~~117
Section 5.08.    Certain Obligations Respecting Subsidiaries; Further Assurances.    ~~107~~117
Section 5.09.    Use of Proceeds    ~~109~~119
Section 5.10.    Status of RIC and BDC    ~~109~~120
Section 5.11.    Investment Objectives    ~~109~~120
Section 5.12.    Portfolio Valuation and Diversification Etc.    ~~109~~120
Section 5.13.    Calculation of Borrowing Base    ~~113~~125
ARTICLE VI    NEGATIVE COVENANTS    ~~125~~137
Section 6.01.    Indebtedness    ~~125~~137
Section 6.02.    Liens    ~~127~~139
Section 6.03.    Fundamental Changes    ~~128~~140
Section 6.04.    Investments    ~~130~~143
Section 6.05.    Restricted Payments    ~~131~~144
Section 6.06.    Certain Restrictions on Significant Subsidiaries    ~~132~~145
Section 6.07.    Certain Financial Covenants.    ~~133~~145
Section 6.08.    Transactions with Affiliates    ~~133~~146
Section 6.09.    Lines of Business    ~~134~~147
Section 6.10.    No Further Negative Pledge    ~~134~~147
Section 6.11.    Modifications of Certain Documents    ~~135~~148
Section 6.12.    Payments of Longer-Term Indebtedness    ~~135~~148
~~Section 6.13.    Accounting Changes    136~~
Section 6.14.    SBIC Guarantee    ~~136~~149
Section 6.15.    Sanctions    ~~136~~149

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ARTICLE VII    EVENTS OF DEFAULT    ~~137~~150
ARTICLE VIII    THE ADMINISTRATIVE AGENT    ~~141~~154
Section 8.01.    Appointment of the Administrative Agent    ~~141~~154
Section 8.02.    Capacity as Lender    ~~141~~154
Section 8.03.    Limitation of Duties; Exculpation    ~~141~~154
Section 8.04.    Reliance    ~~142~~155
Section 8.05.    Sub-Agents    ~~143~~156
Section 8.06.    Resignation; Successor Administrative Agent    ~~143~~156
Section 8.07.    Reliance by Lenders    ~~144~~157
Section 8.08.    Modifications to Loan Documents    ~~144~~157
Section 8.09.    Erroneous Payments.    ~~145~~158
Section 8.10.    Collateral Matters    ~~147~~160
Section 8.11.    Credit Bidding    ~~148~~161
Section 8.12.    Third Party Beneficiaries    ~~149~~162
Section 8.13.    Administrative Agent May File Proofs of Claim    ~~149~~162
ARTICLE IX    MISCELLANEOUS    ~~150~~163
Section 9.01.    Notices; Electronic Communications.    ~~150~~163
Section 9.02.    Waivers; Amendments.    ~~154~~167
Section 9.03.    Expenses; Indemnity; Damage Waiver.    ~~157~~170
Section 9.04.    Successors and Assigns.    ~~159~~173
Section 9.05.    Survival    ~~165~~178
Section 9.06.    Counterparts; Integration; Effectiveness; Electronic Execution.    ~~165~~179
Section 9.07.    Severability    ~~165~~179
Section 9.08.    Right of Setoff    ~~166~~180
Section 9.09.    Governing Law; Jurisdiction; Etc.    ~~166~~180
Section 9.10.    WAIVER OF JURY TRIAL    ~~167~~181
Section 9.11.    Judgment Currency    ~~167~~181
Section 9.12.    Headings    ~~168~~182

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Section 9.13.    Treatment of Certain Information; No Fiduciary Duty; Confidentiality.    ~~168~~182
Section 9.14.    USA PATRIOT Act    ~~170~~184
Section 9.15.    Acknowledgement and Consent to Bail-In of Affected Financial Institutions    ~~170~~184
Section 9.16.    Certain ERISA Matters.    ~~170~~184
Section 9.17.    Acknowledgement Regarding Any Supported QFCs    ~~172~~186
Section 9.18.    Interest Rate Limitation    ~~173~~187
SECTION 9.19.    Representations and Warranties of the Lenders    188

v
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SCHEDULE 1.01(a)    -    Approved Dealers and Approved Pricing Services
SCHEDULE 1.01(b)    -    Commitments
SCHEDULE 1.01(c)    -    Industry Classification Group List
SCHEDULE 1.01(d)        Eligibility Criteria
SCHEDULE 2.05    -    Issuing Bank Exposures
SCHEDULE 3.11    -    Material Agreements and Liens
SCHEDULE 3.12(a)    -    Subsidiaries
SCHEDULE 3.12(b)    -    Investments
SCHEDULE 3.14    -    Affiliate Agreements
SCHEDULE 6.08    -    Transactions with Affiliates
SCHEDULE 8    -    Excluded Assets

EXHIBIT A    -    Form of Assignment and Assumption
EXHIBIT B    -    Form of Borrowing Base Certificate
EXHIBIT C    -    Form of Borrowing Request
EXHIBIT D    -    Form of Increasing Lender/Joining Lender Agreement
EXHIBIT E    -    Form of Revolving Promissory Note
EXHIBIT F    -    Form of U.S. Tax Compliance Certificate

~~767537780~~768227557

SENIOR SECURED REVOLVING CREDIT AGREEMENT dated as of July 19, 2023 (as amended, restated, supplemented or otherwise modified from time to time, this “Agreement”), among NORTH HAVEN PRIVATE INCOME FUND A LLC, a Delaware limited liability company (the “Borrower”), the LENDERS and ISSUING BANKS party hereto, and SUMITOMO MITSUI BANKING CORPORATION, as Administrative Agent.
Article I

DEFINITIONS
Section I.1.Defined Terms. As used in this Agreement, the following terms have the meanings specified below and the terms defined in Section 5.13 have the meanings assigned thereto in such section:
“ABR”, when used in reference to any Loan or Borrowing, refers to whether such Loan is, or the Loans constituting such Borrowing are, denominated in Dollars and bearing interest at a rate determined by reference to the Alternate Base Rate.
“Adjusted Covered Debt Balance” means, on any date, the aggregate Covered Debt Amount on such date minus the aggregate amount of Cash and Cash Equivalents included in the Borrowing Base.
“Adjusted Term Benchmark Rate” means (a) for the Interest Period for any Term Benchmark Borrowing denominated in Euros, an interest rate per annum (rounded upwards, if necessary, to the next 1/100 of 1%) equal to (i) the Term Benchmark Rate for such Interest Period for Euros multiplied by (ii) the Statutory Reserve Rate for such Interest Period and (b) for the Interest Period for any Term Benchmark Borrowing denominated in a Currency (other than Euros) an interest rate per annum (rounded upwards, if necessary, to the next 1/100 of 1%) equal to the Term Benchmark Rate for such Interest Period for such Currency.
“Administrative Agent” means SMBC, in its capacity as administrative agent for the Lenders hereunder and its successors in such capacity as provided in Section 8.06.
“Administrative Agent’s Account” means, for each Currency, an account in respect of such Currency designated by the Administrative Agent in a notice to the Borrower and the Lenders.
“Administrative Questionnaire” means an administrative questionnaire in a form supplied by the Administrative Agent.
“Advance Rate” has the meaning assigned to such term in Section 5.13.
“Affected Currency” has the meaning assigned to such term in Section 2.13(a).
“Affected Financial Institution” means (a) any EEA Financial Institution or (b) any UK Financial Institution.
~~767537780~~768227557

“Affiliate” means, with respect to a specified Person at any time, another Person that at such time directly, or indirectly through one or more intermediaries, Controls or is Controlled by or is under common Control with the Person specified. Anything herein to the contrary notwithstanding, the term “Affiliate” shall not include any Person that constitutes an Investment held by any Obligor or Financing Subsidiary in the ordinary course of business; provided that the term “Affiliate” shall include MS Capital Partners Adviser Inc. and its Affiliates, and each Subsidiary of the Borrower. In no event shall the Administrative Agent, the Collateral Agent, any Issuing Bank or any Lender be deemed an Affiliate of the Borrower or any of their Subsidiaries as a result of their relationship under this Agreement.
“Affiliate Agreements” means (a) that certain Investment Advisory Agreement, dated as of January 31, 2023, by and between the Borrower and the Investment Adviser and (b) that certain Administration Agreement, dated as of January 31, 2023, by and between the Borrower and the Investment Adviser.
“Agreed Foreign Currency” means, at any time, (a) any of Canadian Dollars, Sterling, Euros and Australian Dollars, and (b) with the agreement of each Multicurrency Lender and the Administrative Agent, any other Foreign Currency, so long as, in respect of any such specified Foreign Currency or other Foreign Currency, at such time (x) such Foreign Currency is dealt with in the relevant local market for obtaining quotations~~,~~ and (y~~) such Foreign Currency is freely transferable and convertible into Dollars in the London foreign exchange market or the relevant local market, if applicable, and (z~~) no central bank or other governmental authorization in the country of issue of such Foreign Currency (including, in the case of the Euro, any authorization by the European Central Bank) is required to permit use of such Foreign Currency by any Multicurrency Lender for making any Loan hereunder and/or to permit the Borrower to borrow and repay the principal thereof and to pay the interest thereon, unless such authorization has been obtained and is in full force and effect.
“Agreement” has the meaning assigned to such term in the preamble to this Agreement.
“Alternate Base Rate” means, for any day, a rate per annum equal to the greater of (a) zero and (b) the highest of (i) the Prime Rate in effect on such day, (ii) the Federal Funds Effective Rate for such day plus 1/2 of 1%, (iii) the rate per annum equal to 1% plus (x) the greater of (A) Term SOFR and (B) zero. Any change in the Alternate Base Rate due to a change in the Prime Rate, the Federal Funds Effective Rate or Term SOFR (or successor therefor) as set forth above shall be effective from and including the effective date of such change in the Prime Rate, the Federal Funds Effective Rate or Term SOFR (or successor therefor), respectively. If for any reason the Administrative Agent shall have determined (which determination shall be conclusive absent manifest error) that it is unable to ascertain the Federal Funds Effective Rate for any reason, including the inability or failure of the Administrative Agent to obtain a quotation in accordance with the terms thereof, the Alternate Base Rate shall be determined without regard to clause (b)(ii) of the first sentence of this definition until the circumstances giving rise to such inability no longer exist.
“Anti-Corruption Laws” has the meaning assigned to such term in Section 3.16.

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“Anti-Money Laundering Laws” means any applicable US or UK regulation relating to money laundering or terrorism financing.
“Applicable Dollar Percentage” means, with respect to any Dollar Lender, the percentage of the total Dollar Commitments represented by such Dollar Lender’s Dollar Commitment. If the Dollar Commitments have terminated or expired, the Applicable Dollar Percentages shall be determined based upon the Dollar Commitments most recently in effect, giving effect to any assignments.
“Applicable Financial Statements” means, as at any date, the more recent of the financial statements referenced in Section 3.04(a) and the audited financial statements of the Borrower delivered to the Administrative Agent and the Lenders pursuant to Section 5.01(a); provided that if immediately prior to the delivery to the Administrative Agent and the Lenders of new audited financial statements of the Borrower a Material Adverse Effect (the “Pre-existing MAE”) shall exist (regardless of when it occurred), then the “Applicable Financial Statements” as at said date means the Applicable Financial Statements in effect immediately prior to such delivery until such time as the Pre-existing MAE shall no longer exist.
“Applicable Margin” means, (a) if the Borrowing Base (as of the most recently delivered Borrowing Base Certificate) is equal to or greater than 1.60 times the Combined Debt Amount, (as of the most recently delivered Borrowing Base Certificate), (i) with respect to any ABR Loan, ~~1.125~~1.00% per annum, (ii) with respect to any Term Benchmark Loan, ~~2.125~~2.00% per annum, and (iii) with respect to any RFR Loan, ~~2.125~~2.00% and (b) if the Borrowing Base (as of the most recently delivered Borrowing Base Certificate) is less than 1.60 times the Combined Debt Amount (as of the most recently delivered Borrowing Base Certificate), (i) with respect to any ABR Loan, ~~1.25~~1.125% per annum, (ii) with respect to any Term Benchmark Loan, ~~2.25~~2.125% per annum, or (iii) with respect to any RFR Loan, ~~2.25~~2.125%. Any change in the Applicable Margin due to a change in the ratio of the Borrowing Base to the Combined Debt Amount shall be specified in reasonable detail in the Borrowing Base Certificate required to be delivered pursuant to Section 4.01(a)(vii) on the Applicable Margin Determination Date that is the Effective Date or Section 5.01(d) immediately prior to each Applicable Margin Determination Date thereafter, and shall be effective from and including such Applicable Margin Determination Date until the immediately succeeding Applicable Margin Determination Date; provided that, if any Borrowing Base Certificate has not been delivered in accordance with Section 5.01(d)(i) immediately prior to such Applicable Margin Determination Date and it is delivered (x) prior to the expiration of the applicable grace period for its delivery pursuant to clause (f) of Article VII, then any change in the Applicable Margin due to a change in the ratio of the Borrowing Base to the Combined Debt Amount specified in such Borrowing Base Certificate shall be effective from and including the date such Borrowing Base Certificate is delivered until the immediately succeeding Applicable Margin Determination Date, or (y) after the applicable grace period for its delivery pursuant to clause (f) of Article VII has expired, then from and including the day immediately succeeding the date on which such Borrowing Base Certificate was required to be delivered (after giving effect to any applicable grace period hereunder), the Applicable Margin shall be the Applicable Margin set forth in clause (b) above to and including

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the date on which the required Borrowing Base Certificate is delivered and shall be determined for the remainder of such period in accordance with the foregoing provisions.
“Applicable Margin Determination Date” means (a) for the period from the Effective Date until the last day of the calendar month in which the Effective Date occurs, the Effective Date, and (b) for each calendar month thereafter, the last Business Day of the calendar month immediately preceding such calendar month.
“Applicable Multicurrency Percentage” means, with respect to any Multicurrency Lender, the percentage of the total Multicurrency Commitments represented by such Multicurrency Lender’s Multicurrency Commitment. If the Multicurrency Commitments have terminated or expired, the Applicable Multicurrency Percentages shall be determined based upon the Multicurrency Commitments most recently in effect, giving effect to any assignments.
“Applicable Percentage” means, with respect to any Lender, the percentage of the aggregate Term Loans and total Revolving Commitments represented by such Lender’s outstanding Term Loans and Revolving Commitment. If the Revolving Commitments have terminated or expired, the Applicable ~~Percentages~~Percentage of such Lender shall be determined based upon ~~the Commitments most recently in effect, giving effect to any assignments~~such Lender’s existing Credit Exposure.
“Applicable Revolving Percentage” means, with respect to any Revolving Lender, the percentage of the total Revolving Commitments of such Lender. If the Revolving Commitments have terminated or expired, the Applicable Revolving Percentage of such Lender shall be determined based on such Lender’s existing Revolving Credit Exposure.
“Approved Dealer” means (a) in the case of any ~~Portfolio Investment~~investment that is not a U.S. Government Security, a bank or a broker-dealer registered under the Securities Exchange Act of 1934, as amended, of nationally recognized standing or an Affiliate thereof, (b) in the case of a U.S. Government Security, any primary dealer in U.S. Government Securities, and (c) in the case of any foreign ~~Portfolio Investment~~investment, any foreign bank or broker-dealer of internationally recognized standing or an Affiliate thereof, in the case of each of clauses (a), (b) and (c) above, either as set forth on Schedule 1.01(a) or any other bank or broker-dealer or Affiliate thereof acceptable to the Administrative Agent in its reasonable determination.
“Approved Pricing Service” means a pricing or quotation service either: (a) as set forth in Schedule 1.01(a) or (b) any other pricing or quotation service (i) approved by the Investment Adviser (so long as it has the necessary delegated authority) or the Board of Directors (or the appropriate committee thereof with the necessary delegated authority) of the Borrower, (ii) designated in writing by the Borrower to the Administrative Agent (which designation, if approved by the Board of Directors (or the appropriate committee thereof with the necessary delegated authority) of the Borrower, shall be accompanied by a copy of a resolution of the Board of Directors ~~of the~~(or the appropriate committee thereof with the necessary delegated authority) of the Borrower that such pricing or quotation service has been approved by the Borrower), and (iii) acceptable to the Administrative Agent.

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“Approved Third-Party Appraiser” means any Independent nationally recognized third-party appraisal firm (a) designated by the Borrower in writing to the Administrative Agent (which designation shall be accompanied by a copy of a resolution of the Board of Directors of the Borrower that such firm has been approved by the Borrower for purposes of assisting the Board of Directors of the Borrower in making valuations of portfolio assets to determine the Borrower’s compliance with the applicable provisions of the Investment Company Act) and (b) acceptable to the Administrative Agent; provided that, if any proposed appraiser requests or requires a non-reliance letter, confidentiality agreement or similar agreement prior to allowing the Administrative Agent to review any written valuation report, such Person shall only be deemed an Approved Third-Party Appraiser if the Administrative Agent and such proposed appraiser shall have entered into such a letter or agreement. It is understood and agreed that, so long as the same are Independent third-party appraisal firms approved by the Board of Directors of the Borrower, Houlihan Lokey Howard & Zukin Capital, Inc., Kroll, LLC, Duff & Phelps LLC, Citrin Cooperman, Murray, Devine and Company, Lincoln International LLC (formerly known as Lincoln Partners LLC), Alvarez & Marsal, Stout Risius Ross, LLC and Valuation Research Corporation are acceptable to the Administrative Agent. As used in Section 5.12, an “Approved Third-Party Appraiser selected by the Administrative Agent” shall mean any of the firms identified in the preceding sentence and any other Independent nationally recognized third-party appraisal firm identified by the Administrative Agent and consented to by the Borrower (such consent not to be unreasonably withheld, conditioned or delayed).
“Assignment and Assumption” means an Assignment and Assumption entered into by a Lender and an assignee (with the consent of any party whose consent is required by Section 9.04), and accepted by the Administrative Agent, substantially in the form of Exhibit A hereto (with adjustments thereto to reflect the Classes of Commitments and/or Loans being assigned or outstanding at the time of the respective assignment) or any other form approved by the Administrative Agent and, so long as no Event of Default has occurred and is continuing, the Borrower.
“Assuming Lender” has the meaning assigned to such term in Section 2.08(e)(i).
“Australian Dollars” means the lawful currency of The Commonwealth of Australia.
“Availability Period” means, with respect to any Revolving Commitments the period from and including the Effective Date to but excluding the earlier of (x) the Commitment Termination Date and (y) the date of the termination of ~~all~~such Revolving Commitments in accordance with this Agreement.
“Available Tenor” means, as of any date of determination and with respect to the then-current Benchmark for any available Currency, as applicable, (x) if such Benchmark is a term rate, any tenor for such Benchmark (or component thereof) that is or may be used for determining the length of an interest period pursuant to this Agreement or (y) otherwise, any payment period for interest calculated with reference to such Benchmark (or component thereof) that is or may be used for determining any frequency of making payments of interest calculated with reference to such Benchmark pursuant to this Agreement, in each case, as of such date and

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not including, for the avoidance of doubt, any tenor for such Benchmark that is then-removed from the definition of “Interest Period” pursuant to Section 2.13(e).
“Bail-In Action” means the exercise of any Write-Down and Conversion Powers by the applicable Resolution Authority in respect of any liability of an Affected Financial Institution.
“Bail-In Legislation” means (a) with respect to any EEA Member Country implementing Article 55 of Directive 2014/59/EU of the European Parliament and of the Council of the European Union, the implementing law, regulation, rule or requirement for such EEA Member Country from time to time which is described in the EU Bail-In Legislation Schedule and (b) with respect to the United Kingdom, Part I of the United Kingdom Banking Act 2009 (as amended from time to time) and any other law, regulation or rule applicable in the United Kingdom relating to the resolution of unsound or failing banks, investment firms or other financial institutions or their affiliates (other than through liquidation, administration or other insolvency proceedings).
“Base Rate Term SOFR Determination Day” has the meaning set forth in the definition of “Term SOFR”.
“Basel III” means the agreements on capital requirements, leverage ratio and liquidity standards contained in “Basel III: A global regulatory framework for more resilient banks and banking systems”, “Basel III: International framework for liquidity risk measurement, standards and monitoring” and “Guidance for national authorities operating the countercyclical capital buffer” published by the Basel Committee on Banking Supervision on December 16, 2010, each as amended, supplemented or restated.
“Basel IV” means any amendment, replacement or refinement of Basel III known as “Basel IV”.
“BBSY” has the meaning assigned to such term in clause (d) of the definition of “Term Benchmark Rate”.
“BBSY Screen Rate” has the meaning assigned to such term in clause (d) of the definition of “Term Benchmark Rate”.
“Benchmark” means, initially, with respect to any Loans denominated in (a) Dollars, the Term SOFR Reference Rate, (b) Canadian Dollars, the Term CORRA Reference Rate, (c) Sterling, the Daily Simple RFR, and (d) any other Agreed Foreign Currency, the Adjusted Term Benchmark Rate for such Currency; provided that, if a Benchmark Transition Event ~~has~~and its related Benchmark Replacement Date have occurred with respect to the Term SOFR Reference Rate, the Term CORRA Reference Rate, the Daily Simple RFR or the Adjusted Term Benchmark Rate for such Currency, as applicable, then “Benchmark” shall mean the applicable Benchmark Replacement for such Currency to the extent that such Benchmark Replacement has replaced such prior benchmark rate pursuant to Section 2.13(b).

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“Benchmark Replacement” means, with respect to any Benchmark Transition Event for any then-current Benchmark~~, the first alternative set forth in the order below that can be determined by the Administrative Agent for the applicable Benchmark Replacement Date; provided that, other than in the case of the Term SOFR Reference Rate, such alternative shall be the alternative set forth in clause (2) below:~~:
~~(1)    the sum of: (a) Daily Simple SOFR and (b) 0.10%; and~~
(1)    where a Benchmark Transition Event has occurred with respect to the Term SOFR Reference Rate, the sum of: (a) Daily Simple SOFR and (b) 0.10%;
(2)    where a Benchmark Transition Event has occurred with respect to the Term CORRA Reference Rate, the sum of (a) Daily Compounded CORRA and (b) 0.32138%; and
~~(2)~~    (3)    where a Benchmark Transition Event has occurred with respect to the Term SOFR Reference Rate or the Term CORRA Reference Rate and the rate cannot be determined by the Administrative Agent pursuant to clause (1) or (2) above, as applicable, or where a Benchmark Transition Event has occurred with respect to a Benchmark other than the Term SOFR Reference Rate or the Term CORRA Reference Rate, the sum of: (a) the alternate benchmark rate that has been selected by the Administrative Agent and the Borrower as the replacement for the then-current Benchmark for the applicable Currency giving due consideration to (i) any selection or recommendation of a replacement benchmark rate or the mechanism for determining such a rate by the Relevant Governmental Body or (ii) any evolving or then-prevailing market convention for determining a benchmark rate as a replacement for the then-current Benchmark for syndicated credit facilities denominated in the applicable Currency at such time and (b) the related Benchmark Replacement Adjustment.
If the Benchmark Replacement as determined pursuant to clause (1) ~~or~~, (2) or (3) above would be less than the Floor, the Benchmark Replacement will be deemed to be the Floor for the purposes of this Agreement and the other Loan Documents.
“Benchmark Replacement Adjustment” means, with respect to any replacement of the then-current Benchmark for a Currency with an Unadjusted Benchmark Replacement, the spread adjustment, or method for calculating or determining such spread adjustment (which may be a positive or negative value or zero) that has been selected by the Administrative Agent and the Borrower for the applicable Currency giving due consideration to (i) any selection or recommendation of a spread adjustment, or method for calculating or determining such spread adjustment, for the replacement of such Benchmark with the applicable Unadjusted Benchmark Replacement by the Relevant Governmental Body or (ii) any evolving or then-prevailing market convention for determining a spread adjustment, or method for calculating or determining such spread adjustment, for the replacement of such Benchmark with the applicable Unadjusted Benchmark Replacement for syndicated credit facilities denominated in the applicable Currency in the U.S. syndicated loan market at such time.

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“Benchmark Replacement Date” means, (x) with respect to any Benchmark (other than the Term SOFR Reference Rate or the Term CORRA Reference Rate), the earliest to occur of the following events with respect to such then-current Benchmark and (y) with respect to the Term SOFR Reference Rate or the Term CORRA Reference Rate, a date and time determined by the Administrative Agent in its reasonable discretion, which date shall be no later than the earliest to occur of the following events with respect to such then-current Benchmark:
(1)    in the case of clause (1) or (2) of the definition of “Benchmark Transition Event,” the later of (a)    the date of the public statement or publication of information referenced therein and (b) the date on which the administrator of such Benchmark (or the published component used in the calculation thereof) permanently or indefinitely ceases to provide all Available Tenors of such Benchmark (or such component thereof); or
(2)    in the case of clause (3) of the definition of “Benchmark Transition Event,” the first date on which such Benchmark (or the published component used in the calculation thereof) has been determined and announced by the regulatory supervisor for the administrator of such Benchmark (or such component thereof) to be non-representative; provided that such non-representativeness will be determined by reference to the most recent statement or publication referenced in such clause (3) and even if any Available Tenor of such Benchmark (or such component thereof) continues to be provided on such date.
For the avoidance of doubt, the “Benchmark Replacement Date” will be deemed to have occurred in the case of clause (1) or (2) with respect to any Benchmark upon the occurrence of the applicable event or events set forth therein with respect to all then-current Available Tenors of such Benchmark (or the published component used in the calculation thereof).
“Benchmark Transition Event” means, with respect to any then-current Benchmark, the occurrence of one or more of the following events with respect to such Benchmark:
(1)    a public statement or publication of information by or on behalf of the administrator of such Benchmark (or the published component used in the calculation thereof) announcing that such administrator has ceased or will cease to provide all Available Tenors of such Benchmark (or such component thereof), permanently or indefinitely; provided that, at the time of such statement or publication, there is no successor administrator that will continue to provide any Available Tenor of such Benchmark (or such component thereof);
(2)    a public statement or publication of information by the regulatory supervisor for the administrator of such Benchmark (or the published component used in the calculation thereof), including the Board or the Federal Reserve Bank of New York or the Bank of Canada, as applicable, an insolvency official with jurisdiction over the administrator for such Benchmark (or such component thereof), a resolution authority with jurisdiction over the administrator for such Benchmark (or such component thereof) or a court or an entity with similar insolvency or resolution authority over the administrator for such Benchmark (or such component thereof), which states that the administrator of such Benchmark (or such component

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thereof) has ceased or will cease to provide all Available Tenors of such Benchmark (or such component thereof) permanently or indefinitely; provided that, at the time of such statement or publication, there is no successor administrator that will continue to provide any Available Tenor of such Benchmark (or such component thereof); or
(3)    a public statement or publication of information by the regulatory supervisor for the administrator of such Benchmark (or the published component used in the calculation thereof) announcing that all Available Tenors of such Benchmark (or such component thereof) are not, or as of a specified future date will not be, representative.
For the avoidance of doubt, a “Benchmark Transition Event” will be deemed to have occurred with respect to any Benchmark if a public statement or publication of information set forth above has occurred with respect to each then-current Available Tenor of such Benchmark (or the published component used in the calculation thereof).
“Benchmark Unavailability Period” means, with respect to any then-current Benchmark, the period (if any) (x) beginning at the time that a Benchmark Replacement Date has occurred if, at such time, no Benchmark Replacement has replaced such then-current Benchmark for all purposes hereunder and under any other Loan Document in accordance with Section 2.13(b) and (y) ending at the time that a Benchmark Replacement has replaced such then-current Benchmark for all purposes hereunder and under any other Loan Document in accordance with Section 2.13(b).
“Beneficial Ownership Certification” means a certification regarding a beneficial ownership required by the Beneficial Ownership Regulation.
“Beneficial Ownership Regulation” means 31 C.F.R. § 1010.230.
“Benefit Plan” means any of (a) an “employee benefit plan” (as defined in ERISA) that is subject to Title I of ERISA, (b) a “plan” as defined in Section 4975 of the Code or (c) any Person whose assets include (for purposes of ERISA Section 3(42) or otherwise for purposes of Title I of ERISA or Section 4975 of the Code) the assets of any such “employee benefit plan” or “plan”.
“BKBM” has the meaning assigned to such term in clause (e) of the definition of “Term Benchmark Rate”.
“BKBM Screen Rate” has the meaning assigned to such term in clause (e) of the definition of “Term Benchmark Rate”.
“Board” means the Board of Governors of the Federal Reserve System of the United States of America (or any successor thereof).
“Board of Directors” means, with respect to any Person, (a) in the case of any corporation, the board of directors of such Person, (b) in the case of any limited liability company, the board of managers of such Person, or if there is none, the managing member of

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such Person or the Board of Directors of the managing member of such Person, (c) in the case of any partnership, the general partner or the Board of Directors of the general partner of such Person and (d) in any other case, the functional equivalent of the foregoing.
“Borrower” has the meaning assigned to such term in the preamble to this Agreement.
“Borrower Net Worth” means, as of any date of determination, (a) Total Assets as of such date minus (b) the sum of (i) Total Assets Concentration Limitation as of such date plus (ii) Total Secured Debt as of such date.
“Borrowing” means (a) all ~~Syndicated~~ ABR Loans of the same Class made, converted or continued on the same date, (b) all Term Benchmark Loans of the same Class denominated in the same Currency that have the same Interest Period, ~~or~~ (c) all RFR Loans of the same Class denominated in the same Currency and/or (d) a Pro-Rata Borrowing, as applicable.
“Borrowing Base” has the meaning assigned to such term in Section 5.13.
“Borrowing Base Certificate” means a certificate of a Financial Officer of the Borrower, substantially in the form of Exhibit B (or such other form as shall be reasonably acceptable to the Administrative Agent) and appropriately completed.
“Borrowing Base Deficiency” means, at any date on which the same is determined, the amount, if any, that (a) the aggregate Covered Debt Amount as of such date exceeds (b) the Borrowing Base as of such date.
“Borrowing Request” means a request by the Borrower for a ~~Syndicated~~ Borrowing in accordance with Section 2.03, which, if in writing, shall be substantially in the form of Exhibit C (or such other form as shall be reasonably acceptable to the Administrative Agent).
“Borrowing Value” means, as of any date, the sum of the products obtained by multiplying (i) the Value of each Portfolio Investment in the Borrowing Base and (ii) the applicable Advance Rate for such Portfolio Investment. With respect to any limitation set forth in Section 5.13 that is based on Borrowing Value, such Borrowing Value shall be determined after giving effect to the portfolio limitations and valuation criteria specified in Section 5.13 (other than any adjustment required pursuant to paragraphs (e) and (f) thereof). For the avoidance of doubt, (a) to avoid double-counting of excess concentrations, any Advance Rate reductions set forth in Section 5.13 shall be without duplication of any other such Advance Rate reductions and (b) to the extent the Borrowing Value is required to be reduced to comply with Section 5.13, the Borrower shall be permitted to choose the Portfolio Investments to be excluded from the Borrowing Value to effect such reduction.
“Business Day” means any day that is not a Saturday, Sunday or other day on which commercial banks in New York City are authorized or required by law to remain closed;

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provided that (a) when used in relation to Term Benchmark Loans or any interest rate settings, fundings, disbursements, settlements or payments of any such Term Benchmark Loan, or any other dealings in the applicable Currency of such Term Benchmark Loan, the term “Business Day” shall also exclude any day that is not a Term Benchmark Banking Day for such Currency and (b) when used in relation to RFR Loans or any interest rate settings, fundings, disbursements, settlements or payments of any such RFR Loan, or any other dealings in Sterling, the term “Business Day” shall also exclude any day that is not an RFR Business Day.
“Calculation Amount” means, as of the end of any Testing Period, an amount equal to the greater of: (a) the amount equal to (i) 125% of the Adjusted Covered Debt Balance (as of the end of such Testing Period) minus (ii) the aggregate Value of all Quoted Investments included in the Borrowing Base (as of the end of such Testing Period), and (b) 10% of the aggregate Value of all Unquoted Investments included in the Borrowing Base (as of the end of such Testing Period); provided that in no event shall more than 25% (or, if clause (b) applies, 10%, or as near thereto as reasonably practicable) of the aggregate Value of all Unquoted Investments included in the Borrowing Base be subject to testing by the Administrative Agent pursuant to Section 5.12(b)(ii)(E) in respect of any applicable Testing Period.
“Canadian Dollars” means the lawful money of Canada.
“Canadian Prime Rate” means, on any day, the rate determined by the Administrative Agent to be the higher of (i) the rate equal to the PRIMCAN Index rate that appears on the Bloomberg screen at 10:15 a.m. Toronto time on such day (or, in the event that the PRIMCAN Index is not published by Bloomberg, any other information services that publishes such index from time to time, as selected by the Administrative Agent in its reasonable discretion) and (ii) the rate per annum equal to Term CORRA plus 1.00%; provided, that if any of the above rates shall be less than 0%, such rate shall be deemed to be 0% for purposes of this Agreement. Any change in the Canadian Prime Rate due to a change in the PRIMCAN Index or Term CORRA shall be effective from and including the effective date of such change in the PRIMCAN Index or Term CORRA, respectively.
“Canadian Prime Rate CORRA Determination Day” has the meaning specified in the definition of “Term CORRA”.
“Capital Lease Obligations” of any Person means the obligations of such Person to pay rent or other amounts under any lease of (or other arrangement conveying the right to use) real or personal property, or a combination thereof, which obligations are required to be classified and accounted for as capital leases or finance leases on a balance sheet of such Person under GAAP, and the amount of such obligations shall be the capitalized amount thereof determined in accordance with GAAP. Notwithstanding any other provision contained herein, any change in GAAP after December 15, 2018 that would require an operating lease to be treated similar to a capital lease shall not be given effect hereunder.
“Capital Stock” of any Person means any and all shares of corporate stock (however designated) of, and any and all other Equity Interests and participations representing

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ownership interests (including membership interests and limited liability company interests) in, such Person.
“Cash” means any immediately available funds in Dollars or in any currency other than Dollars (measured in terms of the Dollar Equivalent thereof) which is a freely convertible currency.
“Cash Collateralize” means, in respect of a Letter of Credit or any obligation hereunder, to provide and pledge immediately available funds as cash collateral pursuant to Section 2.05(k), into a Letter of Credit Collateral Account maintained on behalf of the Administrative Agent and each Issuing Bank. “Cash Collateral” and “Cash Collateralization” shall have meanings correlative to the foregoing and shall include the proceeds of such cash collateral and other credit support.
“Cash Equivalents” means investments (other than Cash) that are one or more of the following obligations:
(a)    U.S. Government Securities, in each case maturing within one year from the date of acquisition thereof;
(b)    investments in commercial paper or other short-term corporate obligations maturing within 270 days from the date of acquisition thereof and having, at such date of acquisition, a credit rating of at least A-1 from S&P and at least P-1 from Moody’s (or if only one of S&P or Moody’s provides such rating, such investment shall also have an equivalent credit rating from any other rating agency);
(c)    investments in certificates of deposit, bankers’ acceptances and time deposits maturing within 180 days from the date of acquisition thereof (i) issued or guaranteed by or placed with, and money market deposit accounts issued or offered by, any domestic office of any commercial bank organized under the laws of the United States of America or any State thereof or under the laws of the jurisdiction or any constituent jurisdiction thereof in which the Principal Financial Center in respect of any Agreed Foreign Currency is located; provided that such certificates of deposit, banker’s acceptances and time deposits are held in a securities account (as defined in the Uniform Commercial Code) through which the Collateral Agent can perfect a security interest therein and (ii) having, at such date of acquisition, a credit rating of at least A-1 from S&P and at least P-1 from Moody’s (or if only one of S&P or Moody’s provides such rating, such investment shall also have an equivalent credit rating from any other rating agency);
(d)    fully collateralized repurchase agreements with a term of not more than 30 days from the date of acquisition thereof for U.S. Government Securities and entered into with (i) a financial institution satisfying the criteria described in clause (c) of this definition or (ii) an Approved Dealer having (or being a member of a consolidated group having) at such date of acquisition, a credit rating of at least A-1 from S&P and at least P-1 from Moody’s (or if only one of S&P or Moody’s provides such rating, such

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Approved Dealer shall also have an equivalent credit rating from any other rating agency); ~~and~~
(e)    investments in (x) money market funds that invest, and which are restricted by their respective charters to invest, substantially all of their assets in investments of the type described in the immediately preceding clauses (a) through (d) above (including as to credit quality and maturity);
(f)    a Reinvestment Agreement;
(g)    money market funds that have, at all times, credit ratings of “Aaa” and “MR1+” by Moody’s and “AAAm” or “Aam-G” by S&P, respectively; and
(h)    any of the following offered by the Custodian (or any successor custodian or other entity acting in a similar capacity with respect to the Borrower) (I) money market deposit accounts, (II) eurodollar time deposits, (III) commercial eurodollar sweep services or (IV) open commercial paper services, in each case having, at such date of acquisition, a credit rating of at least A-1 from S&P and at least P-1 from Moody’s and maturing not later than two hundred seventy (270) days from the date of acquisition thereof;
provided that (i) in no event shall Cash Equivalents include any obligation that provides for the payment of interest alone (for example, interest-only securities or “IOs”); (ii) if any of Moody’s or S&P changes its rating system, then any ratings included in this definition shall be deemed to be an equivalent rating in a successor rating category of Moody’s or S&P, as the case may be; (iii) Cash Equivalents (other than U.S. Government Securities, certificates of deposit, repurchase agreements or the money market funds described in clause (e) of this definition of “Cash Equivalents”) shall not include any such investment ~~of~~representing more than 10% of total assets of the Obligors in any single issuer; and (iv) in no event shall Cash Equivalents include any obligation that is not denominated in Dollars or an Agreed Foreign Currency.
        “CDOR Screen Rate” means, on any day, the rate per annum equal to the average of the annual yield rates applicable to Canadian Dollar bankers’ acceptances at or about 10:00 a.m. (Toronto, Ontario time) on the first day of such Interest Period (or if such day is not a Term Benchmark Banking Day for Canadian Dollars, then on the immediately preceding Term Benchmark Banking Day for Canadian Dollars) as reported on the “CDOR Page” (or any display substituted therefor) of Reuters Monitor Money Rates Service (or such other page or commercially available source displaying Canadian interbank bid rates for Canadian Dollar bankers’ acceptances as may be designated by the Administrative Agent from time to time) for a term equivalent to such Interest Period (or if such Interest Period is not equal to a number of months, for a term equivalent to the number of months closest to such Interest Period).
        “CDOR Cessation Date” means the date on which the administrator of the CDOR Screen Rate (or the published component used in the calculation thereof) permanently or indefinitely ceases to provide all Available Tenors of the CDOR Screen Rate (or such component thereof).

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“Central Bank Rate” means the greater of (A) the sum of (i) for any Loan denominated in (x) Sterling, the Bank of England (or any successor thereto)’s “Bank Rate” as published by the Bank of England (or any successor thereto) from time to time, (y) Euro, one of the following three rates as may be selected by the Administrative Agent in its reasonable discretion: (1) the fixed rate for the main refinancing operations of the European Central Bank (or any successor thereto), or, if that rate is not published, the minimum bid rate for the main refinancing operations of the European Central Bank (or any successor thereto), each as published by the European Central Bank (or any successor thereto) from time to time, (2) the rate for the marginal lending facility of the European Central Bank (or any successor thereto), as published by the European Central Bank (or any successor thereto) from time to time or (3) the rate for the deposit facility of the central banking system of the Participating Member States, as published by the European Central Bank (or any successor thereto) from time to time or (z) any other Agreed Foreign Currency, a central bank rate as determined by the Administrative Agent in its reasonable discretion; plus (ii) the applicable Central Bank Rate Adjustment and (B) 0%.
“Central Bank Rate Adjustment” means, for any date, for any Loan denominated in (A) Sterling, a rate equal to the difference (which may be a positive or negative value or zero) of (i) the average of the Daily Simple RFR for Sterling for the five most recent RFR Business Days preceding such day for which SONIA was available (excluding, from such averaging, the highest and the lowest ~~SONIA~~Daily Simple RFR for Sterling applicable during such period of five RFR Business Days) minus (ii) the Central Bank Rate in respect of Sterling in effect on the last RFR Business Day in such period, (B) Euro, a rate equal to the difference (which may be a positive or negative value or zero) of (i) the average of the Adjusted Term Benchmark Rate for Euros for the five most recent Term Benchmark Banking Days for Euro preceding such day for which the EURIBOR Screen Rate was available (excluding, from such averaging, the highest and the lowest ~~EURIBOR Screen Rate~~Adjusted Term Benchmark Rate for Euros applicable during such period of five Term Benchmark Banking Days for Euro) minus (ii) the Central Bank Rate in respect of Euro in effect on the last Term Benchmark Banking Day for Euro in such period and (C) any other Agreed Foreign Currency, a Central Bank Rate Adjustment as determined by the Administrative Agent in its reasonable discretion.  For the purposes of this definition, (x) the term “Central Bank Rate” shall be determined disregarding clause (A)(ii) of the definition of such term and (y) the Adjusted Term Benchmark Rate for Euros on any day shall be based on the EURIBOR Screen Rate, on such day at approximately the time referred to in the definition of such term for deposits in Euro for a maturity of one month.
“Change in Control” the Investment Adviser shall fail to be a direct or indirect Subsidiary of Morgan Stanley.
“Change in Law” means the occurrence, after the Effective Date (or with respect to a Person becoming a Lender by assignment or joinder after the Effective Date, the effective date thereof), of (a) the adoption of any law, treaty or governmental rule or regulation or any change in any law, treaty or governmental rule or regulation or in the interpretation, administration or application thereof (regardless of whether the underlying law, treaty or governmental rule or regulation was issued or enacted prior to the Effective Date), but excluding proposals thereof, or any determination of a court or Governmental Authority, (b) any guideline,

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request or directive by any Governmental Authority (whether or not having the force of law) or any implementation rules or interpretations of previously issued guidelines, requests or directives, in each case that is issued or made after the Effective Date (or with respect to a Person becoming a Lender by assignment or joinder after the date of this Agreement, the effective date thereof) or (c) compliance by any Lender (or its applicable lending office) or any company controlling such Lender with any guideline, request or directive regarding capital adequacy or liquidity (whether or not having the force of law) of any such Governmental Authority, in each case adopted after the Effective Date (or with respect to a Person becoming a Lender by assignment or joinder after the date of this Agreement, the effective date thereof). For the avoidance of doubt, all requests, rules, guidelines or directives concerning liquidity and capital adequacy issued (i) by any United States regulatory authority under or in connection with the implementation of the Dodd-Frank Wall Street Reform and Consumer Protection Act and (ii) in connection with the implementation of the recommendations of the Bank for International Settlements or the Basel Committee on Banking Regulations and Supervisory Practices (or any successor or similar authority), in each case pursuant to Basel III or Basel IV, shall in each case be deemed to be a “Change in Law”, regardless of the date adopted, issued, promulgated or implemented.
“Class”, when used in reference to any Loan or Borrowing, refers to whether such Loan, or the Loans constituting such Borrowing, are ~~Syndicated~~ Term Loans or Revolving Loans and (i) in the case of a Term Loan, whether such Loan is an Initial Term Loan or an Incremental Term Loan (and each Incremental Term Loan funded on a different Commitment Increase Date may be treated as its own Class), as applicable, and (ii) in the case of a Revolving Loan, whether such Loan is, or the Loans constituting such Borrowing are, Dollar Loans or ~~Syndicated~~ Multicurrency Loans; when used in reference to any Lender, refers to whether such Lender is a Term Lender or a Revolving Lender and, (x) in the case of any Term Lender, whether such Lender is an Initial Term Lender or an Incremental Term Lender (and each Incremental Term Lender funding Incremental Term Loans on a different Commitment Increase Date may be treated as its own Class), and (y) in the case of any Revolving Lender, whether such Lender is a Dollar Lender or a Multicurrency Lender; and, when used in reference to any Commitment, refers to whether such Commitment is a Term Commitment or Revolving Commitment and, (1) in the case of any Term Commitment, whether such Commitment is an Initial Term Commitment or an Incremental Term Commitment (and each Incremental Term Commitment with respect to Incremental Term Loans funded on a different Commitment Increase Date may treated as its own Class), and (2) in the case of any Revolving Commitment, whether such Commitment is a Dollar Commitment or a Multicurrency Commitment. The “Class” of a Letter of Credit refers to whether such Letter of Credit is a Dollar Letter of Credit or a Multicurrency Letter of Credit.
“CLO Securities” means debt securities, mezzanine securities, equity securities, residual interests or composite or combination securities (i.e. securities consisting of a combination of debt and equity securities that are issued in effect as a unit) including synthetic securities that provide synthetic credit exposure to debt securities, mezzanine securities, equity securities, residual interests or composite or combination securities (or other investments, including any interests held to comply with applicable risk retention requirements, that similarly represent an investment in underlying pools of leveraged portfolios), that, in each case, entitle the

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holders thereof to receive payments that (i) depend on the cash flow from a portfolio consisting primarily of ownership interests in debt securities, corporate loans or asset-backed securities or (ii) are subject to losses owing to credit events (howsoever defined) under credit derivative transactions with respect to debt securities, corporate loans or asset-backed securities.
“Code” means the Internal Revenue Code of 1986, as amended from time to time.
“Collateral” has the meaning assigned to such term in the Guarantee and Security Agreement.
“Collateral Agent” means SMBC in its capacity as Collateral Agent under the Guarantee and Security Agreement and the other Security Documents, and includes any successor Collateral Agent thereunder.
“Collateral Pool” means, at any time, each Portfolio Investment that has been Delivered (as defined in the Guarantee and Security Agreement) to the Collateral Agent and is subject to the Lien of the Guarantee and Security Agreement, and then only for so long as such Portfolio Investment continues to be Delivered as contemplated therein and in which the Collateral Agent has a first-priority perfected Lien as security for the Secured Obligations (as defined in the Guarantee and Security Agreement) (subject to any Permitted Lien ~~permitted by Section 6.02 hereof with respect to any Collateral~~), provided that in the case of any Portfolio Investment in which the Collateral Agent has a first-priority perfected (other than, for a period of up to 7 days (or such longer period up to thirty (30) days as the Administrative Agent and the Collateral Agent may agree in their respective sole discretion), customary rights of setoff, banker’s lien, security interest or other like right upon deposit accounts and securities accounts of such Obligor in which such Portfolio Investments are held) security interest pursuant to a valid Uniform Commercial Code filing (and for which no other method of perfection with a higher priority is possible to the extent such other method is required to be followed pursuant to the Guarantee and Security Agreement), such Portfolio Investment may be included in the ~~Borrowing Base~~Collateral Pool so long as all remaining actions to complete “Delivery” are satisfied in full within 7 days of such inclusion (or such longer period up to thirty (30) days as the Administrative Agent and the Collateral Agent may agree in their respective sole discretion).
“Combined Debt Amount” means, as of any date, (i) the aggregate principal amount of Revolving Commitments as of such date (or, if greater, the Revolving Credit Exposures of all Lenders as of such date) plus (ii) the aggregate outstanding principal amount of Term Loans as of such date plus (iii) the aggregate principal amount of outstanding Designated Indebtedness (as such term is defined in the Guarantee and Security Agreement) and, without duplication, the aggregate amount of unused commitments under any Designated Indebtedness (as such term is defined in the Guarantee and Security Agreement) that have not expired or been terminated.
“Commitment Increase” has the meaning assigned to such term in Section 2.08(e)(i).

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“Commitment Increase Date” has the meaning assigned to such term in Section 2.08(e)(i).
“Commitment Termination Date” means July ~~19~~25, ~~2027~~2028, as such date may be extended upon the consent of each affected Lender.
“Commitments” means, collectively, the ~~Dollar~~Term Commitments and the ~~Multicurrency~~Revolving Commitments.
“Concurrent Transactions” means, with respect to any proposed action or transaction hereunder, (a) any acquisition or sale of Portfolio Investments or other property or assets, (b) any payment of outstanding Loans, cash collateralization of Letters of Credit, or payment of other Indebtedness that is included in the Covered Debt Amount, (c) any return of capital or other distribution or receipt of cash from any Investment, (d) any incurrence of Indebtedness and the use of proceeds thereof, (e) any sale of Equity Interests of the Borrower, and (f) any pro forma adjustments related to any of the actions or transactions described in the foregoing clauses (a) through (e), in each case, (x) that occurs substantially simultaneously with (and in any event within twenty-four (24) hours of) such proposed action or transaction and (y) is evidenced by a current Borrowing Base Certificate delivered by the Borrower (which may include any activities permitted to be included under clause (x) above).
“Conforming Changes” means with respect to ~~either the use or administration of an initial Benchmark or~~ the use, administration, adoption or implementation of any Benchmark Replacement, any technical, administrative or operational changes (including changes to the definition of “Term Benchmark Rate”, the definition of “Alternate Base Rate”, the definition of “Canadian Prime Rate”, the definition of “Business Day”, the definition of “Term Benchmark Banking Day”, the definition of “U.S. Government Securities Business Day”, the definition of “Interest Period”, the definition of “Daily Simple RFR”, the definition of “RFR”, the definition of “RFR Business Day”, the definition of “RFR Interest Day”, the definition of “RFR Reference Day”, or any similar or analogous definition, timing and frequency of determining rates and making payments of interest, timing of borrowing requests or prepayment, conversion or continuation notices, the applicability and length of lookback periods, the applicability of Section 2.15 and other technical, administrative or operational matters) that the Administrative Agent (after consultation with the Borrower) decides in its reasonable discretion may be appropriate to reflect the adoption and implementation of any such rate or to permit the use and administration thereof by the Administrative Agent in a manner substantially consistent with market practice (or, if the Administrative Agent decides that adoption of any portion of such market practice is not administratively feasible or if the Administrative Agent (after consultation with the Borrower) determines that no market practice for the administration of any such rate exists, in such other manner of administration as the Administrative Agent decides is reasonably necessary in connection with the administration of this Agreement and the other Loan Documents).
“Connection Income Taxes” means Other Connection Taxes that are imposed on or measured by net income (however denominated) or that are franchise Taxes or branch profits Taxes.

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“Consolidated Asset Coverage Ratio” means the ratio, determined on a consolidated basis for Borrower and its Subsidiaries, without duplication, of (a) the value of total assets of the Borrower and its Subsidiaries, less all liabilities and indebtedness not represented by senior securities to (b) the aggregate amount of senior securities representing indebtedness of Borrower and its Subsidiaries (including this Agreement), in each case as determined pursuant to the Investment Company Act and any orders ~~of~~, declarations, opinions, relief or letters issued by the Securities and Exchange Commission ~~issued to or with respect to Borrower thereunder~~or any other government or regulatory authority, including any exemptive relief or order granted by the Securities and Exchange Commission with respect to the indebtedness of any SBIC Subsidiary or otherwise (including, for the avoidance of doubt, any exclusion of such indebtedness in the foregoing calculation).
“Consolidated Group” has the meaning assigned to such term in Section 5.13(a).
“Contingent Borrowing Base Deficiency” means, at any time that any Contingent Secured Indebtedness is outstanding, if the inclusion of all such Contingent Secured Indebtedness and the Portfolio Investments subject to the underlying repurchase transactions in the Covered Debt Amount and the Borrowing Base, respectively, would result in a Borrowing Base Deficiency.
“Contingent Secured Indebtedness” means, on any date, Indebtedness of an Obligor (which may be guaranteed by one or more other Obligors) that (a) is incurred pursuant to one or more repurchase arrangements, (b) has a maturity at issuance of no more than 180 days (or, in the case of any renewal or extension thereof, 180 days after the then-current expiration date of such Contingent Secured Indebtedness) and (c) is not secured by any Collateral (other than by (x) any Portfolio Investment to the extent otherwise permitted to be transferred to an Excluded Asset hereunder, (y) the participation interest such Obligor sells or purports to sell in the underlying asset for such repurchase agreement(s) and such underlying asset or (z) any note or security issued by a Subsidiary of an Obligor that such Obligor sells or purports to sell, which economically represents the underlying asset for such repurchase agreement(s)).
“Control” means the possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of a Person, whether through the ability to exercise voting power, by contract or otherwise. “Controlling” and “Controlled” have meanings correlative thereto~~; provided, however~~. For the avoidance of doubt, “Control” shall not include “negative” control or “blocking” rights that constitute “protective rights” whereby action cannot be taken without the vote or consent of any Person.
“CORRA” means the Canadian Overnight Repo Rate Average administered and published by the Bank of Canada (or any successor administrator of the Canadian Overnight Repo Rate Average).
“CORRA Business Day” means any day (other than a Saturday or Sunday) on which banks are open for business in Toronto, Canada.

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“Covered Debt Amount” means, on any date, without duplication, the sum of (x) all of the ~~Revolving~~ Credit Exposures of all Lenders on such date plus (y) the aggregate principal amount of Other Covered Indebtedness (including Permitted Convertible Indebtedness constituting Special Unsecured Shorter-Term Indebtedness or Unsecured Shorter-Term Indebtedness) and all Indebtedness incurred pursuant to Section 6.01(n) on such date minus (z) the LC Exposures fully Cash Collateralized on such date pursuant to Section 2.05(k) and the last paragraph of Section 2.09(a) or otherwise backstopped in a manner satisfactory to the relevant Issuing Bank in its sole discretion; provided that the aggregate principal amount of all such Permitted Convertible Indebtedness constituting Special Unsecured Shorter-Term Indebtedness or Unsecured Shorter-Term Indebtedness, Special Unsecured Longer-Term Indebtedness, Unsecured Longer-Term Indebtedness and 50% of all then outstanding Special Unsecured Shorter-Term Indebtedness and Unsecured Shorter-Term Indebtedness shall be excluded from the calculation of the Covered Debt Amount, in each case, to the extent then outstanding, until the date that is nine (9) months prior to the scheduled maturity date of such Indebtedness (provided that to the extent, but only to the extent, any portion of any such Indebtedness is subject to a contractually scheduled amortization payment, other mandatory principal payment or mandatory redemption (other than any conversion into Permitted Equity Interests) earlier than the scheduled maturity date of such Indebtedness, such portion of such Indebtedness, to the extent then outstanding, but only to the extent of such portion, shall be included in the calculation of the Covered Debt Amount beginning upon the date that is the later of (i) 9 months prior to such scheduled amortization payment, other mandatory principal payment or mandatory redemption and (ii) the date the Borrower becomes aware that such Indebtedness is required to be paid or redeemed). For the avoidance of doubt, for purposes of calculating the Covered Debt Amount, (x) any Permitted Convertible Indebtedness that constitutes Special Unsecured Shorter-Term Indebtedness or Unsecured Shorter-Term Indebtedness, Special Unsecured Longer-Term Indebtedness, Special Unsecured Shorter-Term Indebtedness ~~and~~, Unsecured Longer-Term Indebtedness and Unsecured Shorter-Term Indebtedness that is included in the calculation of the Covered Debt Amount at any time will be included at the then outstanding principal balance thereof and (y) in no event shall any Contingent Secured Indebtedness be included in the Covered Debt Amount other than for purposes of determining whether a Contingent Borrowing Base Deficiency has occurred or is continuing.
“Credit Exposure” means, with respect to any Lender at any time, the sum of the outstanding principal amount of such Lender’s Term Loans plus such Lender’s Revolving Credit Exposure at such time.
“Currency” means Dollars or any Foreign Currency.
“Custodian” means State Street Bank and Trust Company~~.~~ or any other financial institution mutually agreeable to the Collateral Agent and the Borrower, as custodian holding documentation for Portfolio Investments, and accounts of the Borrower and/or other Obligors holding Portfolio Investments, on behalf of the Borrower and/or such other Obligors or any successor in such capacity pursuant to a Custodian Agreement. The term “Custodian” includes any agent or sub-custodian acting on behalf of the Custodian.

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“Custodian Control Agreement” ~~has the meaning assigned to such term in Section 4.01(a)(vi).~~ means (a) the Control Agreement, dated as of July 19, 2023, by and between the Borrower and State Street Bank and Trust Company and (b) any other custodian agreement by and among the applicable Obligor, the Custodian and any other parties from time to time party thereto in form and substance substantially similar to the Custodian Agreement described in clause (a) or otherwise reasonably acceptable to the Collateral Agent.
“Daily Simple RFR” means, for any day (an “RFR Interest Day”), an interest rate per annum equal to, for any RFR Loan, the sum of (a) the RFR Credit Adjustment Spread and (b) the greater of (i) SONIA for the day (the “RFR Reference Day”) that is five RFR Business Days prior to (A) if such RFR Interest Day is an RFR Business Day, such RFR Interest Day or (B) if such RFR Interest Day is not an RFR Business Day, the RFR Business Day immediately preceding such RFR Interest Day and (ii) 0.00%. If by 5:00 p.m. (~~local~~London time ~~for the applicable RFR~~), on the second RFR Business Day immediately following any RFR Reference Day, ~~the applicable RFR Rate~~SONIA in respect of such RFR Reference Day has not been published on the applicable RFR Administrator’s Website and a Benchmark Replacement Date with respect to the applicable Daily Simple RFR has not occurred, then ~~the RFR Rate~~SONIA for such RFR Reference Day will be ~~the RFR Rate~~SONIA as published in respect of the first preceding RFR Business Day for which ~~such RFR Rate~~SONIA was published on the RFR Administrator’s Website; provided that ~~any RFR Rate~~SONIA as determined pursuant to this sentence shall be utilized for purposes of calculating the Daily Simple RFR for no more than three consecutive RFR Interest Days. Any change in Daily Simple RFR due to a change in ~~the applicable RFR Rate~~SONIA shall be effective from and including the effective date of such change in ~~such RFR Rate~~SONIA without notice to the Borrower.
“Daily Simple SOFR” means, for any day, SOFR, with the conventions for this rate (which will include a lookback) being established by the Administrative Agent in accordance with the conventions for this rate selected or recommended by the Relevant Governmental Body for determining “Daily Simple SOFR” for business loans; provided, that if the Administrative Agent decides that any such convention is not administratively feasible for the Administrative Agent, then the Administrative Agent may establish another convention in its reasonable discretion.
“Debtor Relief Laws” means the Bankruptcy Code of the United States, and all other liquidation, conservatorship, bankruptcy, assignment for the benefit of creditors, moratorium, rearrangement, receivership, insolvency, reorganization, or similar debtor relief Laws of the United States or other applicable jurisdictions from time to time in effect.
“Default” means any event or condition which constitutes an Event of Default or which upon notice, lapse of time or both would, unless cured or waived, become an Event of Default.
“Defaulting Lender” means, subject to Section 2.19(b), any Lender that (a) has failed to (i) fund all or any portion of its Loans or participations in Letters of Credit within two Business Days of the date such Loans were required to be funded hereunder unless such Lender notifies the Administrative Agent and the Borrower in writing that such failure is the result of

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such Lender’s reasonable determination that one or more conditions precedent to funding (each of which conditions precedent, together with the applicable default, if any, shall be specifically identified in detail in such writing) has not been satisfied or has not otherwise been waived in accordance with the terms of this Agreement or (ii) pay to the Administrative Agent, any Issuing Bank or any Lender any other amount required to be paid by it hereunder (including in respect of its participation in Letters of Credit) within two Business Days of the date when due, (b) has notified the Borrower, the Administrative Agent or any Issuing Bank in writing that it does not intend to comply with its funding obligations hereunder, or has made a public statement to that effect (unless such writing or public statement relates to such Lender’s obligation to fund a Loan hereunder and states that such position is based on such Lender’s commercially reasonable determination that a condition precedent to funding (which condition precedent, together with the applicable default, if any, shall be specifically identified in detail in such writing or public statement) cannot be satisfied), (c) has failed, within three Business Days after written request by the Administrative Agent or the Borrower, to confirm in writing to the Administrative Agent and the Borrower that it will comply with its prospective funding obligations hereunder (provided that such Lender shall cease to be a Defaulting Lender pursuant to this clause (c) upon receipt of such written confirmation by Administrative Agent and Borrower), or (d)such Lender has become, or has a direct or indirect Parent Company that is, (i) insolvent, or is generally unable to pay its debts as they become due, or admits in writing its inability to pay its debts as they become due, or makes a general assignment for the benefit of its creditors, (ii) other than via an Undisclosed Administration, the subject of a bankruptcy, insolvency, reorganization, liquidation or similar proceeding, or a receiver, trustee, conservator, intervenor or sequestrator or the like has been appointed for such Lender or its direct or indirect Parent Company, or such Lender or its direct or indirect Parent Company has taken any action in furtherance of or indicating its consent to or acquiescence in any such proceeding or appointment or (iii) the subject of a Bail-In Action; provided that a Lender shall not be a Defaulting Lender solely by virtue of the ownership or acquisition of any Equity Interest in that Lender or any direct or indirect Parent Company thereof by a Governmental Authority or instrumentality so long as such ownership interest does not result in or provide such Lender with immunity from the jurisdiction of courts within the United States or from the enforcement of judgments or writs of attachment on its assets or permit such Lender (or such Governmental Authority or instrumentality) to reject, repudiate, disavow or disaffirm any contracts or agreements made with such Lender. Any determination by the Administrative Agent that a Lender is a Defaulting Lender under any one or more of clauses (a) through (d) above shall be conclusive and binding absent manifest error, and such Lender shall be deemed to be a Defaulting Lender (subject to Section 2.19(b)) upon such determination (and the Administrative Agent shall deliver written notice of such determination to the Borrower, each Issuing Bank and each Lender).
“Designated Obligations” means all obligations of the Borrower with respect to (a) principal of and interest on the Loans and (b) accrued and unpaid fees under the Loan Documents.
“Disposition” or “Dispose” means the sale, transfer (including a deemed transfer resulting from a division or plan of division), license, lease or other disposition (including any sale and leaseback transaction) of any property by any Person (or the granting of any option or

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other right to do any of the foregoing), including any sale, assignment, transfer or other disposal, with or without recourse, of any notes or accounts receivable or any rights and claims associated therewith; provided that the term “Disposition” or “Dispose” shall not include the disposition of Investments originated by the Borrower and immediately transferred to a Financing Subsidiary pursuant to a transaction not prohibited hereunder or any disposition of a Portfolio Investment received from an Excluded Asset and promptly transferred to another Excluded Asset pursuant to the terms of Section 6.03(i).
“Disqualified Equity Interests” means any Equity Interest of the Borrower that is not a Permitted Equity Interest.
“Dollar Commitment” means, with respect to each Dollar Lender, the commitment of such Dollar Lender to make ~~Syndicated~~Revolving Loans, and to acquire participations in Letters of Credit, denominated in Dollars hereunder, expressed as an amount representing the maximum aggregate amount of such Lender’s Revolving Dollar Credit Exposure hereunder, as such commitment may be (a) reduced or increased from time to time pursuant to Section 2.08 or as otherwise provided in this Agreement and (b) reduced or increased from time to time pursuant to assignments by or to such Lender pursuant to Section 9.04. The ~~initial~~aggregate amount of each Lender’s Dollar Commitment as of the Second Amendment Effective Date is set forth on Schedule 1.01(b)~~,~~  or in the Increasing Lender/Joining Lender Agreement or the Assignment and Assumption pursuant to which such Lender shall have assumed its Dollar Commitment, as applicable, after the Second Amendment Effective Date. The aggregate amount of the Lenders’ Dollar Commitments as of the Second Amendment Effective Date is $~~0~~50,000,000.
“Dollar Equivalent” means, on any date of determination, with respect to an amount denominated in any Foreign Currency, the amount of Dollars that would be required to purchase such amount of such Foreign Currency on the date two Business Days prior to such date, based upon the spot selling rate at which the Administrative Agent or the applicable Issuing Bank, as applicable, offers to sell such Foreign Currency for Dollars in the Principal Financial Center for such Foreign Currency at approximately 11:00 a.m., New York City time, for delivery two Business Days later; provided that the Administrative Agent or such Issuing Bank, as applicable, may obtain such spot rate from another financial institution designated by the Administrative Agent or such Issuing Bank if the Person acting in such capacity does not have as of the date of determination a spot buying rate for any such currency; and provided further that such Issuing Bank may use such spot rate quoted on the date as of which the foreign exchange computation is made in the case of any Letters of Credit denominated in any Agreed Foreign Currency.
“Dollar LC Exposure” means, at any time, the sum of (a) the aggregate undrawn amount of all outstanding Dollar Letters of Credit at such time plus (b) the aggregate amount of all LC Disbursements in respect of such Letters of Credit that have not yet been reimbursed by or on behalf of the Borrower at such time. The Dollar LC Exposure of any Lender at any time shall be its Applicable Dollar Percentage of the total Dollar LC Exposure at such time. For all purposes of this Agreement, if on any date of determination a Dollar Letter of Credit has expired

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by its terms but any amount may still be drawn thereunder by reason of the operation of Rule 3.14 of the International Standby Practices, such Dollar Letter of Credit shall be deemed to be “outstanding” in the amount so remaining available to be drawn.
“Dollar Lender” means the Persons listed on Schedule 1.01(b) as having Dollar Commitments and any other Person that shall have become a party hereto pursuant to an Increasing Lender/Joining Lender Agreement or an Assignment and Assumption that provides for it to assume a Dollar Commitment or to acquire Revolving Dollar Credit Exposure, other than any such Person that ceases to be a party hereto pursuant to an Assignment and Assumption or otherwise.
“Dollar Letters of Credit” means Letters of Credit that utilize the Dollar Commitments.
“Dollar Loan” means a Loan denominated in Dollars made under the Dollar Commitments.
“Dollars” or “$” refers to lawful money of the United States of America.
“EBITDA” means the consolidated net income of the applicable Person (excluding extraordinary, unusual or non-recurring gains and extraordinary losses (to the extent excluded in the definition of “EBITDA” (or similar defined term used for the purposes contemplated herein) in the relevant agreement relating to the applicable Portfolio Investment)) for the relevant period plus, without duplication, the following to the extent deducted in calculating such consolidated net income in the relevant agreement relating to the applicable Portfolio Investment for such period: (i) consolidated interest charges for such period, (ii) the provision for federal, state, local and foreign income taxes payable for such period, (iii) depreciation and amortization expense for such period, (iv) such other adjustments included in the definition of “EBITDA” (or similar defined term used for the purposes contemplated herein) in the relevant agreement relating to the applicable Portfolio Investment, provided that such adjustments are usual and customary and substantially comparable to market terms for substantially similar debt of other similarly situated borrowers at the time such relevant agreements are entered into, as reasonably determined in good faith by the Borrower, and (v) any other item the Borrower and the Administrative Agent mutually agree in writing (which may be by email) to be appropriate.
“EEA Financial Institution” means (a) any credit institution or investment firm established in any EEA Member Country which is subject to the supervision of an EEA Resolution Authority, (b) any entity established in an EEA Member Country which is a parent of an institution described in clause (a) of this definition, or (c) any financial institution established in an EEA Member Country which is a subsidiary of an institution described in clause (a) or (b) of this definition and is subject to consolidated supervision with its parent.
“EEA Member Country” means any of the member states of the European Union, Iceland, Liechtenstein and Norway.

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“EEA Resolution Authority” means any public administrative authority or any Person entrusted with public administrative authority of any EEA Member Country (including any delegee) having responsibility for the resolution of any EEA Financial Institution.
“Effective Date” means the date on which the conditions specified in Section 4.01 are satisfied (or waived in accordance with Section 9.02), which date is July 19, 2023.
“Eligible Participation Counterparty” has the meaning assigned to such term in Section 5.13.
“Eligible Participation Interest” has the meaning assigned to such term in Section 5.13.
“Equity Interests” means shares of capital stock, partnership interests, membership interests in a limited liability company, beneficial interests in a trust or other equity ownership interests or equivalents (however designated, including any instrument treated as equity for U.S. federal income Tax purposes) in a Person, and any warrants, options or other rights entitling the holder thereof to purchase or acquire any such equity interest. As used in this Agreement, “Equity Interests” shall not include convertible debt unless and until such debt has been converted to any of the foregoing.
“ERISA” means the U.S. Employee Retirement Income Security Act of 1974, and the rules and regulations promulgated thereunder, each as amended or modified from time to time.
“ERISA Affiliate” means any trade or business (whether or not incorporated) that, together with the Borrower, is treated as a single employer under Section 414(b) or (c) of the Code, or, solely for purposes of Section 302 of ERISA and Section 412 of the Code, is treated as a single employer under Section 414 of the Code.
“ERISA Event” means (a) any “reportable event”, as defined in Section 4043 of ERISA or the regulations issued thereunder with respect to a Plan (other than an event for which the 30-day notice period is waived); (b) any failure by any Plan to satisfy the minimum funding standard (within the meaning of Section 412 of the Code or Section 302 of ERISA) applicable to such Plan; (c) the filing pursuant to Section 412(c) of the Code or Section 302(c) of ERISA of an application for a waiver of the minimum funding standard with respect to any Plan; (d) the incurrence by the Borrower or any of its ERISA Affiliates of any liability under Title IV of ERISA with respect to the termination of any Plan; (e) the receipt by the Borrower or any ERISA Affiliate from the PBGC or a plan administrator of any notice relating to an intention to terminate any Plan or Plans or to appoint a trustee to administer any Plan; (f) the incurrence by the Borrower or any of its ERISA Affiliates of any liability with respect to the withdrawal or partial withdrawal from any Plan or Multiemployer Plan; or (g) the receipt by the Borrower or any ERISA Affiliate of any notice, or the receipt by any Multiemployer Plan from the Borrower or any ERISA Affiliate of any notice, concerning the imposition of Withdrawal Liability or a determination that a Multiemployer Plan is, or is expected to be, insolvent, within the meaning of Title IV of ERISA.

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“Erroneous Payment” has the meaning assigned to it in Section 8.09(a).
“Erroneous Payment Deficiency Assignment” has the meaning assigned to it in Section 8.09(d).
“Erroneous Payment Impacted Class” has the meaning assigned to it in Section 8.09(d).
“Erroneous Payment Return Deficiency” has the meaning assigned to it in Section 8.09(d).
“Erroneous Payment Subrogation Rights” has the meaning assigned to it in Section 8.09(d).
“EU Bail-In Legislation Schedule” means the EU Bail-In Legislation Schedule published by the Loan Market Association (or any successor Person), as in effect from time to time.
“EURIBOR Screen Rate” has the meaning assigned to such term in clause (b) of the definition of “Term Benchmark Rate”.
“Euro” means the lawful currency of the member states of the European Union that have adopted and retained a common single currency through monetary union in accordance with European Union treaty law, as such treaty law is amended from time to time.
“Event of Default” has the meaning assigned to such term in Article VII.
“Excluded Assets” means the entities identified as Excluded Assets in Schedule 8 hereto, any Permitted CLO Issuer, finance lease obligations, each Financing Subsidiary, and any similar assets or entities, in each case, in which any Obligor holds an interest on or after the Effective Date, and, in each case, their respective Subsidiaries, unless, in the case of any such asset or entity, the Borrower designates in writing to the Collateral Agent that such asset or entity is not to be an Excluded Asset.
“Excluded Taxes” means any of the following Taxes imposed on or with respect to, or required to be withheld or deducted from a payment to, the Administrative Agent, any Lender, any Issuing Bank or any other recipient of any payment to be made by or on account of any obligation of the Borrower hereunder, (a) Taxes imposed on (or measured by) its net income (however denominated), franchise Taxes, and branch profits Taxes, in each case, (i) imposed as a result of such recipient being organized under the laws of, or having its principal office or, in the case of any Lender, its applicable lending office located in, the jurisdiction imposing such Tax (or any political subdivision thereof) or (ii) that are Other Connection Taxes, (b) in the case of a Lender, any U.S. federal withholding Taxes imposed on amounts payable to or for the account of such Lender with respect to an applicable interest in the Loans or Commitments pursuant to a law in effect on the date on which (i) at the time such Lender (other than an assignee pursuant to a request by the Borrower under Section 2.18(b)) acquires such interest in the Loans or

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Commitments or (ii) such Lender changes its lending office, except in each case to the extent that, pursuant to Section 2.16, amounts with respect to such Taxes were payable either to such Lender’s assignor immediately before such Lender became a party hereto or to such Lender immediately before it changed its lending office, (c) Taxes attributable to such Lender’s, Administrative Agent’s, any Issuing Bank’s or any other recipient’s failure to comply with Section 2.16(f), and (d) any Tax that is imposed pursuant to FATCA.
“Extraordinary Receipts” means any cash received by or paid to any Obligor on account of any foreign, United States, state or local Tax refunds, pension plan reversions, judgments, proceeds of settlements or other consideration of any kind in connection with any cause of action, condemnation awards (and payments in lieu thereof), indemnity payments received not in the ordinary course of business and any purchase price adjustment received not in the ordinary course of business in connection with any purchase agreement and proceeds of insurance (excluding, however, for the avoidance of doubt, proceeds of any issuance of Equity Interests and issuances of Indebtedness by any Obligor); provided that Extraordinary Receipts shall not include any (x) amounts that the Borrower receives from the Administrative Agent or any Lender pursuant to Section 2.16(g), ~~or~~ (y) cash receipts to the extent received from proceeds of insurance, condemnation awards (or payments in lieu thereof), indemnity payments or payments in respect of judgments or settlements of claims, litigation or proceedings to the extent that such proceeds, awards or payments are received by any Person in respect of any unaffiliated third party claim against or loss by such Person and promptly applied to pay (or to reimburse such Person for its prior payment of) such claim or loss and the costs and expenses of such Person with respect thereto or (z) proceeds of business interruption insurance to the extent such proceeds constitute compensation for lost earnings.
“FATCA” means ~~Section~~Sections 1471 through 1474 of the Code, as of the date of this Agreement (or any amended or successor version that is substantively comparable and not materially more onerous to comply with), any current or future regulations or official interpretations thereof, any agreements entered into pursuant to Section 1471(b)(1) of the Code and any fiscal or regulatory legislation or rules adopted pursuant to any published intergovernmental agreement, treaty or convention among Governmental Authorities entered into in connection with the implementation of the foregoing.
“Federal Funds Effective Rate” means, for any day, the weighted average (rounded upwards, if necessary, to the next 1/100 of 1%) of the rates on overnight Federal funds transactions with members of the Federal Reserve System, as published on the next succeeding Business Day by the Federal Reserve Bank of New York, or, if such rate is not so published for any day that is a Business Day, the average (rounded upwards, if necessary, to the next 1/100 of 1%) of the quotations for such day for such transactions received by the Administrative Agent from three Federal funds brokers of recognized standing selected by it; provided that if the Federal Funds Effective Rate is less than zero, such rate shall be zero for purposes of this Agreement.
“Final Maturity Date” means July ~~19~~25, ~~2028~~2029.

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“Financial Officer” means the chief financial officer, principal accounting officer, treasurer or controller of the Borrower.
“Financing Subsidiary” means an SPE Subsidiary or an SBIC Subsidiary.
“Floor” means a rate of interest equal to zero percent (0.00%).
“Foreign Currency” means at any time any currency other than Dollars.
“Foreign Currency Equivalent” means, with respect to any amount in Dollars, the amount of any Foreign Currency that could be purchased with such amount of Dollars using the reciprocal of the foreign exchange rate(s) specified in the definition of the term “Dollar Equivalent”, as determined by the Administrative Agent.
“Foreign Lender” means any Lender that is not a “United States person” as defined under Section 7701(a)(30) of the Code.
“Foreign Subsidiary” means any (a) direct or indirect Subsidiary of the Borrower which is a “controlled foreign corporation” within the meaning of the Code, (b) direct or indirect Subsidiary substantially all of its assets consist of the Capital Stock (or Capital Stock and indebtedness) of one or more Foreign Subsidiaries and (c) direct or indirect Subsidiary of a Subsidiary described in clauses (a) and (b).
“Fronting Exposure” means, at any time there is a Defaulting Lender, with respect to any Issuing Bank, such Defaulting Lender’s (a) Applicable Dollar Percentage of the outstanding Dollar LC Exposure and (b) Applicable Multicurrency Percentage of the outstanding Multicurrency LC Exposure, in each case with respect to Letters of Credit issued by such Issuing Bank other than Dollar LC Exposure or Multicurrency LC Exposure, as the case may be, as to which such Defaulting Lender’s participation obligation has been reallocated to other Lenders or Cash Collateralized in accordance with the terms hereof.
“GAAP” means generally accepted accounting principles in the United States of America.
“Governmental Authority” means the government of the United States of America, or of any other nation, or any political subdivision thereof, whether state or local, and any agency, authority, instrumentality, regulatory body, court, central bank or other entity exercising executive, legislative, judicial, taxing, regulatory or administrative powers or functions of or pertaining to government (including any supra-national body exercising such powers or functions, such as the European Union or the European Central Bank).
“Guarantee” of or by any Person (the “guarantor”) means any obligation, contingent or otherwise, of the guarantor guaranteeing or having the economic effect of guaranteeing any Indebtedness or other obligation of any other Person (the “primary obligor”) in any manner, whether directly or indirectly, and including any obligation of the guarantor, direct or indirect, (a) to purchase or pay (or advance or supply funds for the purchase or payment of)

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such Indebtedness or other obligation or to purchase (or to advance or supply funds for the purchase of) any security for the payment thereof, (b) to purchase or lease property, securities or services for the purpose of assuring the owner of such Indebtedness or other obligation of the payment thereof, (c) to maintain working capital, equity capital or any other financial statement condition or liquidity of the primary obligor so as to enable the primary obligor to pay such Indebtedness or other obligation or (d) as an account party in respect of any letter of credit or letter of guaranty issued to support such Indebtedness or obligation; provided that the term Guarantee shall not include (i) endorsements for collection or deposit in the ordinary course of business or (ii) customary indemnification agreements entered into in the ordinary course of business~~, provided that such indemnification obligations are unsecured, such Person has determined that liability thereunder is remote and such indemnification obligations are not the functional equivalent of the guaranty of a payment obligation of the primary obligor.~~ in connection with obligations that do not constitute Indebtedness.
“Guarantee and Security Agreement” means that certain Guarantee and Security Agreement dated as of the Effective Date among the Borrower, the Administrative Agent, each Subsidiary of the Borrower from time to time party thereto, each holder (or an authorized agent, representative or trustee therefor) from time to time of any Secured Longer-Term Indebtedness or Secured Shorter-Term Indebtedness, and the Collateral Agent, as the same may be amended, restated, amended and restated, supplemented, or otherwise modified from time to time.
“Guarantee Assumption Agreement” means a Guarantee Assumption Agreement substantially in the form of Exhibit B to the Guarantee and Security Agreement (or such other form as shall be reasonably acceptable to the Collateral Agent) between the Collateral Agent and an entity that pursuant to Section 5.08 is required to become a “Subsidiary Guarantor” under the Guarantee and Security Agreement (with such changes as the Administrative Agent shall request consistent with the requirements of Section 5.08).
“Hedging Agreement” means any interest rate protection agreement, foreign currency exchange protection agreement, commodity price protection agreement, or other interest, currency exchange rate or commodity hedging arrangement.
“Immaterial Subsidiaries” means those Subsidiaries of the Borrower that are “designated” as Immaterial Subsidiaries by the Borrower from time to time (it being understood that the Borrower may at any time change any such designation); provided that such designated Immaterial Subsidiaries shall collectively meet all of the following criteria as of (x) the date of the designation of each such Immaterial Subsidiary and (y) the date of the most recent balance sheet required to be delivered pursuant to Section 5.01: (a) the aggregate assets of all such Subsidiaries and their Subsidiaries (on a consolidated basis) as of such date do not exceed an amount equal to ~~3~~the greater of $20,000,000 and 5% of the consolidated assets of the Borrower and its Subsidiaries as of such date; and (b) the aggregate revenues of all such Subsidiaries and their Subsidiaries (on a consolidated basis) for the fiscal quarter ending on such date do not exceed an amount equal to ~~3~~the greater of $20,000,000 and 5% of the consolidated revenues of the Borrower and its Subsidiaries for such period. Notwithstanding the foregoing, no Immaterial Subsidiary that is later designated as a Subsidiary Guarantor may be an Immaterial Subsidiary.

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“Increasing Lender” has the meaning assigned to such term in Section 2.08(e)(i).
“Increasing Lender/Joining Lender Agreement” has the meaning assigned in Section 2.08(e)(ii).
“Incremental Term Commitment” means as to each Incremental Term Lender, the obligation of such Lender to make, on and subject to the terms and conditions hereof, an Incremental Term Loan to the Borrower in Dollars pursuant to Section 2.08(e)(ii)(z) in an aggregate principal amount up to but not exceeding the amount set forth in the applicable Increasing Lender/Joining Lender Agreement. The initial amount of each Lender’s Incremental Term Commitment shall be set forth in the applicable Increasing Lender/Joining Lender Agreement.
“Incremental Term Lender” means each Lender having an Incremental Term Commitment or, as the case may be, an outstanding Incremental Term Loan.
“Incremental Term Loans” means any term loans made by Incremental Term Lenders to the Borrower pursuant to Section 2.08(e)(ii)(z).
“Indebtedness” of any Person means, without duplication, (a) (i) all obligations of such Person for borrowed money or (ii) with respect to deposits, loans or advances of any kind that are required to be to accounted for under GAAP as a liability on the financial statements of such Person (other than deposits received in connection with a portfolio investment (including Portfolio Investments) of such Person in the ordinary course of such Person’s business (including, but not limited to, any deposits or advances in connection with expense reimbursement, prepaid agency fees, other fees, indemnification, work fees, tax distributions or purchase price adjustments)), (b) all obligations of such Person evidenced by bonds, debentures, notes or similar instruments representing extensions of credit, (c) all obligations of such Person under conditional sale or other title retention agreements relating to property acquired by such Person (excluding accounts payable and accrued expenses and trade accounts incurred in the ordinary course of business), (d) all obligations of such Person in respect of the deferred purchase price of property or services (excluding accounts payable and accrued expenses and trade accounts incurred in the ordinary course of business ~~that (if owed to or by a third-party) are not more than 90 days past due~~), (e) all Indebtedness of others secured by any Lien (other than a Lien permitted by Section 6.02(c)) on property owned or acquired by such Person, whether or not the Indebtedness secured thereby has been assumed (with the ~~value~~amount of such Indebtedness being the lower of the outstanding amount of such Indebtedness and the fair market value of the property subject to such Lien), (f) all Guarantees by such Person of Indebtedness of others, (g) all Capital Lease Obligations of such Person, (h) all obligations, contingent or otherwise, of such Person as an account party in respect of letters of credit and letters of guaranty, (i) all obligations, contingent or otherwise, of such Person in respect of bankers’ acceptances~~,~~  and (j) ~~the net amount such Person would be obligated for under any Hedging Agreement if such Hedging Agreement was terminated at the time of determination~~all Disqualified Equity Interests. The Indebtedness of any Person shall include the Indebtedness of any other entity (including any partnership in which such Person is a general partner) to the extent such Person is liable therefor as a result of such Person’s ownership interest in or other

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relationship with such entity, except to the extent the terms of such Indebtedness provide that such Person is not liable therefor. Notwithstanding the foregoing, “Indebtedness” shall not include (s) indebtedness of such Person on account of the sale by such Person of the first out tranche of any First Lien Bank Loan (as defined in Section 5.13) that arises solely as an accounting matter under ASC 860, (t) non-recourse liabilities for participations sold by any Person in any Bank Loan, (u) any accrued incentive, management, or other fees to the Investment Adviser or Affiliates (regardless of any deferral in payment thereof), (v) any delayed draw or revolving commitments ~~or~~, letters of credit or other unfunded portion for which any Obligor is acting as a lender or issuing lender, as applicable, as part of or in connection with a portfolio investment (including a Portfolio Investment), (w) any non-recourse liabilities for participations sold by any Person in any Bank Loans, (x) escrows or purchase price holdbacks arising in the ordinary course of business in respect of a portion of the purchase price of an asset or Investment to satisfy unperformed obligations of the seller of such asset or Investment, (y) a commitment arising in the ordinary course of business to make a future Investment or (z) uncalled capital or other commitments of an Obligor in Joint Venture Investments, as well as any letter or agreement requiring any Obligor to provide capital to a Joint Venture Investment or a lender to a Joint Venture Investment.
“Indemnified Taxes” means (a) Taxes, other than Excluded Taxes, imposed on or with respect to any payment made by or on account of any obligation of the Borrower under any Loan Document and (b) to the extent not otherwise described in (a), Other Taxes.
“Independent” when used with respect to any specified Person means that such Person (a) does not have any direct financial interest or any material indirect financial interest in the Borrower or any of its Subsidiaries or Affiliates (including the Investment Adviser or any Affiliate thereof) and (b) is not connected with the Borrower or of its Subsidiaries or Affiliates (including the Investment Adviser or any Affiliate thereof) as an officer, employee, promoter, underwriter, trustee, partner, director or Person performing similar functions.
“Industry Classification Group” means (a) any of the industry group classifications set forth in Schedule 1.01(c) hereto, and (b) up to three additional industry group classifications established by the Borrower pursuant to Section 5.12.
“Initial Term Commitment” means as to each Term Lender, the obligation of such Lender to make, on and subject to the terms and conditions hereof, a Term Loan to the Borrower in Dollars pursuant to Section 2.01(c) in an aggregate principal amount up to but not exceeding the amount set forth opposite the name of such Lender on Schedule 1.01(b). The amount of each Lender’s Initial Term Commitment as of the Second Amendment Effective Date is set forth on Schedule 1.01(b). The aggregate amount of the Lenders’ Initial Term Commitments as of the Second Amendment Effective Date is $13,750,000.
“Initial Term Lender” means each Lender having an Initial Term Commitment or, as the case may be, an outstanding Initial Term Loan.
“Initial Term Loans” means the term loans made by the Lenders to the Borrower pursuant to Section 2.01(c).

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“Interest Election Request” means a request by the Borrower to convert or continue a ~~Syndicated~~ Borrowing in accordance with Section 2.07.
“Interest Payment Date” means (a) with respect to any ~~Syndicated~~ ABR Loan, each Quarterly Date, (b) with respect to any RFR Loan, each Monthly Date, and (c) with respect to any Term Benchmark Loan, the last day of each Interest Period therefor and, in the case of any Interest Period of more than three months’ duration, each day prior to the last day of such Interest Period that occurs at three-month intervals after the first day of such Interest Period.
“Interest Period” means, for any Term Benchmark Loan or Borrowing, the period commencing on the date of such Loan or Borrowing and ending on the numerically corresponding day in the calendar month that is one month, three months or six months (other than with respect to a Term Benchmark Loan or Term Benchmark Borrowing denominated in Canadian Dollars, which shall not be available for a period of six months’ duration) thereafter or, with respect to such portion of any Term Benchmark Loan or Borrowing denominated in a Foreign Currency that is scheduled to be repaid on the Final Maturity Date, a period of less than one month’s duration commencing on the date of such Loan or Borrowing and ending on the Final Maturity Date, as specified in the applicable Borrowing Request or Interest Election Request; provided that (i) if any Interest Period would end on a day other than a Business Day, such Interest Period shall be extended to the next succeeding Business Day unless such next succeeding Business Day would fall in the next calendar month, in which case such Interest Period shall end on the next preceding Business Day, (ii) any Interest Period (other than an Interest Period pertaining to a Term Benchmark Borrowing denominated in a Foreign Currency that ends on the Final Maturity Date that is permitted to be of less than one month’s duration as provided in this definition) that commences on the last Business Day of a calendar month (or on a day for which there is no numerically corresponding day in the last calendar month of such Interest Period) shall end on the last Business Day of the last calendar month of such Interest Period and (iii) no tenor that has been removed from this definition pursuant to Section 2.13(e) shall be available for specification in such Borrowing Request or notice of conversion or continuation unless or until it is reinstated pursuant to Section 2.13(e). For purposes hereof, the date of a Loan initially shall be the date on which such Loan is made and thereafter shall be the effective date of the most recent conversion or continuation of such Loan, and the date of a ~~Syndicated~~ Borrowing comprising Loans that have been converted or continued shall be the effective date of the most recent conversion or continuation of such Loans.
“Investment” means, for any Person: (a) Equity Interests, bonds, notes, debentures or other securities of any other Person or any agreement to acquire any Equity Interests, bonds, notes, debentures or other securities of any other Person (and any rights or proceeds in respect of (x) any “short sale” of securities or (y) any sale of any securities at a time when such securities are not owned by such Person); (b) deposits, advances, loans or other extensions of credit made to any other Person (including purchases of property from another Person subject to an understanding or agreement, contingent or otherwise, to resell such property to such Person, but excluding any advances to employees, officers, directors, and consultants of the Borrower or any of its Subsidiaries for expenses in the ordinary course of business); or (c) Hedging Agreements.

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“Investment Adviser” means MS Capital Partners Adviser Inc. or any Affiliate of MS Capital Partners Adviser Inc. that is organized under the laws of a jurisdiction located in the United States of America and in the business of managing or advising clients.
“Investment Company Act” means the Investment Company Act of 1940, as amended from time to time.
“Investment Objectives” means the investment objectives, policies, restrictions and limitations set forth in the “BUSINESS” section of its Registration Statement, and as the same may be changed, altered, expanded, amended, modified, terminated or restated from time to time in accordance with this Agreement.
“Issuing Bank” means SMBC and any other Issuing Bank designated pursuant to Section 2.05(o), in their capacity as the issuers of Letters of Credit hereunder, and their respective successors in such capacity as provided in Section 2.05(j). In the case of any Letter of Credit to be issued in an Agreed Foreign Currency, such Issuing Bank may designate any of its affiliates as the “Issuing Bank” for purposes of such Letter of Credit.
“Joint Venture Investment” means, with respect to any Obligor, any Investment by such Obligor in a joint venture or other investment vehicle in the form of a capital investment, loan or other commitment in or to such joint venture or other investment vehicle pursuant to which such Obligor may be required to provide contributions, investments, or financing to such joint venture or other investment vehicle and which Investment the Borrower has designated as a “Joint Venture Investment”.
“LC Disbursement” means a payment made by any Issuing Bank pursuant to a Letter of Credit.
“LC Exposure” means, at any time, the sum of the Dollar LC Exposure and the Multicurrency LC Exposure.
“Lead Arranger” means SMBC.
“Lenders” means, collectively, the ~~Dollar~~Term Lenders and the ~~Multicurrency~~Revolving Lenders.
“Letter of Credit” means any letter of credit issued pursuant to this Agreement.
“Letter of Credit Collateral Account” has the meaning assigned to such term in Section 2.05(k).
“Letter of Credit Documents” means, with respect to any Letter of Credit, collectively, any application therefor and any other agreements, instruments, guarantees or other documents (whether general in application or applicable only to such Letter of Credit) governing or providing for (a) the rights and obligations of the parties concerned or at risk with respect to such Letter of Credit or (b) any collateral security for any of such obligations, each as the same may be modified and supplemented and in effect from time to time.

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“Lien” means, with respect to any asset, (a) any mortgage, deed of trust, lien, pledge, hypothecation, encumbrance ~~in the form of a security interest,~~(other than any customary contractual limitation set forth in any agreement that is not prohibited from being entered into hereunder), charge or security interest in, on or of such asset, (b) the interest of a vendor or a lessor under any conditional sale agreement, capital lease or title retention agreement (or any financing lease having substantially the same economic effect as any of the foregoing) relating to such asset and (c) in the case of securities, any purchase option, call or similar right of a third party with respect to such securities (other than on market terms at fair value so long as in the case of any Portfolio Investment, the Value used in determining the Borrowing Base is not greater than the purchase or call price), except in favor of the issuer thereof (and, for the avoidance of doubt, in the case of Investments that are loans or other debt obligations, ~~customary~~ restrictions on assignments or transfers, buyout rights, voting rights, rights of first offer or refusal thereof pursuant to the underlying documentation of such Investment shall not be deemed to be a “Lien” and in the case of portfolio investments (including Portfolio Investments) that are equity securities, excluding customary drag-along, tag-along, ~~right~~buyout rights, voting rights, rights of first offer or refusal, restrictions on assignments or transfers, and other similar rights in favor of ~~one or more~~other equity holders of the same issuer).
“Loan Documents” means, collectively, this Agreement, the Letter of Credit Documents, the Notes and the Security Documents.
“Loan Percentage” means, as of any date of determination, the result, expressed as a percentage, of the Credit Exposure on such date divided by the aggregate outstanding Covered Debt Amount on such date.
“Loans” means the loans made by the Lenders to the Borrower pursuant to this Agreement.
“Losses” has the meaning assigned to such term in Section 9.03(b).
“Margin Stock” means “margin stock” within the meaning of Regulations D, T, U and X.
“Material Adverse Effect” means a material adverse effect on (a) the business, Portfolio Investments and other assets, liabilities or financial condition of the Borrower or the Borrower and its Subsidiaries (other than Financing Subsidiaries) taken as a whole (excluding in any case a decline in the net asset value of the Borrower or its Subsidiaries, or a change in general market conditions or values of the Investments of the Borrower and its Subsidiaries taken as a whole), or (b) the validity or enforceability of any of the Loan Documents or the rights or remedies of the Collateral Agent, the Administrative Agent or the Lenders thereunder or the ability of the ~~Obligor~~Obligors to perform their respective obligations thereunder.
“Material Indebtedness” means (a) Indebtedness (other than the Loans, Letters of Credit and Hedging Agreements), of any one or more of the Borrower and its Subsidiaries in an aggregate outstanding principal amount exceeding $20,000,000 and (b) obligations in respect of one or more Hedging Agreements under which the maximum aggregate amount (giving effect to

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any netting agreements) that the Borrower and its Subsidiaries would be required to pay if such Hedging Agreement(s) were terminated at such time would exceed $20,000,000.
“Maximum Rate” has the meaning assigned to such term in Section ~~9.17~~9.18.
“Minimum Collateral Amount” means, at any time, with respect to Cash Collateral consisting of Cash or deposit account balances, an amount equal to 102% of the Fronting Exposure of each Issuing Bank with respect to Letters of Credit issued and outstanding at such time.
“Monthly Dates” means the last Business Day of each calendar month in each year, commencing on July 31, 2023.
“Moody’s” means Moody’s Investors Service, Inc. or any successor thereto.
“Morgan Stanley” means Morgan Stanley & Co LLC.
“Multicurrency Commitment” means, with respect to each Multicurrency Lender, the commitment of such Multicurrency Lender to make ~~Syndicated~~Revolving Loans, and to acquire participations in Letters of Credit, denominated in Dollars and in Agreed Foreign Currencies hereunder, expressed as an amount representing the maximum aggregate amount of such Lender’s Revolving Multicurrency Credit Exposure hereunder, as such commitment may be (a) reduced or increased from time to time pursuant to Section 2.08 or as otherwise provided in this Agreement and (b) reduced or increased from time to time pursuant to assignments by or to such Lender pursuant to Section 9.04. The ~~initial~~aggregate amount of each Lender’s Multicurrency Commitment as of the Second Amendment Effective Date is set forth on Schedule 1.01(b)~~,~~  or in the Increasing Lender/Joining Lender Agreement or Assignment and Assumption pursuant to which such Lender shall have assumed its Multicurrency Commitment, as applicable, after the Second Amendment Effective Date. The aggregate amount of the Lenders’ Multicurrency Commitments as of the Second Amendment Effective Date is $~~100,000,000~~226,250,000.
“Multicurrency LC Exposure” means, at any time, the sum of (a) the aggregate undrawn amount of all outstanding Multicurrency Letters of Credit at such time plus (b) the aggregate amount of all LC Disbursements in respect of such Letters of Credit that have not yet been reimbursed by or on behalf of the Borrower at such time. The Multicurrency LC Exposure of any Lender at any time shall be its Applicable Multicurrency Percentage of the total Multicurrency LC Exposure at such time. For purposes of computing the amount available to be drawn under any Multicurrency Letter of Credit, the amount of such Multicurrency Letter of Credit shall be determined in accordance with Section 1.05. For all purposes of this Agreement, if on any date of determination a Multicurrency Letter of Credit has expired by its terms but any amount may still be drawn thereunder by reason of the operation of Rule 3.14 of the International Standby Practices, such Multicurrency Letter of Credit shall be deemed to be “outstanding” in the amount so remaining available to be drawn.

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“Multicurrency Lender” means the Persons listed on Schedule 1.01(b) as having Multicurrency Commitments and any other Person that shall have become a party hereto pursuant to an Increasing Lender/Joining Lender Agreement or an Assignment and Assumption that provides for it to assume a Multicurrency Commitment or to acquire Revolving Multicurrency Credit Exposure, other than any such Person that ceases to be a party hereto pursuant to an Assignment and Assumption.
“Multicurrency Letters of Credit” means Letters of Credit that utilize the Multicurrency Commitments.
“Multicurrency Loan” means a Loan denominated in Dollars or an Agreed Foreign Currency under the Multicurrency Commitments.
“Multiemployer Plan” means a multiemployer plan as defined in Section 4001(a)(3) of ERISA.
“National Currency” means the currency, other than the Euro, of a Participating Member State.
“Net Cash Proceeds” means:
(a)    with respect to any Disposition by the Borrower or any ~~of its Subsidiaries (~~other ~~than Financing Subsidiaries)~~Obligor, or any Extraordinary Receipt received or paid to the account of the Borrower or any ~~of its Subsidiaries (~~other ~~than Financing Subsidiaries)~~Obligor (in each case, which requires a payment of the Loans under Section 2.10(d)), an amount equal to (x) the sum of Cash and Cash Equivalents received by an Obligor or paid to the account of any Obligor in connection with such transaction (including any Cash or Cash Equivalents received by way of deferred payment pursuant to, or by monetization of, a note receivable or otherwise, but only as and when so received) minus (y) the sum of (i) the principal amount of any Indebtedness that is secured by the applicable asset and that is required to be repaid in connection with such transaction (other than Indebtedness under the Loan Documents), (ii) Taxes paid or reasonably estimated to be actually payable within ~~one year~~two years of the date of the relevant transaction in connection with such transaction (after taking into account any available tax credits or deductions); provided that, if the amount of any estimated Taxes pursuant to clause (ii) exceeds the amount of Taxes actually required to be paid in cash in respect of such ~~Disposition~~transaction, the aggregate amount of such excess shall constitute Net Cash Proceeds (as of the date the Borrower determines such excess exists), (iii) any reasonable costs, fees, commissions, premiums and expenses incurred by the Borrower or any of its Subsidiaries ~~in connection with such Disposition~~directly incidental to such cash receipts, including reasonable legal fees and expenses, and (iv) reserves for indemnification, purchase price adjustments or analogous arrangements ~~reasonably~~either (x) required by underlying documentation for such transaction or (y) reasonably estimated by the Borrower or the relevant Subsidiary in connection with such Disposition; provided, that (A) for purposes of this clause (iv), such reserved amount shall not be included in the Borrowing Base and (B) if the amount of any estimated

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reserves pursuant to this clause (iv) exceeds the amount actually required to be paid in cash in respect of indemnification, purchase price adjustments or analogous arrangements for such Disposition, the aggregate amount of such excess shall constitute Net Cash Proceeds (as of the date the Borrower determines such excess exists); and
(b)    with respect to the sale or issuance of any Equity Interest by the Borrower or any ~~of its Subsidiaries (~~other ~~than any Financing Subsidiary)~~Obligor (including, for the avoidance of doubt, cash received by the Borrower or any ~~of its Subsidiaries (other than any Financing Subsidiaries)~~other Obligor for the sale by the Borrower or such ~~Subsidiary~~Obligor of any Equity Interest of a Financing Subsidiary but specifically excluding any sale of any Equity Interest by a Financing Subsidiary or cash received by a ~~Financing~~ Subsidiary that is not an Obligor in connection with the sale of any Equity Interest), or the incurrence or issuance of any Indebtedness by the Borrower or any ~~of its Subsidiaries (~~other ~~than Financing Subsidiaries)~~Obligor (in each case, which requires a payment of the Loans under Section 2.10(d)), an amount equal to (x) the sum of the Cash and Cash Equivalents received in connection with such transaction minus (y) any reasonable costs, fees, commissions, premiums, expenses, or underwriting discounts or commissions incurred by the Borrower or any of its Subsidiaries ~~in connection with such sale or issuance~~directly incidental to such cash receipts, including reasonable legal fees and expenses.
“Non-Consenting Lender” has the meaning assigned to such term in Section 9.02(d).
“Non-Defaulting Lender” means, at any time, a Lender that is not a Defaulting Lender at such time.
“Non-Performing Joint Venture Investment” means a Joint Venture Investment that is not a Performing Joint Venture Investment.
“Non-Public Information” means material non-public information (within the meaning of United States federal, state or other applicable securities laws) with respect to Borrower or its Affiliates or their Securities.
“Note” means a promissory note made by the Borrower in favor of a Lender evidencing Loans made by such Lender, in form and substance reasonably acceptable to the Administrative Agent.
“Obligor” means, collectively, the Borrower and the Subsidiary Guarantors.
“Original Currency” has the meaning assigned to such term in Section 2.17(a).
“Other Connection Taxes” means, with respect to the Administrative Agent, any Lender or any Issuing Bank, Taxes imposed as a result of a present or former connection between such recipient and the jurisdiction imposing such Tax (other than connections arising from such recipient having executed, delivered, become a party to, performed its obligations

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under, received payments under, received or perfected a security interest under, engaged in any other transaction pursuant to or enforced any Loan Document, or sold or assigned an interest in any Loans or Loan Document).
“Other Covered Indebtedness” means, collectively, Secured Longer-Term Indebtedness, Secured Shorter-Term Indebtedness, Special Unsecured Longer-Term Indebtedness, Special Unsecured Shorter-Term Indebtedness, Unsecured Shorter-Term Indebtedness, and Unsecured Longer-Term Indebtedness.
“Other Permitted Indebtedness” means (a) accrued expenses and current trade accounts payable incurred in the ordinary course of the Borrower’s business which are not overdue for a period of more than 90 days or which are being contested in good faith by appropriate proceedings, (b) Indebtedness (other than Indebtedness for borrowed money), including Guarantees of such Indebtedness arising in connection with transactions in the ordinary course of ~~the Borrower’s~~any Obligor’s business in connection with its purchasing of (in each case, other than Portfolio Investments or assets that, immediately prior to such transaction, were Portfolio Investments) securities, loans, derivatives transactions, ~~reverse~~ repurchase agreements or dollar rolls to the extent such transactions are permitted under the Investment Company Act and the Borrower’s Investment Objectives (after giving effect to any Permitted Policy Amendments), provided that such Indebtedness in connection with ~~reverse~~ repurchase agreements or dollar rolls does not arise in connection with the purchase of Investments other than Cash Equivalents and U.S. Government Securities and (c) Indebtedness in respect of judgments or awards so long as such judgments or awards do not constitute an Event of Default under clause (l) of Article VII.
“Other Taxes” means any and all present or future stamp, court, documentary, intangibles, recording, filing or similar Taxes arising from any payment made under any Loan Document or from the execution, delivery, performance, enforcement or registration of, from the receipt or perfection of a security interest under, or otherwise with respect to, any Loan Document, excluding any such Taxes that are Other Connection Taxes resulting from an assignment by any Lender in accordance with Section 9.04 (unless such assignment is made pursuant to a request of the Borrower under Section 2.18(b)).
“Overnight Rate” means, for any day, (a) with respect to any amount denominated in Dollars, the greater of (i) the Federal Funds Effective Rate and (ii) an overnight rate reasonably determined by the Administrative Agent to be customary in the place of disbursement or payment for the settlement of international banking transactions, and (b) with respect to any amount denominated in an Agreed Foreign Currency, an overnight rate reasonably determined by the Administrative Agent to be customary in the place of disbursement or payment for the settlement of international banking transactions.
“Parent Company” means, with respect to a Lender or an Eligible Participation Counterparty, the bank holding company (as defined in Federal Reserve Board Regulation Y), if any, of such Lender or such Eligible Participation Counterparty, and/or any Person owning, beneficially or of record, directly or indirectly, a majority of the outstanding Equity Interests of such Lender or such Participation Counterparty.

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“Participant” has the meaning assigned to such term in Section 9.04(f).
“Participant Register” has the meaning assigned to such term in Section 9.04(f).
“Participating Member State” means any member state of the European Community that adopts or has adopted the Euro as its lawful currency in accordance with the legislation of the European Union relating to the European Monetary Union.
“Payment Recipient” has the meaning assigned to it in Section 8.09(a).
“PBGC” means the Pension Benefit Guaranty Corporation referred to and defined in ERISA and any successor entity performing similar functions.
“Performing Joint Venture Investments” means Joint Venture Investments which are Performing.
“Periodic Term CORRA Determination Day” has the meaning specified in the definition of “Term CORRA”.
“Periodic Term SOFR Determination Day” has the meaning specified in the definition of “Term SOFR”.
“Permitted CLO Issuer” means any issuer of CLO Securities (or such entity’s parent, general partner or other managing entity) that is an Affiliate of the Borrower and has acquired any Investments from an Obligor; provided that:
(i)    no portion of the Indebtedness or any other obligations (contingent or otherwise) of such issuer (i) is Guaranteed by any Obligor (other than Guarantees in respect of Standard Securitization Undertakings), (ii) is recourse to or obligates any Obligor in any way other than pursuant to Standard Securitization Undertakings or (iii) subjects any property of any Obligor (other than property that has been contributed or sold, purported to be sold or otherwise transferred to such Subsidiary), directly or indirectly, contingently or otherwise, to the satisfaction thereof, other than pursuant to Standard Securitization Undertakings or any Guarantee thereof,
(ii)    no Obligor has any material contract, agreement, arrangement or understanding with such issuer (excluding customary sale and contribution agreements entered into with a single purpose entity that is structured to be bankruptcy remote) other than on terms, taken as a whole, not materially less favorable to such Obligor than those that might be obtained at the time from Persons that are not Affiliates of any Obligor, other than fees payable in the ordinary course of business in connection with servicing receivables or financial assets and pursuant to Standard Securitization Undertakings, and
(iii)    to which no Obligor has any obligation to maintain or preserve such issuer’s financial condition or cause such entity to achieve certain levels of operating results.

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“Permitted Convertible Indebtedness” means Indebtedness incurred by an Obligor that is convertible solely into Permitted Equity Interests of the Borrower.
“Permitted Equity Interests” means common stock of the Borrower that after its issuance is not subject to any agreement between the holder of such common stock and the Borrower where the Borrower is required to purchase, redeem, retire, acquire, cancel or terminate ~~any~~all such common stock~~.~~ at any time prior to the first anniversary of the Final Maturity Date (as in effect from time to time) other than (x) as a result of a change of control or asset sale, or (y) in connection with any purchase, redemption, retirement, acquisition, cancellation or termination with, or in exchange for, shares of common stock that are Permitted Equity Interests.
“Permitted Liens” means (a) Liens imposed by any Governmental Authority for Taxes, assessments or charges not yet due or that are being contested in good faith and by appropriate proceedings if adequate reserves with respect thereto are maintained on the books of the Borrower in accordance with GAAP; (b) Liens of clearing agencies, broker-dealers and similar Liens incurred in the ordinary course of business; provided that such Liens (i) attach only to the securities (or proceeds) being purchased or sold and (ii) secure only obligations incurred in connection with such purchase or sale, and not any obligation in connection with margin financing; (c) Liens imposed by law, such as materialmen’s, mechanics’, carriers’, workmens’, landlord, storage and repairmen’s Liens and other similar Liens arising in the ordinary course of business and securing obligations (other than Indebtedness for borrowed money) not yet due or that are being contested in good faith and by appropriate proceedings if adequate reserves with respect thereto are maintained on the books of the Borrower in accordance with GAAP; (d) Liens incurred or pledges or deposits made to secure obligations incurred in the ordinary course of business under workers’ compensation laws, unemployment insurance or other similar social security legislation (other than Liens imposed by the PBGC in respect of employee benefit plans subject to Title IV of ERISA) or to secure public or statutory obligations; (e) Liens securing the performance of, or payment in respect of, bids, insurance premiums, deductibles or co-insured amounts, tenders, government or utility contracts (other than for the repayment of borrowed money), surety, stay, customs and appeal bonds and other obligations of a similar nature incurred in the ordinary course of business, provided that all Liens on any Collateral included in the Borrowing Base that are permitted pursuant to this clause (e) shall have a priority that is junior to the Liens under the Security Documents; (f) Liens arising out of judgments or awards so long as such judgments or awards do not constitute an Event of Default under clause (l) of Article VII; (g) customary rights of setoff ~~and~~, banker’s lien, security interest, liens or other like right upon (i) deposits of cash in favor of banks or other depository institutions in which such cash is maintained in the ordinary course of business, (ii) cash and financial assets held in securities accounts in favor of banks and other financial institutions with which such accounts are maintained in the ordinary course of business and (iii) assets held by a custodian in favor of such custodian in the ordinary course of business, in the case of each of clauses (i) through (iii) above, (x) securing payment of fees, indemnities and other similar obligations and (y) other than with respect to any Excluded Account (as defined in the Guarantee and Security Agreement), subordinated, pursuant to the terms of the Custodian Control Agreement or another account control agreement in form and substance reasonably satisfactory to the Collateral Agent, to the

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first priority perfected security interest in the Collateral created in favor of the Collateral Agent, except to the extent expressly provided in the Guarantee and Security Agreement, the Custodian Control Agreement or such other account control agreement in form and substance reasonably satisfactory to the Collateral Agent; (h) Liens arising solely from precautionary filings of financing statements under the Uniform Commercial Code of the applicable jurisdictions in respect of operating leases entered into by the Borrower or any of its Subsidiaries in the ordinary course of business or in respect of assets sold or otherwise disposed of to a non-Obligor in a transaction permitted by this Agreement; (i) deposits of money securing leases to which ~~Borrower~~an Obligor is a party as lessee made in the ordinary course of business; (j) Liens in favor of any escrow agent solely on and in respect of any cash earnest money deposits made by any Obligor in connection with any letter of intent or purchase agreement (to the extent that the acquisition or disposition with respect thereto is otherwise permitted hereunder); ~~and~~ (k) precautionary Liens and filings of financing statements under the Uniform Commercial Code covering assets sold or contributed or purported to be sold or contributed to any Person not prohibited hereunder~~.~~ and (l) any restrictions on the sale or disposition of assets arising from a loan sale agreement between or among one or more Obligors with one or more Financing Subsidiaries or Permitted CLO Issuers; provided such restrictions with respect to this clause (l) do not adversely affect the enforceability of the Collateral Agent’s first-priority security interest on any Collateral.
“Permitted Policy Amendment” means any change, alteration, expansion, amendment, modification, termination, restatement or replacement of the Investment Objectives that is one of the following: (a) approved in writing by the Administrative Agent (with the consent of the Required Lenders), (b) required by applicable law, rule, regulation or Governmental Authority, or (c) not materially adverse to the rights, remedies or interests of the Lenders in the reasonable discretion of the Administrative Agent (for the avoidance of doubt, no change, alteration, expansion, amendment, modification, termination or restatement of the Investment Objectives shall be deemed “material” if investment size proportionately increases as the size of the Borrower’s capital base changes).
“Permitted SBIC Guarantee” means a guarantee by the Borrower of Indebtedness of an SBIC Subsidiary on the SBA’s then applicable form (or the applicable form at the time such guarantee was entered into)~~, provided that the recourse to the Borrower thereunder is expressly limited only to periods after the occurrence of an event or condition that is an impermissible change in the control of such SBIC Subsidiary (it being understood that, as provided in clause (s) of Article VII, it shall be an Event of Default hereunder if any such event or condition giving rise to such recourse occurs).~~.
“Person” means any natural person, corporation, limited liability company, trust, joint venture, association, company, partnership, Governmental Authority, vessel or other entity.
“Plan” means any employee pension benefit plan (other than a Multiemployer Plan) subject to the provisions of Title IV of ERISA or Section 412 of the Code or Section 302 of ERISA, and in respect of which the Borrower or any ERISA Affiliate is (or, if such plan were

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terminated, would under Section 4069 of ERISA be deemed to be) an “employer” as defined in Section 3(5) of ERISA.
“Platform” has the meaning set forth in Section 5.01(j).
“Portfolio Investment” means any Investment held by the Obligors in their asset portfolio (that is included (or will at the end of the then current fiscal quarter be included) on the schedule of investments on the financial statements of the Borrower delivered pursuant to Section 5.01(a) or (b) that, in each case, meets all of the criteria set forth on Schedule 1.01(d) hereto and, solely for purposes of determining the Borrowing Base, Cash (for the avoidance of doubt, excluding Cash pledged as Cash Collateral for Letters of Credit)). Without limiting the generality of the foregoing, the following Investments shall not be considered Portfolio Investments under this Agreement or any other Loan Document: (a) any Investment that has not been acquired or originated in compliance in all material respects with the Investment Objectives as in effect as of the date of its purchase or origination, as applicable; (b) any Investment by an Obligor in any Subsidiary, Affiliate or joint venture of such Obligor (including, for the avoidance of doubt, any Joint Venture Investment or any Investment by an Obligor in an entity constituting a portfolio investment of such Obligor or an Affiliate of such Obligor); (c) any Investment that provides in favor of the obligor in respect of such Portfolio Investment an express right of rescission, set-off, counterclaim or any other defenses; (d) any Investment, which, if debt, is an obligation (other than a revolving loan or delayed draw term loan) pursuant to which any future advances or payments to the Obligor may be required to be made by the Borrower; (e) any Investment which is made to a bankrupt entity (other than a Performing DIP Loan and current pay obligations); (f) any Investment, Cash or account in which ~~a Financing Subsidiary~~an Excluded Asset has an interest; (g) any Investment that is not owned by an Obligor free and clear of any liens (except Permitted Liens); ~~and~~ (h) any Investment that is an Excluded Asset or any Investment in an Excluded Asset; (i) any Investment that has been contributed or sold, purported to be contributed or sold or otherwise transferred to any Person that is not an Obligor, in each case, after the settlement of such contribution, sale or transfer; and (j) any Investment in which any Obligor has sold a participation therein to a Person that is not an Obligor to the extent of such participation and after the settlement of such sale.
“Prime Rate” means the rate of interest quoted in The Wall Street Journal, Money Rates Section, as the “U.S. Prime Rate” (or its successor), as in effect from time to time or, if The Wall Street Journal ceases to quote such rate, the highest per annum interest rate published by the Federal Reserve Board in Federal Reserve Statistical Release H.15 (519) (Selected Interest Rates) as the “bank prime loan” rate or, if such rate is no longer quoted therein, any similar rate quoted therein (as determined by the Administrative Agent) or any similar release by the Federal Reserve Board (as determined by the Administrative Agent). The Prime Rate is a reference rate and does not necessarily represent the lowest or best rate actually charged to any customer. The Administrative Agent or any Lender may make commercial loans or other loans at rates of interest at, above, or below the Prime Rate. Each change in the Prime Rate shall be effective from and including the date such change is publicly announced or quoted as being effective.

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“Principal Financial Center” means, in the case of any Currency, the principal financial center where such Currency is cleared and settled, as determined by the Administrative Agent.
“Pro-Rata Borrowing” has the meaning assigned to such term in Section 2.03(a).
“Pro-Rata Dollar Portion” means, in connection with any Pro-Rata Borrowing, an amount equal to (i) the aggregate amount of such Pro-Rata Borrowing multiplied by (ii) the aggregate Dollar Commitments of all Dollar Lenders at such time divided by (iii) the aggregate Revolving Commitments of all Lenders at such time.
“Pro-Rata Multicurrency Portion” means, in connection with any Pro-Rata Borrowing, an amount equal to (i) the aggregate amount of such Pro-Rata Borrowing multiplied by (ii) the aggregate Multicurrency Commitments of all Multicurrency Lenders at such time divided by (iii) the aggregate Revolving Commitments of all Lenders at such time.
“Prohibited Assignees and Participants Side Letter” means that certain Side Letter, dated as of the Effective Date, between the Borrower and the Administrative Agent.
“PTE” means a prohibited transaction class exemption issued by the U.S. Department of Labor, as any such exemption may be amended from time to time.
“Public Lender” means Lenders that do not wish to receive Non-Public Information with respect to the Borrower or any of its Subsidiaries or their Securities.
“Quarterly Dates” means the last Business Day of March, June, September and December in each year, commencing in September 2023.
“Quoted Investments” has the meaning set forth in Section 5.12(b)(ii)(A).
“Register” has the meaning set forth in Section 9.04(c).
“Registration Statement” means the Registration Statement filed by the Borrower with the Securities and Exchange Commission on July 13, 2023.
“Regulations D, T, U and X” means, respectively, Regulations D, T, U and X of the Board, as the same may be modified and supplemented and in effect from time to time.
“Reinvestment Agreement” means a guaranteed reinvestment agreement from a bank, insurance company or other corporation or entity, in each case, at the date of such acquisition having a credit rating of at least A-1 from S&P and at least P-1 from Moody’s; provided that such agreement provides that it is terminable by the purchaser, without penalty, if the rating assigned to such agreement by either S&P or Moody’s is at any time lower than such ratings.

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“Related Parties” means, with respect to any specified Person, such Person’s Affiliates and the respective partners, directors, officers, managers, employees, agents, advisers and other representatives of such Person and such Person’s Affiliates.
“Relevant Asset Coverage Ratio” means as of any date, the Asset Coverage Ratio as of the most recent Quarterly Date.
“Relevant Governmental Body” means (a) with respect to a Benchmark Replacement in respect of obligations, interest, fees, commissions or other amounts denominated in, or calculated with respect to, Dollars, the Board and/or the Federal Reserve Bank of New York, or a committee officially endorsed or convened by the Board and/or the Federal Reserve Bank of New York or any successor thereto, (b) with respect to a Benchmark Replacement in respect of obligations, interest, fees, commissions or other amounts denominated in, or calculated with respect to, Canadian Dollars, the Bank of Canada, or a committee officially endorsed or convened by the Bank of Canada or, in each case, any successor thereto, (c) with respect to a Benchmark Replacement in respect of obligations, interest, fees, commissions or other amounts denominated in, or calculated with respect to, Sterling, the Bank of England, or a committee officially endorsed or convened by the Bank of England or, in each case, any successor thereto, (~~c~~d) with respect to a Benchmark Replacement in respect of obligations, interest, fees, commissions or other amounts denominated in, or calculated with respect to, Euros, the European Central Bank, or a committee officially endorsed or convened by the European Central Bank or, in each case, any successor thereto and (~~d~~e) with respect to a Benchmark Replacement in respect of obligations, interest, fees, commissions or other amounts denominated in, or calculated with respect to, any Currency other than Dollars, Canadian Dollars, Sterling or Euros, (1) the central bank for the Currency in which such obligations, interest, fees, commissions or other amounts are denominated, or calculated with respect to, or any central bank or other supervisor which is responsible for supervising either (A) such Benchmark Replacement or (B) the administrator of such Benchmark Replacement or (2) any working group or committee officially endorsed or convened by (A) the central bank for the Currency in which such obligations, interest, fees, commissions or other amounts are denominated, or calculated with respect to, (B) any central bank or other supervisor that is responsible for supervising either (i) such Benchmark Replacement or (ii) the administrator of such Benchmark Replacement, (C) a group of those central banks or other supervisors or (D) the Financial Stability Board or any part thereof.
“Required Lenders” means, at any time, Lenders having ~~Revolving~~ Credit Exposures and unused Commitments representing more than 50% of the sum of the total ~~Revolving~~ Credit Exposures and unused Commitments at such time; provided ~~that the Revolving Credit Exposures and unused Commitments of any Defaulting Lender shall be disregarded in the determination of Required Lenders; provided further,~~ that, so long as there are two or more unaffiliated Lenders that are not Defaulting Lenders, Required Lenders shall mean at least two Lenders. The Required Lenders of a Class (which shall include the terms “Required Dollar Lenders” and “Required Multicurrency Lenders”) means, at any time, Lenders having ~~Revolving~~ Credit Exposures and unused Commitments of such Class representing more than 50% of the

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sum of the total ~~Revolving~~ Credit Exposure and unused Commitments of such Class at such time~~; provided that~~ .
 ~~the~~“Required Revolving Lenders” means, at any time, Lenders having Revolving Credit ~~Exposure~~Exposures and unused Revolving Commitments ~~of any~~ representing more than 50% of the sum of the total Revolving Credit Exposures and unused Revolving Commitments at such time; provided that, so long as there are two or more unaffiliated Lenders that are not Defaulting Lenders ~~shall be disregarded in the determination of the~~, Required Revolving Lenders ~~of a Class or the Required~~shall mean at least two Revolving Lenders.
“Resolution Authority” means an EEA Resolution Authority or, with respect to any UK Financial Institution, a UK Resolution Authority.
“Responsible Officer” means the chief executive officer, president, chief financial officer, treasurer, assistant treasurer or controller of an Obligor. Any document delivered hereunder that is signed by a Responsible Officer of an Obligor shall be conclusively presumed to have been authorized by all necessary corporate, limited liability company, partnership and/or other action on the part of such Obligor and such Responsible Officer shall be conclusively presumed to have acted on behalf of such Obligor.
“Restricted Payment” means any dividend or other distribution (whether in cash, securities or other property) with respect to any shares of any class of Capital Stock of the Borrower or any ~~of its Subsidiaries~~other Obligor, or any payment (whether in cash, securities or other property), including any sinking fund or similar deposit, on account of the purchase, redemption, retirement, acquisition, cancellation or termination of any such shares of Capital Stock of the Borrower or any option, warrant or other right to acquire any such shares of Capital Stock of the Borrower (it being understood that none of: (w) the conversion features into Permitted Equity Interests under Permitted Convertible Indebtedness; (x) the triggering of such conversion and/or settlement thereof solely with Permitted Equity Interests; and (y) any cash payment on account of interest or expenses on such Permitted Convertible Indebtedness (or any cash payment on account of fractional shares issued upon conversion provisions of such Permitted Convertible Indebtedness) made by the Borrower or any Subsidiary Guarantor for another in respect of such triggering and/or settlement thereof, shall constitute a Restricted Payment).
“Return of Capital” means (a) any net cash amount received by any Obligor in respect of the outstanding principal of any Investment held by the Obligors in their asset portfolio (each, a “Specified Investment”) (whether at stated maturity, by acceleration or otherwise), but not including any prepayment of a revolver that does not permanently reduce the related commitments, (b) without duplication of amounts received under clause (a), any net cash proceeds received by any Obligor from the sale of any property or assets pledged as collateral in respect of any Specified Investment to the extent such net cash proceeds are less than or equal to the outstanding principal balance of such Specified Investment, (c) any net cash amount received by any Obligor in respect of any Specified Investment that is an Equity Interest (x) upon the liquidation or dissolution of the issuer of such Specified Investment, (y) as a distribution of capital made on or in respect of such Specified Investment, or (z) pursuant to the recapitalization

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or reclassification of the capital of the issuer of such Specified Investment or pursuant to the reorganization of such issuer or (d) any similar return of capital received by any Obligor in cash in respect of any Specified Investment (in the case of clauses (a), (b), (c) and (d), without duplication, net of any fees, costs, commissions, premiums, expenses and taxes payable or reasonably estimated to be payable with respect thereto (including reasonable legals fees and expenses) (after taking into account any available tax credits or deductions)).
“Revolving Commitments” means, collectively, the Dollar Commitments and the Multicurrency Commitments.
“Revolving Credit Exposure” means, with respect to any Lender at any time, the sum of the outstanding principal amount of such Lender’s Revolving Dollar Credit Exposure and Revolving Multicurrency Credit Exposure at such time.
“Revolving Dollar Credit Exposure” means, with respect to any Lender at any time, the sum of the outstanding principal amount of such Lender’s ~~Syndicated~~Revolving Loans and its LC Exposure, at such time made or incurred under the Dollar Commitments.
“Revolving Lenders” means the Dollar Lenders and the Multicurrency Lenders.
“Revolving Loans” means the revolving loans made by the Lenders to the Borrower pursuant to Section 2.01(a) or (b).
“Revolving Multicurrency Credit Exposure” means, with respect to any Lender at any time, the sum of the outstanding principal amount of such Lender’s ~~Syndicated~~Revolving Loans and its LC Exposure, at such time made or incurred under the Multicurrency Commitments.
~~“Revolving Percentage” means, as of any date of determination, the result, expressed as a percentage, of the Revolving Credit Exposure on such date divided by the aggregate outstanding Covered Debt Amount on such date.~~
“RFR”, when used in reference to any Loan or Borrowing, refers to whether such Loan is, or the Loans constituting such Borrowing are, bearing interest at a rate determined by reference to Daily Simple RFR ~~for the applicable Currency~~.
“RFR Business Day” means, for any Loans, Borrowings, interest, fees, commissions or other amounts denominated in, or calculated with respect to, Sterling, any day except for (i) a Saturday, (ii) a Sunday or (iii) a day on which banks are closed for general business in London.
“RFR Credit Adjustment Spread” means 0.0326%.
“RFR Interest Day” has the meaning specified in the definition of “Daily Simple RFR”.

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~~“RFR Rate” means, for any Loans, Borrowings, interest, fees, commissions or other amounts denominated in, or calculated with respect to Sterling, SONIA.~~
“RFR Reference Day” has the meaning specified in the definition of “Daily Simple RFR”.
“RIC” means a Person qualifying for treatment as a “regulated investment company”, as defined in Section 851 of the Code.
“S&P” means S&P Global Ratings or any successor thereto.
“Sanctioned Country” means, at any time, a country, territory or region which is the subject or target of any comprehensive Sanctions (as of the Second Amendment Effective Date, Cuba, Iran, North Korea and Syria, the Crimea Region of Ukraine, the so-called Donetsk People’s Republic, the so-called Luhansk People’s Republic and non-government-controlled areas of the Zaporizhzhia and Kherson Regions of Ukraine).
~~“Sanctions” has the meaning assigned to such term in Section 3.15.~~
“Sanctioned Person” means, at any time, (a) any Person listed in any Sanctions-related list of designated Persons maintained by the Office of Foreign Assets Control of the U.S. Department of the Treasury or the U.S. Department of State or by the United Nations Security Council, the European Union or any European Union member state or subject to or the subject or target of Sanctions, (b) any Person located, organized or resident in a Sanctioned Country or (c) any Person owned or controlled by any such Person or Persons described in the foregoing clause (a) or (b). For purposes of this definition, “Person” shall include a vessel.
“Sanctions” means all economic or financial sanctions or trade embargoes imposed, administered or enforced from time to time by the United States of America (including the Office of Foreign Assets Control of the U.S. Department of the Treasury and the U.S. Department of State), the United Nations Security Council, the European Union or any member state thereof, His Majesty’s Treasury of the United Kingdom or any other relevant sanctions authority having jurisdiction over the Borrower or its Subsidiaries or any Lender.
“SBA” means the United States Small Business Administration or any Governmental Authority succeeding to any or all of the functions thereof.
“SBIC Equity Commitment” means a commitment by ~~the Borrower~~an Obligor to make one or more capital contributions to an SBIC Subsidiary.
“SBIC Subsidiary” means any direct or indirect Subsidiary (including such Subsidiary’s general partner or managing entity to the extent that the only material asset of such general partner or managing entity is its equity interest in the SBIC Subsidiary) of ~~the Borrower~~any Obligor licensed as a small business investment company under the Small Business Investment Act of 1958, as amended (or that has applied for such a license and is actively pursuing the granting thereof by appropriate proceedings promptly instituted and diligently

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conducted) and which is designated in writing by the Borrower (as provided below) as an SBIC Subsidiary, so long as (a) no portion of the Indebtedness or any other obligations (contingent or otherwise) of such Subsidiary: (i) is Guaranteed by any Obligor (other than a Permitted SBIC Guarantee or analogous commitment), (ii) is recourse to or obligates any Obligor in any way (other than in respect of any SBIC Equity Commitment or Permitted SBIC Guarantee or analogous commitment), or (iii) subjects any property of any Obligor, directly or indirectly, contingently or otherwise, to the satisfaction thereof, other than Equity Interests in any SBIC Subsidiary pledged to secure such Indebtedness, and (b) no Obligor has any obligation to maintain or preserve such Subsidiary’s financial condition or cause such entity to achieve certain levels of operating results (other than in respect of any SBIC Equity Commitment or Permitted SBIC Guarantee or analogous commitment). Any such designation by the Borrower shall be effected pursuant to a certificate of a Financial Officer delivered to the Administrative Agent, which certificate shall include a statement to the effect that, to the best of such officer’s knowledge, such designation complied with the foregoing conditions.
“Screen Rate” means each of the Term SOFR Screen Rate, the EURIBOR Screen Rate, the Term CORRA Screen Rate and the BBSY Screen Rate.
“Second Amendment Effective Date” means July 25, 2024.
“Secured Longer-Term Indebtedness” means Indebtedness of any Obligor that (a) has no scheduled amortization (other than for amortization in an amount not greater than 1% of the aggregate initial principal amount of such Indebtedness per annum) or mandatory redemption, repurchase or prepayment (except as expressly permitted under Section 6.12) prior to, and a final maturity date not earlier than, six months after the Final Maturity Date (it being understood that none of: (w) the conversion features into Permitted Equity Interests under Permitted Convertible Indebtedness; (x) the triggering of such conversion and/or settlement thereof solely with Permitted Equity Interests; and (y) any cash payment on account of interest or expenses on such Permitted Convertible Indebtedness (or any cash payment on account of fractional shares issued upon conversion provisions of such Permitted Convertible Indebtedness) made by the Borrower or any Subsidiary Guarantor for another in respect of such triggering and/or settlement thereof, shall constitute “amortization” for purposes of this clause (a)), (b) is incurred pursuant to documentation containing (i) financial covenants, covenants governing the borrowing base, if any, portfolio valuations and events of default (other than events of default customary in indentures or similar instruments that have no analogous provisions in this Agreement or credit agreements generally) that are ~~no~~not materially more restrictive on the Borrower and its Subsidiaries than those set forth in this Agreement and (ii) other terms (other than interest) that are ~~no~~not materially more restrictive in any material respect upon the Borrower and its Subsidiaries, while any Loans, LC Disbursements or the Commitments are outstanding, than those set forth in this Agreement (it being understood that ~~customary~~ put rights or repurchase or redemption obligations (x) in the case of convertible securities, in connection with the suspension or delisting of the Capital Stock of the Borrower or the failure of the Borrower to satisfy a continued listing rule with respect to its Capital Stock or (y) arising out of circumstances that would constitute a “fundamental change” (as such term is customarily defined in convertible note offerings) or an Event of Default under this Agreement shall not be deemed

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to be more restrictive for purposes of this definition); provided that, upon the Borrower’s written request in connection with the incurrence of any Secured Longer-Term Indebtedness that otherwise would not meet the requirements of this clause (b), the Borrower and the Administrative Agent (on behalf of the Lenders) shall promptly enter into a written amendment to the Loan Documents making changes necessary such that the financial covenants, covenants governing the borrowing base, if any, portfolio valuations, events of default (other than events of default customary in indentures or similar instruments that have no analogous provisions in this Agreement or credit agreements generally) or other terms, as applicable, in this Agreement shall be as restrictive as such covenants in the Secured Longer-Term Indebtedness (or in the case of such other terms, as restrictive in all material respects) and (c) ~~ranks pari passu with the obligations under this Agreement and~~ is not secured by assets of any Person other than any assets of any Obligor pursuant to this Agreement or the Security Documents and the holders of which (or an authorized agent, representative or trustee of such holders) have either executed (i) a joinder agreement to the Guarantee and Security Agreement or (ii) such other document or agreement, in a form reasonably satisfactory to the Administrative Agent and the Collateral Agent, pursuant to which the holders (or an authorized agent, representative or trustee of such holders) of such Secured Longer-Term Indebtedness shall have become a party to the Guarantee and Security Agreement and assumed the obligations of a Financing Agent or Designated Indebtedness Holder (in each case, as defined in the Guarantee and Security Agreement); provided that Indebtedness arising under any Hedging Agreement shall not constitute Secured Longer-Term Indebtedness hereunder.
“Secured Parties” has the meaning assigned to such term in the Guarantee and Security Agreement.
“Secured Shorter-Term Indebtedness” means, collectively, any Indebtedness of an Obligor that ~~is secured by any assets of any Obligor and that~~ does not constitute Secured Longer-Term Indebtedness and that is not secured by any assets of any Person other than pursuant to this Agreement or the Security Documents and the holders of which (or an authorized agent, representative or trustee of such holders) have either executed (i) a joinder agreement to the Guarantee and Security Agreement or (ii) such other document or agreement, in a form reasonably satisfactory to the Administrative Agent and the Collateral Agent, pursuant to which the holders (or an authorized agent, representative or trustee of such holders) of such Secured Shorter-Term Indebtedness shall have become a party to the Guarantee and Security Agreement and assumed the obligations of a Financing Agent or Designated Indebtedness Holder (in each case, as defined in the Guarantee and Security Agreement)~~.~~; provided that Indebtedness arising under any Hedging Agreement shall not constitute Secured Shorter-Term Indebtedness hereunder
“Security Documents” means, collectively, the Guarantee and Security Agreement, all Uniform Commercial Code financing statements filed with respect to the security interests in personal property created pursuant to the Guarantee and Security Agreement and all other assignments, pledge agreements, security agreements, control agreements and other instruments executed and delivered on or after the Effective Date by any of the Obligors pursuant to the Guarantee and Security Agreement or otherwise providing or relating to any collateral

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security for any of the Secured Obligations under and as defined in the Guarantee and Security Agreement.
“Shareholders’ Equity” means, at any date, the amount determined on a consolidated basis, without duplication, in accordance with GAAP, of shareholders equity for the Borrower and its Subsidiaries at such date.
“Significant Subsidiary” means (a) any Obligor or (b) any other Subsidiary that, on a consolidated basis with its Subsidiaries, has aggregate assets or aggregate revenues greater than the greater of $20,000,000 and 5% of the aggregate assets or aggregate revenues of the Borrower and its Subsidiaries, taken as a whole, as of the end of the most recent fiscal quarter in respect of which financial statements have been delivered pursuant to Section 5.01(a) or (b), as applicable.
“SMBC” means Sumitomo Mitsui Banking Corporation.
“SOFR” means a rate per annum equal to the secured overnight financing rate as administered by the SOFR Administrator.
“SOFR Administrator” means the Federal Reserve Bank of New York (or a successor administrator of the secured overnight financing rate).
“SONIA” means a rate equal to the Sterling Overnight Index Average as administered by the SONIA Administrator.
“SONIA Administrator” means the Bank of England (or any successor administrator of the Sterling Overnight Index Average).
“SPE Subsidiary” means:
(a)    a direct or indirect Subsidiary of the Borrower or any other Obligor which is formed in connection with, and which continues to exist for the sole purpose of, third-party financings, to which any Obligor sells, conveys or otherwise transfers (whether directly or indirectly) Investments or which owns Investments, and that engages in no material activities other than in connection with the purchase, holding, disposition or financing of such assets and which is designated by the Borrower (as provided below) as an SPE Subsidiary, so long as:
(i)    no portion of the Indebtedness or any other obligations (contingent or otherwise) of which (i) is Guaranteed by any Obligor (other than Guarantees in respect of Standard Securitization Undertakings), (ii) is recourse to or obligates any Obligor in any way other than pursuant to Standard Securitization Undertakings or (iii) subjects any property of any Obligor (other than property that has been contributed or sold, purported to be sold or otherwise transferred to such Subsidiary or any equity of such Subsidiary), directly or indirectly,

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contingently or otherwise, to the satisfaction thereof, other than pursuant to Standard Securitization Undertakings or any Guarantee thereof,
(ii)    no Obligor has any material contract, agreement, arrangement or understanding with such Subsidiary other than on terms, taken as a whole, not materially less favorable to such Obligor (excluding customary sale and contribution agreements entered into with a single purpose entity that is structured to be bankruptcy remote and master participation agreements) than those that might be obtained at the time from Persons that are not Affiliates of any Obligor, other than fees payable in the ordinary course of business in connection with servicing receivables or financial assets and pursuant to any Standard Securitization Undertakings, and
(iii)    no Obligor has any obligation to maintain or preserve such entity’s financial condition or cause such entity to achieve certain levels of operating results, other than pursuant to Standard Securitization Undertakings; and
(b)    any passive holding company that is designated by the Borrower (as provided below) as a SPE Subsidiary, so long as:
(i)    such passive holding company is the direct parent of a SPE Subsidiary referred to in clause (a);
(ii)    such passive holding company engages in no activities and has no assets (other than in connection with the transfer of assets to and from a SPE Subsidiary referred to in clause (a), and its ownership of all of the Equity Interests of a SPE Subsidiary referred to in clause (a)) ~~or liabilities;~~, any contracts, agreements, arrangements or arrangements not prohibited by clause (iii) below and Standard Securitization Undertakings) or liabilities (other than in connection with any contracts, agreements, arrangements or arrangements not prohibited by clause (iii) below and Standard Securitization Undertakings);
(iii)    all of the Equity Interests of such passive holding company are owned directly by an Obligor and are pledged as Collateral for the Secured Obligations and the Collateral Agent has a first-priority perfected Lien on such Equity Interests;
(iv)    no Obligor has any material contract, agreement, arrangement or understanding with such passive holding company~~; and~~ other than on terms, taken as a whole, not materially less favorable to such Obligor than those that might be obtained at the time from Persons that are not Affiliates of any Obligor, other than fees payable in the ordinary course of business in connection with servicing receivables or financial assets and pursuant to any Standard Securitization Undertakings; and

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(v)    no Obligor has any obligation to maintain or preserve such passive holding company’s financial condition or cause such entity to achieve certain levels of operating results, other than pursuant to Standard Securitization Undertakings.
Any designation of a SPE Subsidiary by the Borrower shall be effected pursuant to a certificate of a Financial Officer delivered to the Administrative Agent, which certificate shall include a statement to the effect that, to the best of such Financial Officer’s knowledge, such designation complied with each of the conditions set forth in clause (a) or (b) above, as applicable. Each Subsidiary of an SPE Subsidiary shall be deemed to be an SPE Subsidiary and shall comply with the foregoing requirements of this definition.
As of the Second Amendment Effective Date, the Borrower has no SPE Subsidiaries.
“Special Equity Interest” means any Equity Interest that is subject to a Lien in favor of creditors of the issuer of such Equity Interest or such issuer’s affiliates; provided that (a) such Lien was created to secure Indebtedness owing by such issuer or ~~any of its Subsidiaries (as defined without giving effect to the penultimate sentence of the definition of such term)~~such of its affiliates to such creditors, (b) such Indebtedness was (i) in existence and already secured by such Lien at the time the Obligors acquired such Equity Interest, or (ii) incurred or assumed by such issuer and secured by such Lien substantially contemporaneously with such acquisition ~~or (iii) already subject to a Lien granted to such creditors~~ and (c) unless such Equity Interest is not intended to be included in the Collateral, the documentation creating or governing such Lien does not prohibit the inclusion of such Equity Interest in the Collateral.
“Special Unsecured Longer-Term Indebtedness” means Indebtedness incurred after the Second Amendment Effective Date that is Indebtedness (which may be Guaranteed by one (1) or more other Obligors) that satisfies all of the criteria specified in the definition of “Unsecured Longer-Term Indebtedness” other than clause (a) thereof so long as such Indebtedness has no scheduled amortization prior to, and a final maturity date not earlier than, the Final Maturity Date (it being understood that (A) none of: (w) the conversion features into Permitted Equity Interests under Permitted Convertible Indebtedness; (x) the triggering of such conversion and/or settlement thereof solely with Permitted Equity Interests; and (y) any cash payment on account of interest or expenses on such Permitted Convertible Indebtedness (or any cash payment on account of fractional shares issued upon conversion provisions of such Permitted Convertible Indebtedness) made by the Borrower or any Subsidiary Guarantor for another in respect of such triggering and/or settlement thereof, shall constitute “amortization” for purposes of this definition).
“Special Unsecured Shorter-Term Indebtedness” means all unsecured indebtedness issued after the Second Amendment Effective Date that has a maturity date earlier than 6 months after the Final Maturity Date and an initial term of at least three (3) years at issuance.

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“Standard Securitization Undertakings” means, collectively, (a) customary arms-length servicing obligations (together with any related performance guarantees), (b) obligations (together with any related performance guarantees) to refund the purchase price or grant purchase price credits for dilutive events or misrepresentations (in each case unrelated to the collectability of the assets sold or the creditworthiness of the associated account debtors), (c) representations, warranties, covenants and indemnities (together with any related performance guarantees) of a type that are reasonably customary in middle market, broadly syndicated or commercial loan market, accounts receivable securitizations ~~or~~, securitizations of financial assets or collateralized loan obligations, loans to special purpose vehicles, including those owed to customary third party service providers in connection with such transactions, such as rating agencies and accountants and (d) obligations (together with any related performance guarantees) under any customary “bad boy” guarantee ~~or guarantee of any make-whole premium~~.
“Statutory Reserve Rate” means, for the Interest Period for any Term Benchmark Borrowing, a fraction (expressed as a decimal), the numerator of which is the number one and the denominator of which is the number one minus the arithmetic mean, taken over each day in such Interest Period, of the aggregate of the maximum reserve percentages (including any marginal, special, emergency or supplemental reserves) expressed as a decimal established by the Board to which the Administrative Agent is subject for eurocurrency funding (currently referred to as “Eurocurrency liabilities” in Regulation D). Such reserve percentages shall include those imposed pursuant to Regulation D. Term Benchmark Loans denominated in Euros shall be deemed to constitute eurocurrency funding and to be subject to such reserve requirements without benefit of or credit for proration, exemptions or offsets that may be available from time to time to any Lender under Regulation D or any comparable regulation. The Statutory Reserve Rate shall be adjusted automatically on and as of the effective date of any change in any reserve percentage.
“Sterling” means the lawful currency of the United Kingdom.
“Subsidiary” means, with respect to any Person (the “parent”) at any date, any corporation, limited liability company, partnership, association or other entity the accounts of which would be consolidated with those of the parent in the parent’s consolidated financial statements if such financial statements were prepared in accordance with GAAP as of such date, as well as any other corporation, limited liability company, partnership, association or other entity (a) of which securities or other ownership interests representing more than 50% of the equity or more than 50% of the ordinary voting power or, in the case of a partnership, more than 50% of the general partnership interests are, as of such date, owned, controlled or held, or (b) that is, as of such date, otherwise Controlled by the parent or one or more subsidiaries of the parent or by the parent and one or more subsidiaries of the parent. Anything herein to the contrary notwithstanding, the term “Subsidiary” shall not include any (x) Joint Venture Investment or (y) Person that constitutes an Investment held by the Borrower or any of its Subsidiaries in the ordinary course of business and that is not, under GAAP (as in effect on the Effective Date), consolidated on the financial statements of the Borrower and its Subsidiaries. Unless otherwise specified, “Subsidiary” means a Subsidiary of the Borrower.

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“Subsidiary Guarantor” means any Subsidiary that is a Guarantor under the Guarantee and Security Agreement. It is understood and agreed that no ~~Financing Subsidiary~~Excluded Asset, Immaterial Subsidiary, Foreign Subsidiary or Subsidiary of a Foreign Subsidiary shall be required to be a Subsidiary Guarantor as long as it remains ~~a Financing Subsidiary~~an Excluded Asset, Immaterial Subsidiary, Foreign Subsidiary or Subsidiary of a Foreign Subsidiary, as applicable, each as defined and described herein.
~~“Syndicated”, when used in reference to any Loan or Borrowing, refers to whether such Loan is, or the Loans constituting such Borrowing are, made pursuant to Section 2.01.~~
“T2” means the real time gross settlement system operated by the Eurosystem, or any successor system as determined by the Administrative Agent to be a suitable replacement.
“TARGET Day” means any day on which ~~the Trans-European Automated Real-time Gross Settlement Express Transfer payment system (or any successor settlement system as determined by the Administrative Agent to be a suitable replacement)~~T2 is open for the settlement of payments in Euros.
“Taxes” means any and all present or future taxes, levies, imposts, duties, deductions, charges or withholdings (including backup withholding), assessments, fees, or other charges imposed by any Governmental Authority, including any interest, additions to tax or penalties applicable thereto.
“Term Benchmark”, when used in reference to any Loan or Borrowing, refers to whether such Loan is, or the Loans constituting such Borrowing are, bearing interest at a rate determined by reference to the Adjusted Term Benchmark Rate.
“Term Benchmark Banking Day” means for any Term Benchmark Loan or Loans or Term Benchmark Borrowings, interest, fees, commissions or other amounts denominated in, or calculated with respect to:
(a)    Dollars, a U.S. Government Securities Business Day;
(b)    Euros, a TARGET Day;
(c)    Canadian Dollars, a CORRA Business Day; and
(d)    Australian Dollars, any day (other than a Saturday or Sunday) on which banks are open for business in Melbourne, Australia.
“Term Benchmark Rate” means, for any Interest Period:
(a)    in the case of Term Benchmark Borrowings denominated in Dollars, Term SOFR for such Interest Period;

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(b)    in the case of Term Benchmark Borrowings denominated in Euros, the rate per annum equal to the Euro Interbank Offered Rate as administered by the European Money Markets Institute (or any other Person that takes over the administration of such rate) for a period equal in length to such Interest Period, as displayed on the applicable Bloomberg page (or on any successor or substitute page or service providing such quotations as determined by the Administrative Agent from time to time in its reasonable discretion; in each case, the “EURIBOR Screen Rate”) at approximately 11:00 a.m. (Brussels time) two Term Benchmark Banking Days for Euros prior to the first day of such Interest Period;
(c)    in the case of Term Benchmark Borrowings denominated in Canadian Dollars, (x) for any Interest Period commencing prior to the CDOR Cessation Date, the CDOR Screen Rate and (y) for any Interest Period commencing on or after the CDOR Cessation Date, Term CORRA; and
(d)    in the case of Term Benchmark Borrowings denominated in Australian Dollars, the rate per annum equal to the Bank Bill Swap Reference Bid rate or a successor thereto approved by the Administrative Agent (“BBSY”) as published by Reuters (or such other page or commercially available source providing BBSY (Bid) quotations as may be designated by the Administrative Agent from time to time) at or about 10:30 a.m. (Melbourne, Australia time) on the day that is two Term Benchmark Banking Days for Australian Dollars prior to the first day of the Interest Period (or if such day is not an Term Benchmark Banking Day for Australian Dollars, then on the immediately preceding Term Benchmark Banking Day for Australian Dollars) with a term equivalent to such Interest Period (the “BBSY Screen Rate”);
provided that, in each case, if such rate for any Currency is less than zero, such rate shall be deemed to be zero for purposes of this Agreement.
“Term Commitments” means each Lender’s Initial Term Commitments and Incremental Term Commitments.
        “Term CORRA” means,
    (a)     for any calculation with respect to a Term Benchmark Loan denominated in Canadian Dollars for any Interest Period, the sum of (i) the applicable Term CORRA Credit Adjustment Spread for such Interest Period and (ii) the Term CORRA Reference Rate for a tenor comparable to the applicable Interest Period on the day (such day, the “Periodic Term CORRA Determination Day”) that is two (2) Term Benchmark Banking Days prior to the first day of such Interest Period, as such rate is published by the Term CORRA Administrator and is displayed on a screen or other information service, as identified or selected by the Administrative Agent (the “Term CORRA Screen Rate”); provided, however, that if as of 1:00 p.m. (Toronto time) on any Periodic Term CORRA Determination Day the Term CORRA Reference Rate for the applicable tenor has not been published by the Term CORRA Administrator and a Benchmark Replacement Date with respect to the Term CORRA Reference Rate has not occurred, then clause (a)(ii) of this definition will be the Term CORRA Reference Rate for such tenor as published by the Term CORRA Administrator on the first preceding Term Benchmark Banking Day for which such Term CORRA Reference Rate for such tenor was published by the Term CORRA Administrator

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so long as such first preceding Term Benchmark Banking Day is not more than three (3) Business Days prior to such Periodic Term CORRA Determination Day; and
    (b)     for any calculation with respect to the Canadian Prime Rate for any day, the sum of (i) the Term CORRA Credit Adjustment Spread for Term Benchmark Loans for an Interest Period of one month and (ii) the Term CORRA Reference Rate for a tenor of one month on the day (such day, the “Canadian Prime Rate CORRA Determination Day”) that is two (2) Term Benchmark Banking Days prior to such day, as such rate is published by the Term CORRA Administrator and is displayed on a screen or other information service, as identified or selected by the Administrative Agent; provided, however, that if as of 1:00 p.m. (Toronto time) on any Canadian Prime Rate CORRA Determination Day the Term CORRA Reference Rate for the applicable tenor has not been published by the Term CORRA Administrator and a Benchmark Replacement Date with respect to the Term CORRA Reference Rate has not occurred, then clause (b)(ii) of this definition will be the Term CORRA Reference Rate for such tenor as published by the Term CORRA Administrator on the first preceding Term Benchmark Banking Day for which such Term CORRA Reference Rate for such tenor was published by the Term CORRA Administrator so long as such first preceding Term Benchmark Banking Day is not more than three (3) Business Days prior to such ~~Periodic Term~~Canadian Prime Rate CORRA Determination Day.
        “Term CORRA Administrator” means Candeal Benchmark Administration Services Inc., TSX Inc., or any successor administrator of the Term CORRA Reference Rate.
        “Term CORRA Credit Adjustment Spread” means, with respect to Term Benchmark Loans denominated in ~~CAD~~Canadian Dollars, (a) with an Interest Period of one month, 0.29547% and (b) with an Interest Period of three months, 0.32138%.
        “Term CORRA Reference Rate” means the forward-looking term rate based on CORRA.
        “Term CORRA Screen Rate” has the meaning specified in the definition of the term “Term CORRA”.
“Term Lender” means each Lender having a Term Commitment or, as the case may be, an outstanding Term Loan.
“Term Loans” means the Initial Term Loans and the Incremental Term Loans.
“Term SOFR” means,
(a)    for any calculation with respect to a Term Benchmark Loan denominated in U.S. Dollars for any Interest Period, the sum of (i) the Term SOFR Credit Adjustment Spread and (ii) the Term SOFR Reference Rate for a tenor comparable to the applicable Interest Period on the day (such day, the “Periodic Term SOFR Determination Day”) that is two (2) U.S. Government Securities Business Days prior to the first day of such Interest Period, as such rate is published by the Term SOFR Administrator (the “Term SOFR Screen Rate”); provided, that if as

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of 5:00 p.m. (New York City time) on any Periodic Term SOFR Determination Day the Term SOFR Reference Rate for the applicable tenor has not been published by the Term SOFR Administrator and a Benchmark Replacement Date with respect to the Term SOFR Reference Rate has not occurred, then ~~Term SOFR~~clause (a)(ii) of this definition will be the Term SOFR Reference Rate for such tenor as published by the Term SOFR Administrator on the first preceding U.S. Government Securities Business Day for which such Term SOFR Reference Rate for such tenor was published by the Term SOFR Administrator so long as such first preceding U.S. Government Securities Business Day is not more than three (3) U.S. Government Securities Business Days prior to such Periodic Term SOFR Determination Day, and
(b)    for any calculation with respect to an ABR Loan on any day, the sum of (i) the Term SOFR Credit Adjustment Spread and (ii) the Term SOFR Reference Rate for a tenor of one month on the day (such day, the “Base Rate Term SOFR Determination Day”) that is two (2) U.S. Government Securities Business Days prior to such day, as such rate is published by the Term SOFR Administrator; provided that if as of 5:00 p.m. (New York City time) on any Base Rate Term SOFR Determination Day the Term SOFR Reference Rate for the applicable tenor has not been published by the Term SOFR Administrator and a Benchmark Replacement Date with respect to the Term SOFR Reference Rate has not occurred, then ~~Term SOFR~~clause (b)(ii) of this definition will be the Term SOFR Reference Rate for such tenor as published by the Term SOFR Administrator on the first preceding U.S. Government Securities Business Day for which such Term SOFR Reference Rate for such tenor was published by the Term SOFR Administrator so long as such first preceding U.S. Government Securities Business Day is not more than three (3) U.S. Government Securities Business Days prior to such Base Rate Term SOFR Determination Day.
“Term SOFR Administrator” means the CME Group Benchmark Administration Limited (CBA) (or a successor administrator of the Term SOFR Reference Rate selected by the Administrative Agent in its reasonable discretion).
“Term SOFR Credit Adjustment Spread” means 0.10%.
“Term SOFR Reference Rate” means the forward-looking term rate based on SOFR.
“Term SOFR Screen Rate” has the meaning assigned to such term in the definition of “Term SOFR”.
“Termination Date” means the earliest to occur of (i) the Final Maturity Date, (ii) the date of the termination of the Commitments in full pursuant to Section 2.08(c), and (iii) the date on which the Commitments are terminated pursuant to Article VII.
“Testing Period” has the meaning assigned to such term in Section 5.12(b)(ii)(E)(x).
“Testing Quarter” has the meaning assigned to such term in Section 5.12(b)(ii)(B).

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“Total Assets” means, as of any date of determination, the value of the total assets of the Obligors (which, for the avoidance of doubt, shall include the aggregate value of the equity interests in the Financing Subsidiaries held by the Obligors), less all liabilities and indebtedness of the Obligors not represented by senior securities, in each case, as of such date of determination.
“Total Assets Concentration Limitation” means, as of any date of determination, the amount by which the aggregate value of Equity Interests in Financing Subsidiaries held by the Obligors as of such date of determination exceeds 15% of the Total Assets as of such date of determination.
“Total Secured Debt” means, as of any date of determination, the aggregate amount of senior securities representing secured indebtedness of the Obligors as of such date of determination.
“Transactions” means the execution, delivery and performance by the Borrower of this Agreement and the other Loan Documents, the borrowing of Loans, the use of the proceeds thereof and the issuance of Letters of Credit under this Agreement.
“Transferred Assets” has the meaning assigned to such term in Section 6.03(i).
“Type”, when used in reference to any Loan or Borrowing, refers to whether the rate of interest on such Loan, or on the Loans constituting such Borrowing, is determined by reference to the Adjusted Term Benchmark Rate, the Daily Simple RFR or the Alternate Base Rate.
“UK Financial Institution” means any BRRD Undertaking (as such term is defined under the PRA Rulebook (as amended from time to time) promulgated by the United Kingdom Prudential Regulation Authority) or any person falling within IFPRU 11.6 of the FCA Handbook (as amended from time to time) promulgated by the United Kingdom Financial Conduct Authority, which includes certain credit institutions and investment firms, and certain affiliates of such credit institutions or investment firms.
“UK Resolution Authority” means the Bank of England or any other public administrative authority having responsibility for the resolution of any UK Financial Institution.
“Unadjusted Benchmark Replacement” means the applicable Benchmark Replacement excluding the related Benchmark Replacement Adjustment.
“Undisclosed Administration” means, in relation to a Lender or a Eligible Participation Counterparty, the appointment of an administrator, provisional liquidator, conservator, receiver, trustee, custodian or other similar official by a supervisory authority or regulator under or based on the law in the country where such Lender or such Eligible Participation Counterparty is subject to home jurisdiction supervision if applicable law requires that such appointment is not to be publicly disclosed.

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“Uniform Commercial Code” means the Uniform Commercial Code as in effect from time to time in the State of New York.
“Unquoted Investments” has the meaning set forth in Section 5.12(b)(ii)(B).
“Unsecured Longer-Term Indebtedness” means Indebtedness of any Obligor (which may be Guaranteed by one or more other Obligors) that (a) has no scheduled amortization or mandatory redemption, repurchase or prepayment (except as expressly permitted under Section 6.12) prior to, and a final maturity date not earlier than, six months after the Final Maturity Date (it being understood that (A) none of: (w) the conversion features into Permitted Equity Interests under Permitted Convertible Indebtedness; (x) the triggering of such conversion and/or settlement thereof solely with Permitted Equity Interests; and (y) any cash payment on account of interest or expenses on such Permitted Convertible Indebtedness (or any cash payment on account of fractional shares issued upon conversion provisions of such Permitted Convertible Indebtedness) made by the Borrower or any Subsidiary Guarantor for another in respect of such triggering and/or settlement thereof, shall constitute “amortization” for purposes of this definition); and (B) any mandatory amortization that is contingent upon the happening of an event that is not certain to occur (including a change of control or bankruptcy) shall not in and of itself be deemed to disqualify such Indebtedness for purposes of this clause (a), (b) is incurred pursuant to terms that are substantially comparable to market terms for substantially similar debt of other similarly situated borrowers as reasonably determined in good faith by the Borrower or, if such transaction is not one in which there are market terms for substantially similar debt of other similarly situated borrowers, on terms that are negotiated in good faith on an arm’s length basis (except, in each case, other than financial covenants and events of default (other than events of default customary in indentures or similar instruments that have no analogous provisions in this Agreement or credit agreements generally), which shall be ~~no~~not materially more restrictive upon the Borrower and its Subsidiaries, while any Loans, LC Disbursements or the Commitments are outstanding, than those set forth in the Loan Documents; provided that, upon the Borrower’s written request in connection with the incurrence of any Unsecured Longer-Term Indebtedness that otherwise would not meet the requirements set forth in this parenthetical of this clause (b), the Borrower and the Administrative Agent (on behalf of the Lenders) shall promptly enter into a written amendment to the Loan Documents making such changes necessary such that the financial covenants and events of default, as applicable, in this Agreement shall be as restrictive as such provisions in the Unsecured Longer-Term Indebtedness) (it being understood that ~~customary~~ put rights or repurchase or redemption obligations (x) in the case of convertible securities, in connection with the suspension or delisting of the Capital Stock of the Borrower or the failure of the Borrower to satisfy a continued listing rule with respect to its Capital Stock or (y) arising out of circumstances that would constitute a “fundamental change” (as such term is customarily defined in convertible note offerings) or an Event of Default under this Agreement shall not be deemed to be more restrictive for purposes of this definition) and (c) is not secured by any assets of any ~~Person~~Obligor. For the avoidance of doubt the conversion of all or any portion of any Permitted Convertible Indebtedness constituting Unsecured Longer-Term Indebtedness into Permitted Equity Interests in accordance with Section 6.12(a), shall not cause such Indebtedness to be designated as Unsecured Shorter-Term Indebtedness or Special Unsecured Shorter-Term Indebtedness hereunder.

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“Unsecured Shorter-Term Indebtedness” means, collectively, any Indebtedness of an Obligor that is not secured by any assets of any Person and that does not constitute Special Unsecured Shorter-Term Indebtedness, Special Unsecured Longer-Term Indebtedness or Unsecured Longer-Term Indebtedness.
“U.S. Government Securities” means securities that are direct obligations of, and obligations the timely payment of principal and interest on which is fully guaranteed by, the United States or any agency or instrumentality of the United States the obligations of which are backed by the full faith and credit of the United States and in the form of conventional bills, bonds, and notes.
“U.S. Government Securities Business Day” means any day except for (i) a Saturday, (ii) a Sunday or (iii) a day on which the Securities Industry and Financial Markets Association recommends that the fixed income departments of its members be closed for the entire day for purposes of trading in United States government securities.
“U.S. Person” means any Person that is a “United States person” as defined in Section 7701(a)(30) of the Code.
“Value” has the meaning assigned to such term in Section 5.13.
“Withdrawal Liability” means liability to a Multiemployer Plan as a result of a complete or partial withdrawal from such Multiemployer Plan, as such terms are defined in Part I of Subtitle E of Title IV of ERISA.
“Withholding Agent” means the Borrower and the Administrative Agent.
“Write-Down and Conversion Powers” means, (a) with respect to any EEA Resolution Authority, the write-down and conversion powers of such EEA Resolution Authority from time to time under the Bail-In Legislation for the applicable EEA Member Country, which write-down and conversion powers are described in the EU Bail-In Legislation Schedule, and (b) with respect to the United Kingdom, any powers of the applicable Resolution Authority under the Bail-In Legislation to cancel, reduce, modify or change the form of a liability of any UK Financial Institution or any contract or instrument under which that liability arises, to convert all or part of that liability into shares, securities or obligations of that person or any other person, to provide that any such contract or instrument is to have effect as if a right had been exercised under it or to suspend any obligation in respect of that liability or any of the powers under that Bail-In Legislation that are related to or ancillary to any of those powers.
Section I.2.Classification of Loans and Borrowings. For purposes of this Agreement, Loans may be classified and referred to by Class (e.g., a “~~Syndicated Dollar~~Term Loan” or “~~Syndicated~~ Multicurrency Loan”), by Type (e.g., an “ABR Loan”) or by Class and Type (e.g., a “~~Syndicated~~ Multicurrency Term Benchmark Loan”). Borrowings also may be classified and referred to by Class (e.g., a “~~Dollar~~Revolving Borrowing”, “Multicurrency Borrowing~~” or “Syndicated Borrowing~~”), by Type (e.g., an “ABR Borrowing”) or by Class and

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Type (e.g., a “~~Syndicated~~Dollar ABR Borrowing” or “~~Syndicated~~ Multicurrency Term Benchmark Borrowing”). Loans and Borrowings may also be identified by Currency.
Section I.3.Terms Generally. The definitions of terms herein shall apply equally to the singular and plural forms of the terms defined. Whenever the context may require, any pronoun shall include the corresponding masculine, feminine and neuter forms. The words “include”, “includes” and “including” shall be deemed to be followed by the phrase “without limitation”. The word “will” shall be construed to have the same meaning and effect as the word “shall”. Unless the context requires otherwise (a) any definition of or reference to any agreement, instrument or other document herein shall be construed as referring to such agreement, instrument or other document as from time to time amended, supplemented or otherwise modified (subject to any restrictions on such amendments, supplements or modifications set forth herein or therein), (b) any reference herein to any Person shall be construed to include such Person’s successors and assigns, (c) the words “herein”, “hereof” and “hereunder”, and words of similar import, shall be construed to refer to this Agreement in its entirety and not to any particular provision hereof, (d) all references herein to Articles, Sections, Exhibits and Schedules shall be construed to refer to Articles and Sections of, and Exhibits and Schedules to, this Agreement and (e) the words “asset” and “property” shall be construed to have the same meaning and effect and to refer to any and all tangible and intangible assets and properties, including cash, securities, accounts and contract rights. Solely for purposes of this Agreement, any references to “principal amount” or “obligations” owed by any Person under any Hedging Agreement shall refer to the amount that would be required to be paid by such Person if such Hedging Agreement were terminated at such time (after giving effect to any netting agreement) less any collateral posted in support thereof.
Section I.4.Accounting Terms; GAAP. Except as otherwise expressly provided herein, all terms of an accounting or financial nature shall be construed in accordance with GAAP, as in effect from time to time; provided that, ~~(a)~~ if the Borrower notifies the Administrative Agent that the Borrower requests an amendment to any provision hereof to eliminate the effect of any change occurring after the Effective Date in GAAP or in the application thereof on the operation of such provision (or if the Administrative Agent notifies the Borrower that the Required Lenders request an amendment to any provision hereof for such purpose), regardless of whether any such notice is given before or after such change in GAAP or in the application thereof then such provision shall be interpreted on the basis of GAAP as in effect and applied immediately before such change shall have become effective until such notice shall have been withdrawn or such provision amended in accordance herewith ~~and (b) all leases that are or would have been treated as operating leases for purposes of GAAP prior to the issuance on February 25, 2016 of the Accounting Standards Update (the “ASU”) shall continue to be accounted for as operating leases for purposes of all financial definitions and calculations for the purposes of the Loan Documents hereunder (whether or not such operating lease obligations were in effect on such date) notwithstanding the fact that such obligations are required in accordance with the ASU (on a prospective or retroactive basis or otherwise) to be treated as capitalized lease obligations in the financial statements to be delivered pursuant to the Loan Documents~~. Whether or not the Borrower may at any time adopt Financial Accounting Standards Board (“FASB”) Accounting Standards Codification Subtopic 825-10 (or successor

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standard solely as it relates to fair valuing liabilities) or accounts for liabilities acquired in an acquisition on a fair value basis pursuant to FASB Statement of Financial Accounting Standard No. 141(R) (or successor standard solely as it relates to fair valuing liabilities), all determinations of compliance with the terms and conditions of this Agreement shall be made on the basis that the Borrower has not adopted FASB Accounting Standards Codification Subtopic 825-10 (or such successor standard solely as it relates to fair valuing liabilities) or, in the case of liabilities acquired in an acquisition, FASB Statement of Financial Accounting Standard No. 141(R) (or such successor standard solely as it relates to fair valuing liabilities).
Section I.5.Currencies; Currency Equivalents.
(a)Currencies Generally. At any time, any reference in the definition of the term “Agreed Foreign Currency” or in any other provision of this Agreement to the Currency of any particular nation means the lawful currency of such nation at such time whether or not the name of such Currency is the same as it was on the Effective Date. Except as provided in Section 2.10(b) and the last sentence of Section 2.17(a), for purposes of determining (i) whether the amount of any Borrowing or Letter of Credit under the Multicurrency Commitments, together with all other Borrowings and Letters of Credit under the Multicurrency Commitments then outstanding or to be borrowed at the same time as such Borrowing, would exceed the aggregate amount of the Multicurrency Commitments, (ii) the aggregate unutilized amount of the Multicurrency Commitments, (iii) the Revolving Multicurrency Credit Exposure, (iv) the Multicurrency LC Exposure, (v) the Covered Debt Amount and (vi) the Borrowing Base or the Value or the fair market value of any Investment, the outstanding principal amount of any Borrowing or Letter of Credit that is denominated in any Foreign Currency or the Value or the fair market value of any Investment that is denominated in any Foreign Currency shall be deemed to be the Dollar Equivalent of the amount of the Foreign Currency of such Borrowing, Letter of Credit or Investment, as the case may be, determined as of the date of such Borrowing or Letter of Credit (determined in accordance with the last sentence of the definition of the term “Interest Period”) or the date of the valuation of such Investment, as the case may be. Wherever in this Agreement in connection with a Borrowing or Loan an amount, such as a required minimum or multiple amount, is expressed in Dollars, but such Borrowing or Loan is denominated in a Foreign Currency, such amount shall be the relevant Foreign Currency Equivalent of such Dollar amount (rounded to the nearest 1,000 units of such Foreign Currency). Notwithstanding the foregoing, for purposes of determining compliance with any basket in Sections 6.01(b), 6.01(f), 6.01(h), 6.01(k), 6.01(l), 6.01(n), 6.02(d), 6.03(g) ~~or~~, 6.04(e) or 6.04(f) of this Agreement, in no event shall the Borrower or any Obligor be deemed to not be in compliance with any such basket solely as a result of a change in exchange rates.
(b)Special Provisions Relating to Euro. Each obligation hereunder of any party hereto that is denominated in the National Currency of a state that is not a Participating Member State on the Effective Date shall, effective from the date on which such state becomes a Participating Member State, be redenominated in Euro in accordance with the legislation of the European Union applicable to the European Monetary Union; provided that, if and to the extent that any such legislation provides that any such obligation of any such party payable within such Participating Member State by crediting an account of the creditor can be paid by the debtor

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either in Euros or such National Currency, such party shall be entitled to pay or repay such amount either in Euros or in such National Currency. If the basis of accrual of interest or fees expressed in this Agreement with respect to an Agreed Foreign Currency of any country that becomes a Participating Member State after the date on which such currency becomes an Agreed Foreign Currency shall be inconsistent with any convention or practice in the interbank market for the basis of accrual of interest or fees in respect of the Euro, such convention or practice shall replace such expressed basis effective as of and from the date on which such state becomes a Participating Member State; provided that, with respect to any Borrowing denominated in such currency that is outstanding immediately prior to such date, such replacement shall take effect at the end of the Interest Period therefor.
Without prejudice to the respective liabilities of the Borrower to the Lenders and the Lenders to the Borrower under or pursuant to this Agreement, each provision of this Agreement shall be subject to such reasonable changes of construction as the Administrative Agent may from time to time, in consultation with the Borrower, reasonably specify to be necessary or appropriate to reflect the introduction or changeover to the Euro in any country that becomes a Participating Member State after the Effective Date; provided that the Administrative Agent shall provide the Borrower and the Lenders with prior notice of the proposed change with an explanation of such change in sufficient time to permit the Borrower and the Lenders an opportunity to respond to such proposed change.
Section I.6.Divisions. For all purposes under the Loan Documents, in connection with any division or plan of division under Delaware law (or any comparable event under a different jurisdiction’s laws): (a) if any asset, right, obligation or liability of any Person becomes the asset, right, obligation or liability of a different Person, then it shall be deemed to have been transferred from the original Person to the subsequent Person, and (b) if any new Person comes into existence, such new Person shall be deemed to have been organized or acquired on the first date of its existence by the holders of its Equity Interests at such time.
Section I.7.Issuers. For all purposes of this Agreement, all issuers of Portfolio Investments that are Affiliates of one another shall be treated as a single issuer, unless such issuers are Affiliates of one another solely because they are under the common Control of the same private equity sponsor or similar sponsor.
Section I.8.Events of Default. Any Event of Default that has occurred shall be deemed to be continuing unless waived or cured in accordance with the terms hereof.
Section I.9.Rates. The Administrative Agent does not warrant or accept responsibility for, and shall not have any liability with respect to (a) the continuation of, administration of, submission of, calculation of or any other matter related to the Alternate Base Rate, the Daily Simple RFR, or the Adjusted Term Benchmark Rate or any component definition thereof or rates referred to in the definition thereof, or any alternative, successor or replacement rate thereto (including any Benchmark Replacement), including whether the composition or characteristics of any such alternative, successor or replacement rate (including any Benchmark Replacement) will be similar to, or produce the same value or economic equivalence of, or have the same volume or liquidity as, the Alternate Base Rate, the Daily Simple RFR, the Adjusted

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Term Benchmark Rate or any other Benchmark prior to its discontinuance or unavailability, or (b) the effect, implementation or composition of any Conforming Changes. The Administrative Agent and its affiliates or other related entities may engage in transactions that affect the calculation of the Alternate Base Rate, the Daily Simple RFR, the Adjusted Term Benchmark Rate, any alternative, successor or replacement rate (including any Benchmark Replacement) or any relevant adjustments thereto, in each case, in a manner adverse to the Borrower. The Administrative Agent may select information sources or services in its reasonable discretion to ascertain the Alternate Base Rate, the Daily Simple RFR, the Adjusted Term Benchmark Rate or any other Benchmark, in each case pursuant to the terms of this Agreement, and shall have no liability to the Borrower, any Lender or any other person or entity for damages of any kind, including direct or indirect, special, punitive, incidental or consequential damages, costs, losses or expenses (whether in tort, contract or otherwise and whether at law or in equity), for any error or calculation of any such rate (or component thereof) provided by any such information source or service.
Section I.10.Calculations. Notwithstanding anything to the contrary contained herein, for purposes of categorization of each Portfolio Investment in accordance with Section 5.13, the amount of “first lien debt”, “aggregate first lien debt” and “EBITDA” with respect to any Portfolio Investment may be calculated by the Borrower in good faith using information from and calculations consistent with the relevant financial models, pro forma financial statements, compliance certificates and financial reporting packages provided by the relevant obligor or issuer as per the requirements of and all in the manner set forth in the relevant agreement governing such Portfolio Investment.
Section I.11.Concurrent Transactions. For purposes of determining the permissibility of any action, change, transaction or event or compliance with any term, such determination shall be made on a pro forma basis, immediately after giving effect to any Concurrent Transactions.
Section I.12.Outstanding Indebtedness. For the avoidance of doubt, to the extent that any Indebtedness is repaid, redeemed, repurchased, defeased or otherwise acquired, retired or discharged (or irrevocable notice for redemption thereof has been given and in connection with such notice, the Borrower has either (x) designated on its balance sheet as “restricted” or (y) deposited with the trustee in respect of such Indebtedness, in each case, an amount of Cash sufficient to consummate such redemption; provided that, from and after the date of such irrevocable notice, such Cash shall not be included in the Borrowing Base or held in an account of the Borrower or any of its Subsidiaries that is pledged to any Person (other than the Collateral Agent or the holders of such Indebtedness)), such Indebtedness shall be deemed to be paid off and not to be outstanding for any purpose hereunder to the extent of the amount of such repayment, redemption, repurchase, defeasance, retirement, discharge or irrevocable notice.
Section I.13.Letter of Credit Amounts. Unless otherwise specified herein, the amount of a Letter of Credit at any time shall be deemed to be the amount of such Letter of Credit available to be drawn at such time; provided that with respect to any Letter of Credit that, by its terms, provides for one or more automatic (subject only to the passage of time) increases in

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the available amount thereof prior to the earlier of the then-applicable expiration date of such Letter of Credit (without giving effect to any renewal or extension) and twelve (12) months after the later of the (i) initial date of issuance of such Letter of Credit and (ii) most recent date of renewal or extension of such Letter of Credit, the amount of such Letter of Credit shall be deemed to be the maximum amount of such Letter of Credit after giving effect to all such increases, whether or not such maximum amount is available to be drawn at such time.
Article II

THE CREDITS
Section II.1.The Commitments. Subject to the terms and conditions set forth herein:
(a)each Dollar Lender severally agrees to make ~~Syndicated~~Revolving Loans in Dollars to the Borrower from time to time during the Availability Period in an aggregate principal amount that will not result in (i) such Lender’s Revolving Dollar Credit Exposure exceeding such Lender’s Dollar Commitment, (ii) the aggregate Revolving Dollar Credit Exposure of all of the Dollar Lenders exceeding the aggregate Dollar Commitments at such time or (iii) the total Covered Debt Amount exceeding the Borrowing Base then in effect; ~~and~~
(b)each Multicurrency Lender severally agrees to make ~~Syndicated~~Revolving Loans in Dollars and in Agreed Foreign Currencies to the Borrower from time to time during the Availability Period in an aggregate principal amount that will not result in (i) such Lender’s Revolving Multicurrency Credit Exposure exceeding such Lender’s Multicurrency Commitment, (ii) the aggregate Revolving Multicurrency Credit Exposure of all of the Multicurrency Lenders exceeding the aggregate Multicurrency Commitments at such time or (iii) the total Covered Debt Amount exceeding the Borrowing Base then in effect~~.~~; and
(a)each Term Lender severally agrees to make a Term Loan in Dollars to the Borrower on the Second Amendment Effective Date in an aggregate principal amount (i) up to but not exceeding such Term Lender’s Initial Term Commitment and (ii) that will not result in the total Covered Debt Amount exceeding the Borrowing Base then in effect.
Within the foregoing limits and subject to the terms and conditions set forth herein, the Borrower may borrow, prepay and reborrow ~~Syndicated Loans.~~Revolving Loans. Amounts repaid or prepaid with respect to the Term Loans may not be reborrowed. The Term Commitment of each Term Lender shall automatically terminate upon such Term Lender fully funding its Term Commitment.
Section II.2.Loans and Borrowings.
(a)Obligations of Lenders. Each ~~Syndicated~~ Loan shall be made as part of a Borrowing consisting of Loans of the same Class, Currency and Type made by the applicable Lenders ratably in accordance with their respective Commitments of the applicable Class. The failure of any Lender to make any Loan required to be made by it shall not relieve any other

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Lender of its obligations hereunder; provided that the Commitments of the Lenders are several and no Lender shall be responsible for any other Lender’s failure to make Loans as required.
(b)Type of Loans. Subject to Section 2.13, (i) each ~~Syndicated~~ Borrowing of a Class shall be constituted entirely of ABR Loans, RFR Loans or Term Benchmark Loans of such Class denominated in a single Currency as the Borrower may request in accordance herewith. Each ABR Loan shall be denominated in Dollars and (ii) each Pro-Rata Borrowing shall be constituted entirely of ABR Loans or of Term Benchmark Loans denominated in Dollars. Each Term Benchmark Loan shall be denominated in Dollars or an Agreed Foreign Currency (other than Sterling). Each RFR Loan shall be denominated in Sterling. Each Lender at its option may make any Term Benchmark Loan or RFR Loan by causing any domestic or foreign branch or Affiliate of such Lender to make such Loan; provided that (i) any exercise of such option shall not affect the obligation of the Borrower to repay such Loan in accordance with the terms of this Agreement~~.~~ and (ii) in exercising such option, such Lender shall use commercially reasonable efforts to minimize any increased costs to the Borrower resulting therefrom (which obligation of the Lender shall not require it to take, or refrain from taking, actions that it determines would result in increased costs for which it will not be compensated hereunder or that it determines would be otherwise disadvantageous to it and in the event of such request for costs for which compensation is provided under this Agreement, the provisions of Sections 2.14 and 2.18 shall apply).
(c)Minimum Amounts. Each Borrowing shall be in an aggregate principal amount of $1,000,000 or a larger multiple of $1,000,000 in excess thereof (or, in each case, such smaller amount as may be agreed to by the Administrative Agent) or, with respect to any Agreed Foreign Currency, 1,000,000 of the units of such Agreed Foreign Currency or a larger multiple of 1,000,000 thereof (or such smaller minimum amount as may be agreed to by the Administrative Agent); provided that (i) an ABR Borrowing of a Class may be in an aggregate principal amount that is equal to the entire unused balance of the total Commitments of such Class or that is required to finance the reimbursement of an LC Disbursement of such Class as contemplated by Section 2.05(f). Borrowings of more than one Class, Currency and Type may be outstanding at the same time.
(d)Limitations on Interest Periods. Notwithstanding any other provision of this Agreement, the Borrower shall not be entitled to request any Term Benchmark Borrowing (or to elect to convert to or continue as a Term Benchmark Borrowing)  if the Interest Period requested therefor would end after the Final Maturity Date.
~~(e) Treatment of Classes. Notwithstanding anything to the contrary contained herein, with respect to each Syndicated Loan or Letter of Credit designated in Dollars, the Administrative Agent shall deem the Borrower to have requested that such Syndicated Loan or Letter of Credit be applied ratably to each of the Dollar Commitments and the Multicurrency Commitments, based upon the percentage of the aggregate Commitments represented by the Dollar Commitments and the Multicurrency Commitments, respectively.~~
Section II.3.Requests for ~~Syndicated~~ Borrowings.

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(a)Notice by the Borrower. To request a ~~Syndicated~~ Borrowing, the Borrower shall notify the Administrative Agent of such request by electronic mail or telephone or by delivery of a signed Borrowing Request (i) in the case of a Term Benchmark Borrowing denominated in Dollars, not later than 11:00 a.m., New York City time, three (3) Business Days before the date of the proposed Borrowing, (ii) in the case of a Term Benchmark Borrowing denominated in a Foreign Currency, not later than 11:00 a.m., New York City time, four (4) Business Days before the date of the proposed Borrowing, (iii) in the case of a RFR Borrowing, not later than 11:00 a.m., New York City time, four (4) Business Days before the date of the proposed Borrowing or (iv) in the case of an ABR Borrowing, not later than 11:00 a.m., New York City time, on the date of the proposed Borrowing. Each such request made by electronic mail or telephone shall be irrevocable and shall be confirmed promptly by hand delivery or telecopy or electronic mail to the Administrative Agent of a written Borrowing Request signed by the Borrower. Notwithstanding the other provisions of this Agreement, in the case of any Revolving Borrowing denominated in Dollars, the Borrower may request that such Borrowing be split into a Dollar Loan in an aggregate principal amount equal to the Pro-Rata Dollar Portion and a Multicurrency Loan in an aggregate amount equal to the Pro-Rata Multicurrency Portion (any such Borrowing, a “Pro-Rata Borrowing”). Except as expressly set forth in this Agreement, a Pro-Rata Borrowing shall be treated as being comprised of two (2) separate Borrowings, a Dollar Borrowing under the Dollar Commitments and a Multicurrency Borrowing under the Multicurrency Commitments.
(b)Content of Borrowing Requests. Each telephonic and written (including by e-mail) Borrowing Request shall specify the following information in compliance with Section 2.02:
(i)whether such Borrowing is to be made under the Term Commitments, the Dollar Commitments or the Multicurrency Commitments or as a Pro-Rata Borrowing;
(i)in the case of a Revolving Borrowing, if such Borrowing is a Pro-Rata Borrowing, the Pro-Rata Dollar Portion and the Pro-Rata Multicurrency Portion;
(ii)~~(ii)~~ in the case of a Revolving Borrowing, the aggregate amount and Currency of the requested Borrowing;
(iii)~~(iii)~~ the date of such Borrowing, which shall be a Business Day (or, in the case of the Borrowing of the Initial Term Loans, the Second Amendment Effective Date);
(iv)~~(iv)~~ in the case of a ~~Syndicated~~Revolving Borrowing denominated in Dollars or any Term Loan, whether such Borrowing is to be an ABR Borrowing or a Term Benchmark Borrowing;
(v)~~(v)~~ in the case of a Term Benchmark Borrowing, the Interest Period therefor, which shall be a period contemplated by the definition of the term “Interest Period” and permitted under Section 2.02(d); and

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(vi)~~(vi)~~ the location and number of the Borrower’s account (or such other account(s) as the Borrower may designate in a written Borrowing Request accompanied by information reasonably satisfactory to the Administrative Agent as to the identity and purpose of such other account(s)) to which funds are to be disbursed, which will comply with the requirements of Section 2.06 or, in the case of any ABR Borrowing requested to finance the reimbursement of an LC Disbursement provided in Section 2.05(f), the identity of the Issuing Bank that made such LC Disbursement.
(c)Notice by the Administrative Agent to the Lenders. Promptly following receipt of a Borrowing Request in accordance with this Section, the Administrative Agent shall advise each applicable Lender of the details thereof and of the amounts of such Lender’s Loan to be made as part of the requested Borrowing.
(d)Failure to Elect. If no election as to the Class of a ~~Syndicated~~ Borrowing is specified, then the requested Borrowing shall be denominated in Dollars and shall be ~~applied ratably to each of the Dollar Commitments and the Multicurrency Commitments, based upon the percentage of the aggregate Commitments represented by the unused amount of the Dollar Commitments and the unused amount of the Multicurrency Commitments, respectively~~a Pro-Rata Borrowing. If no election as to the Currency of a ~~Syndicated~~ Borrowing is specified, then the requested ~~Syndicated~~ Borrowing shall be denominated in Dollars. If no election as to the Type of a ~~Syndicated~~ Borrowing is specified, then the requested Borrowing shall be a Term Benchmark Borrowing having an Interest Period of one month and, if an Agreed Foreign Currency has been specified, the requested ~~Syndicated~~ Borrowing shall be a Term Benchmark Borrowing denominated in such Agreed Foreign Currency and having an Interest Period of one month; provided that, if the specified Agreed Foreign Currency is Sterling, the requested Borrowing shall be a RFR Borrowing. If a Term Benchmark Borrowing is requested but no Interest Period is specified, (i) if the Currency specified for such Borrowing is Dollars (or if no Currency has been so specified), the requested Borrowing shall be a Term Benchmark Borrowing denominated in Dollars having an Interest Period of one month’s duration, and (ii) if the Currency specified for such Borrowing is an Agreed Foreign Currency, the Borrower shall be deemed to have selected an Interest Period of one month’s duration.
Section II.4.[Reserved].
Section II.5.Letters of Credit.
(a)General. Subject to the terms and conditions set forth herein, in addition to the Loans provided for in Section 2.01, the Borrower may request each Issuing Bank to issue, and each Issuing Bank severally agrees to issue, at any time and from time to time during the Availability Period and under either the Dollar Commitments or Multicurrency Commitments, Letters of Credit denominated in Dollars or (in the case of Letters of Credit under the Multicurrency Commitments) in any Agreed Foreign Currency for its own account or the account of its designee (provided that the Obligors shall remain primarily liable to the Lenders hereunder for payment and reimbursement of all amounts payable in respect of the Letters of Credit hereunder) in such form as is acceptable to such Issuing Bank in its reasonable determination and for the benefit of such named beneficiary or beneficiaries as are specified by

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the Borrower. Letters of Credit issued hereunder shall constitute utilization of the Commitments up to the aggregate amount available to be drawn thereunder. Without limiting any rights of an Issuing Bank under this Section 2.05, no Issuing Bank shall be obligated to issue, amend, renew or extend any Letter of Credit denominated in any Foreign Currency if at the time of such issuance, such Issuing Bank, in its capacity as a Lender, would not be required to make Loans in such Foreign Currency hereunder.
(b)Notice of Issuance, Amendment, Renewal or Extension. To request the issuance of a Letter of Credit (or the amendment, renewal or extension of an outstanding Letter of Credit), the Borrower shall hand deliver or telecopy (or transmit by electronic communication, if arrangements for doing so have been approved by such Issuing Bank) to any Issuing Bank and the Administrative Agent (reasonably in advance of, which shall not be required to exceed five Business Days in advance of, the requested date of issuance, amendment, renewal or extension) a notice requesting the issuance of a Letter of Credit, or identifying the Letter of Credit to be amended, renewed or extended, and specifying the date of issuance, amendment, renewal or extension (which shall be a Business Day), the date on which such Letter of Credit is to expire (which shall comply with paragraph (d) of this Section), the amount and Currency of such Letter of Credit, whether such Letter of Credit is to be issued under the Dollar Commitments or the Multicurrency Commitments, the name and address of the beneficiary thereof and such other information as shall be necessary to prepare, amend, renew or extend such Letter of Credit. If requested by the applicable Issuing Bank, the Borrower also shall submit a letter of credit application on such Issuing Bank’s standard form in connection with any request for a Letter of Credit. In the event of any inconsistency between the terms and conditions of this Agreement and the terms and conditions of any form of letter of credit application or other agreement submitted by the Borrower to, or entered into by the Borrower with, any Issuing Bank relating to any Letter of Credit, the terms and conditions of this Agreement shall control.
(c)Limitations on Amounts. A Letter of Credit shall be issued, amended, renewed or extended only if (and upon issuance, amendment, renewal or extension of each Letter of Credit the Borrower shall be deemed to represent and warrant that), after giving effect to such issuance, amendment, renewal or extension (i) the aggregate LC Exposure of the applicable Issuing Bank requested to issue such Letter of Credit (determined for these purposes without giving effect to the participations therein of the Revolving Lenders pursuant to paragraph (e) of this Section) shall not exceed the amount set forth opposite the name of such Issuing Bank on Schedule 2.05 (or such greater amount as may be agreed between the Borrower and such Issuing Bank from time to time), (ii) the total Revolving Dollar Credit Exposures shall not exceed the aggregate Dollar Commitments at such time, (iii) the total Revolving Multicurrency Credit Exposures shall not exceed the aggregate Multicurrency Commitments at such time and (iv) the total Covered Debt Amount shall not exceed the Borrowing Base then in effect.
(d)Expiration Date. Each Letter of Credit shall expire at or prior to the close of business on the date twelve months after the date of the issuance of such Letter of Credit (or, in the case of any renewal or extension thereof, twelve months after the then-current expiration date of such Letter of Credit, so long as such renewal or extension occurs within three months of such then-current expiration date); provided that any Letter of Credit with a one-year term may

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provide (pursuant to customary “evergreen” provisions) for the renewal thereof for additional one-year periods. No Letter of Credit may be renewed following the earlier to occur of the Commitment Termination Date and the Termination Date, except to the extent that the relevant Letter of Credit is Cash Collateralized no later than five (5) Business Days prior to the Commitment Termination Date or Termination Date, as applicable, and the Borrower pays the applicable Issuing Bank all fronting fees scheduled to be due and payable during the term of the relevant Letter of Credit or supported by another letter of credit, in each case pursuant to arrangements reasonably satisfactory to the applicable Issuing Bank and the Administrative Agent. Notwithstanding anything to the contrary contained herein, no Letter of Credit shall have an expiration date after the Final Maturity Date.
(e)Participations. By the issuance of a Letter of Credit of a Class (or an amendment to a Letter of Credit increasing the amount thereof) by an Issuing Bank, and without any further action on the part of such Issuing Bank or the Revolving Lenders, the Issuing Bank hereby grants to each ~~Dollar Lender and Multicurrency Lender, in the case of a Letter of Credit denominated in Dollars, and each Multicurrency Lender, in the case of a Letter of Credit denominated in an Agreed Foreign Currency, and each~~Revolving Lender of such Class and each Revolving Lender of such Class hereby acquires from such Issuing Bank, a participation in such Letter of Credit equal to such ~~Dollar Lender’s and Multicurrency~~Revolving Lender’s Applicable Dollar Percentage, in the case of a Letter of Credit ~~denominated in Dollars, or~~issued under the Dollar Commitments, or such Lender’s Applicable Multicurrency Percentage, in the case of a Letter of Credit ~~denominated in an Agreed Foreign Currency~~issued under the Multicurrency Commitments, of the aggregate amount available to be drawn under such Letter of Credit. Each Revolving Lender acknowledges and agrees that its obligation to acquire participations pursuant to this paragraph in respect of Letters of Credit is absolute and unconditional and shall not be affected by any circumstance whatsoever, including any amendment, renewal or extension of any Letter of Credit or the occurrence and continuance of a Default or reduction or termination of the applicable Revolving Commitments; provided that no Revolving Lender shall be required to purchase a participation in a Letter of Credit pursuant to this Section 2.05(e) if (x) the conditions set forth in Section 4.02 would not be satisfied in respect of a Borrowing at the time such Letter of Credit was issued and (y) the Administrative Agent or any Revolving Lender shall have so notified such Issuing Bank in writing at least two Business Days prior to the requested date of issuance of such Letter of Credit and shall not have subsequently determined that the circumstances giving rise to such conditions not being satisfied no longer exist. Unless an Issuing Bank has received written notice from any Revolving Lender, the Administrative Agent or the Borrower, at least two Business Days prior to the requested date of issuance of the applicable Letter of Credit, that one or more applicable conditions contained in Section 4.02 shall not then be satisfied, then, subject to the terms and conditions hereof, such Issuing Bank shall be entitled to assume all such conditions are satisfied.
In consideration and in furtherance of the foregoing, each Revolving Lender of a Class hereby absolutely and unconditionally agrees to pay to the Administrative Agent, for the account of each Issuing Bank, such Revolving Lender’s Applicable Dollar Percentage, in the case of a Letter of Credit ~~denominated in Dollars~~issued under the Dollar Commitments, or such ~~Multicurrency~~ Lender’s Applicable Multicurrency Percentage, in the case of a Letter of Credit

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~~denominated in an Agreed Foreign Currency~~issued under the Multicurrency Commitments, of each LC Disbursement made by such Issuing Bank in respect of Letters of Credit of such Class promptly upon the request of such Issuing Bank at any time from the time of such LC Disbursement until such LC Disbursement is reimbursed by the Borrower or at any time after any reimbursement payment is required to be refunded to the Borrower for any reason. Such payment shall be made without any offset, abatement, withholding or reduction whatsoever. Each such payment shall be made in the same manner as provided in Section 2.06 with respect to Loans made by such Revolving Lender (and Section 2.06 shall apply, mutatis mutandis, to the payment obligations of the Revolving Lenders), and the Administrative Agent shall promptly pay to the applicable Issuing Bank the amounts so received by it from the Revolving Lenders. Promptly following receipt by the Administrative Agent of any payment from the Borrower pursuant to the next following paragraph, the Administrative Agent shall distribute such payment to the applicable Issuing Bank or, to the extent that the Revolving Lenders have made payments pursuant to this paragraph to reimburse such Issuing Bank, then to such Revolving Lenders and such Issuing Bank as their interests may appear. Any payment made by a Revolving Lender pursuant to this paragraph to reimburse an Issuing Bank for any LC Disbursement shall not constitute a Loan and shall not relieve the Borrower of its obligation to reimburse such LC Disbursement.
(f)Reimbursement. If an Issuing Bank shall make any LC Disbursement in respect of a Letter of Credit, the Borrower shall reimburse such Issuing Bank in respect of such LC Disbursement by paying to the Administrative Agent an amount equal to such LC Disbursement in Dollars, or in the case of a Letter of Credit denominated in an Agreed Foreign Currency, the Borrower shall reimburse such Issuing Bank in such Agreed Foreign Currency, unless such Issuing Bank (at its option) shall have specified in such notice (x) that it will require reimbursement in Dollars and (y) the Dollar Equivalent of such LC Disbursement, (i) not later than 3:00 p.m., New York City time, on the Business Day that the Borrower receives notice of such LC Disbursement, if such notice is received prior to 10:00 a.m., New York City time, or (ii) not later than 1:00 p.m., New York City time on the Business Day immediately following the day that the Borrower receives such notice, if such notice is not received prior to such time; provided that, if such LC Disbursement is not less than $1,000,000 (or such smaller amount as may be agreed by the Administrative Agent) and is denominated in Dollars, the Borrower may, subject to the conditions to borrowing set forth herein, request in accordance with Section 2.03 that such payment be financed with a ~~Syndicated~~Revolving ABR Borrowing of the respective Class in an equivalent amount and, to the extent so financed, the Borrower’s obligation to make such payment shall be discharged and replaced by the resulting ~~Syndicated~~Revolving ABR Borrowing.
If the Borrower fails to make such payment when due, the Administrative Agent shall notify each applicable Revolving Lender of the applicable LC Disbursement, the payment then due from the Borrower in respect thereof and such Revolving Lender’s ~~Applicable~~Dollar Percentage, in the case of a Letter of Credit ~~denominated in Dollars~~issued under the Dollar Commitments, or such ~~Multicurrency~~ Lender’s Applicable Multicurrency Percentage, in the case of a Letter of Credit ~~denominated in an Agreed Foreign Currency~~issued under the Multicurrency Commitments, thereof.

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(g)Obligations Absolute. The Borrower’s obligation to reimburse LC Disbursements as provided in paragraph (f) of this Section shall be absolute, unconditional and irrevocable, and shall be performed strictly in accordance with the terms of this Agreement under any and all circumstances whatsoever and irrespective of (i) any lack of validity or enforceability of any Letter of Credit, or any term or provision therein, (ii) any draft or other document presented under a Letter of Credit proving to be forged, fraudulent or invalid in any respect or any statement therein being untrue or inaccurate in any respect, (iii) payment by an Issuing Bank under a Letter of Credit against presentation of a draft or other document that does not comply strictly with the terms of such Letter of Credit, and (iv) any other event or circumstance whatsoever, whether or not similar to any of the foregoing, that might, but for the provisions of this Section, constitute a legal or equitable discharge of the Borrower’s obligations hereunder.
Neither the Administrative Agent, the Lenders nor any Issuing Bank, nor any of their Related Parties, shall have any liability or responsibility by reason of or in connection with the issuance or transfer of any Letter of Credit by such Issuing Bank or any payment or failure to make any payment thereunder (irrespective of any of the circumstances referred to in the preceding sentence), or any error, omission, interruption, loss or delay in transmission or delivery of any draft, notice or other communication under or relating to any Letter of Credit (including any document required to make a drawing thereunder), any error in interpretation of technical terms or any consequence arising from causes beyond the control of such Issuing Bank; provided that the foregoing shall not be construed to excuse any Issuing Bank from liability to the Borrower to the extent of any direct damages (as opposed to consequential damages, claims in respect of which are hereby waived by the Borrower to the extent permitted by applicable law) suffered by the Borrower that are caused by such Issuing Bank’s gross negligence or willful misconduct, as determined by a final non-appealable decision of a court of competent jurisdiction, when determining whether drafts and other documents presented under a Letter of Credit comply with the terms thereof. The parties hereto expressly agree that:
(i)the Issuing Banks may accept documents that appear on their face to be in substantial compliance with the terms of a Letter of Credit without responsibility for further investigation, regardless of any notice or information to the contrary, and may make payment upon presentation of documents that appear on their face to be in substantial compliance with the terms of such Letter of Credit;
(ii)the Issuing Banks shall have the right, in their sole discretion, to decline to accept such documents and to make such payment if such documents are not in strict compliance with the terms of such Letter of Credit; and
(iii)this sentence shall establish the standard of care to be exercised by the Issuing Banks when determining whether drafts and other documents presented under a Letter of Credit comply with the terms thereof (and the parties hereto hereby waive, to the extent permitted by applicable law, any standard of care inconsistent with the foregoing).
(h)Disbursement Procedures. Each Issuing Bank shall, within a reasonable time following its receipt thereof, examine all documents purporting to represent a demand for

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payment under a Letter of Credit issued by such Issuing Bank. The applicable Issuing Bank shall promptly after such examination notify the Administrative Agent and the Borrower by telephone (confirmed by telecopy or electronic communication) of such demand for payment and whether such Issuing Bank has made or will make an LC Disbursement thereunder; provided that any failure to give or delay in giving such notice shall not relieve the Borrower of its obligation to reimburse such Issuing Bank and the applicable Revolving Lenders with respect to any such LC Disbursement.
(i)Interim Interest. If any Issuing Bank shall make any LC Disbursement, then, unless the Borrower shall reimburse such LC Disbursement in full on the date such LC Disbursement is made, the unpaid amount thereof shall bear interest, for each day from and including the date such LC Disbursement is made to but excluding the date that the Borrower reimburses such LC Disbursement, at the rate per annum then applicable to ~~Syndicated~~ ABR Loans (or, if such LC Disbursement is denominated in Sterling, the rate per annum then applicable to RFR Loans and, if such LC Disbursement is denominated in any Foreign Currency other than Sterling, the rate per annum then applicable to Term Benchmark Loans for the applicable Currency); provided that, if the Borrower fails to reimburse such LC Disbursement within two Business Days following the date when due pursuant to paragraph (f) of this Section, then the provisions of Section 2.12(d) shall apply. Interest accrued pursuant to this paragraph shall be for the account of the applicable Issuing Bank, except that interest accrued on and after the date of payment by any Revolving Lender pursuant to paragraph (e) of this Section to reimburse such Issuing Bank shall be for the account of such Revolving Lender to the extent of such payment.
(j)Resignation and/or Replacement of an Issuing Bank. An Issuing Bank may resign and be replaced at any time by written agreement among the Borrower, the Administrative Agent, the resigning Issuing Bank and the successor Issuing Bank. In addition, if any Issuing Bank, in its capacity as a Revolving Lender, assigns all of its Revolving Loans and Revolving Commitments in accordance with the terms of this Agreement, such Issuing Bank may, with the prior written consent of the Borrower (such consent not to be unreasonably withheld or delayed; provided that no consent of the Borrower shall be required if an Event of Default has occurred and is continuing), resign as an Issuing Bank hereunder upon not less than three Business Days prior written notice to the Administrative Agent and the Borrower; provided, further, in determining whether to give any such consent, the Borrower may consider, among other factors, the sufficiency of availability of Letters of Credit hereunder. The Administrative Agent shall notify the Lenders of any such resignation and replacement of an Issuing Bank. Upon the effectiveness of any resignation or replacement of an Issuing Bank, the Borrower shall pay all unpaid fees accrued for the account of the resigning or replaced Issuing Bank pursuant to Section 2.11(b). From and after the effective date of the appointment of a successor Issuing Bank, (i) the successor Issuing Bank shall have all the rights and obligations of the replaced Issuing Bank under this Agreement with respect to Letters of Credit to be issued thereafter and (ii) references herein to the term “Issuing Bank” and/or “Issuing Banks” shall be deemed to refer to such successor or successors (and other current Issuing Banks, if applicable) or to any previous Issuing Bank, or to such successor or successors (and all other current Issuing Banks) and all previous Issuing Banks, as the context shall require. After the effective

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replacement or resignation of any Issuing Bank hereunder, the resigning or replaced Issuing Bank, as the case may be, shall remain a party hereto and shall continue to have all the rights and obligations of an Issuing Bank under this Agreement with respect to Letters of Credit issued by it prior to such resignation or replacement, but shall not be required to issue additional Letters of Credit.
(k)Cash Collateralization. If the Borrower shall be required to provide Cash Collateral for LC Exposure pursuant to Section 2.05(d), Section 2.09(a), Section 2.10(b), (c) or (e) or the ~~penultimate~~final paragraph of Article VII, the Borrower shall immediately deposit into a segregated collateral account or accounts (herein, collectively, the “Letter of Credit Collateral Account”) in the name and under the dominion and control of the Administrative Agent, for the benefit of the Issuing Banks and the Revolving Lenders, Cash denominated in the Currency of the Letter of Credit under which such LC Exposure arises in an amount equal to the amount required under Section 2.05(d), Section 2.09(a), Section 2.10(b), (c) or (e) or the ~~penultimate~~final paragraph of Article VII, as applicable; provided (i) that the Obligors shall have no control over or interest in the Letter of Credit Collateral Account or the funds contained therein and (ii) the Letter of Credit Collateral Account shall be subject to a deposit account control agreement in form and substance reasonably satisfactory to the Administrative Agent and the Borrower. For the avoidance of doubt, the Borrower shall not have access to the funds in the Letter of Credit Collateral Account and no portion of such funds shall constitute property of the Borrower or the Borrower’s estate. Such deposit shall be held by the Administrative Agent as collateral in the first instance for the LC Exposure under this Agreement and thereafter for the payment of the “Secured Obligations” under and as defined in the Guarantee and Security Agreement, and for these purposes the Borrower hereby grants a security interest to the Administrative Agent for the benefit of the Revolving Lenders in the Letter of Credit Collateral Account and in any financial assets (as defined in the Uniform Commercial Code) or other property held therein.
(l)No Obligation to Issue After Certain Events. No Issuing Bank shall be under any obligation to issue any Letter of Credit if: any order, judgment or decree of any Governmental Authority or arbitrator shall by its terms purport to enjoin or restrain such Issuing Bank from issuing such Letter of Credit, or any law applicable to such Issuing Bank or any request or directive (whether or not having the force of law) from any Governmental Authority with jurisdiction over such Issuing Bank shall prohibit, or request that such Issuing Bank shall refrain from, the issuance of letters of credit generally or such Letter of Credit in particular or shall impose upon such Issuing Bank with respect to such Letter of Credit any restriction, reserve or capital requirement (for which such Issuing Bank is not otherwise compensated hereunder) not in effect on the Effective Date (or with respect to a Person becoming an Issuing Bank after the Effective Date, the effective date thereof), or shall impose upon such Issuing Bank any unreimbursed loss, cost or expense which was not applicable on the Effective Date (or with respect to a Person becoming an Issuing Bank after the Effective Date, the effective date thereof) and which such Issuing Bank in good faith deems material to it, or the issuance of such Letter of Credit would violate one or more policies of such Issuing Bank applicable to letters of credit generally.

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(m)Applicability of ISP and UCP. Unless otherwise expressly agreed by an Issuing Bank and the Borrower when a Letter of Credit is issued, (i) the rules of the International Standby Practices shall apply to each standby Letter of Credit, and (ii) the rules of the Uniform Customs and Practice for Documentary Credits, as most recently published by the International Chamber of Commerce at the time of issuance shall apply to each commercial Letter of Credit.
(n)Conflict with Letter of Credit Documents. In the event of any conflict between the terms of this Agreement and the terms of any Letter of Credit Document, the terms of this Agreement shall control.
(o)Additional Issuing Banks. From time to time, the Borrower may, by notice to the Administrative Agent, designate additional Revolving Lenders as an Issuing Bank, so long as each such Revolving Lender agrees (in its sole discretion) to act in such capacity and is reasonably satisfactory to the Administrative Agent; provided that each such notice shall include an updated Schedule 2.05; provided, further, that the Borrower shall not update Schedule 2.05 to increase any Issuing Bank’s maximum LC Exposure without such Issuing Bank’s consent. Each such additional Issuing Bank shall execute a counterpart of this Agreement upon the approval of the Administrative Agent (which approval shall not be unreasonably withheld) and shall thereafter be an Issuing Bank hereunder for all purposes.
Section II.6.Funding of Borrowings.
(a)Funding by Lenders. Each Lender shall make each Loan to be made by it hereunder on the proposed date thereof by wire transfer of immediately available funds by 11:00 a.m., New York City time, to the account of the Administrative Agent most recently designated by it for such purpose by notice to the Lenders (except for same-day ABR Borrowings, in which case each Lender shall make its funds available to the Administrative Agent not later than 2:00 p.m., New York City time). The Administrative Agent will make such Loans available to the Borrower by promptly crediting the amounts so received, in like funds, to an account of the Borrower designated by the Borrower in the applicable Borrowing Request; provided that ~~Syndicated~~Revolving ABR Borrowings made to finance the reimbursement of an LC Disbursement as provided in Section 2.05(f) shall be remitted by the Administrative Agent to the applicable Issuing Bank.
(b)Presumption by the Administrative Agent. Unless the Administrative Agent shall have received notice from a Lender prior to the proposed date of any Borrowing that such Lender will not make available to the Administrative Agent such Lender’s share of such Borrowing, the Administrative Agent may assume that such Lender has made such share available on such date in accordance with paragraph (a) of this Section and may, in reliance upon such assumption, make available to the Borrower a corresponding amount. In such event, if a Lender has not in fact made its share of the applicable Borrowing available to the Administrative Agent, then the applicable Lender and the Borrower severally agree to pay to the Administrative Agent forthwith on demand such corresponding amount with interest thereon, for each day from and including the date such amount is made available to the Borrower to but excluding the date of payment to the Administrative Agent, at (i) in the case of such Lender, the applicable Overnight Rate or (ii) in the case of the Borrower, (x) with respect to Borrowings denominated in

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Dollars, the interest rate applicable to ABR Loans and (y) with respect to Borrowings denominated in any Agreed Foreign Currency, in accordance with such market practice, in each case, as applicable. If such Lender pays such amount to the Administrative Agent, then such amount shall constitute such Lender’s Loan included in such Borrowing. Nothing in this paragraph shall relieve any Lender of its obligation to fulfill its commitments hereunder, and this paragraph shall be without prejudice to any claim the Borrower may have against a Lender that shall have failed to make such payment to the Administrative Agent.
Section II.7.Interest Elections.
(a)Elections by the Borrower for ~~Syndicated~~ Borrowings. Subject to Section 2.03(d), the Loans constituting each ~~Syndicated~~ Borrowing initially shall be of the Type specified in the applicable Borrowing Request and, in the case of a Term Benchmark Borrowing, shall have the Interest Period specified in such Borrowing Request. Thereafter, the Borrower may elect to convert such Borrowing to a Borrowing of a different Type or to continue such Borrowing as a Borrowing of the same Type and, in the case of a Term Benchmark Borrowing, may elect the Interest Period therefor, all as provided in this Section; provided, however, that (i) a ~~Syndicated~~ Borrowing of a Class may only be continued or converted into a ~~Syndicated~~ Borrowing of the same Class, (ii) a ~~Syndicated~~ Borrowing denominated in one Currency may not be continued as, or converted to, a ~~Syndicated~~ Borrowing in a different Currency, (iii) no Term Benchmark Borrowing denominated in a Foreign Currency or RFR Borrowing may be continued if, after giving effect thereto, the aggregate Revolving Multicurrency Credit Exposures would exceed the aggregate Multicurrency Commitments, and (iv) a Term Benchmark Borrowing denominated in a Foreign Currency or an RFR Borrowing may not be converted to a Borrowing of a different Type. The Borrower may elect different options with respect to different portions of the affected Borrowing, in which case each such portion shall be allocated ratably among the Lenders of the respective Class holding the Loans constituting such Borrowing, and the Loans constituting each such portion shall be considered a separate Borrowing.
(b)Notice of Elections. To make an election pursuant to this Section, the Borrower shall notify the Administrative Agent of such election by telephone, delivery of a signed Interest Election Request or e-mail by the time that a Borrowing Request would be required under Section 2.03 if the Borrower were requesting a ~~Syndicated~~ Borrowing of the Type resulting from such election to be made on the effective date of such election. Each such telephonic Interest Election Request shall be irrevocable and shall be confirmed promptly (but no later than the close of business on the date of such request) by hand delivery, telecopy or electronic communication to the Administrative Agent of a written Interest Election Request in a form approved by the Administrative Agent and signed by the Borrower.
(c)Content of Interest Election Requests. Each telephonic and written (including by e-mail) Interest Election Request shall specify the following information in compliance with Section 2.02:
(i)the Borrowing (including the Class) to which such Interest Election Request applies and, if different options are being elected with respect to different portions thereof, the portions thereof to be allocated to each resulting Borrowing

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(in which case the information to be specified pursuant to clauses (iii) and (iv) of this paragraph shall be specified for each resulting Borrowing);
(ii)the effective date of the election made pursuant to such Interest Election Request, which shall be a Business Day;
(iii)whether, in the case of a Borrowing denominated in Dollars, the resulting Borrowing is to be an ABR Borrowing or a Term Benchmark Borrowing; and
(iv)if the resulting Borrowing is a Term Benchmark Borrowing, the Interest Period therefor after giving effect to such election, which shall be a period contemplated by the definition of the term “Interest Period” and permitted under Section 2.02(d).
(d)Notice by the Administrative Agent to the Lenders. Promptly following receipt of an Interest Election Request, the Administrative Agent shall advise each applicable Lender of the details thereof and of such Lender’s portion of each resulting Borrowing.
(e)Failure to Elect; Events of Default. If the Borrower fails to deliver a timely and complete Interest Election Request with respect to a Term Benchmark Borrowing prior to the end of the Interest Period therefor, then, unless such Borrowing is repaid as provided herein, (i) if such Borrowing is denominated in Dollars, at the end of such Interest Period such Borrowing shall be converted to a ~~Syndicated~~ Term Benchmark Borrowing of the same Class having an Interest Period of one month, and (ii) if such Borrowing is denominated in a Foreign Currency, the Borrower shall be deemed to have selected an Interest Period of one month’s duration. Notwithstanding any contrary provision hereof, if an Event of Default has occurred and is continuing and the Administrative Agent, at the request of the Required Lenders, so notifies the Borrower, (i) any Term Benchmark Borrowing denominated in Dollars shall, at the end of the applicable Interest Period for such Term Benchmark Borrowing, be automatically converted to an ABR Borrowing, (ii) the Borrower shall not be entitled to elect to convert or continue any Borrowing into or as a Term Benchmark Borrowing or an RFR Borrowing and (iii) any Term Benchmark Borrowing denominated in a Foreign Currency shall not have an Interest Period of more than one month’s duration.
Section II.8.Termination, Reduction or Increase of the Commitments.
(a)Scheduled Termination. Unless previously terminated, the Revolving Commitments of each Class (i) shall be automatically reduced on the Commitment Termination Date to an amount equal to the Revolving Credit Exposure of such Class outstanding on the Commitment Termination Date, (ii) thereafter such Revolving Commitment shall be reduced automatically as and to the extent of prepayments, repayments or other reductions in the Revolving Credit Exposure of such Class, and (iii) shall terminate on the Final Maturity Date; provided that, for clarity, except as expressly provided for herein (including, without limitation, Section 2.05(e)), no Lender shall have any obligation to make new Revolving Loans or to issue, amend or renew an existing Letter of Credit on or after the Commitment Termination Date.

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(b)Voluntary Termination or Reduction. The Borrower may at any time without premium or penalty terminate, or from time to time reduce, the Revolving Commitments of either Class, ratably among such Class of Revolving Commitment; provided that (i) each reduction of the Revolving Commitments of a Class shall be in an amount that is $10,000,000 (or, if less, the entire amount of the Revolving Commitments of such Class) or a larger multiple of $5,000,000 in excess thereof (or the entire amount of the Revolving Commitments of such Class) and (ii) the Borrower shall not terminate or reduce the Revolving Commitments of either Class if, immediately after giving effect to any concurrent prepayment of the ~~Syndicated~~Revolving Loans of such Class in accordance with Section 2.10, the total Revolving Credit Exposures of such Class would exceed the total Revolving Commitments of such Class. Any such reduction of the Revolving Commitments below the principal amount of the Letters of Credit permitted under Section 2.05(c)(i) shall result in a dollar-for-dollar reduction of such amount.
(c)Notice of Voluntary Termination or Reduction. The Borrower shall notify the Administrative Agent of any election to terminate or reduce the Revolving Commitments under paragraph (b) of this Section at least three Business Days prior to the effective date of such termination or reduction (or such lesser period agreed to by the Administrative Agent), specifying such election and the effective date thereof. Promptly following receipt of any notice, the Administrative Agent shall advise the applicable Revolving Lenders of the contents thereof. Each notice delivered by the Borrower pursuant to this Section shall be irrevocable; provided that a notice of termination or reduction of the Revolving Commitments of a Class delivered by the Borrower may state that such notice is conditioned upon the effectiveness of other credit facilities or transactions, in which case such notice may be revoked by the Borrower (by notice to the Administrative Agent on or prior to the specified effective date) if such condition is not satisfied.
(d)Effect of Termination or Reduction. Any termination or reduction of the Revolving Commitments of a Class pursuant to clause (b) shall be permanent. Each reduction of the Revolving Commitments of a Class pursuant to clause (b) shall be made ratably among the Revolving Lenders of such Class in accordance with their respective Revolving Commitments.
(e)Increase of the Commitments.
(i)Requests for Increase by Borrower. The Borrower may, at any time, request that the Revolving Commitments hereunder of a Class be increased or a new Class of Incremental Term Commitments be created (each such proposed increase or creation being a “Commitment Increase”), upon notice to the Administrative Agent (who shall promptly notify the Lenders), which notice shall specify each existing Lender that shall have agreed to an additional Commitment of the same Class as its existing Commitment (each an “Increasing Lender”) and/or each additional lender that shall have agreed to a new Commitment or existing Lender that shall have agreed to a new Commitment of a different Class than its existing Commitment (each an “Assuming Lender”) ~~that shall have agreed to an additional Commitment~~ and the date on which such increase or creation, as applicable, is to be effective (the “Commitment Increase Date”),

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which shall be a Business Day at least three Business Days (or such shorter period as the Administrative Agent may reasonably agree) after delivery of such notice and at least 30 days prior to the Commitment Termination Date; provided that, subject to the foregoing, each Commitment Increase shall become effective only upon satisfaction of the following conditions:
(A)the minimum amount of the Commitment of any Assuming Lender, and the minimum amount of the increase of the Commitment of any Increasing Lender, as part of such Commitment Increase shall be $10,000,000 or a larger multiple of $5,000,000 in excess thereof or such lesser amount as the Administrative Agent may reasonably agree;
(B)immediately after giving effect to such Commitment Increase, the ~~total~~aggregate amount of all Revolving Commitments and outstanding Term Loans of all of the Lenders hereunder shall not exceed $500,000,000;
(C)each Assuming Lender (other than an existing Revolving Lender) shall be consented to by the Administrative Agent and, in the case of an Assuming Lender with a new Revolving Commitment, each Issuing Bank holding Revolving Commitments of the same Class as the new Revolving Commitment (such consent not to be unreasonably withheld, conditioned or delayed);
(D)no Default shall have occurred and be continuing on such Commitment Increase Date or shall result from the proposed Commitment Increase;
(E)the representations and warranties made by the Borrower and/or its Significant Subsidiaries, as applicable, contained in this Agreement and the other Loan Documents shall be true and correct in all material respects (or, in the case of any portion of the representations and warranties already subject to a materiality qualifier, true and correct in all respects) on and as of the Commitment Increase Date as if made on and as of such date (or, if any such representation or warranty is expressly stated to have been made as of a specific date, as of such specific date);
(F)Borrower shall have paid in full to the Administrative Agent and the Lenders all fees and invoiced expenses related to this Agreement due and owing on or prior to the Commitment Increase Date, including any up-front fee due to any Lender on or prior to the Commitment Increase Date; and
(G)if requested, the Borrower has, as applicable, executed and delivered: (x) a new promissory note payable to each Assuming Lender; or (y) a replacement promissory note payable to each Increasing Lender.
No Lender shall be obligated to provide any increased Commitment.

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(ii)Effectiveness of Commitment Increase by Borrower. An Assuming Lender, if any, shall become a Lender hereunder as of such Commitment Increase Date with a Commitment of the Class set forth in the Increasing Lender/Joining Lender Agreement and the Commitment of the respective Class of any Increasing Lender ~~and such Assuming Lender~~ shall be increased as of such Commitment Increase Date; provided that:
(x)    the Administrative Agent shall have received ~~on or prior to 11:00 a.m., New York City time, on such Commitment Increase Date (or on or prior to a time on an earlier date specified by the Administrative Agent)~~ a certificate of a duly authorized officer of the Borrower stating that each of the applicable conditions to such Commitment Increase set forth in the foregoing paragraph (i) has been satisfied; ~~and~~
(y)    each Assuming Lender or Increasing Lender shall have delivered to the Administrative Agent, on or prior to ~~11:00 a.m., New York City time on~~ such Commitment Increase Date ~~(or on or prior to a time on an earlier date specified by the Administrative Agent in compliance with clause (x) above)~~, an increasing/joinder agreement substantially in the form of Exhibit D (or such other form as shall be reasonably satisfactory to the Borrower and the Administrative Agent) (each, a “Increasing Lender/Joining Lender Agreement”), pursuant to which such Lender shall, effective as of such Commitment Increase Date, undertake a Commitment or an increase of Commitment in each case of the respective Class, duly executed by such Assuming Lender or Increasing Lender, as applicable, and the Borrower and acknowledged by the Administrative Agent~~.~~; and
(z)    in the case of a Commitment Increase under the Term Commitments, each Assuming Lender and Increasing Lender shall on such Commitment Increase Date make available their respective Term Loans to the Borrower pursuant to procedures reasonably established by the Administrative Agent.
Promptly following satisfaction of such conditions, the Administrative Agent shall notify the Lenders of such Class (including any Assuming Lenders) thereof and of the occurrence of the Commitment Increase Date by facsimile transmission or electronic messaging system.
(iii)Recordation into Register. Upon its receipt of an ~~agreement referred to in clause (ii)(y) above~~Increasing Lender/Joining Lender Agreement executed by an Assuming Lender or an Increasing Lender and, if applicable, upon the making of any Incremental Term Loan pursuant to clause (ii)(z), together with the certificate referred to in clause (ii)(x) above, the Administrative Agent shall, if such agreement has been completed, (x) accept such agreement, (y) record the information contained therein, and if applicable, the Incremental Term Loans, in the Register and (z) give prompt notice thereof to the Borrower.

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(iv)Adjustments of Borrowings upon Effectiveness of Increase. ~~On~~In the case of a Commitment Increase under the Revolving Commitments, on each Commitment Increase Date, the Borrower shall (A) prepay the outstanding Revolving Loans (if any) of the affected Class in full, (B) simultaneously borrow new Revolving Loans of such Class hereunder in an amount equal to such prepayment (which may also include the amount of any fees, expenses or amounts due by the Borrower on or prior to the Commitment Increase Date); provided that with respect to subclauses (A) and (B), (x) the prepayment to, and borrowing from, any existing Revolving Lender shall be effected by book entry to the extent that any portion of the amount prepaid to such Revolving Lender will be subsequently borrowed from such Revolving Lender and (y) the existing Revolving Lenders, the Increasing Lenders and the Assuming Lenders with a new Revolving Commitment shall make and receive payments among themselves, in a manner acceptable to the Administrative Agent, so that, after giving effect thereto, the Revolving Loans of such Class are held ratably by the Revolving Lenders of such Class in accordance with the respective Revolving Commitments of such Class of such Revolving Lenders (after giving effect to such Commitment Increase) and (C) pay to the Revolving Lenders of such Class the amounts, if any, payable under Section 2.15 as a result of any such prepayment. Concurrently therewith, the Revolving Lenders of such Class shall be deemed to have adjusted their participation interests in any outstanding Letters of Credit of such Class so that such interests are held ratably in accordance with their Revolving Commitments of such Class as so increased.
(v)Terms of Loans ~~issued~~Issued on the Commitment Increase Date. For the avoidance of doubt, the terms and provisions of any new Loans issued by any Assuming Lender or Increasing Lender, and the Commitment Increase of any Assuming Lender or Increasing Lender, (A) in the case of a Commitment Increase under the Revolving Commitments, shall be identical to the terms and provisions of Loans of the applicable Class issued by, and the Commitments of the applicable Class of, the Lenders immediately prior to the applicable Commitment Increase Date~~.~~ (except that any upfront or similar one-time fee may be different) and (B) in the case of a Commitment Increase under the Term Commitments, shall be identical to the terms and provisions of the Initial Term Loans (except that any upfront or similar one-time fee may be different).
Section II.9.Repayment of Loans; Evidence of Debt.
(a)Repayment. The Borrower hereby unconditionally promises to pay the Loans of each Class to the Administrative Agent for the account of the Lenders of such Class the outstanding principal amount of the ~~Syndicated~~ Loans of such Class and all other amounts due and owing hereunder and under the other Loan Documents on the Final Maturity Date.
In addition, on the Commitment Termination Date, the Borrower shall deposit Cash into the Letter of Credit Collateral Account (denominated in the Currency of the Letter of Credit under which such LC Exposure arises) in an amount equal to 102% of the undrawn face amount of all Letters of Credit outstanding on the close of business on the Commitment Termination Date, such deposit to be held by the Administrative Agent as collateral security for

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the LC Exposure under this Agreement in respect of the undrawn portion of such Letters of Credit.
(b)Manner of Payment. Prior to any repayment or prepayment of any Borrowings to any Lenders of any Class hereunder, the Borrower shall select the Borrowing or Borrowings of such Class to be paid and shall notify the Administrative Agent by telephone (confirmed by telecopy or e-mail) of such selection not later than the time set forth in Section 2.10(f) prior to the scheduled date of such repayment; provided that, each repayment of Borrowings in Dollars to any Lenders of a Class shall be applied to repay any outstanding ABR Borrowings of such Class before any other Borrowings of such Class. If the Borrower fails to make a timely selection of the Borrowing or Borrowings to be repaid or prepaid, such payment shall be applied to repay Borrowings in the same Currency and, (i) solely in the case of any such payment in Dollars, first, to pay any outstanding ABR Borrowings of the applicable Class and, second, to other Borrowings of such Class in order of the remaining duration of their respective Interest Period (the Borrowings with the shortest remaining Interest Period to be repaid first), and (ii) if the repayment or prepayment is denominated in a particular Agreed Foreign Currency, such repayment or prepayment shall be applied ratably between or among, as applicable, any remaining Borrowings denominated in such Agreed Foreign Currency (based on the then outstanding principal amounts of such Loans) in each case in the order of the remaining duration of their respective Interest Periods (the Borrowing with the shortest remaining Interest Period to be repaid first). Each payment of a Pro-Rata Borrowing shall be applied ratably between the Dollar Loans and Multicurrency Loans included in such Pro-Rata Borrowing. Each payment of a Borrowing shall be applied ratably to the Loans included in such Borrowing. If the repayment or prepayment amount is denominated in Dollars and the Class to be repaid or prepaid is not specified, the Borrower shall repay or prepay such amount pro rata between any outstanding ABR Borrowings of the Dollar Lenders and the Multicurrency Lenders, and thereafter repay or prepay the remaining Borrowings denominated in Dollars in the order of the remaining duration of their respective Interest Periods, commencing with such Borrowings with the shortest remaining Interest Period. If the repayment or prepayment is denominated in an Agreed Foreign Currency (including as a result of the Borrower’s receipt of proceeds from a prepayment event in such Agreed Foreign Currency), the Borrower may, at its option, repay or prepay any outstanding Borrowings in such Currency ratably among just the Multicurrency Lenders in the order of the remaining duration of their respective Interest Periods, commencing with such Borrowings with the shortest remaining Interest Period, and, if after such payment, the balance of the Borrowings denominated in such Currency is zero (0), then if there are any remaining proceeds, the Borrower shall repay or prepay the Loans (or provide cover for outstanding Letters of Credit as contemplated by Section 2.05(l)) on a pro-rata basis between each outstanding Class of Revolving Credit Exposure in the order of the remaining duration of their respective Interest Periods, commencing with such Borrowings with the shortest remaining Interest Period.
(c)Maintenance of Records by Lenders. Each Lender shall maintain in accordance with its usual practice records evidencing the indebtedness of the Borrower to such Lender resulting from each Loan made by such Lender, including the amounts and Currency of principal and interest payable and paid to such Lender from time to time hereunder.

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(d)Maintenance of Records by the Administrative Agent. The Administrative Agent shall maintain records in which it shall record (i) the amount and Currency of each Loan made hereunder, the Class and Type thereof and each Interest Period therefor, (ii) the amount and Currency of any principal or interest due and payable or to become due and payable from the Borrower to each Lender of such Class hereunder and (iii) the amount and Currency of any sum received by the Administrative Agent hereunder for the account of the Lenders and each Lender’s share thereof.
(e)Effect of Entries. The entries made in the records maintained pursuant to paragraph(c) or (d) of this Section shall be prima facie evidence, absent manifest error, of the existence and amounts of the obligations recorded therein; provided that the failure of any Lender or the Administrative Agent to maintain such records or any error therein shall not in any manner affect the obligation of the Borrower to repay the Loans in accordance with the terms of this Agreement. In the event of any conflict between the accounts and records maintained by any Lender and the accounts and records of the Administrative Agent in respect of such matters, the accounts and records of the Administrative Agent shall control in the absence of manifest error.
(f)Promissory Notes. Any Lender may request that Loans of any Class made by it be evidenced by a Note; in such event, the Borrower shall prepare, execute and deliver to such Lender a Note payable to such Lender (or, if requested by such Lender, to such Lender and its registered assigns) substantially in the form of Exhibit E (or such other form as shall be reasonably satisfactory to the Administrative Agent). Thereafter, the Loans evidenced by such Note and interest thereon shall at all times (including after assignment pursuant to Section 9.04) be represented by one or more Notes in such form payable to the payee named therein (or to such payee and its registered assigns).
Section II.10.Prepayment of Loans.
(a)Optional Prepayments. The Borrower shall have the right at any time and from time to time to prepay any Borrowing in whole or in part, without premium or penalty except for payments under Section 2.15, subject to the requirements of this Section. Each repayment in part under this Section 2.10 shall be in a minimum amount of $1,000,000 (or, if the total amount of such Borrowing is less than $1,000,000, the entire remaining outstanding amount of such Borrowing) or a larger multiple of $1,000,000.
(b)Mandatory Prepayments due to Changes in Exchange Rates.
(i)Determination of Amount Outstanding. On each Quarterly Date and, in addition, promptly upon the receipt by the Administrative Agent of a Currency Valuation Notice (as defined below), the Administrative Agent shall determine the aggregate Revolving Multicurrency Credit Exposure. For the purpose of this determination, the outstanding principal amount of any Loan that is denominated in any Foreign Currency shall be deemed to be the Dollar Equivalent of the amount in the Foreign Currency of such Loan, determined as of such Quarterly Date or, in the case of a Currency Valuation Notice received by the Administrative Agent prior to 11:00 a.m., New York City time, on a Business Day, on such Business Day or, in the case of a

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Currency Valuation Notice otherwise received, on the first Business Day after such Currency Valuation Notice is received. Upon making such determination, the Administrative Agent shall promptly notify the Multicurrency Lenders and the Borrower thereof.
(ii)Prepayment. If on the date of such determination the aggregate Revolving Multicurrency Credit Exposure minus the Multicurrency LC Exposure fully Cash Collateralized on such date exceeds 105% of the aggregate amount of the Multicurrency Commitments as then in effect, the Borrower shall prepay the ~~Syndicated~~ Multicurrency Loans (and/or provide Cash Collateral for Multicurrency LC Exposure as specified in Section 2.05(k)) within 15 Business Days following the Borrower’s receipt of notice from the Administrative Agent pursuant to clause (b)(i) above in such amounts, if any, as shall be necessary so that after giving effect thereto and the determination of the aggregate Revolving Multicurrency Credit Exposure as of such date, the aggregate Revolving Multicurrency Credit Exposure does not exceed the Multicurrency Commitments.
For purposes hereof “Currency Valuation Notice” means a notice given by the Required Multicurrency Lenders to the Administrative Agent stating that such notice is a “Currency Valuation Notice” and requesting that the Administrative Agent determine the aggregate Revolving Multicurrency Credit Exposure. The Administrative Agent shall not be required to make more than one valuation determination pursuant to Currency Valuation Notices within any rolling three month period.
Any prepayment pursuant to this clause (b) of this Section shall be applied, first to ~~Syndicated~~ Multicurrency Loans outstanding and second, to Cash Collateralize Multicurrency LC Exposure.
(b)Mandatory Prepayments due to Borrowing Base Deficiency.
(i)~~(c) Mandatory Prepayments due to Borrowing Base Deficiency.~~ In the event that at any time any Borrowing Base Deficiency shall exist, the Borrower shall, within five Business Days after delivery of the applicable Borrowing Base Certificate, prepay the Revolving Loans (or provide Cash Collateral for Letters of Credit as contemplated by Section 2.05(k)), include additional Portfolio Investments that are in the Collateral Pool in the Borrowing Base or reduce Other Covered Indebtedness or any other Indebtedness that is included in the Covered Debt Amount at such time in such amounts as shall be necessary so that such Borrowing Base Deficiency is immediately cured; provided that (i) the aggregate amount of such prepayment of Loans (and Cash Collateral for Letters of Credit) shall be at least equal to the ~~Revolving~~Loan Percentage times the aggregate prepayment of the Covered Debt Amount, and (ii) if, within five Business Days after delivery of a Borrowing Base Certificate demonstrating such Borrowing Base Deficiency, the Borrower shall present the ~~Lenders~~Administrative Agent with a reasonably feasible plan ~~acceptable to the Required Lenders in their sole discretion~~ to enable such Borrowing Base Deficiency to be cured within 30 Business Days (which 30-Business Day period shall (A) include the five Business Days permitted for delivery of

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such plan and (B) be subject to extension beyond 30 Business Days with the consent of the Administrative Agent in its sole discretion), then such prepayment ~~or~~(and/or cash collateralization), reduction or addition of assets to the Borrowing Base shall not be required to be effected immediately but may be effected in accordance with such plan (with such modifications as the Borrower may reasonably determine), so long as such Borrowing Base Deficiency is cured within such 30-Business Day period (or any extended period consented to by the Administrative Agent in its sole discretion); provided, further, that solely to the extent such Borrowing Base Deficiency is due to a failure to satisfy the requirements of Section 5.13(h) as a consequence of a change in either (x) the ratio of the Gross Borrowing Base to the Senior Debt Amount or (y) the Relevant Asset Coverage Ratio from one (1) quarterly period to the next, such thirty (30) Business Day period shall be extended to a forty-five (45) Business Day period solely with respect to compliance with Section 5.13(h). Notwithstanding the foregoing, the Borrower shall pay interest in accordance with Section 2.12(d) for so long as the Covered Debt Amount exceeds the Borrowing Base during such 30-Business Day period. For clarity, in the event that the Borrowing Base Deficiency is not cured prior to the end of such 5-Business Day period (or, if applicable, such 30-Business Day period or any extended period consented to by the Administrative Agent in its sole discretion), it shall constitute an Event of Default under clause (a) of Article VII.
(ii)In the event that at any time any Contingent Borrowing Base Deficiency shall exist, the Borrower shall, within five Business Days after delivery of the applicable Borrowing Base Certificate, prepay the Revolving Loans (or provide Cash Collateral for Letters of Credit as contemplated by Section 2.05(k)), include additional Portfolio Investments that are in the Collateral Pool in the Borrowing Base or reduce Other Covered Indebtedness or any other Indebtedness that is included in the Covered Debt Amount at such time in such amounts as shall be necessary so that such Contingent Borrowing Base Deficiency is immediately cured; provided that (i) the aggregate amount of such prepayment of Loans (and Cash Collateral for Letters of Credit) shall be at least equal to the Loan Percentage times the aggregate prepayment of the Covered Debt Amount, and (ii) if, within five Business Days after delivery of a Borrowing Base Certificate demonstrating such Contingent Borrowing Base Deficiency, the Borrower shall present the Administrative Agent with a reasonably feasible plan to enable such Contingent Borrowing Base Deficiency to be cured within 30 Business Days (which 30-Business Day period shall (A) include the five Business Days permitted for delivery of such plan and (B) be subject to extension beyond 30 Business Days with the consent of the Administrative Agent in its sole discretion), then such prepayment (and/or cash collateralization), reduction or addition of assets to the Borrowing Base shall not be required to be effected immediately but may be effected in accordance with such plan (with such modifications as the Borrower may reasonably determine), so long as such Contingent Borrowing Base Deficiency is cured within such 30-Business Day period (or any extended period consented to by the Administrative Agent in its sole discretion); provided, further, that solely to the extent such Contingent Borrowing Base Deficiency is due to a failure to satisfy the requirements of Section 5.13(h) as a consequence of a change in either (x) the ratio of the Gross Borrowing Base to the Senior Debt Amount or

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(y) the Relevant Asset Coverage Ratio from one (1) quarterly period to the next, such thirty (30) Business Day period shall be extended to a forty-five (45) Business Day period solely with respect to compliance with Section 5.13(h). Notwithstanding the foregoing, the Borrower shall pay interest in accordance with Section 2.12(d) for so long as the Covered Debt Amount exceeds the Contingent Borrowing Base during such 30-Business Day period. For clarity, in the event that the Contingent Borrowing Base Deficiency is not cured prior to the end of such 5-Business Day period (or, if applicable, such 30-Business Day period or any extended period consented to by the Administrative Agent in its sole discretion), it shall constitute an Event of Default under clause (a) of Article VII.
(c)Mandatory Prepayments During Amortization Period. During the period commencing on the date immediately following the Commitment Termination Date and ending on the Final Maturity Date:
(i)Asset Disposition. If the Borrower or any ~~of its Subsidiaries (other than a Financing Subsidiary)~~other Obligor Disposes of any property which results in the receipt by such Person of Net Cash Proceeds in excess of $2,000,000 in the aggregate since the Commitment Termination Date, the Borrower shall prepay Loans and/or Cash Collateralize outstanding Letters of Credit in an aggregate principal amount equal to 100% of such Net Cash Proceeds ~~(and the Commitments shall be permanently reduced by such amount of Loans prepaid)~~ no later than the fifth Business Day following the receipt of such Net Cash Proceeds (such prepayments to be applied as set forth in Section 2.09(b)).
(ii)Equity Issuance. Upon the sale or issuance by the Borrower or any ~~of its Subsidiaries (~~other ~~than a Financing Subsidiary)~~Obligor of any of its Equity Interests (other than any sales or issuances of Equity Interests to the Borrower or any Subsidiary Guarantor or pursuant to any distribution or dividend reinvestment plan), the Borrower shall prepay Loans and/or Cash Collateralize outstanding Letters of Credit in an aggregate principal amount equal to 75% of all Net Cash Proceeds received therefrom ~~(and the Commitments shall be permanently reduced by such amount of Loans prepaid)~~ no later than the fifth Business Day following the receipt of such Net Cash Proceeds (such prepayments to be applied as set forth in Section 2.09(b)).
(iii)Indebtedness. Upon the incurrence or issuance by the Borrower or any ~~of its Subsidiaries (~~other ~~than a Financing Subsidiary)~~Obligor of any Indebtedness for borrowed money, the Borrower shall prepay Loans and/or Cash Collateralize outstanding Letters of Credit in an aggregate principal amount equal to 100% of all Net Cash Proceeds received therefrom ~~(and the Commitments shall be permanently reduced by such amount of Loans prepaid)~~ no later than the fifth Business Day following the receipt of such Net Cash Proceeds (such prepayments to be applied as set forth in Section 2.09(b)).
(iv)Extraordinary Receipt. Upon any Extraordinary Receipt (which, when taken with all other Extraordinary Receipts received after the Commitment

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Termination Date, exceeds $5,000,000 in the aggregate) received by or paid to or for the account of the Borrower or any ~~of its Subsidiaries (~~other ~~than a Financing Subsidiary)~~Obligor, and not otherwise included in clause (i), (ii) or (iii) of this Section 2.10(d), the Borrower shall prepay Loans and/or Cash Collateralize outstanding Letters of Credit in an aggregate principal amount equal to 100% of all Net Cash Proceeds received therefrom ~~(and the Commitments shall be permanently reduced by such amount of Loans prepaid)~~ no later than the fifth Business Day following the receipt of such Net Cash Proceeds (such prepayments to be applied as set forth in Section 2.09(b)).
(v)Return of Capital. If any Obligor shall receive any Return of Capital (other than from any Financing Subsidiary or arising from any Transferred Assets), and is not otherwise included in clauses (i), (ii), (iii) or (iv) of this Section 2.10(d), the Borrower shall prepay Loans and/or Cash Collateralize outstanding Letters of Credit in an aggregate principal amount equal to 90% of such Return of Capital (excluding amounts payable by the Borrower pursuant to Section 2.15) (and the Commitments shall be permanently reduced by such amount of Loans prepaid) no later than the fifth Business Day following the receipt of such Return of Capital (such prepayments to be applied as set forth in Section 2.09(b)).
Notwithstanding the foregoing, Net Cash Proceeds and Return of Capital required to be applied to the prepayment of the Loans pursuant to this Section 2.10(d) shall (A) be applied in accordance with Section 8.06 of the Guarantee and Security Agreement except as otherwise set forth in Section 2.10(e), (B) exclude the amounts necessary for the Borrower to make all required dividends and distributions (which shall be no less than the amount estimated in good faith by Borrower under Section 6.05(b)) to maintain its Tax status as a RIC under the Code and its election to be treated as a “business development company” under the Investment Company Act for so long as the Borrower retains such status and to avoid payment by the Borrower of federal excise and income Taxes imposed by Section 4982 of the Code for so long as the Borrower retains the status of a RIC under the Code, and (C) if the Loans to be prepaid are Term Benchmark Loans, the Borrower may defer such prepayment (and permanent Commitment reduction) until the last day of the Interest Period applicable to such Loans, so long as the Borrower deposits an amount equal to such Net Cash Proceeds or Return of Capital, as applicable, no later than the fifth Business Day following the receipt of such Net Cash Proceeds or Return of Capital, as applicable, into a segregated collateral account in the name and under the dominion and control of the Administrative Agent, pending application of such amount to the prepayment of the Loans (and permanent Commitment reduction) the last day of such Interest Period; provided, further, that the Administrative Agent may direct the application of such deposits as set forth in Section 2.09(b) at any time and if the Administrative Agent does so, no amounts will be payable by the Borrower pursuant to Section 2.15.
(d)Payments Following the Commitment Termination Date or During an Event of Default. Notwithstanding any provision to the contrary in Section 2.09 or this Section 2.10, following the Commitment Termination Date or if an Event of Default shall have occurred and be continuing:

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(i)no optional prepayment of the Loans of any Class shall be permitted unless at such time, the Borrower also prepays the Loans of ~~the~~each other Class or, to the extent no Loans of the other Class are outstanding, provides cash collateral as contemplated by Section 2.05(k) for outstanding Letters of Credit of such Class, which prepayment (and cash collateralization) shall be made on a pro-rata basis (based on the outstanding principal amounts of such Indebtedness) between each outstanding Class of ~~Revolving~~ Credit Exposure;
(ii)any prepayment of Loans in Dollars required to be made pursuant to clause (d) above shall be applied ratably ~~between~~among the Term Lenders, the Dollar Lenders and the Multicurrency Lenders based on the then outstanding principal amounts of Loans denominated in Dollars; provided that, each prepayment in an Agreed Foreign Currency (including as a result of the Borrower’s receipt of proceeds from a prepayment event in such Agreed Foreign Currency (it being the understanding that any receipt of proceeds in an Agreed Foreign Currency shall first be used to make a payment on an account of the Loans denominated in such Agreed Foreign Currency)) shall be applied ratably among just the Multicurrency Lenders to prepay the Revolving Loans denominated in such Agreed Foreign Currency and, if the balance of the Revolving Loans denominated in such Agreed Foreign Currency remaining is zero (0), then, if there are any remaining proceeds, the Borrower shall prepay (in Dollars) the remaining Loans on a pro rata basis (based on the aggregate outstanding Dollar Equivalent principal amount of such Loans) between each outstanding Class of Loans; and
(iii)notwithstanding any other provision to the contrary in this Agreement, if an Event of Default has occurred and is continuing, then any payment or repayment of the Loans shall be made and applied ratably (based on the aggregate outstanding Dollar Equivalents of the outstanding principal amounts of such Loans) between Term Loans, Dollar Loans and Multicurrency Loans and to Cash Collateralize Letters of Credit.
(e)Notices, Etc. The Borrower shall notify the Administrative Agent by telephone (confirmed by telecopy or electronic communication) of any repayment or prepayment hereunder (i) in the case of repayment or prepayment of a Term Benchmark Borrowing denominated in Dollars (other than in the case of a repayment or prepayment pursuant to Section 2.10(d)), not later than 11:00 a.m., New York City time, three Business Days before the date of repayment or prepayment, as applicable, (ii) in the case of repayment or prepayment of a Term Benchmark Borrowing denominated in a Foreign Currency (other than in the case of a repayment or prepayment pursuant to Section 2.10(d)), not later than 11:00 a.m., New York City time, four Business Days before the date of repayment or prepayment, as applicable, (iii) in the case of repayment or prepayment of a RFR Borrowing (other than in the case of a repayment or prepayment pursuant to Section 2.10(d)), not later than 11:00 a.m., New York City time, four Business Days before the date of repayment or prepayment, as applicable, (iv) in the case of repayment or prepayment of ~~a Syndicated~~an ABR Borrowing (other than in the case of a repayment or prepayment pursuant to Section 2.10(d)), not later than 11:00 a.m., New York City time, one Business Day before the date of repayment or prepayment, as applicable, or (v) in the

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case of any repayment or prepayment pursuant to Section 2.10(d), not later than 11:00 a.m., New York City time, one Business Day before the date of repayment or prepayment, as applicable, or, in each case of the notice periods described in this paragraph (f), such lesser period as the Administrative Agent may reasonably agree. Each such notice shall be irrevocable and shall specify the repayment or prepayment date, the principal amount of each Borrowing or portion thereof to be repaid or prepaid and, in the case of a mandatory repayment or prepayment, a reasonably detailed calculation of the amount of such repayment or prepayment; provided that, if (i) a notice of repayment or prepayment is given in connection with a conditional notice of termination of the Commitments of a Class as contemplated by Section 2.08, then such notice of repayment or prepayment may be revoked if such notice of termination is revoked in accordance with Section 2.08 and (ii) any notice given in connection with Section 2.10(d) may be conditioned on the consummation of the applicable transaction contemplated by such Section and the receipt by the Borrower or any such Subsidiary (other than a Financing Subsidiary) of Net Cash Proceeds. Promptly following receipt of any such notice relating to a ~~Syndicated~~ Borrowing, the Administrative Agent shall advise the affected Lenders of the contents thereof. Each partial repayment or prepayment of any Borrowing shall be in an amount that would be permitted in the case of a Borrowing of the same Type as provided in Section 2.02, except as necessary to apply fully the required amount of a mandatory repayment or prepayment. Each repayment or prepayment of a ~~Syndicated~~ Borrowing of a Class shall be applied ratably to the Loans of such Class included in the repaid or prepaid Borrowing. Repayments or prepayments shall be accompanied by accrued interest to the extent required by Section 2.12 and shall be made and applied in the manner specified in Section 2.09(b).
Section II.11.Fees.
(a)Commitment Fee. The Borrower agrees to pay to the Administrative Agent for the account of each Revolving Lender a commitment fee, which shall accrue at a rate per annum equal to 0.375% on the average daily unused amount of the Dollar Commitment and Multicurrency Commitment, as applicable, of such Revolving Lender during the period from and including the Effective Date to but excluding the earlier of the date such Revolving Commitment terminates and the Commitment Termination Date. Commitment fees accrued through and including the applicable Quarterly Date shall be payable within five Business Days after such Quarterly Date and on the earlier of the date the Revolving Commitments of the respective Class terminate and the Commitment Termination Date. All commitment fees shall be computed on the basis of a year of 360 days and shall be payable for the actual number of days elapsed (including the first day but excluding the last day). For purposes of computing commitment fees, (i) the daily unused amount of the applicable Revolving Commitment shall be determined as of the end of each day and (ii) the Revolving Commitment of any Class of a Lender shall be deemed to be used to the extent of the outstanding ~~Syndicated~~Revolving Loans and LC Exposure of such Class of such Revolving Lender.
(b)Letter of Credit Fees. The Borrower agrees to pay (i) to the Administrative Agent for the account of each Revolving Lender a participation fee with respect to its participations in Letters of Credit of each Class, which shall accrue at a rate per annum equal to the Applicable Margin applicable to interest on Term Benchmark Loans (or, if such

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Letter of Credit is denominated in Sterling, RFR Loans), on the average daily amount of such Lender’s LC Exposure of such Class (excluding any portion thereof attributable to unreimbursed LC Disbursements) during the period from and including the Effective Date to but excluding the later of the date on which such Revolving Lender’s Commitment of such Class terminates and the date on which such Revolving Lender ceases to have any LC Exposure of such Class, and (ii) to each Issuing Bank a fronting fee, which shall accrue at the rate of 0.25% per annum on the average daily amount of such Issuing Bank’s LC Exposure (excluding any portion thereof attributable to unreimbursed LC Disbursements) during the period from and including the Effective Date to but excluding the later of the date of termination of the Revolving Commitments and the date on which there ceases to be any LC Exposure, as well as each Issuing Bank’s standard fees with respect to the issuance, amendment, renewal or extension of any Letter of Credit or processing of drawings thereunder. Participation fees and fronting fees accrued through and including each Quarterly Date shall be payable on the fifth Business Day following such Quarterly Date; provided that all such fees with respect to the Letters of Credit shall be payable on the Termination Date and the Borrower shall pay any such fees that have accrued and that are unpaid on the Termination Date and, in the event any Letters of Credit shall be outstanding that have expiration dates after the Termination Date, the Borrower shall prepay on the Termination Date the full amount of the participation and fronting fees that will accrue on such Letters of Credit subsequent to the Termination Date through but not including the date such outstanding Letters of Credit are scheduled to expire. Any other fees payable to an Issuing Bank pursuant to this paragraph shall be payable within 10 Business Days after demand. All participation fees and fronting fees shall be computed on the basis of a year of 360 days and shall be payable for the actual number of days elapsed (including the first day but excluding the last day).
(c)Administrative Agent Fees. The Borrower agrees to pay to the Administrative Agent, for its own account, fees payable in the amounts and at the times separately agreed upon between the Borrower and the Administrative Agent.
(d)Payment of Fees. All fees payable hereunder shall be paid on the dates due, in Dollars (or, at the election of the Borrower with respect to any fees payable to an Issuing Bank on account of Letters of Credit issued by such Issuing Bank in any Foreign Currency, in such Foreign Currency) and immediately available funds, to the Administrative Agent (or to the applicable Issuing Bank, in the case of fees payable to it) for distribution, in the case of commitment fees and participation fees, to the Lenders entitled thereto. Fees paid shall not be refundable under any circumstances absent manifest error.
Section II.12.Interest.
(a)ABR Loans. The Loans constituting each ABR Borrowing shall bear interest at a rate per annum equal to the Alternate Base Rate plus the Applicable Margin.
(b)Term Benchmark Loans. The Loans constituting each Term Benchmark Borrowing shall bear interest at a rate per annum equal to the Adjusted Term Benchmark Rate for the related Interest Period for such Borrowing plus the Applicable Margin.

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(c)RFR Loans. The Loans constituting each RFR Borrowing shall bear interest at a rate per annum equal to the Daily Simple RFR plus the Applicable Margin.
(d)Default Interest. Notwithstanding the foregoing, (i) if any Event of Default described in clause (a), (b), (i), (j) or (k) of Article VII has occurred and is continuing, the interest rates applicable to the Loans that have not been paid when due (after giving effect to any grace or cure period) shall accrue, and any fee or other amount due and payable by the Borrower hereunder that have not been paid when due (after giving effect to any grace or cure period) shall bear interest, after as well as before judgment, at a rate per annum equal to (A) in the case of principal of any Loan, 2% plus the rate otherwise applicable to such Loan as provided above, (B) in the case of any Letter of Credit, 2% plus the fee otherwise applicable to such Letter of Credit as provided in Section 2.11(b)(i), or (C) in the case of any fee or other amount, 2% plus, (x) if such other amount is denominated in Dollars, the rate applicable to ABR Loans as provided in paragraph (a) of this Section, (y) if such other amount is denominated in any Foreign Currency (other than Sterling), the rate applicable to Term Benchmark Loans as provided in paragraph (b) of this Section and (z) if such other amount is denominated in Sterling, the rate applicable to RFR Loans as provided in paragraph (c) of this Section and (ii) if any other Event of Default has occurred and is continuing (A) for any Term Benchmark Loan, at the end of the current applicable Interest Period, and (B) for any ABR Loan or RFR Loan, immediately, interest shall (if requested by the Administrative Agent upon instructions of the Required Lenders) accrue, after as well as before judgment, (A) in the case of Dollar Loans, at the Alternate Base Rate plus the Applicable Margin plus 2% per annum, (B) for Loans in any Foreign Currency (other than Sterling), at the one month Adjusted Term Benchmark Rate for such Currency plus 2% per annum and (C) for Loans in Sterling, the rate applicable to RFR Loans as provided in paragraph (d) of this Section.
(e)Payment of Interest. Accrued interest on each Loan shall be payable in arrears on each Interest Payment Date for such Loan in the Currency in which such Loan is denominated and~~, in the case of Syndicated Loans,~~  upon the Termination Date; provided that (i) interest accrued pursuant to paragraph (~~e~~d) of this Section shall be payable on demand, (ii) in the event of any repayment or prepayment of any Loan (other than a prepayment of ~~a Syndicated~~an ABR Loan prior to the Final Maturity Date), accrued interest on the principal amount repaid or prepaid shall be payable on the date of such repayment or prepayment and (iii) in the event of any conversion of any Term Benchmark Borrowing prior to the end of the Interest Period therefor, accrued interest on such Borrowing shall be payable on the effective date of such conversion.
(f)Computation. All interest hereunder shall be computed on the basis of a year of 360 days and shall be payable for the actual number of days elapsed (including the first day but excluding the last day), except that interest on ABR Borrowings at times when the Alternate Base Rate is based on the Prime Rate, Term Benchmark Borrowings denominated in Canadian Dollars and RFR Borrowings shall be computed on the basis of a year of 365 days (or 366 days in a leap year), and, in each case, shall be payable for the actual number of days elapsed (including the first day but excluding the last day) and (ii) the basis on which interest hereunder shall be computed on Term Benchmark Borrowings in an Agreed Foreign Currency other than

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Canadian Dollars, Euros and Australian Dollars shall be agreed by each Multicurrency Lender and the Borrower at the time such Agreed Foreign Currency is consented to in accordance with the definition of “Agreed Foreign Currency”. The applicable Alternate Base Rate, Daily Simple RFR or Adjusted Term Benchmark Rate shall be determined by the Administrative Agent and such determination shall be conclusive absent manifest error.
~~(g) Conforming Changes. In connection with the use or administration of Term SOFR, the Administrative Agent will have the right to make Conforming Changes from time to time and, notwithstanding anything to the contrary herein or in any other Loan Document, any amendments implementing such Conforming Changes will become effective without any further action or consent of any other party to this Agreement or any other Loan Document. The Administrative Agent will promptly notify the Borrower and the Lenders of the effectiveness of any Conforming Changes in connection with the use or administration of Term SOFR.~~
Section II.13.Inability to Determine Interest Rates; Benchmark Replacement.
(a)Temporary Inability. Subject to Section 2.13(c), if prior to the commencement of any Interest Period for any Term Benchmark Borrowing of a Class or at any time for a RFR Borrowing (the Currency of such Borrowing herein called the (“Affected Currency”)):
(i)(A) in the case of a Term Benchmark Borrowing, the Administrative Agent shall have determined (which determination shall be conclusive and binding absent manifest error) that adequate and reasonable means do not exist for ascertaining the Benchmark for the Affected Currency (including, without limitation, because the applicable Screen Rate is not available or published on a current basis) for such Interest Period or (B) in the case of a RFR Borrowing, the Administrative Agent shall have determined (which determination shall be conclusive and binding upon the Borrower absent manifest error) that adequate and reasonable means do not exist for ascertaining the Daily Simple RFR for the Affected Currency; or
(ii)(A) in the case of a Term Benchmark Borrowing, the Administrative Agent shall have received notice from the Required Lenders of such Class of Commitments that the Benchmark for the Affected Currency for such Interest Period will not adequately and fairly reflect the cost to such Lenders of making or maintaining their respective Loans included in such Borrowing for such Interest Period or (B) in the case of a RFR Borrowing, the Administrative Agent shall have received notice from the Required Multicurrency Lenders that the Daily Simple RFR for the Affected Currency will not adequately and fairly reflect the cost to such Lenders of making or maintaining the Loans included in such RFR Borrowing;
then the Administrative Agent shall give written notice thereof (or telephonic notice, promptly confirmed in writing) to the Borrower and the affected Lenders as promptly as practicable thereafter. Until the Administrative Agent shall notify the Borrower and the Lenders that the circumstances giving rise to such notice no longer exist, (i) any Interest Election Request that requests the conversion of any ~~Syndicated~~ Borrowing to, or the continuation of any ~~Syndicated~~

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Borrowing as, a Term Benchmark Borrowing denominated in the Affected Currency shall be ineffective and, if the Affected Currency is Dollars, such ~~Syndicated~~ Borrowing (unless prepaid) shall be continued as, or converted to, ~~a Syndicated~~an ABR Borrowing at the end of the applicable Interest Period, (ii) if the Affected Currency is Dollars and any Borrowing Request requests a Term Benchmark Borrowing denominated in Dollars, such Borrowing shall be made as ~~a Syndicated~~an ABR Borrowing, (iii) if the Affected Currency is a Foreign Currency other than Canadian Dollars, (A) any Borrowing Request that requests a Term Benchmark Borrowing or RFR Borrowing denominated in the Affected Currency shall be made as a Term Benchmark Borrowing with a Term Benchmark Rate equal to the Central Bank Rate for the applicable Agreed Foreign Currency; provided, that if the Administrative Agent determines (which determination shall be conclusive and binding absent manifest error) that the Central Bank Rate for the applicable Agreed Foreign Currency cannot be determined, such Borrowing Request shall be ineffective, and (B) any outstanding Term Benchmark Borrowing or RFR Borrowing in the Affected Currency, at the Borrower’s election shall either (1) be converted to a Term Benchmark Borrowing with a Term Benchmark Rate equal to the Central Bank Rate for the applicable Agreed Foreign Currency; provided that, if the Administrative Agent determines (which determination shall be conclusive and binding absent manifest error) that the Central Bank Rate for the applicable Agreed Foreign Currency cannot be determined, such Borrowing shall be converted into an ABR Borrowing denominated in Dollars (in an amount equal to the Dollar Equivalent of such Affected Currency) immediately in the case of an RFR Borrowing or, in the case of a Term Benchmark Borrowing, at the end of the applicable Interest Period, (2) be converted into ~~a Syndicated~~an ABR Borrowing denominated in Dollars (in an amount equal to the Dollar Equivalent of such Affected Currency) immediately in the case of an RFR Borrowing or, in the case of a Term Benchmark Borrowing, at the end of the applicable Interest Period, or (3) be prepaid in full immediately in the case of an RFR Borrowing or, in the case of a Term Benchmark Borrowing, at the end of the applicable Interest Period, and (iv) if the Affected Currency is Canadian Dollars, (A) any Borrowing Request that requests a Term Benchmark Borrowing denominated in Canadian Dollars shall be made as a Term Benchmark Borrowing with a Term Benchmark Rate equal to the Canadian Prime Rate; provided, that if the Administrative Agent determines (which determination shall be conclusive and binding absent manifest error) that the Canadian Prime Rate cannot be determined, such Borrowing Request shall be ineffective, and (B) any outstanding Term Benchmark Borrowing in Canadian Dollars, at the Borrower’s election, shall either (1) be converted to a Term Benchmark Borrowing denominated in Canadian Dollars with a Term Benchmark Rate equal to the Canadian Prime Rate at the end of applicable Interest Period; provided that, if the Administrative Agent determines (which determination shall be conclusive and binding absent manifest error) that the Canadian Prime Rate cannot be determined, such Borrowing shall be converted into an ABR Borrowing denominated in Dollars (in an amount equal to the Dollar Equivalent of such Affected Currency) at the end of the applicable Interest Period, (2) be converted into ~~a Syndicated~~an ABR Borrowing denominated in Dollars (in an amount equal to the Dollar Equivalent of such Affected Currency) at the end of the applicable Interest Period, or (3) be prepaid in full at the end of the applicable Interest Period; provided that if no election is made by the Borrower by the date that is three Business Days after receipt by the Borrower of such notice or, in the case of a Term Benchmark Borrowing, the last day of the current Interest Period for the applicable Term

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Benchmark Loan, if earlier, the Borrower shall be deemed to have elected clause (iii)(B)(1) or (iv)(B)(1) above, as applicable.
(b)Illegality. If any Change in Law shall make it unlawful or impossible for any Lender to perform any of its obligations hereunder, to make, maintain or fund any RFR Loan or Term Benchmark Loan or to determine or charge interest rates based upon any applicable Daily Simple RFR or Term Benchmark Rate and such Lender shall so notify the Administrative Agent, the Administrative Agent shall give written notice thereof (or telephonic notice, promptly confirmed in writing) to the Borrower and the other Lenders as promptly as practicable thereafter, whereupon until such Lender notifies the Administrative Agent and the Borrower that the circumstances giving rise to such notice no longer exist, (i) the Alternate Base Rate shall, if necessary to avoid such illegality, be determined by the Administrative Agent without reference to clause (iii) thereof, (ii) any Interest Election Request that requests the conversion of any ~~Syndicated~~ Borrowing to, or the continuation of any ~~Syndicated~~ Borrowing as, a Term Benchmark Borrowing denominated in the affected Currency shall be ineffective and, if the affected Currency is Dollars, such ~~Syndicated~~ Borrowing (unless prepaid) shall be continued as, or converted to, ~~a Syndicated~~an ABR Borrowing either (A) at the end of the applicable Interest Period if such Lender may lawfully continue to maintain such Loan to such date or (B) immediately if such Lender shall determine that it may not lawfully continue to maintain such Term Benchmark Loan to such date, (iii) if the affected Currency is Dollars and any Borrowing Request requests a Term Benchmark Borrowing denominated in Dollars, such Borrowing shall be made as ~~a Syndicated~~an ABR Borrowing, (iv) if the affected Currency is a Foreign Currency other than Canadian Dollars, (A) any Borrowing Request that requests a Term Benchmark Borrowing or RFR Borrowing denominated in the affected Currency shall be made as a Term Benchmark Borrowing with a Term Benchmark Rate equal to the Central Bank Rate for the applicable Agreed Foreign Currency; provided, that if the Administrative Agent determines (which determination shall be conclusive and binding absent manifest error) that the Central Bank Rate for the applicable Agreed Foreign Currency cannot be determined, such Borrowing Request shall be ineffective, and (B) any outstanding Term Benchmark Borrowing or RFR Borrowing in the affected Currency, at the Borrower’s election shall either (1) be converted to a Term Benchmark Borrowing with a Term Benchmark Rate equal to the Central Bank Rate for the applicable Agreed Foreign Currency; provided that, if the Administrative Agent determines (which determination shall be conclusive and binding absent manifest error) that the Central Bank Rate for the applicable Agreed Foreign Currency cannot be determined, such Borrowing shall be converted into an ABR Borrowing denominated in Dollars (in an amount equal to the Dollar Equivalent of such affected Currency) immediately in the case of an RFR Borrowing or, in the case of a Term Benchmark Borrowing, either (x) at the end of the applicable Interest Period if such Lender may lawfully continue to maintain such Loan to such date or (y) immediately if such Lender shall determine that it may not lawfully continue to maintain such Term Benchmark Loan to such date, (2) be converted into ~~a Syndicated~~an ABR Borrowing denominated in Dollars (in an amount equal to the Dollar Equivalent of such affected Currency) immediately in the case of an RFR Borrowing or, in the case of a Term Benchmark Borrowing, either (x) at the end of the applicable Interest Period if such Lender may lawfully continue to maintain such Loan to such date or (y) immediately if such Lender shall determine that it may not lawfully continue to maintain such Term Benchmark Loan to such date, or (3) be prepaid in

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full immediately in the case of an RFR Borrowing or, in the case of a Term Benchmark Borrowing, either (x) at the end of the applicable Interest Period if such Lender may lawfully continue to maintain such Loan to such date or (y) immediately if such Lender shall determine that it may not lawfully continue to maintain such Term Benchmark Loan to such date, and (v) if the affected Currency is Canadian Dollars, (A) any Borrowing Request that requests a Term Benchmark Borrowing denominated in Canadian Dollars shall be made as a Term Benchmark Borrowing with a Term Benchmark Rate equal to the Canadian Prime Rate; provided, that if the Administrative Agent determines (which determination shall be conclusive and binding absent manifest error) that the Canadian Prime Rate cannot be determined, such Borrowing Request shall be ineffective, and (B) any outstanding Term Benchmark Borrowing in Canadian Dollars, at the Borrower’s election, shall either (1) be converted to a Term Benchmark Borrowing denominated in Canadian Dollars with a Term Benchmark Rate equal to the Canadian Prime Rate at the end of applicable Interest Period; provided that, if the Administrative Agent determines (which determination shall be conclusive and binding absent manifest error) that the Canadian Prime Rate cannot be determined, such Borrowing shall be converted into an ABR Borrowing denominated in Dollars (in an amount equal to the Dollar Equivalent of such affected Currency) either (x) at the end of the applicable Interest Period if such Lender may lawfully continue to maintain such Loan to such date or (y) immediately if such Lender shall determine that it may not lawfully continue to maintain such Term Benchmark Loan to such date, (2) be converted into ~~a Syndicated~~an ABR Borrowing denominated in Dollars (in an amount equal to the Dollar Equivalent of such affected Currency) either (x) at the end of the applicable Interest Period if such Lender may lawfully continue to maintain such Loan to such date or (y) immediately if such Lender shall determine that it may not lawfully continue to maintain such Term Benchmark Loan to such date, or (3) be prepaid in full at the end of the applicable Interest Period; provided that if no election is made by the Borrower by the date that is three Business Days after receipt by the Borrower of such notice or, in the case of a Term Benchmark Borrowing, the last day of the current Interest Period for the applicable Term Benchmark Loan, if earlier, the Borrower shall be deemed to have elected clause (iv)(B)(1) or (v)(B)(1) above, as applicable. Notwithstanding the foregoing, the affected Lender shall, prior to giving such notice to the Administrative Agent, use reasonable efforts to designate a different lending office if such designation would avoid the need for giving such notice and if such designation would not otherwise be disadvantageous to such Lender in the good faith exercise of its discretion. Upon any such prepayment or conversion, the Borrower shall also pay accrued interest on the amount so prepaid or converted, together with any additional amounts required pursuant to Section 2.15.
(c)Benchmark Replacement Setting. Notwithstanding anything to the contrary herein or in any other Loan Document, if a Benchmark Transition Event and its related Benchmark Replacement Date have occurred prior to any setting of the then-current Benchmark for a Currency, then (x) if a Benchmark Replacement for the Term SOFR Reference Rate is determined in accordance with clause (1) of the definition of “Benchmark Replacement” for such Benchmark Replacement Date or a Benchmark Replacement for the Term CORRA Reference Rate is determined in accordance with clause (2) of the definition of “Benchmark Replacement” for such Benchmark Replacement Date, such Benchmark Replacement will replace such Benchmark for all purposes hereunder and under any other Loan Document in respect of such Benchmark setting and subsequent Benchmark settings without any amendment to, or further

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action or consent of any other party to, this Agreement or any other Loan Document and (y) if a Benchmark Replacement is determined in accordance with clause (~~2~~3) of the definition of “Benchmark Replacement” for such Benchmark Replacement Date, such Benchmark Replacement will replace such Benchmark for such Currency for all purposes hereunder and under any other Loan Document in respect of any Benchmark setting at or after 5:00 p.m. (New York City time) on the fifth (5th) Business Day after the date notice of such Benchmark Replacement is provided to the Lenders without any amendment to, or further action or consent of any other party to, this Agreement or any other Loan Document so long as the Administrative Agent has not received, by such time, written notice of objection to such Benchmark Replacement from Lenders comprising (x) in the case of a Benchmark Replacement for Dollars, the Required Lenders, and (y) in the case of a Benchmark Replacement for any Foreign Currency, the Required Multicurrency Lenders. If the Benchmark Replacement is Daily Simple SOFR or Daily Compounded CORRA, all interest payments will be payable on a monthly basis on each Monthly Date.
(d)Benchmark Replacement Conforming Changes. In connection with the use, administration, adoption or implementation of a Benchmark Replacement, the Administrative Agent (after consultation with the Borrower) will have the right to make Conforming Changes from time to time and, notwithstanding anything to the contrary herein or in any other Loan Document, any amendments implementing such Conforming Changes will become effective without any further action or consent of any other party to this Agreement or any other Loan Document.
(e)Notices; Standards for Decisions and Determinations. The Administrative Agent will promptly notify the Borrower and the Lenders of (i) the implementation of any Benchmark Replacement and (ii) the effectiveness of any Conforming Changes in connection with the use, administration, adoption or implementation of a Benchmark Replacement. The Administrative Agent will notify the Borrower of (x) the removal or reinstatement of any tenor of a Benchmark pursuant to Section 2.13(e) and (y) the commencement of any Benchmark Unavailability Period. Any determination, decision or election that may be made by the Administrative Agent or, if applicable, any Lender (or group of Lenders) pursuant to this Section 2.13, including any determination with respect to a tenor, rate or adjustment or of the occurrence or non-occurrence of an event, circumstance or date and any decision to take or refrain from taking any action or any selection, will be conclusive and binding absent manifest error and may be made in its or their sole discretion and without consent from any other party to this Agreement or any other Loan Document, except, in each case, as expressly required pursuant to this Section 2.13.
(f)Unavailability of Tenor of Benchmark. Notwithstanding anything to the contrary herein or in any other Loan Document, at any time (including in connection with the implementation of a Benchmark Replacement), (i) if the then-current Benchmark for a Currency is a term rate (including the Term SOFR Reference Rate, the Term CORRA Reference Rate or the applicable Adjusted Term Benchmark Rate) and either (A) any tenor for such Benchmark for such Currency is not displayed on a screen or other information service that publishes such rate from time to time as selected by the Administrative Agent in its reasonable discretion or (B) the

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regulatory supervisor for the administrator of such Benchmark has provided a public statement or publication of information announcing that any tenor for such Benchmark for such Currency is not or will not be representative, then the Administrative Agent may modify the definition of “Interest Period” (or any similar or analogous definition) for any Benchmark settings for such Currency at or after such time to remove such unavailable or non-representative tenor and (ii) if a tenor that was removed pursuant to clause (i) above either (A) is subsequently displayed on a screen or information service for a Benchmark for such Currency (including a Benchmark Replacement) or (B) is not, or is no longer, subject to an announcement that it is not or will not be representative for a Benchmark for such Currency (including a Benchmark Replacement), then the Administrative Agent may modify the definition of “Interest Period” (or any similar or analogous definition) for all Benchmark settings for such Currency at or after such time to reinstate such previously removed tenor.
(i)Benchmark Unavailability Period. Upon the Borrower’s receipt of notice of the commencement of a Benchmark Unavailability Period, the Borrower may revoke any pending request for a Term Benchmark Borrowing or RFR Borrowing of, conversion to or continuation of Term Benchmark Loans or RFR Loans in each affected Currency to be made, converted or continued during any Benchmark Unavailability Period and, failing that, (i) any Interest Election Request that requests the conversion of any Borrowing to, or the continuation of any Borrowing as, a Term Benchmark Borrowing, denominated in the affected Currency shall be ineffective and, if the affected Currency is Dollars, such Borrowing (unless prepaid) shall be continued as, or converted to an ABR Borrowing at the end of the applicable Interest Period, (ii) if the affected Currency is Dollars and any Borrowing Request requests a Term Benchmark Borrowing denominated in Dollars, such Borrowing shall be made as an ABR Borrowing, (iii) if the affected Currency is a Foreign Currency other than Canadian Dollars, (A) any Borrowing Request that requests a Term Benchmark Borrowing or RFR Borrowing denominated in the affected Currency shall be made as a Term Benchmark Borrowing with a Term Benchmark Rate equal to the Central Bank Rate for the applicable Agreed Foreign Currency; provided, that if the Administrative Agent determines (which determination shall be conclusive and binding absent manifest error) that the Central Bank Rate for the applicable Foreign Currency cannot be determined, such Borrowing Request shall be ineffective, and (B) any outstanding Term Benchmark Borrowing or RFR Borrowing in the affected Currency, at the Borrower’s election, shall either (1) be converted to a Term Benchmark Borrowing with a Term Benchmark Rate equal to the Central Bank Rate for the applicable Agreed Foreign Currency; provided that, if the Administrative Agent determines (which determination shall be conclusive and binding absent manifest error) that the Central Bank Rate for the applicable Agreed Foreign Currency cannot be determined, such Borrowing shall be converted into an ABR Borrowing denominated in Dollars (in an amount equal to the Dollar Equivalent of such affected Currency) immediately in the case of an RFR Borrowing or, in the case of a Term Benchmark Borrowing, at the end of the applicable Interest Period, (2) be converted into an ABR Borrowing denominated in Dollars (in an amount equal to the Dollar Equivalent of such affected Currency) immediately in the case of an RFR Borrowing or, in the case of a Term Benchmark Borrowing, at the end of the applicable Interest Period, or (3) be

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prepaid in full immediately in the case of an RFR Borrowing or, in the case of a Term Benchmark Borrowing, at the end of the applicable Interest Period, and (iv) if the affected Currency is Canadian Dollars, (A) any Borrowing Request that requests a Term Benchmark Borrowing denominated in Canadian Dollars shall be made as a Term Benchmark Borrowing with a Term Benchmark Rate equal to the Canadian Prime Rate; provided, that if the Administrative Agent determines (which determination shall be conclusive and binding absent manifest error) that the Canadian Prime Rate cannot be determined, such Borrowing Request shall be ineffective, and (B) any outstanding Term Benchmark Borrowing in Canadian Dollars, at the Borrower’s election, shall either (1) be converted to a Term Benchmark Borrowing denominated in Canadian Dollars with a Term Benchmark Rate equal to the Canadian Prime Rate at the end of applicable Interest Period; provided that, if the Administrative Agent determines (which determination shall be conclusive and binding absent manifest error) that the Canadian Prime Rate cannot be determined, such Borrowing shall be converted into an ABR Borrowing denominated in Dollars (in an amount equal to the Dollar Equivalent of such affected Currency) at the end of the applicable Interest Period, (2) be converted into an ABR Borrowing denominated in Dollars (in an amount equal to the Dollar Equivalent of such affected Currency) at the end of the applicable Interest Period, or (3) be prepaid in full at the end of the applicable Interest Period; provided that, if no election is made by the Borrower by the date that is three Business Days after receipt by the Borrower of such notice or, in the case of a Term Benchmark Borrowing, the last day of the current Interest Period for the applicable Term Benchmark Loan, if earlier, the Borrower shall be deemed to have elected clause (iii)(B)(1) or (iv)(B)(1) above, as applicable. During a Benchmark Unavailability Period or at any time that a tenor for the then-current Benchmark is not an Available Tenor, the component of the Alternate Base Rate based upon the then-current Benchmark or such tenor for such Benchmark, as applicable, will not be used in any determination of the Alternate Base Rate.
Section II.14.Increased Costs.
(a)Increased Costs Generally. If any Change in Law shall:
(i)impose, modify or deem applicable any reserve (including pursuant to regulations issued from time to time by the Board for determining the maximum reserve requirement (including any emergency, special, supplemental other marginal reserve requirement) with respect to any eurocurrency funding (currently referred to as “Eurocurrency liabilities” in Regulation D)), special deposit, compulsory loan, insurance charge or similar requirement against assets of, deposits with or for the account of, or credit extended or participated in by, any Lender (except any such reserve requirement reflected in the Adjusted Term Benchmark Rate for Euros) or any Issuing Bank; or
(ii)impose on the Administrative Agent, any Lender or any Issuing Bank or the relevant local market any other condition, cost or expense (other than Taxes)

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affecting this Agreement or Term Benchmark Loans or RFR Loans made by such Lender or such Letter of Credit or participation therein;
(iii)subject the Administrative Agent, any Lender or any Issuing Bank to any Taxes (other than (A) Indemnified Taxes, (B) Taxes described in clauses (b) through (d) of the definition of Excluded Taxes, and (C) Connection Income Taxes) on its loans, loan principal, letters of credit, commitments, or other obligations, or its deposits, reserves, other liabilities or capital attributable thereto;
and the result of any of the foregoing shall be to increase the cost to such Lender of making, converting to, continuing or maintaining any Term Benchmark Loan or RFR Loan (or of maintaining its obligation to make any such Loan) or to increase the cost to such Lender or such Issuing Bank of participating in, issuing or maintaining any Letter of Credit or to reduce the amount of any sum received or receivable by such Lender or such Issuing Bank hereunder (whether of principal, interest or otherwise), then the Borrower will pay to such Lender or such Issuing Bank, as the case may be, in Dollars, such additional amount or amounts as will compensate such Lender or such Issuing Bank, as the case may be, for such additional costs incurred or reduction suffered; provided that no Lender will claim the payment of any of the amounts referred to in this paragraph (a) if not generally claiming similar compensation from its other similar customers in similar circumstance.
(b)Capital and Liquidity Requirements. If any Lender or any Issuing Bank determines that any Change in Law regarding capital or liquidity requirements has or would have the effect of reducing the rate of return on such Lender’s or such Issuing Bank’s capital or on the capital of such Lender’s or such Issuing Bank’s holding company, if any, as a consequence of this Agreement or the Loans made by, or participations in Letters of Credit held by, such Lender, or the Letters of Credit issued by such Issuing Bank, to a level below that which such Lender or such Issuing Bank or such Lender’s or such Issuing Bank’s holding company could have achieved but for such Change in Law (taking into consideration such Lender’s or such Issuing Bank’s policies and the policies of such Lender’s or such Issuing Bank’s holding company with respect to capital adequacy and liquidity requirements), by an amount deemed to be material by such Lender or such Issuing Bank, then ~~from time to time~~, upon the request of such Lender or such Issuing Bank, the Borrower will pay to such Lender or such Issuing Bank, as the case may be, in Dollars, such additional amount or amounts as will compensate such Lender or such Issuing Bank or such Lender’s or such Issuing Bank’s holding company for any such reduction suffered; provided that no Lender will claim the payment of any of the amounts referred to in this paragraph (b) if not generally claiming similar compensation from its other similar customers in similar circumstance.
(c)Certificates from Lenders. A certificate of a Lender or an Issuing Bank (x) setting forth in reasonable detail the basis for and the calculation of the amount or amounts in Dollars, necessary to compensate such Lender or such Issuing Bank or its holding company, as the case may be, as specified in paragraph (a) or (b) of this Section, (y) setting forth in reasonable detail the manner of determination of such amount or amounts and (z) certifying that such Lender or such Issuing Bank or its holding company, as the case may be, is generally

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claiming similar compensation from its other similar customers in similar circumstances, shall be promptly delivered to the Borrower and shall be conclusive absent manifest error (it being understood that no Lender shall be required to disclose (i) any confidential or price sensitive information or (ii) any information to the extent prohibited by applicable law). The Borrower shall pay such Lender or such Issuing Bank, as the case may be, the amount shown as due on any such certificate within 10 ~~days~~Business Days after receipt thereof.
(d)Delay in Requests. Failure or delay on the part of any Lender or any Issuing Bank to demand compensation pursuant to this Section shall not constitute a waiver of such Lender’s or such Issuing Bank’s right to demand such compensation; provided that the Borrower shall not be required to compensate a Lender or an Issuing Bank pursuant to this Section for any increased costs or reductions incurred more than ~~six~~three months prior to the date that such Lender or such Issuing Bank, as the case may be, notifies the Borrower of the Change in Law giving rise to such increased costs or reductions and of such Lender’s or such Issuing Bank’s intention to claim compensation therefor; provided, further, that, if the Change in Law giving rise to such increased costs or reductions is retroactive, then the ~~six-month~~three-month period referred to above shall be extended to include the period of retroactive effect thereof.
Section II.15.Break Funding Payments; Foreign Currency Losses. In the event of (a) the payment of any principal of any Term Benchmark Loan ~~or RFR Loan~~ other than on the last day of an Interest Period therefor (including as a result of the occurrence of any Commitment Increase Date or an Event of Default), (b) the conversion of any Term Benchmark Loan ~~or RFR Loan~~ other than on the last day of an Interest Period therefor, (c) the failure to borrow, convert, continue or prepay any ~~Syndicated~~Term Benchmark Loan on the date specified in any notice delivered pursuant hereto (including in connection with any Commitment Increase Date and regardless of whether such notice is permitted to be revocable under Section 2.10(f) and is revoked in accordance herewith), or (d) the assignment as a result of a request by the Borrower pursuant to Section 2.18(b) of any Term Benchmark Loan ~~or RFR Loan~~ other than on the last day of an Interest Period therefor, then, in any such event, the Borrower shall compensate each Lender for the loss, cost and reasonable expense attributable to such event (excluding loss of anticipated profits). In the case of a Term Benchmark Loan ~~or RFR Loan~~, the loss to any Lender attributable to any such event shall be deemed to include an amount determined by such Lender to be equal to the excess, if any, of:
(i)the amount of interest that such Lender would pay for a deposit equal to the principal amount of such Loan denominated in the Currency of such Loan for the period from the date of such payment, conversion, failure or assignment to the last day of the then current Interest Period for such Term Benchmark Loan (or, in the case of a failure to borrow, convert or continue, the duration of the Interest Period that would have resulted from such borrowing, conversion or continuation) if the interest rate payable on such deposit were equal to the applicable Benchmark for such Currency for such Interest Period, over
(ii)the amount of interest that such Lender would earn on such principal amount for such period if such Lender were to invest such principal amount for

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such period at the interest rate that would be bid by such Lender (or an affiliate of such Lender) for deposits denominated in such Currency from other banks in the relevant market for such Currency at the commencement of such period.
Payments under this Section shall be made upon written request of a Lender delivered not later than ten Business Days following the payment, conversion, or failure to borrow, convert, continue or prepay that gives rise to a claim under this Section accompanied by a written certificate of such Lender setting forth in reasonable detail the basis for and the calculation of the amount or amounts that such Lender is entitled to receive pursuant to this Section (provided that such Lender shall not be required to disclose any confidential or pricing information or any other information prohibited to be disclosed by applicable law), which certificate shall be conclusive absent manifest error. The Borrower shall pay such Lender the amount shown as due on any such certificate within ten Business Days after receipt thereof.
Section II.16.Taxes.
(a)Payments Free of Taxes. Any and all payments by or on account of any obligation of the Borrower hereunder or under any other Loan Document shall be made free and clear of and without deduction or withholding for any Taxes, except as required by applicable law. If any applicable law (as determined in the good faith discretion of an applicable Withholding Agent) requires the deduction or withholding of any Taxes from any such payment by a Withholding Agent, then the applicable Withholding Agent shall be entitled to make such deduction or withholding and shall timely pay the full amount deducted or withheld to the relevant Governmental Authority in accordance with applicable law and, if such Taxes are Indemnified Taxes, the sum payable by the Borrower shall be increased as necessary so that after such deduction or withholding has been made (including such deduction and withholding applicable to additional sums payable under this Section) the Administrative Agent, applicable Lender or applicable Issuing Bank (as the case may be) receives an amount equal to the sum it would have received had no such deduction or withholding been made.
(b)Payment of Other Taxes by the Borrower. In addition, the Borrower shall pay timely any Other Taxes to the relevant Governmental Authority in accordance with applicable law or, at the option of the Administrative Agent, timely reimburse it for the payment of any Other Taxes.
(c)Indemnification by the Borrower. The Borrower shall indemnify the Administrative Agent, each Lender and each Issuing Bank for and, within 10 Business Days after written demand therefor, pay the full amount of any Indemnified Taxes or Other Taxes (including Indemnified Taxes or Other Taxes imposed or asserted on or attributable to amounts payable under this Section) payable or paid by, or required to be withheld or deducted from a payment to, the Administrative Agent, such Lender or such Issuing Bank, as the case may be, and any penalties, interest and reasonable expenses arising therefrom or with respect thereto, whether or not such Indemnified Taxes or Other Taxes were correctly or legally imposed or asserted by the relevant Governmental Authority. A certificate as to the amount of such payment or liability delivered to the Borrower by a Lender or an Issuing Bank, or by the Administrative

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Agent on its own behalf or on behalf of a Lender or an Issuing Bank, shall be conclusive absent manifest error.
(d)Indemnification by the Lenders. Each Lender shall severally indemnify the Administrative Agent, within 10 Business Days after written demand therefor, for (i) any Indemnified Taxes or Other Taxes attributable to such Lender (but only to the extent that the Borrower has not already indemnified the Administrative Agent for such Indemnified Taxes or Other Taxes without limiting the obligation of the Borrower to do so), (ii) any Taxes attributable to such Lender’s failure to comply with the provisions of Section 9.04(f) relating to the maintenance of a Participant Register, and (iii) any Excluded Taxes attributable to such Lender, in each case, that are payable or paid by the Administrative Agent in connection with any Loan Document, and any reasonable expenses arising therefrom or with respect thereto, whether or not such Taxes were correctly or legally imposed or asserted by the relevant Governmental Authority. A certificate as to the amount of such payment or liability delivered to any Lender by the Administrative Agent shall be conclusive absent manifest error. Each Lender hereby authorizes the Administrative Agent to set off and apply any and all amounts at any time owing to such Lender under any Loan Document or otherwise payable by the Administrative Agent to the Lender from any other source against any amount due to the Administrative Agent under this paragraph (d).
(e)Evidence of Payments. As soon as practicable after any payment of Taxes by the Borrower to a Governmental Authority pursuant to Section 2.16, the Borrower shall deliver to the Administrative Agent the original or a certified copy of a receipt issued by such Governmental Authority evidencing such payment, a copy of the return reporting such payment or other evidence of such payment reasonably satisfactory to the Administrative Agent.
(f)Tax Documentation. (i) Any Lender that is entitled to an exemption from or reduction of withholding Tax with respect to payments under this Agreement shall deliver to the Borrower (with a copy to the Administrative Agent), at the time or times reasonably requested by the Borrower or the Administrative Agent, such properly completed and executed documentation reasonably requested by the Borrower or the Administrative Agent as will permit such payments to be made without withholding or at a reduced rate of withholding. In addition, any Lender, if requested by the Borrower or the Administrative Agent, shall deliver such other documentation prescribed by applicable law or reasonably requested by the Borrower or the Administrative Agent as will enable the Borrower or the Administrative Agent to determine whether or not such Lender is subject to backup withholding or information reporting requirements. Notwithstanding anything to the contrary in the preceding two sentences, the completion, execution and submission of such documentation (other than such documentation set forth in Section 2.16(f)(ii)(A), (ii)(B) and (ii)(D) below) shall not be required if in the Lender’s reasonable judgment such completion, execution or submission would subject such Lender to any material unreimbursed cost or expense or would materially prejudice the legal or commercial position of such Lender.

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(i)Without limiting the generality of the foregoing:
(A)any Lender that is a “United States person” (as defined under Section 7701(a)(30) of the Code) shall deliver to the Borrower and the Administrative Agent on or prior to the date on which such Lender becomes a Lender under this Agreement (and from time to time thereafter upon the reasonable request of the Borrower or the Administrative Agent), duly completed and executed copies of Internal Revenue Service Form W-9 or any successor form certifying that such Lender is exempt from U.S. federal backup withholding tax;
(B)each Foreign Lender shall, to the extent it is legally entitled to do so, deliver to the Borrower and the Administrative Agent (in such number of copies as shall be requested by the recipient) on or prior to the date on which such Foreign Lender becomes a Lender under this Agreement (and from time to time thereafter upon the reasonable request of the Borrower or the Administrative Agent), whichever of the following is applicable:
(w)    Form W-8BEN or W-8BEN-E or any applicable successor form claiming eligibility for benefits of an income tax treaty to which the United States is a party,
(x)    duly completed and executed copies of Internal Revenue Service Form W-8ECI or any applicable successor form certifying that the income receivable pursuant to this Agreement is effectively connected with the conduct of a trade or business in the United States,
(y)    in the case of a Foreign Lender claiming the benefits of the exemption for portfolio interest under Section 881(c) of the Code, (1) a certificate substantially in the form of Exhibit F-1 (or such other form as shall be reasonably satisfactory to the Administrative Agent) to the effect that such Foreign Lender is not (I) a “bank” within the meaning of Section 881(c)(3)(A) of the Code, (II) a “10 percent shareholder” of the Borrower within the meaning of Section 871(h)(3)(B) of the Code, or (III) a “controlled foreign corporation” described in Section 881(c)(3)(C) of the Code (a “U.S. Tax Compliance Certificate”) and (2) duly completed and executed copies of Internal Revenue Service Form W-8BEN or W-8BEN-E (or any applicable successor form) certifying that the Foreign Lender is not a United States Person, or
(z)    to the extent a Foreign Lender is not the beneficial owner, duly completed and executed copies of Internal Revenue Service Form W-8IMY (or any applicable successor form), accompanied by Internal Revenue Service Form W-8ECI (or any applicable successor form), Internal Revenue Service Form W-8BEN or W-8BEN-E (or any applicable successor form), a U.S. Tax Compliance Certificate substantially in the form of Exhibit F-2 or Exhibit F-3 (or, in each case,

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such other form as shall be reasonably satisfactory to the Administrative Agent), Internal Revenue Service Form W-9 (or any applicable successor form), and/or other certification documents from each beneficial owner, as applicable; provided that if the Foreign Lender is a partnership and one or more direct or indirect partners of such Foreign Lender are claiming the portfolio interest exemption, such Foreign Lender may provide a U.S. Tax Compliance Certificate substantially in the form of Exhibit F-4 (or such other form as shall be reasonably satisfactory to the Administrative Agent) on behalf of each such direct and indirect partner;
(C)any Foreign Lender shall, to the extent it is legally entitled to do so, deliver to the Borrower and the Administrative Agent (in such number of copies as shall be requested by the recipient) on or prior to the date on which such Foreign Lender becomes a Lender under this Agreement (and from time to time thereafter upon the reasonable request of the Borrower or the Administrative Agent), executed copies of any other form prescribed by applicable law as a basis for claiming exemption from or a reduction in U.S. federal withholding Tax, duly completed, together with such supplementary documentation as may be prescribed by applicable law to permit the Borrower or the Administrative Agent to determine the withholding or deduction required to be made; and
(D)If a payment made to a Lender under this Agreement would be subject to U.S. federal withholding Tax imposed by FATCA if such Lender were to fail to comply with the applicable reporting requirements of FATCA (including those contained in Section 1471(b) or 1472(b) of the Code, as applicable), such Lender shall deliver to the Borrower and the Administrative Agent, at the time or times prescribed by law and at such time or times reasonably requested by the Borrower or the Administrative Agent, such documentation prescribed by applicable law (including as prescribed by Section 1471(b)(3)(C)(i) of the Code) and such additional documentation reasonably requested by the Borrower or the Administrative Agent as may be necessary for the Borrower and the Administrative Agent to comply with their respective obligations under FATCA and to determine that such Lender has complied with such Lender’s obligations under FATCA or to determine the amount to deduct and withhold from such payment. Solely for purposes of this Section 2.16(f)(ii)(D), “FATCA” shall include any amendments made to FATCA after the date of this Agreement.
(i)In addition, each Lender shall deliver to the Borrower and the Administrative Agent updated forms or certifications promptly upon the obsolescence, expiration or invalidity of any form or certification previously delivered by such Lender; provided such Lender is legally able to do so at the time. Each Lender shall promptly notify the Borrower and the Administrative Agent in writing if such Lender no longer satisfies the legal requirements to provide any previously delivered form or certificate to the Borrower (or any other form of certification adopted by the U.S. or other taxing authorities for such purpose).

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(g)Treatment of Certain Refunds. If the Administrative Agent, any Lender or an Issuing Bank determines, in its sole discretion exercised in good faith, that it has received a refund of any Taxes or Other Taxes as to which it has been indemnified by the Borrower or with respect to which the Borrower has paid additional amounts pursuant to this Section, it shall pay to the Borrower an amount equal to such refund (but only to the extent of indemnity payments made, or additional amounts paid, by the Borrower under this Section with respect to the Taxes or Other Taxes giving rise to such refund), net of all reasonable out-of-pocket expenses of the Administrative Agent, such Lender or such Issuing Bank, as the case may be, and without interest (other than any interest paid by the relevant Governmental Authority with respect to such refund); provided that the Borrower, upon the request of the Administrative Agent, such Lender or such Issuing Bank, as the case may be, agrees to repay to the Administrative Agent, such Lender or such Issuing Bank, respectively, the amount that the Administrative Agent, such Lender or such Issuing Bank, respectively, paid over to the Borrower pursuant to this clause (g) (plus any penalties, interest or other charges imposed by the relevant Governmental Authority) in the event the Administrative Agent, such Lender or such Issuing Bank, respectively, is required to repay such refund to such Governmental Authority. Notwithstanding anything to the contrary in this clause (g), in no event will the Administrative Agent, any Lender or an Issuing Bank be required to pay any amount to the Borrower pursuant to this clause (g), the payment of which would place such Person in a less favorable net after-Tax position than such Person would have been in if the Tax subject to indemnification and giving rise to such refund had not been deducted, withheld, or otherwise imposed and the indemnification payments or additional amounts with respect to such Tax had never been paid. This subsection shall not be construed to require the Administrative Agent, any Lender or an Issuing Bank to make available its tax returns or its books or records (or any other information relating to its taxes that it deems confidential) to the Borrower or any other Person.
(c)Survival. Each party’s obligations under this Section 2.16 shall survive the resignation or replacement of the Administrative Agent or any assignment of rights by, or the replacement of, a Lender, the termination of the Commitments, the expiration or cancellation of all Letters of Credit and the repayment, satisfaction or discharge of all obligations under any Loan Document.
Section II.17.Payments Generally; Pro Rata Treatment: Sharing of Set-offs.
(a)Payments by the Borrower. The Borrower shall make each payment required to be made by it hereunder (whether of principal, interest, fees or reimbursement of LC Disbursements, or under Section 2.14, 2.15 or 2.16, or otherwise) or under any other Loan Document (except to the extent otherwise provided therein) prior to 2:00 p.m., New York City time, on the date when due, in immediately available funds, without set-off or counterclaim. Any amounts received after such time on any date may, in the discretion of the Administrative Agent, be deemed to have been received on the next succeeding Business Day for purposes of calculating interest thereon. All such payments shall be made to the Administrative Agent at the Administrative Agent’s Account, except as otherwise expressly provided in the relevant Loan Document and except payments to be made directly to any Issuing Bank as expressly provided herein and payments pursuant to Sections 2.14, 2.15, 2.16 and 9.03, which shall be made directly

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to the Persons entitled thereto. The Administrative Agent shall distribute any such payments received by it for the account of any other Person to the appropriate recipient promptly following receipt thereof. If any payment hereunder shall be due on a day that is not a Business Day, the date for payment shall be extended to the next succeeding Business Day and, in the case of any payment accruing interest, interest thereon shall be payable for the period of such extension.
All amounts owing under this Agreement (including commitment fees, payments required under Section 2.14, and payments required under Section 2.15 relating to any Loan denominated in Dollars, but not including principal of and interest on any Loan denominated in any Foreign Currency or payments relating to any such Loan required under Section 2.15 or any reimbursement or Cash Collateralization of any LC Exposure denominated in any Foreign Currency, which are payable in such Foreign Currency) or under any other Loan Document (except to the extent otherwise provided therein) are payable in Dollars. Notwithstanding the foregoing, if the Borrower shall fail to pay any principal of any Loan or LC Disbursement when due (whether at stated maturity, by acceleration, by mandatory prepayment or otherwise), the unpaid portion of such Loan or LC Disbursement shall, if such Loan or LC Disbursement is not denominated in Dollars, automatically be redenominated in Dollars on the due date thereof (or, if such due date is a day other than the last day of the Interest Period therefor, on the last day of such Interest Period) in an amount equal to the Dollar Equivalent thereof on the date of such redenomination and such principal shall be payable on demand; and if the Borrower shall fail to pay any interest on any Loan or LC Disbursement that is not denominated in Dollars, such interest shall automatically be redenominated in Dollars on the due date therefor (or, if such due date is a day other than the last day of the Interest Period therefor, on the last day of such Interest Period) in an amount equal to the Dollar Equivalent thereof on the date of such redenomination and such interest shall be payable on demand.
Notwithstanding the foregoing provisions of this Section, if, after the making of any Borrowing in any Foreign Currency, currency control or exchange regulations are imposed in the country which issues such currency with the result that the type of currency in which the Borrowing was made (the “Original Currency”) no longer exists or the Borrower is not able to make payment to the Administrative Agent for the account of the Lenders in such Original Currency, then all payments to be made by the Borrower hereunder in such currency shall instead be made when due in Dollars in an amount equal to the Dollar Equivalent (as of the date of repayment) of such payment due, it being the intention of the parties hereto that the Borrower takes all risks of the imposition of any such currency control or exchange regulations.
(b)Application of Insufficient Payments. If at any time insufficient funds are received by and available to the Administrative Agent to pay fully all amounts of principal, unreimbursed LC Disbursements, interest and fees of a Class then due hereunder, such funds shall be applied (i) first, to pay interest and fees of such Class then due hereunder, ratably among the parties entitled thereto in accordance with the amounts of interest and fees of such Class then due to such parties, and (ii) second, to pay principal and unreimbursed LC Disbursements of such Class then due hereunder, ratably among the parties entitled thereto in accordance with the amounts of principal and unreimbursed LC Disbursements of such Class then due to such parties.

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(c)Pro Rata Treatment. Except to the extent otherwise provided herein: (i) each ~~Syndicated~~Revolving Borrowing of a Class shall be made from the Revolving Lenders of such Class, each payment of commitment fees under Section 2.11 shall be made for the account of the Revolving Lenders of the applicable Class, pro rata according to the average daily unutilized amounts of the respective Revolving Commitments, and each termination or reduction of the amount of the Revolving Commitments of a Class under Section 2.08 shall be applied to the respective Revolving Commitments of the Revolving Lenders of such Class, pro rata according to the amounts of their respective Revolving Commitments of such Class; (ii) each ~~Syndicated~~Revolving Borrowing of a Class shall be allocated pro rata among the Revolving Lenders of such Class according to the amounts of their respective Revolving Commitments of such Class (in the case of the making of ~~Syndicated~~Revolving Loans) or their respective Revolving Loans of such Class that are to be included in such Revolving Borrowing (in the case of conversions and continuations of Revolving Loans); (iii) [reserved]; (iv) each payment or prepayment of principal of ~~Syndicated~~ Loans of a Class by the Borrower shall be made for the account of the Lenders of such Class pro rata in accordance with the respective unpaid principal amounts of the ~~Syndicated~~ Loans of such Class held by them; and (v) each payment of interest on ~~Syndicated~~ Loans of a Class by the Borrower shall be made for the account of the Lenders of such Class pro rata in accordance with the amounts of interest on such Loans of such Class then due and payable to the respective Lenders.
(d)Sharing of Payments by Lenders. If any Lender of any Class shall, by exercising any right of set-off or counterclaim or otherwise, obtain payment in respect of any principal of or interest on any of its ~~Syndicated~~ Loans, or participations in LC Disbursements, of such Class resulting in such Lender receiving payment of a greater proportion of the aggregate amount of its ~~Syndicated~~ Loans, and participations in LC Disbursements, and accrued interest thereon of such Class then due than the proportion received by any other Lender of such Class, then the Lender receiving such greater proportion shall purchase (for cash at face value) participations in the ~~Syndicated~~ Loans, and participations in LC Disbursements, of other Lenders of such Class to the extent necessary so that the benefit of all such payments shall be shared by the Lenders of such Class ratably in accordance with the aggregate amount of principal of and accrued interest on their respective ~~Syndicated~~ Loans, and participations in LC Disbursements, of such Class; provided that (i) if any such participations are purchased and all or any portion of the payment giving rise thereto is recovered, such participations shall be rescinded and the purchase price restored to the extent of such recovery, without interest, and (ii) the provisions of this paragraph shall not be construed to apply to any payment made by the Borrower pursuant to and in accordance with the express terms of this Agreement or any payment obtained by a Lender as consideration for the assignment of or sale of a participation in any of its Loans or participations in LC Disbursements to any assignee or participant, other than to the Borrower or any Subsidiary or Affiliate thereof (as to which the provisions of this paragraph shall apply). The Borrower consents to the foregoing and agrees, to the extent it may effectively do so under applicable law, that any Lender acquiring a participation pursuant to the foregoing arrangements may exercise against the Borrower rights of set-off and counterclaim with respect to such participation as fully as if such Lender were a direct creditor of the Borrower in the amount of such participation. For the avoidance of doubt, the Borrower may make a Borrowing under the Dollar Commitments or Multicurrency Commitments (if otherwise permitted hereunder) and

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may use the proceeds of such Borrowing (x) with Dollar Commitments to prepay the Multicurrency Loans (without making a ratable prepayment of the Dollar Loans) or (y) with Multicurrency Commitments to prepay the Dollar Loans (without making a ratable payment to the Multicurrency Loans).
(e)Presumptions of Payment. Unless the Administrative Agent shall have received notice from the Borrower prior to the date on which any payment is due to the Administrative Agent for the account of the Lenders or the Issuing Banks hereunder that the Borrower will not make such payment, the Administrative Agent may assume that the Borrower has made such payment on such date in accordance herewith and may, in reliance upon such assumption, distribute to the Lenders or the Issuing Banks, as the case may be, the amount due. In such event, if the Borrower has not in fact made such payment, then each of the Lenders or the Issuing Banks, as the case may be, severally agrees to repay to the Administrative Agent forthwith on demand the amount so distributed to such Lender or such Issuing Bank with interest thereon, for each day from and including the date such amount is distributed to it to but excluding the date of payment to the Administrative Agent at the applicable Overnight Rate.
(f)Certain Deductions by the Administrative Agent. If any Lender shall fail to make any payment required to be made by it pursuant to Section 2.05(e), 2.06(a) or (b) or 2.17(e), then the Administrative Agent may, in its discretion (notwithstanding any contrary provision hereof), apply any amounts thereafter received by the Administrative Agent for the account of such Lender to satisfy such Lender’s obligations under such Sections until all such unsatisfied obligations are fully paid.
Section II.18.Mitigation Obligations; Replacement of Lenders.
(a)Designation of a Different Lending Office. If any Lender requests compensation under Section 2.14, or if the Borrower is required to pay any Indemnified Taxes or additional amounts to any Lender or any Governmental Authority for the account of any Lender pursuant to Section 2.16, then, at the request of the Borrower, such Lender shall use reasonable efforts to designate a different lending office for funding or booking its Loans hereunder or to assign its rights and obligations hereunder to another of its offices, branches or affiliates, if in the reasonable judgment of such Lender, such designation or assignment (i) would eliminate or reduce amounts payable pursuant to Section 2.14 or 2.16, as the case may be, in the future and (ii) would not subject such Lender to any cost or expense not required to be reimbursed by the Borrower and would not otherwise be disadvantageous to such Lender. The Borrower hereby agrees to pay all reasonable costs and expenses incurred by any Lender in connection with any such designation or assignment.
(b)Replacement of Lenders. If any Lender requests compensation under Section 2.14, or if the Borrower is required to pay any Indemnified Taxes or additional amounts to any Lender or any Governmental Authority for the account of any Lender pursuant to Section 2.16, and, in each case, such Lender has not designated a different lending office in accordance with clause (a) above, or if any Lender becomes a Defaulting Lender or is a Non-Consenting Lender (as provided in Section 9.02(d)), then the Borrower may, at its sole expense and effort, upon notice to such Lender and the Administrative Agent, require such Lender to assign and

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delegate, without recourse (in accordance with and subject to the restrictions contained in Section 9.04), all its interests, rights (other than its existing rights to payments pursuant to Sections 2.14 and 2.16) and obligations under this Agreement and the other Loan Documents to an assignee (which has met the restrictions contained in Section 9.04 and has received the required consents under Section 9.04) that shall assume such obligations (which assignee may be another Lender, if a Lender accepts such assignment); provided that (i) the Borrower shall have received the prior written consent of the Administrative Agent (and, if a Commitment is being assigned, each Issuing Bank), which consent shall not unreasonably be withheld, conditioned or delayed, (ii) such Lender shall have received payment of an amount equal to the outstanding principal of its Loans and participations in LC Disbursements, accrued interest thereon, accrued fees and all other amounts payable to it hereunder, from the assignee (to the extent of such outstanding principal and accrued interest and fees) or the Borrower (in the case of all other amounts), (iii) in the case of any such assignment resulting from a claim for compensation under Section 2.14 or payments required to be made pursuant to Section 2.16, such assignment will result in a reduction or elimination of such compensation or payments and (iv) in the case of any assignment as a result of a Non-Consenting Lender (as provided in Section 9.02(d)), the applicable assignee shall have consented to the applicable amendment, waiver or consent. A Lender shall not be required to make any such assignment and delegation if prior thereto, as a result of a waiver by such Lender or otherwise, the circumstances entitling the Borrower to require such assignment and delegation cease to apply.
Section II.19.Defaulting Lenders.
(a)Defaulting Lender Adjustments. Notwithstanding anything to the contrary contained in this Agreement, if any Lender becomes a Defaulting Lender, then, until such time as such Lender is no longer a Defaulting Lender, to the extent permitted by applicable law:
(i)Defaulting Lender Waterfall. Any payment of principal, interest, fees or other amounts received by Administrative Agent for the account of such Defaulting Lender (whether voluntary or mandatory, at maturity, pursuant to Article VII or otherwise) or received by Administrative Agent from a Defaulting Lender pursuant to Section 9.08 shall be applied at such time or times as may be determined by Administrative Agent as follows: first, to the payment of any amounts owing by such Defaulting Lender to Administrative Agent hereunder; second, to the payment on a pro rata basis of any amounts owing by such Defaulting Lender to any Issuing Bank hereunder; third, to Cash Collateralize each Issuing Bank’s Fronting Exposure with respect to such Defaulting Lender in the manner described in Section 2.09(a); fourth, as Borrower may request (so long as no Default exists), to the funding of any Loan in respect of which such Defaulting Lender has failed to fund its portion thereof as required by this Agreement, as determined by Administrative Agent; fifth, if so determined by Administrative Agent and Borrower, to be held in a deposit account and released pro rata in order to (x) satisfy such Defaulting Lender’s potential future funding obligations with respect to Loans under this Agreement and (y) Cash Collateralize each Issuing Bank’s future Fronting Exposure with respect to such Defaulting Lender with respect to future Letters of Credit issued under this Agreement, in the manner described in Section 2.09(a);

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sixth, to the payment of any amounts owing to the Lenders or Issuing Banks as a result of any judgment of a court of competent jurisdiction obtained by any Lender or any Issuing Bank against such Defaulting Lender as a result of such Defaulting Lender’s breach of its obligations under this Agreement; seventh, so long as no Event of Default exists and no Default exists under clause (a), (b), (e) or (i) of Article VII, to the payment of any amounts owing to Borrower as a result of any judgment of a court of competent jurisdiction obtained by Borrower against such Defaulting Lender as a result of such Defaulting Lender’s breach of its obligations under this Agreement; and eighth, to such Defaulting Lender or as otherwise directed by a court of competent jurisdiction; provided that if (x) such payment is a payment of the principal amount of any Loans or reimbursement obligations in respect of any LC Disbursement for which such Defaulting Lender has not fully funded its appropriate share, and (y) such Loans were made or the related Letters of Credit were issued at a time when the conditions set forth in Section 4.02 were satisfied or waived, such payment shall be applied solely to pay the Loans of, and reimbursement obligations in respect of any LC Disbursement that is owed to, all Non-Defaulting Lenders on a pro rata basis prior to being applied to the payment of any Loans of, or reimbursement obligations in respect of any LC Disbursement that is owed to, such Defaulting Lender until such time as all Loans and funded and unfunded participations in Letters of Credit are held by the Lenders pro rata in accordance with the applicable Revolving Commitments without giving effect to Section 2.19(a)(iii). Any payments, prepayments or other amounts paid or payable to a Defaulting Lender that are applied (or held) to pay amounts owed by a Defaulting Lender or to post Cash Collateral pursuant to this Section 2.19(a)(i) shall be deemed paid to and redirected by such Defaulting Lender, and each Lender irrevocably consents hereto.
(ii)Certain Fees.
(A)No Defaulting Lender shall be entitled to receive any fee pursuant to Sections 2.11(a) and (b) for any period during which that Lender is a Defaulting Lender (and Borrower shall not be required to pay any such fee that otherwise would have been required to have been paid to that Defaulting Lender); provided that such Defaulting Lender shall be entitled to receive fees pursuant to Section 2.11(b) for any period during which that Lender is a Defaulting Lender only to extent allocable to its Applicable Dollar Percentage or Applicable Multicurrency Percentage, as applicable, of the stated amount of Letters of Credit for which such Defaulting Lender (but not the Borrower) has provided Cash Collateral pursuant to Section 2.19(d).
(B)With respect to any fees pursuant to Section 2.11(b) not required to be paid to any Defaulting Lender pursuant to clause (A) above, Borrower shall (x) pay to each Non-Defaulting Lender that portion of any such fee otherwise payable to such Defaulting Lender with respect to such Defaulting Lender’s participation in Letters of Credit that has been reallocated to such Non-Defaulting Lender pursuant to clause (iii) below, (y) pay to each Issuing Bank the amount of any such fee otherwise payable to such Defaulting Lender to the extent

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allocable to such Issuing Bank’s Fronting Exposure to such Defaulting Lender, and (z) not be required to pay the remaining amount of any such fee.
(iii)Reallocation of Participations to Reduce Fronting Exposure. All or any part of such Defaulting Lender’s participation in Letters of Credit shall be reallocated (effective no later than one (1) Business Day after the Administrative Agent has actual knowledge that such Lender has become a Defaulting Lender) among the Non-Defaulting Lenders in accordance with their respective Applicable Dollar Percentages, Applicable Multicurrency Percentages and Applicable Revolving Percentages, as the case may be (in each case calculated without regard to such Defaulting Lender’s Revolving Commitment), but only to the extent that (x) the conditions set forth in Section 4.02 are satisfied at the time of such reallocation (and, unless Borrower shall have otherwise notified Administrative Agent at such time, Borrower shall be deemed to have represented and warranted that such conditions are satisfied at such time), and (y) such reallocation does not cause the aggregate Revolving Credit Exposure of any Non-Defaulting Lender to exceed such Non-Defaulting Lender’s Revolving Commitment. Subject to Section 9.16, no reallocation hereunder shall constitute a waiver or release of any claim of any party hereunder against a Defaulting Lender arising from that Lender having become a Defaulting Lender, including any claim of a Non-Defaulting Lender as a result of such Non-Defaulting Lender’s increased exposure following such reallocation.
(iv)Cash Collateral. If the reallocation described in clause (iii) above cannot, or can only partially, be effected, the Borrower shall not later than two (2) Business Days after demand by the Administrative Agent (at the direction of any Issuing Bank), without prejudice to any right or remedy available to it hereunder or under law, (x) Cash Collateralize each Issuing Bank’s Fronting Exposure in accordance with the procedures set forth in Section 2.19(d) or (y) make other arrangements reasonably satisfactory to the Administrative Agent, the Issuing Banks in their sole discretion to protect them against the risk of non-payment by such Defaulting Lender.
(iii)Amendments Etc. No Defaulting Lender shall have any right to approve or disapprove any amendment, waiver or consent hereunder or any other Loan Documents and the Commitments and Credit Exposure of such Defaulting Lender shall not be included in determining whether two-thirds (2/3rds) of the Lenders, two-thirds (2/3rds) of the Lenders of a Class, the Required Lenders, the Required Lenders of a Class or the Required Revolving Lenders have taken or may take any action hereunder or any other Loan Documents, except that the Commitments of such Lender may not be increased or extended, and, except as otherwise set forth herein, amounts payable to such Defaulting Lender hereunder may not be permanently reduced, without the consent of such Defaulting Lender (other than reductions in fees and interest in which such reduction does not disproportionately affect such Defaulting Lender).
(b)Defaulting Lender Cure. If the Borrower, the Administrative Agent and the Issuing Banks agree in writing that a Lender is no longer a Defaulting Lender, Administrative Agent will so notify the parties hereto, whereupon as of the effective date specified in such notice and subject to any conditions set forth therein (which may include arrangements with

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respect to any Cash Collateral), that such former Defaulting Lender will, to the extent applicable, purchase at par that portion of outstanding Loans of the other Lenders or take such other actions as Administrative Agent may determine to be necessary to cause the Loans and funded and unfunded participations in Letters of Credit to be held pro rata by the Lenders in accordance with the applicable Commitments (without giving effect to Section 2.19(a)(iii)), and if Cash Collateral has been posted with respect to such Defaulting Lender, the Administrative Agent will promptly return or release such Cash Collateral to the Borrower, whereupon such Lender will cease to be a Defaulting Lender; provided that no adjustments will be made retroactively with respect to fees accrued or payments made by or on behalf of Borrower while that Lender was a Defaulting Lender; and provided, further, that except to the extent otherwise expressly agreed by the affected parties, no change hereunder from Defaulting Lender to Lender will constitute a waiver or release of any claim of any party hereunder arising from that Lender having been a Defaulting Lender.
(c)New Letters of Credit. So long as any Lender is a Defaulting Lender, no Issuing Bank shall be required to issue, extend, renew or increase any Letter of Credit unless it is satisfied that the participations in any existing Letters of Credit as well as the new, extended, renewed or increased Letter of Credit has been or will be fully allocated among the Non-Defaulting Lenders in a manner consistent with clause (a)(iii) above and such Defaulting Lender shall not participate therein except to the extent such Defaulting Lender’s participation has been or will be fully Cash Collateralized in accordance with Section 2.19(d).
(d)Cash Collateral. At any time that there shall exist a Defaulting Lender, promptly following the written request of Administrative Agent or any Issuing Bank (with a copy to Administrative Agent) Borrower shall Cash Collateralize each Issuing Bank’s Fronting Exposure with respect to such Defaulting Lender (determined after giving effect to Section 2.19(a)(iii) and any Cash Collateral provided by such Defaulting Lender) in an amount not less than the Minimum Collateral Amount.
(i)Grant of Security Interest. Borrower, and to the extent provided by any Defaulting Lender, such Defaulting Lender, hereby grants to (and subjects to the control of) Administrative Agent, for the benefit of the Issuing Banks, and agrees to maintain, a first priority security interest in all such Cash Collateral as security for the Defaulting Lenders’ obligation to fund participations in respect of Letters of Credit, to be applied pursuant to clause (ii) below. If at any time Administrative Agent determines that such Cash Collateral is subject to any right or claim of any Person other than Administrative Agent and the Issuing Banks as herein provided, or that the total amount of such Cash Collateral is less than the Minimum Collateral Amount, Borrower will, promptly upon demand by Administrative Agent, pay or provide to Administrative Agent additional Cash Collateral in an amount sufficient to eliminate such deficiency (after giving effect to any Cash Collateral provided by the Defaulting Lender). All Cash Collateral (other than credit support not constituting funds subject to deposit) shall be maintained in the Letter of Credit Collateral Account. Borrower shall pay on demand therefor from time to time all reasonable and customary account opening, activity and

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other administrative fees and charges in connection with the maintenance and disbursement of Cash Collateral.
(ii)Application. Notwithstanding anything to the contrary contained in this Agreement, Cash Collateral provided under this Section 2.19 in respect of Letters of Credit shall be applied to the satisfaction of the Defaulting Lender’s obligation to fund participations in respect of Letters of Credit (including, as to Cash Collateral provided by a Defaulting Lender, any interest accrued on such obligation) for which the Cash Collateral was so provided, prior to any other application of such property as may otherwise be provided for herein.
(iii)Termination of Requirement. Cash Collateral (or the appropriate portion thereof) provided to reduce Issuing Bank’s Fronting Exposure shall no longer be required to be held as Cash Collateral pursuant to this Section 2.19 following (i) the elimination or reduction of the applicable Fronting Exposure (including by the termination of Defaulting Lender status of the applicable Lender or giving effect to Section 2.19(a)(iii)) or (ii) the determination by Administrative Agent and the Issuing Banks that there exists excess Cash Collateral; provided that, subject to the other provisions of this Section 2.19, the Person providing Cash Collateral and each Issuing Bank may agree that Cash Collateral shall be held to support future anticipated Fronting Exposure; provided, further, that to the extent that such Cash Collateral was provided by Borrower, such Cash Collateral shall remain subject to the security interest granted pursuant to the Loan Documents.
Article III

REPRESENTATIONS AND WARRANTIES
The Borrower represents and warrants to the Lenders that:
Section III.1.Organization; Powers. Each of the Borrower and its Significant Subsidiaries (a) is duly organized, validly existing and in good standing under the laws of the jurisdiction of its organization, (b) has all requisite power and authority to carry on its business as now conducted and~~, except where the failure to do so, individually or in the aggregate, could not reasonably be expected to result in a Material Adverse Effect,~~ (c) is qualified to do business in, and is in good standing in, every jurisdiction where such qualification is required of the Borrower or such Significant Subsidiary, as applicable, except where the failure to comply with clauses (a) through (c) would not reasonably be expected to result in a Material Adverse Effect.
Section III.2.Authorization; Enforceability. The Transactions are within the Borrower’s corporate powers and have been duly authorized by all necessary corporate and, if required, by all necessary shareholder action. This Agreement has been duly executed and delivered by the Borrower and each of the other Loan Documents to which any Obligor is a party have been or will be duly executed and delivered by each such Obligor. This Agreement constitutes, and each of the other Loan Documents when executed and delivered by each Obligor party thereto will constitute, a legal, valid and binding obligation of such Obligor, enforceable in

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accordance with its terms, except as such enforceability may be limited by (a) bankruptcy, insolvency, reorganization, moratorium or similar laws of general applicability affecting the enforcement of creditors’ rights and (b) the application of general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law).
Section III.3.Governmental Approvals; No Conflicts. The Transactions (a) do not require any consent or approval of, registration or filing with, or any other action by, any applicable Governmental Authority, except for (i) such as have been or will be obtained or made and are or will be in full force and effect ~~and~~, (ii) filings and recordings in respect of the Liens created pursuant to this Agreement or the Security Documents and (iii) of which the failure to obtain would not reasonably be expected to have a Material Adverse Effect, (b) will not violate any applicable law or regulation or the charter, by-laws or other organizational documents of the Borrower or any other Obligor or any order of any Governmental Authority applicable to the Borrower or any other Obligor, or their respective property, (c) will not violate or result in a default in any material respect under any indenture, agreement or other instrument binding upon the Borrower or any other Obligor or their respective assets, or give rise to a right thereunder to require any payment to be made by any such Person, and (d) except for the Liens created pursuant to this Agreement or the Security Documents, will not result in the creation or imposition of any Lien (other than Liens permitted by Section 6.02) on any asset of the Borrower or any other Obligor, except in the cases of the foregoing clauses (b) and (c), as would not reasonably be expected to have a Material Adverse Effect.
Section III.4.Financial Condition; No Material Adverse Effect.
(a)Financial Statements. The Borrower has heretofore delivered to the Lenders unaudited consolidated balance sheet and statement of operations, changes in net assets and cash flows of the Borrower and its consolidated Subsidiaries as of and for the year ended December 31, 2022~~]~~, certified by a Financial Officer of the Borrower. ~~Such~~The financial statements of the Borrower delivered pursuant to this Section 3.04 and pursuant to Section 5.01(a) and Section 5.01(b) present fairly, in all material respects, the consolidated financial position and results of operations and cash flows of the Borrower and its Subsidiaries as of such date and for such period in accordance with GAAP, subject to normal year-end audit adjustments and the absence of footnotes.
(b)Material Adverse Effect. Since the date of the most recent Applicable Financial Statements, there has not been any event, development or circumstance that has had or could reasonably be expected to have a Material Adverse Effect.
Section III.5.Litigation. ~~There~~Except, in each case, as disclosed to the Lenders and the Administrative Agent prior to the Second Amendment Effective Date, including as set forth in any report publicly filed with the Securities and Exchange Commission prior to the Second Amendment Effective Date, there are no actions, suits, investigations or proceedings by or before any arbitrator or Governmental Authority now pending against or, to the knowledge of any Financial Officer of the Borrower, threatened in writing against or affecting the Borrower or any of its Subsidiaries (i) as to which there is a reasonable possibility of an adverse determination and that, if adversely determined, could reasonably be expected, individually or in

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the aggregate, to result in a Material Adverse Effect or (ii) that involve this Agreement or the Transactions (other than any action brought by the Borrower against a Defaulting Lender).
Section III.6.Compliance with Laws and Agreements. Each of the Borrower and its Subsidiaries is in compliance with all laws, regulations and orders of any Governmental Authority applicable to it or its property and all indentures, agreements and other instruments binding upon it or its property, except where the failure to do so, individually or in the aggregate, could not reasonably be expected to result in a Material Adverse Effect. Neither the Borrower nor any other Obligor is subject to any contract or other arrangement, the performance of which by the Borrower or the other Obligors could reasonably be expected to result in a Material Adverse Effect.
Section III.7.Taxes. Each of the Borrower and its Subsidiaries has timely filed or caused to be filed all material Tax returns and reports required to have been filed and has paid or caused to be paid all material Taxes required to have been paid by it, except (a) Taxes that are being contested in good faith by appropriate proceedings and for which such Person has set aside on its books adequate reserves maintained in accordance with GAAP or (b) to the extent that the failure to do so could not reasonably be expected to result in a Material Adverse Effect.
Section III.8.ERISA. No ERISA Event has occurred or is reasonably expected to occur that, when taken together with all other such ERISA Events for which liability is reasonably expected to occur, could reasonably be expected to result in a Material Adverse Effect.
Section III.9.Disclosure~~. As of the Effective Date, the Borrower has disclosed to the Lenders all agreements, instruments and corporate or other restrictions to which it or any of its Subsidiaries is subject, and all other matters known to it, that, individually or in the aggregate, could  reasonably be expected to result in a Material Adverse Effect~~. None of the written reports, financial statements, certificates or other written information (other than projected financial information, other forward looking ~~information relating to third parties~~ and information of a general economic or ~~general~~ industry specific nature or information relating to third parties) furnished by or on behalf of the Borrower to the Administrative Agent in connection with the negotiation of this Agreement and the other Loan Documents or delivered hereunder or thereunder (as modified or supplemented by other information so furnished) when taken as a whole (and after giving effect to all updates, modifications and supplements) contains any material misstatement of fact or omits to state any material fact (known to any Obligor in the case of materials not furnished by it) necessary to make the statements therein, in the light of the circumstances under which they were made, not materially misleading at the time made; provided that, with respect to projected financial information, other forward looking information relating to third parties and information of a general economic or general industry nature, the Borrower represents only that such information was prepared in good faith based upon assumptions believed to be reasonable at the time~~.~~ of the preparation thereof (it being understood that projections are subject to significant and inherent uncertainties and contingencies which may be outside of the Borrower’s control and that no assurance can be given that projections will be realized, and are therefore not to be viewed as fact, and that actual results for the periods covered

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by projections may differ from the projected results set forth in such projections and that such differences may be material).
Section III.10.Investment Company Act; Margin Regulations.
(a)Status as Business Development Company. The Borrower has elected to be regulated as a “business development company” within the meaning of the Investment Company Act and qualifies as a RIC.
(b)Compliance with Investment Company Act. The business and other activities of the Borrower and its Subsidiaries, including the borrowing of the Loans hereunder, the application of the proceeds and repayment thereof by the Borrower and the consummation of the Transactions contemplated by the Loan Documents do not result in a violation or breach in any material respect of the provisions of the Investment Company Act or any rules, regulations or orders issued by the Securities and Exchange Commission thereunder, in each case that are applicable to the Borrower and its Subsidiaries.
(c)Investment Objectives. The Borrower is in compliance in all respects with the Investment Objectives (after giving effect to any Permitted Policy Amendments), except to the extent that the failure to so comply could not reasonably be expected to have a Material Adverse Effect.
(d)Use of Credit. Neither the Borrower nor any of its Significant Subsidiaries is engaged principally, or as one of its important activities, in the business of extending credit for the purpose, whether immediate, incidental or ultimate, of buying or carrying Margin Stock, and no part of the proceeds of any extension of credit hereunder will be used to buy or carry any Margin Stock in violation of Regulation U.
Section III.11.Material Agreements and Liens.
(a)Material Agreements. Part A of Schedule 3.11 is a complete and correct list, as of the Second Amendment Effective Date, of each credit agreement, loan agreement, indenture, note purchase agreement, guarantee, letter of credit or other arrangement providing for or otherwise relating to any Indebtedness for borrowed money or any extension of credit (or commitment for any extension of credit) to, or guarantee for borrowed money by, the Borrower or any ~~of its Subsidiaries outstanding~~other Obligor outstanding on the Second Amendment Effective Date (in each case, other than (x) Indebtedness hereunder or under any other Loan Document and (y) any such agreement or arrangement that is solely between or among two (2) or more Obligors), and the aggregate principal or face amount outstanding or that is, or may become, outstanding under each such arrangement, in each case, as of the Second Amendment Effective Date, is correctly described in Part A of Schedule 3.11.
(b)Liens. Part B of Schedule 3.11 is a complete and correct list, as of the Second Amendment Effective Date, of each Lien securing Indebtedness for borrowed money of any Person outstanding on the Second Amendment Effective Date (other than Indebtedness hereunder or under any other Loan Document) covering any property of the Borrower or any ~~of~~

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~~the Subsidiary Guarantors~~other Obligor, and the aggregate principal amount of such Indebtedness secured (or that may be secured) by each such Lien and the property covered by each such Lien as of the Second Amendment Effective Date is correctly described in Part B of Schedule 3.11.
Section III.12.Subsidiaries and Investments.
(a)Subsidiaries. Set forth in Schedule 3.12(a) is a complete and correct list of all of the Subsidiaries of the Borrower on the Second Amendment Effective Date together with, for each such Subsidiary, (i) the jurisdiction of organization of such Subsidiary, (ii) each Person holding ownership interests in such Subsidiary, (iii) the nature of the ownership interests held by each such Person and the percentage of ownership of such Subsidiary represented by such ownership interests and (iv) whether such Subsidiary is a Financing Subsidiary, an Excluded Asset (other than a Financing Subsidiary), an Immaterial Subsidiary, a Foreign Subsidiary or other Subsidiary. Except as disclosed in Schedule 3.12(a), as of the Second Amendment Effective Date, (x) the Borrower owns, free and clear of Liens (other than any lien permitted by Section 6.02 hereof), and has (and will have) the unencumbered right to vote, all outstanding ownership interests in each Person shown to be held by it in Schedule 3.12(a), (y) all of the issued and outstanding capital stock of each such Person organized as a corporation is validly issued, fully paid and nonassessable (to the extent such concepts are applicable) and (z) there are no outstanding Equity Interests with respect to such Person. Each Subsidiary identified on said Schedule 3.12(a) as a “Financing Subsidiary”, “Immaterial Subsidiary” or “Foreign Subsidiary” qualifies as such under the definition of “Financing Subsidiary” “Immaterial Subsidiary” or “Foreign Subsidiary”, as applicable, set forth in Section 1.01.
(b)Investments. Set forth on Schedule 3.12(b) is a complete and correct list, as of the Second Amendment Effective Date, of all Investments (other than Investments of the types referred to in clauses (b), (c) and (d) of Section 6.04) held by the Borrower or any of the Subsidiary Guarantors in any Person on the Second Amendment Effective Date and, for each such Investment, (x) the identity of the Person or Persons holding such Investment and (y) the nature of such Investment. Except as disclosed in Schedule 3.12, each of the Borrower and the Subsidiary Guarantors owns, free and clear of all Liens (other than Liens created pursuant to this Agreement or the Security Documents and Permitted Liens), all such Investments as of the Second Amendment Effective Date.
Section III.13.Properties.
(a)Title Generally. Each of the Borrower and ~~its Subsidiaries (other than any Financing Subsidiary)~~the other Obligors has good title to, or valid leasehold interests in, all its real and personal property material to its business, taken as a whole, except for minor defects in title that do not interfere with its ability to conduct its business, taken as a whole, as currently conducted or to utilize such properties for their intended purposes, except where failure to have title or leasehold interests would not reasonably be expected to have a Material Adverse Effect.
(b)Intellectual Property. Each of the Borrower and ~~its Subsidiaries (other than any Financing Subsidiary)~~the other Obligors owns, or is licensed to use, all trademarks,

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trade names, copyrights, patents and other intellectual property material to its business, taken as a whole, and the use thereof by the Borrower and ~~its Subsidiaries (other than any Financing Subsidiary)~~such other Obligor does not infringe upon the rights of any other Person, except for any such infringements that, individually or in the aggregate, could not reasonably be expected to result in a Material Adverse Effect.
Section III.14.Affiliate Agreements. As of the Second Amendment Effective Date, the Borrower has heretofore delivered to the Administrative Agent (to the extent not otherwise publicly filed with the Securities and Exchange Commission) true and complete copies of each of the Affiliate Agreements as in effect as of the Second Amendment Effective Date (including schedules and exhibits thereto, and any amendments, supplements or waivers executed and delivered thereunder). As of the Second Amendment Effective Date, (a) each of the Affiliate Agreements is in full force and effect and (b) other than the Affiliate Agreements and the transactions set forth on Schedule 6.08, there is no contract, agreement or understanding, in writing, between or among the Borrower or any of its Subsidiaries, on the one hand, and any Affiliate of the Borrower, on the other hand.
Section III.15.Sanctions.
(a)None of the Borrower or any of its Subsidiaries nor, to the knowledge of the Borrower, any of their respective directors, officers or authorized signors~~, (i) is a person on the list of Specially Designated Nationals and Blocked Persons or subject to, or the subject or target of, applicable sanctions under (A) any U.S. Department of Treasury’s Office of Foreign Assets Control or U.S. Department of State regulation or executive order or (B) any applicable international economic sanction administered or enforced by the United Nations Security Council, His Majesty’s Treasury, the European Union or any other relevant sanctions authority having jurisdiction over the Borrower or its Subsidiaries or any Lender (collectively “Sanctions”) or (ii) is located, organized or resident in~~ is a Sanctioned ~~Country~~Person.
(b)The Borrower has implemented and maintains in effect policies and procedures reasonably designed to promote and achieve compliance by the Borrower, its Subsidiaries and their respective directors, officers, employees and investment advisors with applicable Anti-Corruption Laws, applicable Anti-Money Laundering Laws and applicable Sanctions in all material respects. The Borrower, its Subsidiaries and to the knowledge of the Borrower, their respective employees, officers, and directors are in compliance with applicable Anti-Corruption Laws, applicable Anti-Money Laundering Laws and applicable Sanctions in all material respects.
Section III.16.Patriot Act. Each of the Borrower and its Subsidiaries is in material compliance, to the extent applicable with (a) the Trading with the Enemy Act, as amended, and each of the foreign assets control regulations of the United States Treasury Department (31 CFR, Subtitle B, Chapter V, as amended) and any other enabling legislation or executive order relating thereto, and (b) the Uniting And Strengthening America By Providing Appropriate Tools Required To Intercept And Obstruct Terrorism (USA Patriot Act of 2001). No part of the proceeds of the Loans will be used, directly or, to the knowledge of a Responsible Officer of the Borrower, indirectly, for any payments to (i) any governmental official or

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employee, political party, official of a political party, candidate for political office, or anyone else acting in an official capacity, in order to obtain, retain or direct business or obtain any improper advantage, all in violation by the Borrower or its Subsidiaries of the United States Foreign Corrupt Practices Act of 1977, as amended, or in material violation of any applicable US or UK regulation implementing the OECD Convention on Combating Bribery of Foreign Public Officials in International Business Transactions (collectively, the “Anti-Corruption Laws”) or any applicable Anti-Money Laundering Laws or (ii) any Person for the purpose of financing the activities of any Person, at the time of such financing (A) subject to, or the subject of, any Sanctions or (B) located, organized or resident in a Sanctioned Country, in each case as would result in a violation of applicable Sanctions.
Section III.17.Collateral Documents. The provisions of the Security Documents are effective to create in favor of the Collateral Agent for the benefit of the Secured Parties a legal, valid and enforceable first priority Lien (in each case, subject to no Liens other than Liens permitted by Section 6.02) on all right, title and interest of the Borrower and each Subsidiary Guarantor in the Collateral described therein to secure the Secured Obligations (as defined in the Guarantee and Security Agreement), except for any failure that would not constitute an Event of Default under clause (p) of Article VII. Except for (a) filings and actions completed on or prior to the Effective Date or as contemplated hereby and by the Security Documents, and (b) the taking of possession or control by the Collateral Agent of the Collateral with respect to which a security interest may be perfected by possession or control, no filing or other action will be necessary to perfect such Liens to the extent required thereunder, except for the failure to make any filing or take any other action that would not constitute an Event of Default under clause (p) of Article VII.
Section III.18.~~EEA~~Affected Financial Institutions. ~~Neither the Borrower nor any Subsidiary is an EEA~~No Obligor is an Affected Financial Institution.
Section III.19.Beneficial Ownership Certification. To the best knowledge of the Borrower, the information included in ~~any~~the most recent Beneficial Ownership Certification ~~provided prior to, on or after the Effective Date~~delivered hereunder, if any, to the Administrative Agent or any Lender in connection with this Agreement is true and correct in all material respects.
Article IV

CONDITIONS
Section IV.1.~~Effective Date~~[Reserved].
~~. The effectiveness of this Agreement and of the obligations of the Lenders to make Loans and of the Issuing Banks to issue Letters of Credit hereunder shall not become effective until completion of each of the following conditions precedent (unless a condition shall have been waived in accordance with Section 9.02):~~

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~~(a) Documents. Administrative Agent shall have received each of the following documents, each of which shall be satisfactory to the Administrative Agent (and to the extent specified below to each Lender) in form and substance:~~
~~(i) Executed Counterparts. From each party hereto either (x) a counterpart of this Agreement signed on behalf of such party or (y) written evidence satisfactory to the Administrative Agent (which may include telecopy or electronic (e.g. pdf) transmission of a signed signature page to this Agreement) that such party has signed a counterpart of this Agreement.~~
~~(ii) Opinion of Counsel to the Obligors. Favorable written opinion (addressed to the Administrative Agent, the Collateral Agent and the Lenders and dated the Effective Date) of: Latham & Watkins LLP, special counsel for the Obligors, in form and substance reasonably acceptable to the Administrative Agent (and the Borrower hereby instructs such counsel to deliver such opinion to the Lenders, the Administrative Agent and the Collateral Agent).~~
~~(iii) Corporate Documents. Such documents and certificates as the Administrative Agent or its counsel may reasonably request relating to the organization, existence and good standing of the Obligors, the authorization of the Transactions and any other legal matters relating to the Obligors, this Agreement or the Transactions.~~
~~(iv) Officer’s Certificate. A certificate, dated the Effective Date and signed by the President, the Chief Executive Officer, a Vice President or a Financial Officer of the Borrower, confirming compliance with the conditions set forth in the lettered clauses of the first sentence of Section 4.02.~~
~~(v) Guarantee and Security Agreement. The Guarantee and Security Agreement, duly executed and delivered by each of the parties to the Guarantee and Security Agreement.~~
~~(vi) Control Agreement. A control agreement (the “Custodian Control Agreement”), duly executed and delivered by the Borrower, the Administrative Agent and the Custodian.~~
~~(b) Liens. The Administrative Agent shall have received results of a recent lien search in each relevant jurisdiction with respect to the Borrower and the Subsidiary Guarantors, (i) confirming that each financing statement in respect of the Liens in favor of the Collateral Agent created pursuant to the Security Documents is otherwise prior to all other financing statements or other interests reflected therein and (ii) revealing no Liens on any of the assets of the Obligors (in the case of this clause (ii), other than any financing statement or interest in respect of liens permitted under Section 6.02 or Liens to be discharged on or prior to the Effective Date pursuant to documentation satisfactory to the Administrative Agent). All UCC financing statements, control agreements, stock certificates and other documents or instruments required to be filed or executed or delivered in order to create in favor of the Collateral Agent, for the benefit of the Secured Parties, a first priority perfected security interest in the Collateral~~

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~~(to the extent that such a security interest may be perfected by filing, possession or control under the Uniform Commercial Code) shall have been properly filed (or provided to the Administrative Agent) or executed and delivered in each jurisdiction required (or arrangements for such filings acceptable to the Administrative Agent and the Collateral Agent shall have been made).~~
~~(c) Consents. The Borrower shall have obtained and delivered to the Administrative Agent certified copies of all consents, approvals, authorizations, registrations, or filings required to be made or obtained by the Borrower and all Subsidiary Guarantors in connection with the Transactions and any transaction being financed with the proceeds of the Loans, and such consents, approvals, authorizations, registrations, filings and orders shall be in full force and effect and all applicable waiting periods shall have expired and no investigation or inquiry by any Governmental Authority regarding the Transactions or any transaction being financed with the proceeds of the Loans shall be ongoing.~~
~~(d) Fees and Expenses. The Borrower shall have paid in full to the Administrative Agent and the Lenders all fees and expenses related to this Agreement and the other Loan Documents owing on the Effective Date.~~
~~(e) Patriot Act. The Administrative Agent and the Lenders shall have received, sufficiently in advance of the Effective Date, all documentation and other information required by bank regulatory authorities under applicable “know your customer” and anti-money laundering rules and regulations, including the USA PATRIOT Act (Title III of Pub. L. 107-56 (signed into law October 26, 2001)).~~
~~(f) Beneficial Ownership Regulation. The Administrative Agent and the Lenders shall have received, to the extent the Borrower qualifies as a “legal entity customer” under the Beneficial Ownership Regulation, prior to the Effective Date, a Beneficial Ownership Certification.~~
~~(g) Investment Objectives. The Administrative Agent shall have received the Investment Objectives as in effect on the Effective Date in form and substance reasonably satisfactory to the Administrative Agent.~~
~~(h) Minimum Shareholders’ Equity. The Borrower’s Shareholders’ Equity shall be equal to or greater than $25,000,000.~~
~~(i) Other Documents. The Administrative Agent shall have received such other documents as the Administrative Agent or any Lender may reasonably request in form and substance reasonably satisfactory to the Administrative Agent.~~
~~The Administrative Agent shall notify the Borrower and the Lenders of the Effective Date, and such notice shall be conclusive and binding.~~
Section IV.2.Each Credit Event. The obligation of each Lender to make any Loan (including on the Second Amendment Effective Date, the Initial Term Loan), and of each

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Issuing Bank to issue, amend, renew or extend any Letter of Credit, is additionally subject to the satisfaction of the following conditions:
(a)the representations and warranties of the Obligors set forth in this Agreement and in the other Loan Documents shall be true and correct in all material respects (or, in the case of any portion of any representations and warranties already subject to a materiality qualifier, true and correct in all respects) on and as of the date of such Loan or the date of issuance, amendment, renewal or extension of such Letter of Credit, as applicable, or, as to any such representation or warranty that refers to a specific date, as of such specific date;
(b)at the time of and immediately after giving effect to such Loan or the issuance, amendment, renewal or extension of such Letter of Credit, as applicable, no Default shall have occurred and be continuing or would result therefrom; and
(c)either (i) the aggregate Covered Debt Amount (immediately after giving effect to such extension of credit and any Concurrent Transaction) shall not exceed the Borrowing Base reflected on the Borrowing Base Certificate most recently delivered to the Administrative Agent or (ii) the Borrower shall have delivered an updated Borrowing Base Certificate demonstrating that the Covered Debt Amount (after giving effect to such extension of credit and any Concurrent Transaction) shall not exceed the Borrowing Base after giving effect to such extension of credit ~~as well as any concurrent acquisitions of Investments by the Obligors or payment of outstanding Indebtedness that is included in the Covered Debt Amount at such time; provided that, in connection with the first extension of credit on or after the Effective Date, the Borrower shall have delivered to the Administrative Agent, in connection with its request for such extension of credit, a Borrowing Base Certificate in form and substance satisfactory to the Administrative Agent showing a calculation of the Borrowing Base as of such request date.~~and any Concurrent Transaction.
Each Borrowing (but not a continuation or conversion thereof) and each issuance, amendment, renewal or extension of a Letter of Credit shall be deemed to constitute a representation and warranty by the Borrower on the date thereof as to the matters specified in the preceding sentence.
Article V

AFFIRMATIVE COVENANTS
Until the Commitments have expired or been terminated and the principal of and interest on each Loan and all fees payable hereunder shall have been paid in full and all Letters of Credit shall (x) have expired, (y) been terminated or (z) been Cash Collateralized as set forth herein or backstopped in a manner satisfactory to the Administrative Agent and the Issuing Banks in their sole discretion, and all LC Disbursements shall have been reimbursed, the Borrower covenants and agrees with the Lenders that:
Section V.1.Financial Statements and Other Information. The Borrower will furnish to the Administrative Agent ~~and~~for distribution to each Lender:

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(a)within 90 days after the end of each fiscal year of the Borrower or such longer period permitted pursuant to any orders, declarations, laws, regulations or letters issued by the Securities and Exchange Commission or any other government or regulatory authority, not to exceed one hundred twenty (120) days after the end of each fiscal year of the Borrower), commencing with the fiscal year ended December 31, 2023, the audited consolidated balance sheet, statement of operations, changes in net assets, cash flows and schedule of investments of the Borrower and its consolidated Subsidiaries as of the end of and for such fiscal year, setting forth in each case in comparative form the figures for the previous fiscal year, all reported on by Deloitte & Touche LLP or other independent public accountants of recognized national standing to the effect that such consolidated financial statements present fairly in all material respects the financial condition and results of operations of the Borrower and its consolidated Subsidiaries on a consolidated basis in accordance with GAAP consistently (except as disclosed therein) applied;
(b)within 45 days after the end of each of the first three fiscal quarters of each fiscal year of the Borrower (or such longer period permitted pursuant to any orders, declarations, laws, regulations or letters issued by the Securities and Exchange Commission or any other government or regulatory authority, not to exceed seventy-five (75) days after the end of each of the first three(3) fiscal quarters of each fiscal year of the Borrower), the consolidated balance sheet, statement of operations, changes in net assets, cash flows and schedule of investments of the Borrower and its consolidated Subsidiaries as of the end of and for such fiscal quarter and the then elapsed portion of the fiscal year, setting forth in each case in comparative form the figures for (or, in the case of the statements of assets and liabilities, operations, changes in net assets, cash flows and schedule of investments, as of the end of) the corresponding period or periods of the previous fiscal year, all certified by a Financial Officer of the Borrower as presenting fairly in all material respects the financial condition and results of operations of the Borrower and its consolidated Subsidiaries on a consolidated basis in accordance with GAAP consistently (except as disclosed therein) applied, subject to normal year-end audit adjustments and the absence of footnotes;
(c)concurrently with any delivery of financial statements under clause (a) or (b) of this Section, a certificate of a Financial Officer of the Borrower (i) certifying ~~that such statements are consistent with the financial statements filed by the Borrower with the Securities and Exchange Commission, (ii) certifying~~ as to whether the Borrower has knowledge that a Default or Event of Default has occurred during the applicable period and, if a Default or Event of Default has occurred and is continuing, specifying the details thereof and any action taken or proposed to be taken with respect thereto, (~~iii~~ii) setting forth reasonably detailed calculations demonstrating compliance with each of the clauses of Sections 6.01, 6.02, 6.04 and 6.07~~, (iv)~~ and (iii) to the extent not previously disclosed on a Form 10-K or Form 10-Q previously filed with the Securities and Exchange Commission, stating whether any change in GAAP as applied by (or in the application of GAAP by) the Borrower has occurred since the Second Amendment Effective Date (but only if the Borrower has not previously reported such change to the Administrative Agent and if such change has had a material effect on the financial statements) and, if any such change has occurred, specifying the effect (unless such effect has been previously reported) as determined by the Borrower of such change on the financial statements accompanying such certificate ~~and (v) attaching a list of Financing Subsidiaries, Immaterial~~

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~~Subsidiaries, Foreign Subsidiaries and other Subsidiaries as of the date of delivery of such certificate or a confirmation that there is no change in such information since the date of the last such list;~~;
(d)as soon as available and in any event not later than ~~20 days after the end of~~the last Business Day of the calendar month following each monthly accounting period (ending on the last day of each calendar month) of the Borrower ~~and its Subsidiaries~~, (i) a Borrowing Base Certificate as at the last day of such accounting period presenting the Borrower’s computation (which Borrowing Base Certificate shall include: an Excel schedule containing information substantially similar to the information included on the Excel schedule included in the Borrowing Base Certificate delivered to the Administrative Agent on the Effective Date), (ii) if during such monthly accounting period the Borrower has made any Disposition pursuant to Section 6.03(e), a certificate of a Financial Officer of the Borrower describing each such Disposition and certifying that conditions set forth in Section 6.03(e) were satisfied on the date of each such Disposition ~~and~~, (iii) if during such monthly accounting period the Borrower has made any Investment pursuant to Section 6.04(e), a certificate of a Financial Officer of the Borrower describing each such Investment and certifying that conditions set forth in Section 6.04(e) were satisfied on the date of each such Investment~~;~~ and (iv) if during such monthly accounting period the Borrower has made any Restricted Payment pursuant to Section 6.05(c), a certificate of a Financial Officer of the Borrower describing each such Restricted Payment and certifying that conditions set forth in Section 6.05(c) were satisfied on the date of each such Restricted Payment;
(e)promptly but no later than five Business Days after any Responsible Officer of the Borrower shall at any time have knowledge that there is a Borrowing Base Deficiency or a Contingent Borrowing Base Deficiency, a Borrowing Base Certificate as at the date such Person has knowledge of such Borrowing Base Deficiency or Contingent Borrowing Base Deficiency indicating the amount of the Borrowing Base Deficiency or Contingent Borrowing Base Deficiency as at the date such Person obtained knowledge of such deficiency and the amount of the Borrowing Base Deficiency or Contingent Borrowing Base Deficiency as of the date not earlier than one Business Day prior to the date the Borrowing Base Certificate is delivered pursuant to this paragraph;
(f)promptly upon receipt thereof copies of (x) all significant written reports submitted to management or the Board of Directors of the Borrower and (y) reports stating that material deficiencies exist in the Borrower’s internal controls or procedures or any other matter that could reasonably be expected to result in a Material Adverse Effect submitted by the Borrower’s independent public accountants in connection with each annual, interim or special audit or review of any type of the financial statements or related internal control systems of the Borrower or any of its Significant Subsidiaries delivered by such accountants to the management or Board of Directors of the Borrower other than the periodic reports that the Borrower’s independent auditors provide, in the ordinary course, to the audit committee of the Borrower’s Board of Directors);

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(g)promptly after (and only if) the same become publicly available, copies of all periodic and other reports, proxy statements and other materials sent to all stockholders or filed by the Borrower or any of the Subsidiary Guarantors with the Securities and Exchange Commission, or any Governmental Authority succeeding to any or all of the functions of said Commission, or with any national securities exchange, as the case may be;
(h)promptly following any request therefor, such other information regarding the operations, business affairs and financial condition of the Borrower or any of its Subsidiaries, or compliance by the Borrower and the other Obligors with the terms of this Agreement and the other Loan Documents, as the Administrative Agent or any Lender may reasonably request, including without limitation, all documentation and other information required by bank regulatory authorities under applicable “know your customer”, anti-money laundering and anti-terrorism rules and regulations, including the USA PATRIOT Act (Title III of Pub. L. 107-56 (signed into law October 26, 2001)) and the Administrative Agent’s or such Lender’s policies and procedures relating thereto;
~~(i) to the extent not otherwise provided by State Street Bank and Trust Company, within thirty (30) days after the end of each month, full, correct and complete updated copies of custody reports (including, to the extent available, (i) activity reports with respect to Cash and Cash Equivalents included in the calculation of the Borrowing Base, (ii) an itemized list of each account and the amounts therein with respect to Cash and Cash Equivalents included in the calculation of the Borrowing Base and (iii) an itemized list of each Investment held in any account with State Street Bank and Trust Company owned by the Borrower or any Subsidiary) reflecting all assets being held in any account with State Street Bank and Trust Company owned by the Borrower or any of its Subsidiaries or otherwise subject to any Custodian Control Agreement.~~
(d)[reserved];
(i)Borrower and each Lender acknowledge that certain of the Lenders may be Public Lenders and, if documents or notices required to be delivered pursuant to this Section 5.01 or otherwise are being distributed through IntraLinks/IntraAgency, SyndTrak, Debtdomain or another relevant website or other information platform (the “Platform”), any document or notice that Borrower has indicated contains Non-Public Information shall not be posted by Administrative Agent on that portion of the Platform designated for such Public Lenders. Borrower agrees to clearly designate all information provided to Administrative Agent by or on behalf of Borrower or any of its Subsidiaries which is suitable to make available to Public Lenders. If Borrower has not indicated whether a document or notice delivered pursuant to this Section 5.01 contains Non-Public Information, the Administrative Agent reserves the right to post such document or notice solely on that portion of the Platform designated for Lenders who wish to receive material Non-Public Information with respect to Borrower, its Subsidiaries and their Securities (as such term is defined in Section 5.13 of this Agreement).
(j)Notwithstanding anything to the contrary herein, the requirements to deliver documents set forth in Sections 5.01(a), (b) and (g) will be fulfilled by filing by the Borrower of the applicable documents for public availability on the ~~SEC’s~~Securities and

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Exchange Commission’s Electronic Data Gathering and Retrieval system; provided, that the Borrower shall notify the Administrative Agent (by telecopier or electronic mail) at or prior to the time period required by this Section 5.01 of the posting of any such documents.
Section V.2.Notices of Material Events. The Borrower will furnish to the Administrative Agent (for distribution to each Lender) prompt written notice upon any Responsible Officer obtaining actual knowledge of the following:
(a)A violation of this Agreement (including the occurrence of any event described in Article VII) that has resulted in the occurrence of any Default (unless the Borrower first became aware of such Default from a notice delivered by the Administrative Agent); provided that if such Default is subsequently cured within the time periods set forth herein, the failure to provide notice of such Default shall not itself result in an Event of Default hereunder;
(b)the filing or commencement of any action, suit or proceeding by or before any arbitrator or Governmental Authority against ~~or affecting~~ the Borrower or any of its ~~Affiliates that~~Subsidiaries that has a reasonable likelihood of being adversely determined and which, if adversely determined, ~~could~~would reasonably be expected to result in a Material Adverse Effect;
(c)the occurrence of any ERISA Event that, alone or together with any other ERISA Events that have occurred after the Second Amendment Effective Date, could reasonably be expected to result in a Material Adverse Effect; and
(d)any other development (excluding matters of a general economic, financial or political nature to the extent that they ~~could~~would not reasonably be expected to have a disproportionate effect on the Borrower and its Subsidiaries, taken as a whole) that results in, or ~~could~~would reasonably be expected to result in, a Material Adverse Effect.
Each notice delivered under this Section shall be accompanied by a statement of a Responsible Officer or other executive officer of the Borrower setting forth the details of the event or development requiring such notice and any action taken or proposed to be taken with respect thereto.
Section V.3.Existence; Conduct of Business. The Borrower will, and will cause each of its Subsidiaries (other than Immaterial Subsidiaries) to, do or cause to be done all things necessary to preserve, renew and keep in full force and effect its legal existence and the rights, licenses, permits, privileges and franchises material to the conduct of ~~its~~the business of the Borrower and its Subsidiaries, taken as a whole; provided that the foregoing shall not prohibit any merger, consolidation, liquidation or dissolution permitted under Section 6.03.
Section V.4.Payment of Obligations. The Borrower will, and will cause each of its Subsidiaries (other than Immaterial Subsidiaries) to, pay its obligations, including U.S. federal income Tax and any other material Tax liabilities and material contractual obligations, that, if not paid, could reasonably be expected to result in a Material Adverse Effect before the same shall become delinquent or in default, except where (a) the validity or amount thereof is

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being contested in good faith by appropriate proceedings, (b) the Borrower or such Subsidiary (other than Immaterial Subsidiaries) has set aside on its books adequate reserves with respect thereto in accordance with GAAP and (c) the failure to make payment pending such contest could not reasonably be expected to result in a Material Adverse Effect.
Section V.5.Maintenance of Properties; Insurance. The Borrower will, and will cause each of its Subsidiaries (other than Immaterial Subsidiaries) to, (a) keep and maintain all property material to the conduct of ~~its~~the business of the Borrower and its Subsidiaries, taken as a whole, in good working order and condition, ordinary wear and tear excepted, except where failure to keep or maintain would not reasonably be expected to result in a Material Adverse Effect; provided that the foregoing shall not prohibit any merger, consolidation, liquidation or dissolution not prohibited under Section 6.03, and (b) maintain, with financially sound and reputable insurance companies, insurance in such amounts and against such risks as are customarily maintained by companies engaged in the same or similar businesses operating in the same or similar locations.
Section V.6.Books and Records; Inspection and Audit Rights. The Borrower will, and will cause each of its Subsidiaries (other than Immaterial Subsidiaries) to, keep books of record and account in accordance with GAAP in all material respects. The Borrower will, and will cause each other Obligor to, permit any representatives designated by the Administrative Agent or any Lender, upon reasonable prior notice to the Borrower, to visit and inspect its properties during normal business hours, to examine and make ~~extracts from~~copies of its books and records (including books and records maintained by it in its capacity as a “servicer” in respect of any Financing Subsidiary or other Excluded Assets, or in a similar capacity with respect to any other Financing Subsidiary, but only to the extent the Borrower is not prohibited from disclosing such information or providing access to such information pursuant to applicable law or an agreement any Obligor entered into with a third party in the ordinary course of its business, and any books, records and documents held by the State Street Bank and Trust Company), and to discuss its affairs, finances and condition with its officers and independent accountants, all at such reasonable times and as often as reasonably requested, in each case, to the extent such inspection or requests for such information are reasonable and such information can be provided or discussed without (x) violation of law, rule, regulation or contract (it being understood that the Obligors will use their commercially reasonable efforts to be able to provide such information not in violation of law, rule or regulation) or (y) waiver by any Obligor of attorney-client privilege with respect to information prepared by Borrower’s counsel; provided that (i) the Borrower or such other Obligor shall be entitled to have its representatives and advisers present during any inspection of its books and records and during any discussion with its independent accountants or independent auditors and (ii) unless an Event of Default shall have occurred and be continuing, the Borrower’s obligation to reimburse any costs and expenses incurred by the Administrative Agent and the Lenders in connection with any such inspections shall be limited to one inspection per calendar year under this Section 5.06 and Section 7.01(a) of the Guarantee and Security Agreement.
Section V.7.Compliance with Laws. The Borrower will, and will cause each of its Subsidiaries to, comply with all laws, rules, regulations, including the Investment Company

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Act, and orders of any Governmental Authority applicable to it or its property, except where the failure to do so, individually or in the aggregate, could not reasonably be expected to result in a Material Adverse Effect. Without limiting the generality of the foregoing, the Borrower will, and will cause its Subsidiaries to, conduct its business and other activities in compliance in all material respects with the provisions of the Investment Company Act and any applicable rules, regulations or orders issued by the Securities and Exchange Commission thereunder. The Borrower shall maintain policies, procedures and internal controls reasonably designed to ensure compliance by the Borrower, its Subsidiaries and their respective directors, officers, employees and investment advisers with applicable Anti-Corruption Laws, applicable Anti-Money Laundering Laws and applicable Sanctions in all material respects.
Section V.8.Certain Obligations Respecting Subsidiaries; Further Assurances.
(a)Subsidiary Guarantors. In the event that (1) the Borrower or any Subsidiary Guarantor shall form or acquire any new Domestic Subsidiary (other than ~~a Financing Subsidiary, a Foreign Subsidiary~~an Excluded Asset, an Immaterial Subsidiary or a Subsidiary of a Foreign Subsidiary)~~,~~ or (2) any ~~Financing Subsidiary, Foreign Subsidiary,~~Excluded Asset or Immaterial Subsidiary or Subsidiary of a Foreign Subsidiary that is a Domestic Subsidiary shall no longer constitute ~~a~~an “~~Financing Subsidiary”, “Foreign Subsidiary”,~~Excluded Asset”, “Immaterial Subsidiary”, or “Subsidiary of a Foreign Subsidiary”~~, respectively~~ or any Foreign Subsidiary shall no longer constitute a “Foreign Subsidiary”, in each case, pursuant to the definition thereof (in which case such Person shall be deemed to be a “new” Domestic Subsidiary for purposes of this Section 5.08) ~~or (3) any Subsidiary guarantees or otherwise becomes liable at any time, whether as a borrower or an additional or co-borrower or otherwise, for or in respect of any Material Indebtedness (other than Material Indebtedness of a Financing Subsidiary), for which an Obligor is a borrower or guarantor~~, the Borrower will within thirty (30) days thereof (or such longer period as shall be reasonably agreed by the Administrative Agent) cause such Subsidiary to become a “Subsidiary Guarantor” (and, thereby, an “Obligor”) under the Guarantee and Security Agreement and the other Loan Documents pursuant to a Guarantee Assumption Agreement and to deliver such proof of corporate or other action, incumbency of officers, opinions of counsel (unless waived by the Administrative Agent) and other documents as is consistent with those delivered by the Borrower pursuant to Section 4.01 upon the Effective Date or as the Administrative Agent shall have reasonably requested. For the avoidance of doubt, the Borrower may elect to cause any of its Excluded Assets, Immaterial Subsidiaries, Foreign Subsidiaries or Subsidiaries of Foreign Subsidiaries to become an Obligor by causing such Person to become a Subsidiary Guarantor and executing and delivering a Guarantee Assumption Agreement (and, if requested by the Administrative Agent or the Collateral Agent with respect to any Foreign Subsidiary or Subsidiary of a Foreign Subsidiary, executing and delivering a guarantee and security agreement governed by the laws of the country in which such Subsidiary is located, in form and substance reasonably acceptable to the Administrative Agent and the Collateral Agent, it being understood that a guarantee and security agreement that is substantially in the form of the Guarantee and Security Agreement, other than with respect to modifications to reflect requirements under the laws of the country in which such Subsidiary is located, will be deemed reasonably acceptable) and other deliverables as required for a Subsidiary Guarantor

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under this Section 5.08(a) (at which point such Person shall be a Subsidiary Guarantor and shall no longer be an Excluded Asset or an Immaterial Subsidiary).
(b)Ownership of Subsidiaries. The Borrower will, and will cause each Subsidiary to, take such action from time to time as shall be necessary to ensure that each Subsidiary (other than any Subsidiary that is an Excluded Asset) is a wholly owned Subsidiary; provided, that the foregoing shall not prohibit any transactions permitted under Section 6.03 or 6.04, so long as immediately after giving effect to such permitted transaction, each of the remaining Subsidiaries of the Borrower (other than any Subsidiary that is an Excluded Asset) is a wholly-owned Subsidiary.
(c)Further Assurances. The ~~Borrower will, and will cause each of the Subsidiary Guarantors to, take such action from time to time as shall reasonably be requested by the Administrative Agent to effectuate the purposes and objectives of this Agreement. Without limiting the generality of the foregoing, the~~ Borrower will, and will cause each of the Subsidiary Guarantors to, take such action from time to time (including filing appropriate Uniform Commercial Code financing statements and executing and delivering such assignments, security agreements and other instruments) as shall be reasonably requested by the Administrative Agent to effectuate the purposes and objectives of this Agreement, including:
(i)to create, in favor of the Collateral Agent for the benefit of the Secured Parties (and any affiliate thereof that is a party to any Hedging Agreement entered into with ~~the Borrower~~such Obligor) and the holders of any Secured Longer-Term Indebtedness or Secured Shorter-Term Indebtedness, perfected security interests and Liens in the Collateral; provided that any such security interest or Lien shall be subject to the relevant requirements of the Security Documents,
(ii)subject to Section 7.04 of the Guarantee and Security Agreement, to cause any bank or securities intermediary (within the meaning of the Uniform Commercial Code) to enter into such arrangements with the Collateral Agent as shall be appropriate in order that the Collateral Agent has “control” (within the meaning of the Uniform Commercial Code) over each bank account or securities account of the Obligors (other than “Excluded Accounts” as defined in the Guarantee and Security Agreement), and in that connection, the Borrower agrees to cause all cash and other proceeds of Investments received by any Obligor to be promptly deposited into such an account (or otherwise delivered to, or registered in the name of, the Collateral Agent) and, until such deposit, delivery or registration such cash and other proceeds shall be held in trust by the Borrower for ~~and as~~ the ~~property~~benefit of the Collateral Agent and shall not be commingled with any other funds or property of such Obligor or of any Financing Subsidiary or other Person (including with any money or financial assets of any Obligor in its capacity as “servicer” for any ~~Financing Subsidiary~~Excluded Asset, or any money or financial assets of any Excluded Asset),
(iii)in the case of any Investment held by ~~a Financing Subsidiary~~an Excluded Asset, including any cash collection related thereto, ensure that such Investment shall not be held in the account subject to the Custodian Control Agreement

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or any other account of any Obligor~~,~~; provided that, in the case of a participation interest held by any Excluded Asset (other than a 100% participation interest held for more than ninety (90) days) that was acquired from an Obligor, such portfolio investment, including any cash collection related thereto, may be held in any account of any Obligor, so long as, in the case of cash, it is promptly distributed to such Excluded Asset,
(iv)in the case of any Investment consisting of a Bank Loan (as defined in Section 5.13) that does not constitute all of the credit extended to the underlying borrower under the relevant underlying loan documents and ~~a Financing Subsidiary~~an Excluded Asset holds any interest in the loans or other extensions of credit under such loan documents, (x) to cause such ~~Financing Subsidiary~~Excluded Asset to be party to such underlying loan documents as a “lender” having a direct interest (or a participation not acquired from an Obligor) in such underlying loan documents and the extensions of credit thereunder and (y) to ensure that, subject to Section 5.08(c)(v) below, all amounts owing to such Obligor or ~~Financing Subsidiary~~Excluded Asset by the underlying borrower or other obligated party are remitted by such borrower or obligated party (or the applicable administrative agents, collateral agents or equivalent Person) directly to separate accounts of such Obligor and such ~~Financing Subsidiary~~Excluded Asset,
(v)in the event that any Obligor is acting as an agent or administrative agent (or analogous capacity) under any loan documents with respect to any Bank Loan that does not constitute all of the credit extended to the underlying borrower under the relevant underlying loan documents, to ensure that all funds held by such Obligor in such capacity as agent or administrative agent are segregated from all other funds of such Obligor and clearly identified as being held in an agency capacity, and
(vi)to cause the closing sets and all executed amendments, consents, forbearances and other modifications and assignment agreements relating to any Investment constituting part of the Collateral, in each case, to be held by the Collateral Agent or a custodian pursuant to the terms of a custodian agreement and/or control agreement reasonably satisfactory to the Administrative Agent (and the Administrative Agent hereby acknowledges that the Custodian Control Agreement is satisfactory for this purpose); provided that the Borrower’s obligation to deliver underlying documentation may be satisfied by delivery of copies of such agreements.
Notwithstanding anything to the contrary contained herein, if any instrument, promissory note, agreement, document or certificate held by the Custodian is destroyed or lost not as a result of any action of such Obligor, then any original of such instrument, promissory note, agreement, document or certificate shall be deemed held by the Custodian for all purposes hereunder; provided that, when such Obligor has actual knowledge of any such destroyed or lost instrument, promissory note, agreement, document or certificate, it shall use commercially reasonable efforts to obtain from the underlying borrower, and deliver to the Custodian, a replacement instrument, promissory note, agreement, document or certificate.

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Section V.9.Use of Proceeds. The Borrower will use the proceeds of the Loans and the issuances of Letters of Credit only for general corporate purposes of the Borrower and its Subsidiaries, including the acquisition and funding (either directly or through one or more ~~wholly-owned~~ Subsidiaries) of leveraged loans, mezzanine loans, high-yield securities, convertible securities, preferred stock, common stock and other Investments; provided that neither the Administrative Agent nor any Lender shall have any responsibility as to the use of any of such proceeds. No part of the proceeds of any Loan or Letter of Credit will be used in violation of (a) applicable law or, directly or indirectly, for the purpose, whether immediate, incidental or ultimate, of buying or carrying any Margin Stock in violation of Regulation U or (b) Section 3.16. ~~Margin Stock shall be purchased by the Obligors only with the proceeds of Indebtedness not directly or indirectly secured by Margin Stock, or with the proceeds of equity capital of the Borrower.~~ Upon the reasonable request of the Administrative Agent or any Lender and the first day (if any) an Obligor acquires any Margin Stock, the Borrower shall furnish to ~~the Administrative Agent and each~~such Lender a statement to the foregoing effect in conformity with the requirements of FR Form G-3 or FR Form U-1, as applicable, referred to in Regulation U. For the avoidance of doubt, Letters of Credit may be issued to support obligations of any underlying issuer; provided that the underlying obligations of such underlying issuer to the applicable Obligors in respect of such Letters of Credit shall not be included in the Borrowing Base.
Section V.10.Status of RIC and BDC. The ~~Borrower shall elect to be treated as a RIC effective for its taxable year ending December 31, 2023, upon filing applicable tax returns in 2024. Throughout its taxable year ending December 31, 2023, and throughout subsequent taxable years, the~~ Borrower shall at all times, subject to applicable grace periods set forth in the Code, maintain its status as a RIC under the Code~~. The Borrower shall at all times, including at all times during its taxable year ending December 31, 2023, maintain its status~~, and as a “business development company” under the Investment Company Act.
Section V.11.Investment Objectives. The Borrower shall at all times be in compliance in all material respects with its Investment Objectives (after giving effect to any Permitted Policy Amendments).
Section V.12.Portfolio Valuation and Diversification Etc.
(a)Industry Classification Groups. For purposes of this Agreement, the Borrower shall assign each Portfolio Investment included in the Borrowing Base to an Industry Classification Group. To the extent the Borrower determines that any Portfolio Investment included in the Borrowing Base is not adequately correlated with the risks of other Portfolio Investments in an Industry Classification Group, such Portfolio Investment may be assigned by the Borrower to an Industry Classification Group that is ~~most~~more closely correlated to such Portfolio Investment. In the absence of ~~any~~ adequate correlation, the Borrower shall be permitted, upon ~~prior~~ notice to the Administrative Agent (for distribution to each Lender), to create up to three additional industry classification groups for purposes of this Agreement.

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(b)Portfolio Valuation Etc.
(i)Settlement Date Basis. For purposes of this Agreement, all determinations of whether an investment is to be included as a Portfolio Investment shall be determined on a settlement-date basis (meaning that any investment that has been purchased will not be treated as a Portfolio Investment until such purchase has settled, and any Portfolio Investment which has been sold will not be excluded as a Portfolio Investment until such sale has settled); provided that no such investment shall be included as a Portfolio Investment to the extent it has not been paid for in full.
(ii)Determination of Values. The Borrower will conduct reviews of the value to be assigned to each of its Portfolio Investments included in the Borrowing Base as follows:
(A)Quoted Investments - External Review. With respect to Portfolio Investments (including Cash Equivalents) for which market quotations are readily available and that are traded in an active and orderly market as determined by the Borrower (each, a “Quoted Investment”), the Borrower shall, not less frequently than once each calendar week, determine the market value of such Quoted Investments which shall, in each case, be determined in accordance with one of the following methodologies (as selected by the Borrower):
(w)    in the case of public and 144A securities, the average of the bid prices as determined by at least two Approved Dealers selected by the Borrower,
(x)    in the case of bank loans, the ~~average of the~~ bid ~~prices~~price as determined by ~~two~~at least one (1) Approved ~~Dealers~~Dealer or Approved Pricing Service selected by the Borrower,
(y)    in the case of any Quoted Investment traded on an exchange, the closing price for such Quoted Investment most recently posted on such exchange, and
(z)    in the case of any other Quoted Investment, the fair market value thereof as determined by an Approved Pricing Service (as selected by the Borrower) ~~which makes reference to at least two Approved Dealers with respect to such Quoted Investment~~.
(B)Unquoted Investments – External Review. With respect to each Portfolio Investment for which market quotations are not readily available as determined by the Borrower (each, an “Unquoted Investment”), the Borrower shall value such Unquoted Investments in a manner consistent with its Investment Objectives, but in any event including that it shall request an Approved Third-Party Appraiser to assist the Investment Adviser (so long as it has the necessary delegated authority) or the Board of Directors of the Borrower (or the appropriate

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committee thereof with the necessary delegated authority) in determining the fair market value of each such Unquoted Investment (other than any Unquoted Investment that the Administrative Agent has most recently notified the Borrower that it intends to have an Approved Third-Party Appraiser selected by the Administrative Agent value), as at the last day of each fiscal quarter, commencing with the fiscal quarter ending ~~September~~June 30, ~~2023~~2024 (with respect to such Unquoted Investment) (each, a “Testing Quarter”); provided that:
(w)    the Value of any such Unquoted Investment acquired shall be deemed to be equal to the lower of (x) the internal value of such Unquoted Investment as determined by the Borrower pursuant to Section 5.12(b)(ii)(C) and (y) the cost of such Unquoted Investment until such time as the fair market value of such Unquoted Investment is determined in accordance with the foregoing provisions of this subclause (B) as at the last day of the next succeeding Testing Quarter with respect to such Unquoted Investment; and
(x)    notwithstanding the foregoing, the Investment Adviser (so long as it has the necessary delegated authority) or the Board of Directors of the Borrower (or the appropriate committee thereof with the necessary delegated authority) may, without the assistance of an Approved Third-Party Appraiser, determine the fair market value of such Unquoted Investment so long as the aggregate Value thereof of all Unquoted Investments so determined in reliance on this clause (x) does not at any time exceed 65% of the aggregate Value of all Unquoted Investments as set forth in the Borrowing Base Certificate last delivered to the Administrative Agent pursuant to Section 5.01(d), except that the fair market value of any Unquoted Investment that has been determined without the assistance of an Approved Third-Party Appraiser in reliance on this clause (x) for more than three fiscal quarters shall be deemed to be zero until such Unquoted Investment is valued by an Approved Third-Party Appraiser.
(C)Internal Review. The Borrower shall conduct internal reviews of all Portfolio Investments included in the Borrowing Base in accordance with its Investment Objectives, but in any event at least once each calendar week which shall take into account any events of which any Responsible Officer of the Borrower has knowledge that materially and adversely affect the aggregate value of the Portfolio Investments included in the Borrowing Base. If the value of any Portfolio Investment as most recently determined by the Borrower pursuant to this Section 5.12(b)(ii)(C) is lower than the value of such Portfolio Investment as most recently determined pursuant to ~~Section~~Sections 5.12(b)(ii)(A) and (B), such lower value shall be deemed to be the “Value” of such Portfolio Investment for purposes hereof; provided that the Value of any Portfolio Investment of the Borrower and its Subsidiaries shall be increased by the

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net unrealized gain as at the date such Value is determined of any Hedging Agreement entered into to hedge risks associated with such Portfolio Investment and reduced by the net unrealized loss as at such date of any such Hedging Agreement (such net unrealized gain or net unrealized loss, on any date, to be equal to the aggregate amount receivable or payable under the related Hedging Agreement if the same were terminated on such date). If, based upon such weekly internal review, the Borrower determines that a Borrowing Base Deficiency exists, then the Borrower shall, within five Business Days after such determination, as provided in Section 5.01(e), deliver a Borrowing Base Certificate reflecting the new amount of the Borrowing Base and shall take the actions, and make the payments and prepayments (and provide cover for Letters of Credit), all as more specifically set forth in Section 2.10(c).
(D)Failure to Determine Values. If the Borrower shall fail to determine the value of any Portfolio Investment as at any date pursuant to the requirements (but subject to the exclusions) of the foregoing subclauses (A), (B) or (C) (or if the Administrative Agent shall fail to determine the value of any Portfolio Investment as described in the following subclause (E) as a result of any action, inaction or lack of cooperation of the Borrower or any of its Affiliates), then the “Value” of such Portfolio Investment as at such date shall be deemed to be zero for purposes of the Borrowing Base until such time as the value of such Portfolio Investment is otherwise determined or reviewed, as applicable, in accordance herewith.
(E)Testing of Values. ~~At least six (6) weeks prior to~~For the second calendar month immediately following the end of each fiscal quarter (the last such fiscal quarter is referred to herein as, the “Testing Period”), commencing with the fiscal quarter ending ~~December 31, 2023 (~~June 30, 2024 (or such other dates as are agreed by the Borrower and the Administrative Agent) (the last such fiscal quarter is referred to herein as, the “Testing Period”), the Administrative Agent in its reasonable discretion shall select (and inform the Borrower of) the particular Unquoted Investments included in the Borrowing Base to be valued by an Approved Third-Party Appraiser selected by the Administrative Agent that collectively have an aggregate Value approximately equal to the Calculation Amount~~.~~ ; provided, that, unless an Event of Default has occurred and is continuing, such Unquoted Investments selected by the Administrative Agent shall be Investments that are included in the Borrowing Base. With respect to any Unquoted Investment selected for testing by the Administrative Agent, if the Administrative Agent or any Affiliate thereof has received, pursuant to a testing provision similar to this Section 5.12(b)(ii)(E) in any revolving credit facility of an Affiliate of the Borrower a valuation of such investment for such Testing Period from any Approved Third-Party Appraiser selected by the agent for the lenders under such revolving credit facility (a “Separate Valuation”), the Administrative Agent shall use such Separate Valuation in lieu of causing an Approved Third-Party Appraiser to value such investment, unless it determines in

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its reasonable discretion and acting in good faith that the use of such Separate Valuation would be adverse to the interests of the Lenders; provided that, for the avoidance of doubt, the Administrative Agent shall not be required to use such Separate Valuation in lieu of causing an Approved Third-Party Appraiser to value such investment if the Administrative Agent has not actually received, for any reason, such Separate Valuation. Any such Separate Valuation used by the Administrative Agent pursuant to the preceding sentence shall be included in the Calculation Amount. The Administrative Agent agrees to notify the Borrower in writing of the Unquoted Investments selected by the Administrative Agent to be tested in each Testing Period, not later than 15 days prior to the Valuation Testing Date (or such later date as agreed to between the Administrative Agent and the Borrower). For the avoidance of doubt, all calculations of value pursuant to this Section 5.12(b)(ii)(E) shall be determined without application of the Advance Rates. ~~The Testing Period shall not be required to coincide with the timing of any valuations conducted by the Board of Directors of the Borrower pursuant to Section 5.12(b)(ii)(B)~~For the avoidance of doubt, the valuation of any Approved Third-Party Appraiser selected by the Administrative Agent would not be as of, or delivered at, the end of any fiscal quarter. The reasonable and documented out-of-pocket costs of any such valuation shall be at the expense of the Borrower.
(F)Valuation Dispute Resolution. Notwithstanding the foregoing, the Administrative Agent shall at any time have the right to request, in its reasonable discretion, any Unquoted Investment included in the Borrowing Base with a value determined pursuant to Section 5.12(b)(ii) (other than, so long as no Event of Default exists, any Portfolio Investment included in the Borrowing Base tested pursuant to Section 5.12(b)(ii)(E) as of the most recent Testing Period) to be independently valued by an Approved Third-Party Appraiser selected by the Administrative Agent. There shall be no limit on the number of such appraisals requested by the Administrative Agent in its reasonable discretion; provided, that (i) any appraisal shall be conducted in a manner that is not disruptive in any material respect to the Borrower’s business and (ii) the values determined by any appraisal shall be treated as confidential information by the Administrative Agent and the Lenders and shall be deemed to be “Information” hereunder and subject to Section 9.13 hereof. The reasonable and documented out-of-pocket costs of any such valuation shall be at the expense of the Borrower~~.~~; provided that, so long as no Event of Default has occurred and is continuing, the Borrower’s obligations to reimburse valuation costs incurred by the Administrative Agent pursuant to this Section 5.12(b)(ii)(F) shall be limited to an aggregate annual amount equal to the greater of $100,000 and 0.015% of the aggregate Commitments. The Administrative Agent shall notify the Borrower of its receipt of results from an Approved Third-Party Appraiser of any appraisal and provide a copy of the results and any related reports to the Borrower. If the difference between the Borrower’s valuation pursuant to Section 5.12(b)(ii)(B) and the valuation of any Approved Third-Party Appraiser selected by the Administrative Agent pursuant to Section 5.12(b)(ii)(E) or (F) is (1) less than 5%

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of the Borrower’s valuation thereof, then the Borrower’s valuation shall be used, (2) between 5% and 20% of the Borrower’s valuation thereof, then the valuation of such Portfolio Investment shall be the average of the value determined by the Borrower and the value determined by the Approved Third-Party Appraiser selected by the Administrative Agent and (3) greater than 20% of the Borrower’s valuation thereof, then the Borrower and the Administrative Agent shall select an additional Approved Third-Party Appraiser and the valuation of such Portfolio Investment shall be the average of the three valuations (with the average of the Administrative Agent’s Approved Third-Party Appraiser’s valuation and the Borrower’s valuation to be used until the third valuation is obtained). For the avoidance of doubt, Portfolio Investments that are part of the Collateral but not included in the Borrowing Base as of the most recent Testing Period shall not be subject to testing under this Section 5.12(b)(ii)(F); provided that this sentence shall not limit the rights of the Administrative Agent set forth in Section 9.03(a)(iii) to be reimbursed for costs and expenses incurred by the Administrative Agent following the occurrence and during the continuance of an Event of Default.
(c)Investment Company and RIC Diversification Requirements. The Borrower will, and will cause its Subsidiaries (other than Financing Subsidiaries that are exempt from the Investment Company Act) at all times to (i) comply in all material respects with the portfolio diversification and similar requirements set forth in the Investment Company Act applicable to business development companies and, (ii) subject to applicable grace periods set forth in the Code, comply with the portfolio diversification requirements set forth in the Code applicable to RICs, in each case of clauses (i) and (ii), to the extent applicable.
(d)Participation Interests. The Value attributable to any Eligible Participation Interest shall be (i) for the period commencing on the ~~Closing~~Effective Date and ending on the date that is 90 days thereafter, the Value determined with respect to the portion of the underlying portfolio investment subject to such Eligible Participation Interest in accordance with this Section 5.12 and (ii) thereafter, zero.
Section V.13.Calculation of Borrowing Base. For purposes of this Agreement, the “Borrowing Base” shall be determined, as at any date of determination, as the sum of the Advance Rates of the Value of each Portfolio Investment (excluding any Cash Collateral held by the Administrative Agent pursuant to Section 2.05(k) or the last paragraph of Section 2.09(a))~~; provided that, solely for purposes of clauses (a), (b) and (c) below, and (x) for the period from the Effective Date through and including January 17, 2023, “the aggregate Value of all Portfolio Investments~~  in the Collateral Pool~~” shall instead be “the greater of $200,000,000 and the aggregate Value of all Portfolio Investments in the Collateral Pool” and (y) thereafter shall be as written below~~; provided ~~further~~ that:
(a)if, as of such date, the Relevant Asset Coverage Ratio is (i) greater than or equal to 2.00:1.00, the Advance Rate applicable to that portion of the aggregate Value of the Portfolio Investments included in the Borrowing Base of all issuers in a consolidated group of

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corporations or other entities in accordance with GAAP (collectively, a “Consolidated Group”) exceeding 6% of the aggregate Value of all Portfolio Investments in the Collateral Pool ~~(which, for purposes of this calculation shall exclude the aggregate amount of Equity Interests in Financing Subsidiaries)~~, shall be 50% of the otherwise applicable Advance Rate; (ii) less than 2.00:1.00 and greater than or equal to 1.75:1.00, the Advance Rate applicable to that portion of the aggregate Value of the Portfolio Investments included in the Borrowing Base of all issuers in a Consolidated Group exceeding 5% of the aggregate Value of all Portfolio Investments in the Collateral Pool ~~(which, for purposes of this calculation shall exclude the aggregate amount of Equity Interests in Financing Subsidiaries)~~, shall be 50% of the otherwise applicable Advance Rate or (iii) less than 1.75:1.00, the Advance Rate applicable to that portion of the aggregate Value of the Portfolio Investments included in the Borrowing Base of all issuers in a Consolidated Group exceeding 4% of the aggregate Value of all Portfolio Investments in the Collateral Pool ~~(which, for purposes of this calculation shall exclude the aggregate amount of Equity Interests in Financing Subsidiaries)~~, shall be 50% of the otherwise applicable Advance Rate;
(b)if, as of such date, the Relevant Asset Coverage Ratio is (i) greater than or equal to 2.00:1.00, the Advance Rate applicable to that portion of the aggregate Value of the Portfolio Investments included in the Borrowing Base of all issuers in a Consolidated Group exceeding 12% of the aggregate Value of all Portfolio Investments in the Collateral Pool ~~(which, for purposes of this calculation shall exclude the aggregate amount of Equity Interests in Financing Subsidiaries)~~ shall be 0%; (ii) less than 2.00:1.00 and greater than or equal to 1.75:1.00, the Advance Rate applicable to that portion of the aggregate Value of the Portfolio Investments included in the Borrowing Base of all issuers in a Consolidated Group exceeding 10% of the aggregate Value of all Portfolio Investments in the Collateral Pool ~~(which, for purposes of this calculation shall exclude the aggregate amount of Equity Interests in Financing Subsidiaries)~~ shall be 0% or (iii) less than 1.75:1.00, the Advance Rate applicable to that portion of the aggregate Value of the Portfolio Investments included in the Borrowing Base of all issuers in a Consolidated Group exceeding 8% of the aggregate Value of all Portfolio Investments in the Collateral Pool ~~(which, for purposes of this calculation shall exclude the aggregate amount of Equity Interests in Financing Subsidiaries)~~ shall be 0%;
(c)if, as of such date, the Relevant Asset Coverage Ratio is (i) greater than or equal to 2.00:1.00, the Advance Rate applicable to that portion of the aggregate Value of the Portfolio Investments included in the Borrowing Base in any single Industry Classification Group that exceeds 25% of the aggregate Value of all Portfolio Investments in the Collateral Pool shall be 0%, provided that, with respect to Portfolio Investments in a single Industry Classification Group from time to time designated by the Borrower to the Administrative Agent, such 25% figure shall be increased to 30%, (ii) less than 2.00:1.00 and greater than or equal to 1.75:1.00, the Advance Rate applicable to that portion of the aggregate Value of the Portfolio Investments included in the Borrowing Base in any single Industry Classification Group that exceeds 22.5% of the aggregate Value of all Portfolio Investments in the Collateral Pool shall be 0%, provided that, with respect to Portfolio Investments in a single Industry Classification Group from time to time designated by the Borrower to the Administrative Agent, such 22.5% figure shall be increased to 25%, or (iii) less than 1.75:1.00, the Advance Rate applicable to that portion

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of the aggregate Value of the Portfolio Investments included in the Borrowing Base in any single Industry Classification Group that exceeds 20% of the aggregate Value of all Portfolio Investments in the Collateral Pool shall be 0%, provided that, with respect to Portfolio Investments in a single Industry Classification Group from time to time designated by the Borrower to the Administrative Agent, such 20% figure shall be increased to 22.5%;
(d)if, as of such date, (i)(A) the Borrowing Base (without giving effect to any adjustment required pursuant to this paragraph (d), the “Gross Borrowing Base”) is less than 1.5 times the Senior Debt Amount and (B) the Relevant Asset Coverage Ratio is less than 2.00:1.00 and greater than or equal to 1.75:1.00, then the Borrowing Base shall be reduced to the extent necessary such that the portion of the Borrowing Base attributable to Senior Investments is not less than 60% of the ~~Covered Debt Amount~~Borrowing Base, (ii)(A) the Gross Borrowing Base is less than 1.5 times the Senior Debt Amount and (B) the Relevant Asset Coverage Ratio is less than 1.75:1.00, then the Borrowing Base shall be reduced to the extent necessary such that the portion of the Borrowing Base attributable to Senior Investments is not less than 75% of the ~~Covered Debt Amount~~Borrowing Base or (iii)(A) the Gross Borrowing Base is greater than or equal to 1.5 times the Senior Debt Amount and (B) the Relevant Asset Coverage Ratio is less than 1.75:1.00, then the Borrowing Base shall be reduced to the extent necessary such that the portion of the Borrowing Base attributable to Senior Investments is not less than 25% of the ~~Covered Debt Amount~~Borrowing Base;
(e)if, as of such date, the Relevant Asset Coverage Ratio is (i) less than 2.00:1.00 and greater than or equal to 1.75:1.00, the Advance Rate applicable to that portion of the Borrowing Value of Junior Investments and Non-Core Investments shall be 0% to the extent necessary so that no more than 30% of the Borrowing Base is attributable to such investments; or (ii) less than 1.75:1.00, the Advance Rate applicable to the portion of the Borrowing Value of Junior Investments and Non-Core Investments shall be 0% to the extent necessary so that no more than 20% of the Borrowing Base is attributable to such investments;
(f)if, as of such date, the Relevant Asset Coverage Ratio is (i) greater than or equal to 2.00:1.00, the Advance Rate applicable to that portion of the Borrowing Value of Non-Core Investments shall be 0% to the extent necessary so that no more than 20% of the Borrowing Base is attributable to such investments, (ii) less than 2.00:1.00 and greater than or equal to 1.75:1.00, the Advance Rate applicable to that portion of the Borrowing Value of Non-Core Investments shall be 0% to the extent necessary so that no more than 10% of the Borrowing Base is attributable to such investments or (iii) less than 1.75:1.00, the Advance Rate applicable to that portion of the Borrowing Value of Non-Core Investments shall be 0% to the extent necessary so that no more than 5% of the Borrowing Base is attributable to such investments
(g)no Portfolio Investment may be included in the Borrowing Base unless the Collateral Agent maintains a first priority, perfected Lien (subject to Permitted Liens) on such Portfolio Investment and such Portfolio Investment has been Delivered (as such term is used in and to the extent required under Section 7.01(a) of the Guarantee and Security Agreement) to the Collateral Agent, and then only for so long as such Portfolio Investment continues to be Delivered as contemplated therein; provided that, notwithstanding the foregoing, in the case of

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any Portfolio Investment in which the Collateral Agent has a first-priority perfected (other than, for a period of up to 7 days (or such longer period up to thirty (30) days as the Administrative Agent and the Collateral Agent may agree in their respective sole discretion), customary rights of setoff, banker’s lien, security interest or other like right upon deposit accounts and securities accounts of such Obligor in which such Portfolio Investments are held) security interest pursuant to a valid Uniform Commercial Code filing (and for which no other method of perfection with a higher priority is possible to the extent such other method is required to be followed pursuant to the Guarantee and Security Agreement), such Portfolio Investment may be included in the Borrowing Base so long as all remaining actions to complete “Delivery” are satisfied in full within 7 days of such inclusion (or such longer period up to thirty (30) days as the Administrative Agent and the Collateral Agent may agree in their respective sole discretion);
(h)the portion of the Borrowing Base attributable to Portfolio Investments invested in a Permitted Foreign Jurisdiction shall not exceed (i) 10% and (ii) in any other jurisdiction outside of the United States shall not exceed 0%, in each case of this clause (h), without the consent of the Required Lenders;
(i)the Advance Rate applicable to that portion of the aggregate Value of the Borrower’s Portfolio Investments in Lien Restricted Investments shall be 0% to the extent necessary so that no more than 2% of the Borrowing Base is attributable to such investments; and
(j)the Advance Rate applicable to that portion of the aggregate Value of the Borrower’s Portfolio Investments in Eligible Participation Interests shall be 0% to the extent necessary so that no more than 10% of the Borrowing Base is attributable to such investments.
~~To~~For the avoidance of doubt, (a) to avoid double-counting of excess concentrations, any Advance Rate reductions set forth in Section 5.13 shall be without duplication of any other such Advance Rate reductions and (b) to the extent any Portfolio Investment is required to be removed from the Borrowing Base to comply with any of the portfolio limitations set forth in this Section 5.13, the Borrower shall be permitted to choose the Portfolio Investments, or portions of such Portfolio Investments, to be so removed to effect such compliance.
As used herein, the following terms have the following meanings:
“Advance Rate” means, as to any Portfolio Investment and subject to adjustment as provided in ~~Section~~Sections 5.13(a) through (~~i~~j), and as provided below based on the Relevant Asset Coverage Ratio as of such date, the following percentages with respect to such Portfolio Investment:

Relevant Asset Coverage Ratio ≥ 2.00:1.00	2.00:1.00 > Relevant Asset Coverage Ratio ≥ 1.75:1.00	1.75:1.00 > Relevant Asset Coverage Ratio ≥ 1.50:1.00

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Portfolio Investment[1]	Quoted	Unquoted	Quoted	Unquoted	Quoted	Unquoted
Cash, Cash Equivalents and Short-Term U.S. Government Securities	100%	n.a.	100%	n.a.	100%	n.a.
Long-Term U.S. Government Securities	~~90~~95%	n.a.	~~90~~95%	n.a.	~~90~~95%	n.a.
Performing Cash Pay First Lien Bank Loans	85%	75%	85%	75%	85%	75%
Performing Cash Pay First Lien Unitranche Bank Loans	85%	75%	80%	70%	75%	65%
Performing Cash Pay Last Out Loans	80%	70%	75%	65%	70%	60%
Performing Cash Pay Second Lien Bank Loans	75%	65%	70%	60%	65%	55%
Performing Cash Pay High Yield Securities	70%	60%	65%	55%	60%	50%
Performing Cash Pay Mezzanine Investments	65%	55%	60%	50%	55%	45%
Performing Non-Cash Pay Bank Loans	65%	55%	60%	50%	55%	45%
Performing Non-Cash Pay High Yield Securities	60%	50%	55%	45%	50%	40%
Performing Non-Cash Pay Mezzanine Investments	55%	45%	50%	40%	45%	35%
Performing DIP Loans	40%	35%	35%	30%	30%	25%
1 For the avoidance of doubt, the above categories are intended to be indicative of the traditional investment types. All determinations of whether a particular Portfolio Investment belongs to one (1) category or another shall be made by the Borrower on a consistent basis with the definitions in Section 5.13.

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Non-Performing First Lien Bank Loans	45%	45%	40%	40%	35%	35%
Non-Performing First Lien Unitranche Loans	45%	45%	40%	40%	35%	35%
Non-Performing Last Out Loans	40%	35%	35%	30%	30%	25%
Performing Preferred Stock	55%	45%	50%	40%	45%	35%
Non-Performing Second Lien Bank Loans	40%	30%	35%	25%	30%	20%
Non-Performing High Yield Securities	30%	30%	25%	25%	20%	20%
Non-Performing Mezzanine Investments	30%	25%	25%	20%	20%	20%
Performing Common Equity	30%	20%	25%	20%	20%	20%
Non-Performing DIP Loans	0%	0%	0%	0%	0%	0%
Non-Performing Common Equity	0%	0%	0%	0%	0%	0%
Non-Performing Preferred Stock	0%	0%	0%	0%	0%	0%
Structured Finance Obligations and Finance Leases	0%	0%	0%	0%	0%	0%

“Bank Loans” means debt obligations (including term loans, notes, revolving loans, debtor-in-possession financings, the funded and unfunded portion of revolving credit lines and letter of credit facilities and other similar loans and investments including interim loans, bridge loans and senior subordinated loans) which are generally documented under a loan or credit facility (whether or not syndicated) or note purchase agreement or pursuant to any loan agreement, note purchase agreement or other similar financing arrangement facility (whether or not syndicated).
“Capital Stock” has the meaning given to such term in Section 1.01.
“Cash” has the meaning assigned to such term in Section 1.01.
“Cash Equivalents” has the meaning assigned to such term in Section 1.01.

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“Cash Pay Obligation” means a Portfolio Investment as to which, at the time of determination, (x) not less than two-thirds of the interest (including accretions and “pay-in-kind” interest) for the current monthly, quarterly, semi-annual or annual period (as applicable) is payable in cash~~.~~ at least (solely with respect to Bank Loans) semi-annually and (solely with respect to High Yield Securities or Mezzanine Investments) annually, or (y) if the immediately preceding clause (x) does not apply, (i) if such Portfolio Investment is a floating rate obligation, cash interest in an amount greater than or equal to 2.25% per annum above the applicable benchmark rate is payable at least (solely with respect to Bank Loans) semi-annually and (solely with respect to High Yield Securities or Mezzanine Investments) annually or (ii) if such Portfolio Investment is a fixed rate obligation, cash interest in an amount greater than or equal to 6.0% per annum is payable at least (solely with respect to Bank Loans) semi-annually and (solely with respect to High Yield Securities or Mezzanine Investments) annually.
“Defaulted Obligation” means any Investment in Indebtedness (a) as to which, (x) a default as to the payment of principal and/or interest has occurred and is continuing for a period of thirty two (32) consecutive days with respect to such Indebtedness (without regard to any grace period applicable thereto, or waiver thereof) or (y) a default not set forth in clause (x) has occurred and the holders of such Indebtedness have accelerated all or a portion of the principal amount thereof as a result of such default; (b) as to which a default as to the payment of principal and/or interest has occurred and is continuing for a period of thirty two (32) consecutive days with respect to another material debt obligation of the issuer under such Indebtedness which is senior or pari passu in right of payment to such Indebtedness (without regard to any grace period applicable thereto, or waiver thereof); (c) as to which the issuer under such Indebtedness or others have instituted proceedings to have such issuer adjudicated bankrupt or insolvent or placed into receivership and such proceedings have not been stayed or dismissed or such issuer has filed for protection under the United States Bankruptcy Code or under any foreign bankruptcy or insolvency proceeding, or has had a receiver, conservator, trustee, administrator, assignee for the benefit of creditors or similar Person charged with reorganization or liquidation of its business or custodian, appointed for it (unless, in the case of clause (b) or (c), such Indebtedness is a DIP Loan, in which case it shall not be deemed to be a Defaulted Obligation under such clause); (d) as to which a default rate of interest has been and continues to be charged for more than 120 consecutive days, or foreclosure on collateral for such Indebtedness has been commenced and is being pursued by or on behalf of the holders thereof; (e) as to which any lender or agent thereunder has delivered written notice to the issuer declaring such Indebtedness in default or as to which any lender or agent thereunder otherwise exercises significant remedies following a default; or (f) that the Borrower has in its reasonable commercial judgment otherwise declared to be a Defaulted Obligation.
“DIP Loan” means a Bank Loan, whether revolving or term, that is originated after the commencement of a case under Chapter 11 of the Bankruptcy Code by an issuer, which is a debtor in possession as described in Section 1107 of the Bankruptcy Code or a debtor as defined in Section 101(13) of the Bankruptcy Code in such case (a “Debtor”) organized under the laws of the United States or any state therein and domiciled in the United States, and which satisfies the following criteria: (a) the DIP Loan is duly authorized by a final order of the applicable bankruptcy court or federal district court under the provisions of subsection (b), (c) or

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(d) of 11 U.S.C. Section 364; (b) the Debtor’s bankruptcy case is still pending as a case under the provisions of Chapter 11 of Title 11 of the Bankruptcy Code and has not been dismissed or converted to a case under the provisions of Chapter 7 of Title 11 of the Bankruptcy Code; (c) the Debtor’s obligations under such loan have not been (i) disallowed, in whole or in part, or (ii) subordinated, in whole or in part, to the claims or interests of any other Person under the provisions of 11 U.S.C. Section 510; (d) the DIP Loan is secured and the Liens granted by the applicable bankruptcy court or federal district court in relation to the Loan have not been subordinated or junior to, or are pari passu with, in whole or in part, to the Liens of any other lender under the provisions of 11 U.S.C. Section 364(d) or otherwise; (e) the Debtor is not in default on its obligations under the loan; (f) neither the Debtor nor any party in interest has filed a Chapter 11 plan with the applicable federal bankruptcy or district court that, upon confirmation, would (i) disallow or subordinate the loan, in whole or in part, (ii) subordinate, in whole or in part, any Lien granted in connection with such loan, (iii) fail to provide for the repayment, in full and in cash, of the loan upon the effective date of such plan or (iv) otherwise impair, in any manner, the claim evidenced by the loan; (g) the DIP Loan is documented in a form that is commercially reasonable; (h) the DIP Loan shall not provide for more than 50% (or a higher percentage with the consent of the Required Lenders) of the proceeds of such loan to be used to repay prepetition obligations owing to all or some of the same lender(s) in a “roll-up” or similar transaction; (i) no portion of the DIP Loan is payable in consideration other than cash; and (j) no portion of the DIP Loan has been credit bid under Section 363(k) of the Bankruptcy Code or otherwise. For the purposes of this definition, an order is a “final order” if the applicable period for filing a motion to reconsider or notice of appeal in respect of a permanent order authorizing the Debtor to obtain credit has lapsed and no such motion or notice has been filed with the applicable bankruptcy court or federal district court or the clerk thereof.
“Eligible Participation Counterparty” means, with respect to any participation, any Person that, prior to the acquisition of such participation by an Obligor from such Person, has been approved in writing by the Administrative Agent in its reasonable discretion as an Eligible Participation Counterparty; provided, that any such Person shall cease to be an Eligible Participation Counterparty if (a) such Person is, or has a direct or indirect Parent Company that is, (i) insolvent, or is generally unable to pay its debts as they become due, or admits in writing its inability to pay its debts as they become due, or makes a general assignment for the benefit of its creditors, (ii) other than via an Undisclosed Administration, the subject of a bankruptcy, insolvency, reorganization, liquidation or similar proceeding, or a receiver, trustee, conservator, intervenor or sequestrator or the like has been appointed for such Person or its direct or indirect Parent Company, or such Person or its direct or indirect Parent Company has taken any action in furtherance of or indicating its consent to or acquiescence in any such proceeding or appointment or (iii) the subject of a Bail-In Action or (b) such Person is a “defaulting lender” (or any similar term) under the underlying investment for such participation.
“Eligible Participation Interest” means a participation interest (excluding any sub-participation interests) in a ~~Performing~~ First Lien Bank Loan~~,~~ that is Performing, First Lien Unitranche Bank Loan ~~or~~that is Performing or Last Out Loan that is Performing, which, in each case, at the time of acquisition by an Obligor satisfies each of the following criteria: (a) the underlying investment would constitute a Portfolio Investment were it acquired directly by such

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Obligor, (b) the seller of the participation is an Eligible Participation Counterparty, (c) the participation is acquired by such Obligor on or prior to the date that is three months after the Effective Date, (d) the entire purchase price for such participation is paid in full at the time of its acquisition, (e) the participation is a “true participation” that provides the participant all of the economic benefit and risk of the whole or part of such portfolio investment that is the subject of such participation, and (f) the participation is documented using or based on the LSTA Participation Agreement for Par/Near Par Trades – Standard Terms and Conditions and LSTA Participation Agreement for Par/Near Par Trades – Transaction Specific Terms and provides such Obligor with a right of elevation upon the occurrence of certain events, including the failure of the seller of the participation to comply with the participation agreement.
“Finance Lease” means any transaction representing the obligation of a lessee to pay rent or other amounts under a lease which is required to be classified and accounted for as a capital lease on the balance sheet of such lessee under GAAP.
“First Lien Bank Loan” means a Bank Loan (other than a DIP Loan) that is entitled to the benefit of a first lien and first priority perfected security interest on ~~all or substantially all~~a substantial portion of the assets of the respective borrower and guarantors obligated in respect thereof~~, and which has the most senior pre-petition priority in any bankruptcy, reorganization, arrangement, insolvency, or liquidation proceedings in such collateral~~; provided, however~~, that, in the case of accounts receivable and inventory (and the proceeds thereof)~~, such lien and security interest may be second in priority to a Permitted Prior Working Capital Lien or other customary encumbrances; provided further, that (x) any First Lien Bank Loan that is also a First Lien Unitranche Bank Loan shall be treated for purposes of determining the applicable Advance Rate as a First Lien Unitranche Bank Loan and (y) any First Lien Bank Loan that is also a Last Out Loan shall be treated for purposes of determining the applicable Advance Rate as a Last Out Loan. For the avoidance of doubt, ~~in no event shall a First Lien Bank Loan include a Last Out Loan or a Performing DIP Loan~~to the extent that, and only for so long as, any Permitted Prior Working Capital Lien exceeds the amount permitted under clause (iii) of the definition thereof, an Obligor’s investment in such applicable Bank Loan shall be treated as a Second Lien Bank Loan for purposes of determining the applicable Advance Rate for such Portfolio Investment under this Agreement.
“First Lien Unitranche Bank Loan” means a First Lien Bank Loan with a ratio of first lien debt (net of any cash and cash equivalents solely to the extent such amounts are netted from debt in the debt to EBITDA calculation in the underlying documentation for such First Lien Bank Loan) to EBITDA that exceeds 5.25:1.00, and where the underlying borrower does not also have a Second Lien Bank Loan outstanding.
“High Yield Securities” means debt Securities (other than DIP Loans), in each case, (a) issued by public or private issuers, (b) issued pursuant to an effective registration statement or pursuant to Rule 144A under the Securities Act (or any successor provision thereunder) or other exemption to the Securities Act and (c) that are not Cash Equivalents, Mezzanine Investments (described under clause (i) of the definition thereof) or Bank Loans.

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“Junior Investments” means any Performing Cash Pay High Yield Securities and Performing Cash Pay Mezzanine Investments.
“Last Out Loan” means, with respect to any First Lien Bank Loan that is a term loan structured in a first out tranche and a last out tranche (with the first out tranche entitled to a lower interest rate but priority with respect to payments), that portion of such First Lien Bank Loan that is the last out tranche; provided that:
~~(a)    such last out tranche is entitled (along with the first out tranche) to the benefit of a first lien and first priority perfected security interest on all or substantially all of the assets of the respective borrower and guarantors obligated in respect thereof (subject to customary exceptions), and which has the most senior pre-petition priority in any bankruptcy, reorganization, arrangement, insolvency, or liquidation proceedings (taking into account the payment priority of the first out tranche and subject to customary permitted liens as contemplated by the applicable Bank Loan documents);~~
(a)    [reserved];
(b)    the ratio of (x) (A) the amount of the first out tranche (including the “first out” portion of such Bank Loan, but excluding the “last out” portion of such Bank Loan, and, solely to the extent such amounts are netted from debt in the debt to EBITDA calculation in the underlying documentation for such First Lien Bank Loan, net of any cash and cash equivalents) to (B) EBITDA of the underlying obligor does not at any time exceed 2.25 to 1.00 and the ratio of (y) (A) the amount of the first out tranche and the last out tranche (solely to the extent such amounts are netted from debt in the debt to EBITDA calculation in the underlying documentation for such First Lien Bank Loan, net of any cash and cash equivalents) to (B) EBITDA of the underlying obligor does not at any time exceed 5.25 to 1.00;
~~(c)    such last out tranche (i) gives the holders of such last out tranche full enforcement rights during the existence of an event of default (subject to customary standstill and other customary limitations and exceptions, including if the holders of the first out tranche have previously exercised enforcement rights), (ii) shall have the same maturity date as the first out tranche, (iii) is entitled to the same representations, covenants and events of default as the holders of the first out tranche, and (iv) provides the holders of such last out tranche with customary protections (including consent rights with respect to (1) any increase of the principal balance of the first out tranche, (2) any increase of the margins (other than as a result of the imposition of default interest) applicable to the interest rates with respect to the first out tranche, (3) any reduction of the final maturity of the first out tranche, and (4) amending or waiving any provision in the underlying loan documents that is specific to the holders of such last out tranche);~~
(c)    [reserved];
(d)    ~~such first out tranche is not subject to multiple drawings (unless, at the time of such drawing and after giving effect thereto, the ratio referenced in clause (b) above is not exceeded)~~[reserved]; and

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(e)    the aggregate principal amount of the last out tranche is at least 50% of the aggregate principal amount of any first out tranche.
~~For clarity, any last out loan that complies with subsection (a) above, but fails to qualify under any of (b), (c) and/or (d) above, shall be deemed a Second Lien Bank Loan for all purposes hereunder (to the extent it otherwise meets the definition of Second Lien Bank Loan).~~
For clarity, (x) an Obligor’s investment in the portion of such Bank Loan that is not the last out portion (the “first out” portion) shall be treated as a First Lien Bank Loan for purposes of determining the applicable Advance Rate for such Portfolio Investment under this Agreement and whether such Portfolio Investment constitutes a “Senior Investment” under this Agreement, and (y) any last out loan that does not comply with the foregoing shall be treated as a Second Lien Bank Loan for purposes of determining the applicable Advance Rate for such Portfolio Investment under this Agreement and whether such Portfolio Investment constitutes a “Senior Investment” under this Agreement.
“Lien Restricted Investment” means a Portfolio Investment consisting of an Obligor’s equity investment in an entity that holds Investments subject to underlying agreements that restrict the granting of a direct Lien on such Investments under this Agreement; provided, that (a) there are no greater restrictions or limitations in any material respect on the ability of the Borrower to liquidate such entity or its Investments therein (including any material redemption restrictions or penalties) and use the proceeds thereof than would be applicable if each Investment held by such entity was held directly as a Portfolio Investment by the Borrower and (b) there is no leverage employed by such entity.
“Long-Term U.S. Government Securities” means U.S. Government Securities maturing more than one year from the applicable date of determination.
“Mezzanine Investments” means (i) debt Securities (including convertible debt Securities (other than the “in-the-money” equity component thereof) but excluding DIP Loans) in each case (a) issued by public or private issuers, (b) issued without registration under the Securities Act, (c) not issued pursuant to Rule 144A under the Securities Act (or any successor provision thereunder) or other exemption to the Securities Act, (d) that are not Cash Equivalents and (e) contractually subordinated in right of payment to other debt of the same issuer and (ii) a Bank Loan that is not a First Lien Bank Loan, Last Out Loan, First Lien Unitranche Bank Loan, Second Lien Bank Loan, DIP Loan or a High Yield Security.
“Non-Core Investments” means, collectively, (a) Performing Common Equity, (b) Performing Preferred Stock, (c) Performing Non-Cash Pay Bank Loans, (d) Non-Performing Bank Loans, (~~c~~e) Non-Performing High Yield Securities, (~~d~~f) Non-Performing Mezzanine Investments, (~~e~~g) Performing Non-Cash Pay High Yield Securities, (~~f~~h) Performing Non-Cash Pay Mezzanine Investments, and (~~g~~i) Performing DIP Loans.
“Non-Performing Bank Loans” means, collectively, Non-Performing First Lien Bank Loans, Non-Performing First Lien Unitranche Bank Loans, Non-Performing Last Out Loans and Non-Performing Second Lien Bank Loans.

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“Non-Performing Common Equity” means Capital Stock (other than Preferred Stock) and warrants of an issuer having any debt outstanding that is non-Performing.
“Non-Performing First Lien Bank Loans” means funded First Lien Bank Loans other than Performing Cash Pay First Lien Bank Loans and Performing Non-Cash Pay Bank Loans.
“Non-Performing First Lien Unitranche Bank Loans” means funded First Lien Unitranche Bank Loans other than Performing Cash Pay First Lien Unitranche Bank Loans and Performing Non-Cash Pay Bank Loans.
“Non-Performing High Yield Securities” means funded High Yield Securities other than Performing High Yield Securities.
“Non-Performing Last Out Loans” means funded Last Out Loans other than Performing Cash Pay Last Out Loans and Performing Non-Cash Pay Bank Loans.
“Non-Performing Mezzanine Investments” means funded Mezzanine Investments other than Performing Cash Pay Mezzanine Investments and Performing Non-Cash Pay Mezzanine Investments.
“Non-Performing Preferred Equity” means Preferred Equity other than Performing Preferred Equity.
“Non-Performing Second Lien Bank Loans” means funded Second Lien Bank Loans other than Performing Cash Pay Second Lien Bank Loans and Performing Non-Cash Pay Bank Loans.
“Performing” means (a) with respect to any Portfolio Investment that is debt, the issuer of such Portfolio Investment is, at the time of determination, (i) not in default of any payment obligations outstanding with respect to accrued and unpaid interest or principal in respect thereof after the receipt of any notice and/or expiration of any applicable grace or cure period and (ii) not placed on non-accrual status as disclosed on a Form 10-K or Form 10-Q as filed by the Borrower with the Securities and Exchange Commission, and (b) with respect to any Portfolio Investment that is Preferred Stock, the issuer of such Portfolio Investment has not failed to meet any scheduled redemption obligations or to pay its latest declared cash dividend, after the expiration of any applicable grace or cure period.
“Performing Cash Pay First Lien Bank Loans” means First Lien Bank Loans which are (a) Performing and (b) Cash Pay Obligations.
“Performing Cash Pay Last Out Loans” means Last Out Loans which are (a) Performing and (b) Cash Pay Obligations.
“Performing Cash Pay First Lien Unitranche Bank Loans” means First Lien Unitranche Bank Loans which are (a) Performing and (b) Cash Pay Obligations.

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“Performing Cash Pay High Yield Securities” means Performing High Yield Securities which are Cash Pay Obligations.
“Performing Cash Pay Mezzanine Investments” means Performing Mezzanine Investments which are Cash Pay Obligations.
“Performing Cash Pay Second Lien Bank Loans” means Second Lien Bank Loans which are (a) Performing and (b) Cash Pay Obligations.
“Performing Common Equity” means Capital Stock (other than Preferred Stock) and warrants of an issuer all of whose outstanding debt is Performing (it being understood that in no event shall Equity Interests of Financing Subsidiaries be included in the Borrowing Base).
“Performing DIP Loans” means funded DIP Loans that (a) are Cash Pay Obligations and (b) are not Defaulted Obligations.
“Performing ~~First Lien Bank Loans~~High Yield Securities” means funded ~~First Lien Bank Loans that (a) are not DIP Loans or Last Out Loans, (b) are Cash Pay Obligations, and (c)~~High Yield Securities that are Performing.
~~“Performing First Lien Unitranche Bank Loans” means First Lien Unitranche Bank Loans that (a) are not DIP Loans or Last Out Loans, (b) are Cash Pay Obligations, and (c) are Performing.~~
“Performing Last Out Loans” means funded Last Out Loans that are Performing.
“Performing ~~High Yield Securities~~Mezzanine Investments” means funded ~~High Yield Securities that (a) are not DIP Loans and (b)~~Mezzanine Investments that are Performing.
~~“Performing Last Out Loans” means funded Last Out Loans that (a) are not DIP Loans and (b) are Performing.~~
“Performing Non-Cash Pay Bank Loans” means First Lien Bank Loans, First Lien Unitranche Bank Loans, Last Out Loans and Second Lien Bank Loans that are (a) Performing and (b) not Cash Pay Obligations.
“Performing Non-Cash Pay High Yield Securities” means Performing High Yield Securities other than Performing Cash Pay High Yield Securities.
“Performing Non-Cash Pay Mezzanine Investments” means Performing Mezzanine Investments other than Performing Cash Pay Mezzanine Investments.
~~“Performing Mezzanine Investments” means funded Mezzanine Investments that (a) are not DIP Loans and (b) are Performing.~~
“Performing Preferred Stock” means Preferred Stock that is Performing.

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~~“Performing Second Lien Bank Loans” means funded Second Lien Bank Loans that (a) are not DIP Loans or Last Out Loans, (b) are Cash Pay Obligations and (c) are Performing.~~
“Permitted Foreign Jurisdiction” means Canada, the United Kingdom, Ireland, Australia, Germany, France, Belgium, the Netherlands, Luxembourg, Switzerland, Denmark, Finland, Norway and Sweden.
“Permitted Prior Working Capital Lien” means, with respect to an issuer that is a borrower under a Bank Loan, a security interest to secure a ~~working capital~~senior facility (including any “ABL” revolver) for such issuer ~~in the accounts receivable and/or inventory (and the proceeds thereof) of such issuer and any of its~~and/or any of its parents and/or subsidiaries ~~that are guarantors of such working capital facility~~; provided that (i) such Bank Loan has a second priority lien on ~~such accounts receivable and/or inventory, as applicable (and the proceeds thereof~~the collateral that is subject to the first priority lien of such senior facility (or a pari passu lien on such collateral), (ii) such ~~working capital~~senior facility is not secured by any other assets (other than a pari passu lien or a second priority lien, subject to the pari passu or first priority lien of the Bank Loan ~~on such other assets~~) and does not benefit from any standstill rights or other agreements (other than customary rights) with respect to any other assets and (iii) the maximum outstanding principal amount of such ~~working capital~~senior facility is not at any time greater than 15% of the aggregate enterprise value of such issuer (as determined in ~~accordance~~a manner consistent with the valuation methodology ~~for determining the enterprise value of the applicable issuer as established by~~applied in the valuation for such issuer as determined by the Investment Adviser (so long as it has the necessary delegated authority) or the Borrower’s Board of Directors (or the appropriate committee thereof with the necessary delegated authority) in a commercially reasonable manner, including the use of an Approved Third-Party Appraiser).
“Preferred Stock,” as applied to the Capital Stock of any Person, means Capital Stock of such Person of any class or classes (however designated) that ranks prior, as to the payment of dividends or as to the distribution of assets upon any voluntary or involuntary liquidation, dissolution or winding up of such Person, to any shares (or other interests) of other Capital Stock of such Person, and shall include cumulative preferred, non-cumulative preferred, participating preferred and convertible preferred Capital Stock~~; provided that such Preferred Stock (a) pays a cash dividend on a monthly or quarterly basis and (b) has a maturity date or is subject to a mandatory redemption on a date certain that is not greater than ten (10) years from the date of initial issuance of such Preferred Stock.~~.
“Second Lien Bank Loan” means a Bank Loan (other than a First Lien Bank Loan ~~or~~, a Last Out ~~Bank~~Loan or a DIP Loan) that is entitled to the benefit of a first and/or second lien and first and/or second priority perfected security interest ~~on all or substantially all~~(subject to customary encumbrances) on a substantial portion of the assets of the respective borrower and guarantors obligated in respect thereof.
“Securities” means common and preferred stock, units and participations, member interests in limited liability companies, partnership interests in partnerships, notes, bonds,

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debentures, trust receipts and other obligations, instruments or evidences of indebtedness, including debt instruments of public and private issuers and tax-exempt securities (including warrants, rights, put and call options and other options relating thereto, representing rights, or any combination thereof) and other property or interests commonly regarded as securities or any form of interest or participation therein, but not including Bank Loans.
“Securities Act” means the United States Securities Act of 1933, as amended.
“Senior Debt Amount” means, as of any date, the greater of (i) the Covered Debt Amount and (ii) the Combined Debt Amount.
“Senior Investments” means Cash, Cash Equivalents, Short-Term U.S. Government Securities, Long-Term U.S. Government Securities, ~~and~~ Performing Cash Pay First Lien Bank Loans, Performing Cash Pay First Lien Unitranche Bank Loans and Performing Cash Pay Last Out Loans.
“Short-Term U.S. Government Securities” means U.S. Government Securities maturing within one year of the applicable date of determination.
“Structured Finance Obligation” means any obligation issued by a special purpose vehicle and secured directly by, referenced to, or representing ownership of, a pool of receivables or other financial assets of any obligor, including collateralized debt obligations and mortgage-backed securities. For the avoidance of doubt, if an obligation satisfies this definition of “Structured Finance Obligation”, such obligation (a) shall not qualify as any other category of Portfolio Investment and (b) shall not be included in the Borrowing Base.
“U.S. Government Securities” has the meaning assigned to such term in Section 1.01.
“Value” means, with respect to any Portfolio Investment, the most recent value as determined pursuant to Section 5.12.
Article VI

NEGATIVE COVENANTS
Until the Commitments have expired or terminated and the principal of and interest on each Loan and all fees payable hereunder have been paid in full and all Letters of Credit have (x) expired, (y) been terminated, or (z) been Cash Collateralized as set forth herein or backstopped in a manner satisfactory to the Administrative Agent and the Issuing Banks in their sole discretion, and all LC Disbursements shall have been reimbursed, the Borrower covenants and agrees with the Lenders that:
Section VI.1.Indebtedness. The Borrower will not, nor will it permit any of the Subsidiary Guarantors to, create, incur, assume or permit to exist any Indebtedness (for clarity, with respect to revolving loan facilities or staged advance loan facilities, “incurrence” shall be

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deemed to take place only at the time such facility is entered into or the aggregate commitments thereunder are increased or extended and, solely for purposes of satisfying the incurrence tests in this Section 6.01, shall be deemed to be fully drawn with respect to any commitments that have not expired or been terminated and are, subject to the satisfaction of customary credit event conditions, available to be drawn; provided that such commitments shall in no event include any delayed draw portion that has not yet been funded (which delayed draw portion shall be “incurred” when funded) or any accordion capacity that has not yet been exercised), except:
(a)Indebtedness created under this Agreement or any other Loan Document;
(b)Secured Longer-Term Indebtedness, Special Unsecured Longer-Term Indebtedness and Unsecured Longer-Term Indebtedness so long as ~~(i) no Default exists at the time of the incurrence thereof (before and after giving effect thereto), (ii) at the time of incurrence thereof (before and after giving effect thereto),~~, so long as, immediately after giving effect to its incurrence and any Concurrent Transaction, (i) no Default shall have occurred and be continuing, (ii) the aggregate amount of such Secured Longer-Term Indebtedness, Special Unsecured Longer-Term Indebtedness and Unsecured Longer-Term Indebtedness ~~(determined at the time of the incurrence thereof)~~, taken together with other then-outstanding Indebtedness that constitutes senior securities representing indebtedness of Borrower and its Subsidiaries, does not exceed the amount required to comply with the provisions of Sections 6.07(b), and (iii) ~~prior to and immediately after giving effect to the incurrence of any Secured Longer-Term Indebtedness and any other Indebtedness included in the Covered Debt Amount concurrently incurred,~~ the Covered Debt Amount does not ~~or would not~~ exceed the Borrowing Base then in effect ~~(for clarity, with respect to revolving loan facilities or staged advance loan facilities, “incurrence” shall be deemed to take place only at the time such facility is entered into or the aggregate commitments thereunder are increased or extended)~~; provided that in no event shall the aggregate amount of all such Special Unsecured Longer-Term Indebtedness exceed an amount equal to $500,000,000 on or after the Second Amendment Effective Date at any one time outstanding;
(c)Other Permitted Indebtedness;
(d)~~[reserved]~~Guarantees of Indebtedness of any Obligor permitted under this Section 6.01;
(e)(i) Indebtedness of any Obligor owing to any other Obligor ~~or~~, (ii) if such Indebtedness is subject to subordination terms and conditions that are satisfactory to the Administrative Agent, Indebtedness of any Obligor owing to any other Subsidiary of the Borrower~~;~~ or (iii) Indebtedness of the Borrower or any other Obligor to a Financing Subsidiary or Permitted CLO Issuer to the extent a court determines a transfer of assets (including participations) from such Obligor to such Financing Subsidiary or Permitted CLO Issuer did not constitute a true sale, provided, that with respect to this clause (iii), the holders of such Indebtedness have recourse only to the assets purported to be transferred (or in the case of participations, the portfolio investments that such participation interest relates to) to such Financing Subsidiary or Permitted CLO Issuer and to no other assets of the Obligors in connection with such Indebtedness;

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(f)(i) repurchase obligations arising in the ordinary course of business with respect to U.S. Government Securities~~;~~ and (ii) Contingent Secured Indebtedness so long as, in the case of this clause (ii), immediately after giving effect to its incurrence and any Concurrent Transaction, (A) the aggregate outstanding principal amount (determined at the time of the incurrence thereof) of such Indebtedness incurred pursuant to this clause (f)(ii) does not exceed $50,000,000, (B) no Default or Event of Default shall have occurred and be continuing, (C) the Borrower is in pro forma compliance with Section 6.07(b), (D) the Covered Debt Amount does not exceed the Borrowing Base then in effect and (E) no Contingent Borrowing Base Deficiency shall have occurred and be continuing;
(g)obligations payable ~~or payments of margin or posting of margin collateral~~ to clearing agencies, brokers, dealers or others in connection with the purchase or sale of securities ~~or other Investments, credit default swaps or other derivative transactions, in each case~~ in the ordinary course of business;
(h)Secured Shorter-Term Indebtedness so long as ~~(i) no Default exists at the time of the incurrence thereof (before and after giving effect thereto), (ii) at the time of incurrence thereof (before and after giving effect thereto),~~, after giving effect to its incurrence and any Concurrent Transaction, (i) no Default shall have occurred and be continuing, (ii) the aggregate outstanding principal amount (determined at the time of the incurrence thereof) of such Indebtedness incurred pursuant to this clause (h) does not exceed the greater of (A) $20,000,000 and (B) 5% of Borrower Net Worth~~,~~  (~~iii)~~measured at the time of incurrence ~~thereof (before and after giving effect thereto),~~), (iii) the aggregate amount of such Indebtedness (determined at the time of incurrence thereof), taken together with other then-outstanding Indebtedness that constitutes senior securities representing indebtedness of Borrower and its Subsidiaries, does not exceed the amount required to comply with the provisions of Section 6.07(b), ~~and~~ (iv) ~~prior to and immediately after giving effect to the incurrence of any such Indebtedness and any other Indebtedness included in the Covered Debt Amount concurrently incurred,~~ the Covered Debt Amount does not ~~or would not~~ exceed the Borrowing Base then in effect ~~(for clarity, with respect to revolving loan facilities or staged advance loan facilities, “incurrence” shall be deemed to take place only at the time such facility is entered into or the aggregate commitments thereunder are increased or extended);~~and (v) solely to the extent such Indebtedness constitutes Contingent Secured Indebtedness, no Contingent Borrowing Base Deficiency shall have occurred and be continuing;
(i)obligations (including Guarantees) in respect of Standard Securitization Undertakings;
(j)Permitted SBIC Guarantees and any SBIC Equity Commitment or analogous ~~commitment~~commitments by such Obligor with respect to any of its SBIC Subsidiaries;
(k)Unsecured Shorter-Term Indebtedness so long as ~~(i) no Default exists at the time of the incurrence thereof (before and after giving effect thereto), (ii) at the time of incurrence thereof (before and after giving effect thereto),~~, immediately after giving effect to its incurrence and any Concurrent Transaction, (i) no Default shall have occurred and be continuing,

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(ii) the aggregate outstanding principal amount (determined at the time of the incurrence thereof) of such Indebtedness incurred pursuant to this clause (k) does not exceed the greater of (x) $20,000,000 and (y) 5% of Borrower Net Worth~~,~~  (~~iii)~~measured at the time of incurrence ~~thereof (before and after giving effect thereto),~~), (iii) the aggregate amount of such Indebtedness (determined at the time of incurrence thereof), taken together with other then-outstanding Indebtedness that constitutes senior securities representing indebtedness of Borrower and its Subsidiaries, does not exceed the amount required to comply with the provisions of Section 6.07(b), and (iv) ~~prior to and immediately after giving effect to the incurrence of any such Indebtedness and any other Indebtedness included in the Covered Debt Amount concurrently incurred,~~ the Covered Debt Amount does not ~~or would not~~ exceed the Borrowing Base then in effect ~~(for clarity, with respect to revolving loan facilities or staged advance loan facilities, “incurrence” shall be deemed to take place only at the time such facility is entered into or the aggregate commitments thereunder are increased or extended);~~;
(l)Special Unsecured Shorter-Term Indebtedness so long as ~~(i) no Default exists at the time of the incurrence thereof (before and after giving effect thereto), (ii) at the time of incurrence thereof (before and after giving effect thereto),~~, immediately after giving effect to its incurrence and any Concurrent Transaction, (i) no Default shall have occurred and be continuing, (ii) the aggregate outstanding principal amount (determined at the time of the incurrence thereof) of such Indebtedness incurred pursuant to this clause (l) does not exceed $300,000,000, (iii) ~~at the time of incurrence thereof (before and after giving effect thereto),~~ the aggregate amount of such Indebtedness (determined at the time of incurrence thereof), taken together with other then-outstanding Indebtedness that constitutes senior securities representing indebtedness of Borrower and its Subsidiaries, does not exceed the amount required to comply with the provisions of Section 6.07(b), and (iv) ~~prior to and immediately after giving effect to the incurrence of any such Indebtedness and any other Indebtedness included in the Covered Debt Amount concurrently incurred,~~ the Covered Debt Amount does not ~~or would not~~ exceed the Borrowing Base then in effect ~~(for clarity, with respect to revolving loan facilities or staged advance loan facilities, “incurrence” shall be deemed to take place only at the time such facility is entered into or the aggregate commitments thereunder are increased or extended); and~~;
~~(m) other unsecured Indebtedness at any time in an aggregate principal amount outstanding not to exceed $10,000,000.~~
(e)Obligations with respect to Hedging Agreements permitted under Section 6.04(c); and
(f)other Indebtedness (which may include, for the avoidance of doubt, unsecured Guarantees by an Obligor of the Indebtedness of an issuer or obligor under any Portfolio Investment held by any Obligor, so long as such Guarantees are extended by such Obligor in accordance with the Investment Policies) at any time in an aggregate principal amount outstanding not to exceed the greater of $25,000,000 and 5% of Shareholders’ Equity (measured at the time of incurrence), so long as, after giving effect to its incurrence and any Concurrent Transaction, (i) the aggregate amount of such Indebtedness (determined at the time of incurrence thereof), taken together with other then-outstanding Indebtedness that constitutes senior

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securities representing indebtedness of Borrower and its Subsidiaries, does not exceed the amount required to comply with the provisions of Section 6.07(b), (ii) the Covered Debt Amount does not exceed the Borrowing Base then in effect and (iii) solely to the extent such Indebtedness constitutes Contingent Secured Indebtedness, no Contingent Borrowing Base Deficiency shall have occurred and be continuing.
Section VI.2.Liens. The Borrower will not, nor will it permit any of the Subsidiary Guarantors to, create, incur, assume or permit to exist any Lien on any property or asset now owned or hereafter acquired by it, or assign or sell any income or revenues (including accounts receivable) or rights in respect of any thereof (which, for the avoidance of doubt, shall not include participations in Investments to the extent that the portion of such Investment represented by such participation is not treated as a Portfolio Investment), except:
(a)any Lien on any property or asset of the Borrower or any Subsidiary Guarantor existing on the Second Amendment Effective Date and set forth in Part B of Schedule 3.11; provided that (i) no such Lien shall extend to any other property or asset of the Borrower or any of the Subsidiary Guarantors (other than proceeds thereof or accessions thereto), and (ii) any such Lien shall secure only those obligations which it secures on the Second Amendment Effective Date and extensions, renewals and replacements thereof that do not increase the outstanding principal amount thereof, except to the extent not prohibited hereunder;
(b)Liens created pursuant to this Agreement (including Section 2.19) or any of the Security Documents (including Liens in favor of the Designated Indebtedness Holders (as defined in the Guarantee and Security Agreement));
(c)Liens on Special Equity Interests included in the Investments of the Borrower but only to the extent securing obligations in the manner provided in the definition of “Special Equity Interests” in Section 1.01;
(d)Liens securing Indebtedness or other obligations ~~in an aggregate principal amount not exceeding~~(other than Contingent Secured Indebtedness) that, together with all then outstanding Indebtedness and other obligations secured by Liens incurred pursuant to (i) Section 6.01(h), does not exceed the greater of (~~i~~x) $20,000,000 and (~~ii~~y) 5% of Borrower’s Net Worth (measured at the time of incurrence) at any one time outstanding and (ii) Section 6.01(n), does not exceed the greater of (x) $25,000,000 and (y) 5% of Shareholders’ Equity, in each case, at the time of the granting of such lien (which may cover Portfolio Investments, but only to the extent released from, or otherwise not covered by, the Lien in favor of the Collateral Agent in accordance with the requirements of Section 9.02(c) hereof and/or pursuant to Section 10.03 of the Guarantee and Security Agreement), so long as ~~(x) at the time of incurrence of such Indebtedness or other obligations (before and~~, immediately after giving effect ~~thereto),~~to the granting of such Lien and any Concurrent Transaction, (x) the aggregate amount of such Indebtedness (determined at the time of incurrence thereof), taken together with other then-outstanding Indebtedness that constitutes senior securities representing indebtedness of Borrower and its Subsidiaries, does not exceed the amount required to comply with the provisions of Section 6.07(b), and (y) ~~prior to and immediately after giving effect to the incurrence of any such Indebtedness and any other Indebtedness included in the Covered Debt Amount concurrently~~

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~~incurred,~~ the Covered Debt Amount does not ~~or would not~~ exceed the Borrowing Base then in effect;
(e)Permitted Liens;
(f)Liens on Equity Interests in any SBIC Subsidiary created in favor of the SBA or its designee and Liens on Equity Interests in any SPE Subsidiary in favor of and required by any lender providing third party financing to such SPE Subsidiary;
~~(g) (x) Liens securing Hedging Agreements permitted under Section 6.04(c) and not otherwise permitted under clause (b) above in an aggregate amount not to exceed $25,000,000 at any time and (y) Liens incurred in connection with any Hedging Agreement either entered into with a Lender (or an Affiliate of a Lender) on an uncleared basis or cleared through a Lender (or Affiliate of a Lender) as futures commission merchant in the ordinary course of business and not for speculative purposes to the extent reasonably necessary to cash collateralize any margining requirements (it being understood that such Lien shall continue to be permitted pursuant to this sub-clause (y) even if such Lender has assigned all of its Loans and other interests in this Agreement and thus has ceased to be a Lender hereunder); provided that in no event shall any Obligor be permitted to create, incur or assume any Lien pursuant to this clause (g) or increase the aggregate amount of collateral securing any Liens previously permitted under this clause (g) unless both before and after giving effect to the creation, incurrence or assumption of such Lien or such increase in the aggregate amount of collateral securing such Lien, in each case, after giving effect to the exclusion of all such collateral from the Borrowing Base, (A) the Covered Debt Amount does not exceed the Borrowing Base (it being understood that any Cash, Cash Equivalents, or other collateral subject to such Liens shall not be required to be subject to any account control agreement hereunder and shall not be included in the Borrowing Base), and (B) no Default or Event of Default shall have occurred and be continuing or would result therefrom; and~~
(g)Liens created by posting of cash collateral in connection with Hedging Agreements permitted under Section 6.04(c); and
(h)Liens on assets not constituting Collateral securing Indebtedness permitted under Sections 6.01(f)(i) and (g) and (ii) Liens on Investments subject to a repurchase obligation permitted under Section 6.01(f)(ii), 6.01(h), 6.01(n), or otherwise solely to the extent such Lien only covers (A) such Investments that are subject to the repurchase obligation on the date such obligation was incurred under Section 6.01(f)(ii), 6.01(h), 6.01(n), or (B) such other Investments (which, in the case of any Investments that secure Contingent Secured Indebtedness, are permitted to secure Contingent Secured Indebtedness pursuant to the definition thereof) so long as immediately after giving effect to the granting of such Lien on such other Investments and any Concurrent Transaction, (x) no Default or Event of Default shall have occurred and be continuing, (y) the Covered Debt Amount does not exceed the Borrowing Base and (z) no Contingent Borrowing Base Deficiency shall have occurred and be continuing); and

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(i)~~(h)~~ Liens ~~securing repurchase~~on the direct ownership interest of any Obligor in an Excluded Asset to secure obligations ~~arising in the ordinary course of business with respect to U.S. Government Securities~~owed to a creditor of such Excluded Asset.
Section VI.3.Fundamental Changes. The Borrower will not, nor will it permit any of the Subsidiary Guarantors to, enter into any transaction of merger or consolidation or amalgamation, or liquidate, wind up or dissolve or divide itself (or suffer any liquidation or dissolution or division). The Borrower will not reorganize under the laws of a jurisdiction other than any jurisdiction in the United States. The Borrower will not, nor will it permit any of the Subsidiary Guarantors to, acquire any business or property from, or Capital Stock of, or be a party to any acquisition of, any Person, except for purchases or acquisitions of Investments and other assets in the normal course of the day-to-day business activities of the Borrower and its Subsidiaries and not in violation of the terms and conditions of this Agreement or any other Loan Document. The Borrower will not, nor will it permit any of the Subsidiary Guarantors to, convey, sell, lease, transfer or otherwise dispose of, in one transaction or a series of transactions, any part of its assets, whether now owned or hereafter acquired, but excluding (w) any transaction permitted under Section 6.05 or 6.12, (x) assets ~~(other than Investments)~~ sold or disposed of in the ordinary course of business (including to make expenditures of Cash and Cash Equivalents in the normal course of the day-to-day business activities of the Borrower and its Subsidiaries) (other than the transfer of Portfolio Investments to Excluded Assets or Immaterial Subsidiaries) and (y) subject to the provisions of clauses (d) and (e) below, the transfer or sale of Portfolio Investments to Excluded Assets or Immaterial Subsidiaries.
Notwithstanding the foregoing provisions of this Section:
(a)any Subsidiary Guarantor may be merged or consolidated with or (subject to the conditions set forth in clause (f) below) into the Borrower or any other Subsidiary Guarantor; provided that if any such transaction shall be between a Subsidiary Guarantor and a wholly owned Subsidiary Guarantor, the wholly owned Subsidiary Guarantor shall be the continuing or surviving entity or such other Person that is the continuing or surviving entity in such transaction becomes a Subsidiary Guarantor and expressly assumes, in writing, all the obligations of a Subsidiary Guarantor under the Loan Documents;
(b)any Obligor may sell, lease, transfer (including a deemed transfer resulting from a division or plan of division) or otherwise dispose of any or all of its assets (upon voluntary liquidation or otherwise) to the Borrower or any wholly owned Subsidiary Guarantor of the Borrower;
(c)the Capital Stock of any Subsidiary of ~~the Borrower~~any Obligor may be sold, transferred (including a deemed transfer resulting from a division or plan of division) or otherwise disposed of (including by way of consolidation or merger) (i) to the Borrower or any wholly owned Subsidiary Guarantor of the Borrower or (ii) so long as such transaction results in an Obligor receiving the proceeds of such disposition, to any other Person, provided, that in the case of this clause (ii), (x) if such Person is an Affiliate of the Borrower that is not an Obligor, such transaction shall be at prices and on terms and conditions, taken as a whole, not materially less favorable to such Obligor than in good faith is believed could be obtained on an arm’s-

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length basis from unrelated third parties, and (y) if such Subsidiary is a Subsidiary Guarantor or holds any Portfolio Investments, the Borrower would not have been prohibited from disposing of ~~any~~all such Portfolio Investments and all other assets of such Subsidiary in one transaction to such other Person under any other term of this Agreement;
(d)the Obligors may sell, transfer (including a deemed transfer resulting from a division or plan of division) or otherwise Dispose of Investments (other than to ~~a Financing~~an Excluded Asset, an Immaterial Subsidiary, a Foreign Subsidiary or a Subsidiary of a Foreign Subsidiary) so long as after giving effect to such Disposition (and any concurrent acquisitions of Investments by the Obligors or payment of outstanding Indebtedness that is included in the Covered Debt Amount at such time) the Covered Debt Amount does not exceed the Borrowing Base;
(e)the Obligors may (i) sell, transfer (including a deemed transfer resulting from a division or plan of division) or otherwise Dispose of Investments to ~~a Financing Subsidiary so long as (i)~~an Excluded Asset, an Immaterial Subsidiary, a Foreign Subsidiary or a Subsidiary of a Foreign Subsidiary or (ii) repurchase from any Excluded Asset (or a Subsidiary that was an Excluded Asset immediately prior to such disposition) any assets transferred or contributed, directly or indirectly, to such Excluded Asset (or a Subsidiary that was an Excluded Asset immediately prior to such disposition) pursuant to this Section 6.03 so long as, if immediately after giving effect to such Disposition ~~(and any concurrent acquisitions of Investments by the Obligors or payment of outstanding Indebtedness that is included in the Covered Debt Amount at such time~~or such repurchase and any Concurrent Transactions, (i) the Covered Debt Amount does not exceed the Borrowing Base then in effect and (ii) either (x) the amount by which the Borrowing Base exceeds the Covered Debt Amount immediately prior to such Disposition or such repurchase is not diminished as a result of such Disposition or repurchase or (y) the Borrowing Base immediately after giving effect to such Disposition or repurchase is at least 110% of the Covered Debt Amount~~;~~ provided that, for the purposes of this clause (y) and in connection with the organization of any CLO Security, the Borrowing Base, the Borrowing Base and the Covered Debt Amount, as applicable, shall be tested as of the pricing date for such CLO Security;
(f)the Borrower may merge or consolidate with (or acquire all or substantially all of the assets of) any other Person so long as (i) the Borrower is the continuing or surviving entity in such transaction and (ii) at the time thereof and ~~after~~ giving pro forma effect thereto ~~(~~and any ~~concurrent acquisitions of Investments by the Borrower or payment of outstanding Indebtedness that is included in the Covered Debt Amount at such time)~~Concurrent Transaction, no Default shall have occurred ~~or~~and be continuing; provided that, in no event shall the Borrower enter in any transaction of merger or consolidation or amalgamation, or effect any internal reorganization, if the surviving entity would be organized under any jurisdiction other than a jurisdiction of the United States;
(g)the Borrower and each of the Subsidiary Guarantors may sell, lease, transfer or otherwise dispose of equipment or other property or assets that do not consist of

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Investments so long as the aggregate amount of all such sales, leases, transfers and dispositions does not exceed $10,000,000 in any fiscal year; ~~and~~
(h)the Obligors may dissolve or liquidate (i) any Immaterial Subsidiary or (ii) any other Subsidiary so long as, with respect to this clause (ii), (x) in connection with such dissolution or liquidation, any and all of the assets of such Subsidiary shall be distributed or otherwise transferred to an Obligor (or, if such Subsidiary is an Excluded Asset, to another Excluded Asset) and (y) such dissolution or liquidation is not materially adverse to the Lenders and the Borrower determines in good faith that such dissolution or liquidation is in the best interests of the Borrower~~.~~; and
(j)the Obligors may transfer assets to an Excluded Asset for the sole purpose of facilitating the transfer of assets from one Excluded Asset (or a Subsidiary that was an Excluded Asset immediately prior to such disposition) to another Excluded Asset, directly or indirectly through such Obligor (such assets, the “Transferred Assets”); provided that (i) no Event of Default exists and is continuing at such time or would result from such transfer, (ii) immediately after giving effect to such transfer and any Concurrent Transaction, the Covered Debt Amount shall not exceed the Borrowing Base at such time, (iii) the Transferred Assets are transferred to such Obligor by the transferor Excluded Asset on the same Business Day that such assets are transferred by such Obligor to the transferee Excluded Asset, and (iv) following such transfer such Obligor has no liability, actual or contingent, with respect to the Transferred Assets other than Standard Securitization Undertakings.
Section VI.4.Investments. The Borrower will not, nor will it permit any of the Subsidiary Guarantors to, acquire, make or enter into, or hold, any Investments except:
(a)(i) operating deposit accounts ~~with banks~~and securities accounts with banks, (ii) in the form of Guarantees permitted under Section 6.01 and (iii) mergers, consolidations or other acquisitions permitted under Section 6.03;
(b)Investments by the Borrower and the Subsidiary Guarantors in the Borrower and the Subsidiary Guarantors;
(c)Hedging Agreements entered into in the ordinary course of any Obligor’s business for financial planning and not for speculative purposes;
(d)Investments (other than Investments in Hedging Agreements or Investments in an Excluded Asset, an Immaterial Subsidiary, a Foreign Subsidiary or a Subsidiary of a Foreign Subsidiary) by the Borrower and its Subsidiary Guarantors to the extent such Investments are permitted under the Investment Company Act (if applicable) and in compliance in all material respects with the Borrower’s Investment Objectives, in each case as in effect as of the date such Investments are acquired; provided that, if such Investment is not included in the Collateral Pool~~, then (i)~~ (other than Investments (but excluding Cash or Cash Equivalents) exchanged for Investments made or received in connection with or as a result of a workout or restructuring), immediately after giving effect to such Investment ~~(~~and any ~~concurrent acquisitions of Investments by the Borrower or payment of outstanding Indebtedness~~

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~~that is included in the Covered Debt Amount at such time~~Concurrent Transaction, then (i), the Covered Debt Amount does not exceed the Borrowing Base and (ii) either (x) the amount by which the Borrowing Base exceeds the Covered Debt Amount immediately prior to such Investment is not diminished as a result of such Investment or (y) the Borrowing Base immediately after giving effect to such Investment is at least 110% of the Covered Debt Amount; provided further that no Obligor shall be permitted to make an Investment in a Joint Venture Investment that is a Non-Performing Joint Venture Investment under this Section 6.04 unless, after giving effect to such Investment ~~(~~and any ~~concurrent acquisitions of Investments by the Borrower or payment of outstanding Indebtedness that is included in the Covered Debt Amount at such time)~~Concurrent Transaction, the Covered Debt Amount does not exceed the Borrowing Base;
(e)Investments in a Financing ~~Subsidiaries so long as, (i)~~Subsidiary, an Immaterial Subsidiary, an Excluded Asset, a Foreign Subsidiary other than a Subsidiary Guarantor or a Subsidiary of a Foreign Subsidiary other than a Subsidiary Guarantor; provided that, if such Investment is not included in the Collateral Pool, immediately after giving effect to such Investment and any Concurrent Transaction, either (x) the amount by which the Borrowing Base exceeds the Covered Debt Amount immediately prior to such Investment is not diminished as a result of such Investment or (y) the Borrowing Base immediately after giving effect to such Investment is at least 110% of the Covered Debt Amount ~~and (ii) the sum of (x) all Investments under this clause (e) that occur after the Commitment Termination Date and (y) all Investments under clause (f) below that occur after the Commitment Termination Date, shall not exceed $10,000,000 in the aggregate;~~;
(f)additional Investments, determined at the time any such Investment is made (or, if earlier, committed to be made), up to but not exceeding $15,000,000 in the aggregate ~~made after the Effective Date; provided that the sum of (i) all Investments under this clause (f) that occur after the Commitment Termination Date and (ii) all Investments under clause (e) above that occur after the Commitment Termination Date, shall not exceed $10,000,000 in the aggregate;~~at any one time outstanding;
(g)Investments in Cash and Cash Equivalents;
(h)Investments described on Schedule 3.12(b); ~~and~~
(i)Investments in the form of Guarantees permitted pursuant to Section 6.01~~.~~; and
(k)Investments in (or capital contribution to) Excluded Assets to the extent permitted by Section 6.03(e) or (i).
For purposes of clauses (e) and (f) of this Section, the aggregate amount of an Investment at any time shall be deemed to be equal to (A) the aggregate amount of cash, together with the aggregate fair market value of property, loaned, advanced, contributed, transferred or otherwise invested that gives rise to such Investment (calculated at the time such Investment is made) minus (B) the aggregate amount of, without duplication, the Return of Capital and

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dividends, distributions or other payments received in cash in respect of such Investment and the values (valued in accordance with Section 5.12(b)) of other Investments received in respect of such Investment; provided that in no event shall the aggregate amount of such Investment be deemed to be less than zero; the amount of an Investment shall not in any event be reduced by reason of any write-off of such Investment nor increased by any increase in the amount of earnings retained in the Person in which such Investment is made that have not been dividended, distributed or otherwise paid out.
Section VI.5.Restricted Payments. The Borrower will not, nor will it permit any of the Subsidiary Guarantors to, declare or make, or agree to pay or make, directly or indirectly, any Restricted Payment, except that the Borrower may declare and pay:
(a)dividends with respect to the Capital Stock of the Borrower to the extent payable ~~solely~~ in additional shares of the Borrower’s common stock, which may include a combination of cash and common stock; provided that such cash dividend would otherwise be permitted pursuant to another clause of this Section;
(b)dividends and distributions in either case in cash or other property (excluding for this purpose the Borrower’s common stock) in or with respect to any taxable year (or any calendar year, as relevant) of the Borrower ~~(or for such year under Section 855 of the Code)~~ in amounts not to exceed 110% of the higher of (x) the net investment income of the Borrower for the applicable year determined in accordance with GAAP and as specified in the annual financial statements most recently delivered pursuant to Section 5.01(a) and (y) the amount that is ~~determined~~estimated in good faith ~~by~~to allow the Borrower ~~to be required to (i) maintain the status of the Borrower as a RIC, or (ii) avoid federal income and excise taxes~~(i) to satisfy the minimum distribution requirements imposed by Section 852(a) of the Code (or any successor thereto) to maintain the Borrower’s eligibility to be taxed as a RIC for any such taxable year, (ii) to reduce to zero (0) for any such taxable year its liability for federal income taxes imposed on (A) its investment company taxable income pursuant to Section 852(b)(1) of the Code (or any successor thereto), and (B) its net capital gain pursuant to Section 852(b)(3) of the Code (or any successor thereto), and (iii) to avoid federal excise taxes for such taxable year (or for the previous taxable year) imposed by Section 4982 of the Code ~~in any case for such taxable year or other relevant period~~(or any successor thereto);
~~(c) dividends and distributions in each case in cash or other property (excluding for this purpose the Borrower’s common stock) in addition to the dividends and distributions permitted under the foregoing clauses (a) and (b), so long as on the date of such Restricted Payment and after giving effect thereto:~~
~~(i) no Default or Event of Default shall have occurred and be continuing or would result therefrom; and~~
~~(ii) the aggregate amount of Restricted Payments made (after the Effective Date) during any taxable year (or for such year under Section 855 of the Code) of the Borrower ending after the Effective Date under this clause (c) shall not exceed the amount (not less than zero) equal to (x) an amount equal to 10% of the taxable income of~~

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~~the Borrower for such taxable year determined under section 852(b)(2) of the Code, but without regard to subparagraphs (A), (B) or (D) thereof, minus (y) the amount, if any, by which dividends and distributions made during such taxable year (or for such year under Section 855 of the Code) pursuant to the foregoing clause (b) (whether in respect of such taxable year or the previous taxable year) based upon the Borrower’s estimate of taxable income exceeded the actual amounts specified in subclauses (i) and (ii) of such foregoing clause (b) for such taxable year; and~~
(l)~~(d)~~ other Restricted Payments so long as (i) ~~on the date of such other Restricted Payment and~~immediately after giving effect thereto and any Concurrent Transaction, (x) the Covered Debt Amount does not exceed 90% of the Borrowing Base and (y) no Default or Event of Default shall have occurred and be continuing or would result therefrom ~~and (ii) on the date of such other Restricted Payment (or such later date that the Administrative Agent may agree in its sole discretion) the Borrower delivers to the Administrative Agent and each Lender a Borrowing Base Certificate as at such date demonstrating compliance with subclause (x) after giving effect to such Restricted Payment. For purposes of preparing such Borrowing Base Certificate, (A) the Value of Quoted Investments shall be the most recent quotation available for such Quoted Investment and (B) the Value of Unquoted Investments shall be the Value set forth in the Borrowing Base Certificate most recently delivered by the Borrower to the Administrative Agent and the Lenders pursuant to Section 5.01(a)(iv); provided that the Borrower shall reduce the Value of any Unquoted Investment referred to in this subclause (B) to the extent necessary to take into account any events of which the Borrower has knowledge that adversely affect the value of such Unquoted Investment.~~.
In calculating the amount of Restricted Payments made by the Borrower during any period referred to in paragraphs (b) or (c) above, any Restricted Payments made by Financing Subsidiaries or any other Excluded Asset that is a Subsidiary during such period (other than any such Restricted Payments that are made directly or indirectly to Obligors or ratably to any Obligor and any other direct shareholder in ~~any~~ such Financing Subsidiary or such Excluded Asset) shall be treated as Restricted Payments made by the Borrower during such period.
Nothing herein shall be deemed to prohibit the payment of Restricted Payments by any Subsidiary of the Borrower to the Borrower or to any other Subsidiary Guarantor.
Section VI.6.Certain Restrictions on Significant Subsidiaries. The Borrower will not permit any of its Significant Subsidiaries (other than ~~Financing Subsidiaries~~Excluded Assets) to enter into or suffer to exist any indenture, agreement, instrument or other arrangement (other than the Loan Documents) that prohibits or restrains, in each case in any material respect, or imposes materially adverse conditions upon, the ~~incurrence or payment of Indebtedness, the declaration or payment of dividends, the making of loans, advances, guarantees or Investments or the sale, assignment, transfer or other disposition of property by the Borrower or any Subsidiary (other than a Financing Subsidiary)~~requirements applicable to the Significant Subsidiaries under the Loan Documents (except for restrictions imposed by the underlying governing agreements of an entity the equity interests of which constitute a Lien Restricted Investment, and applicable only to such asset held by an entity the equity interests of which

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constitute a Lien Restricted Investment); provided, that the foregoing shall not apply to (i) indentures, agreements, instruments or other arrangements pertaining to other Indebtedness permitted hereby (provided that such restrictions would not adversely affect the exercise of rights or remedies of the Administrative Agent or the Lenders hereunder or under the Security Documents or restrict any Subsidiary in any manner from performing its obligations under the Loan Documents) and (ii) indentures, agreements, instruments or other arrangements pertaining to any Disposition of any asset permitted by this Agreement or any Lien permitted by this Agreement on such asset so long as the applicable restrictions (A) only apply to the assets subject to such Disposition or Lien and (B) do not restrict prior to the consummation of such sale or disposition the creation or existence of the Liens in favor of the Collateral Agent pursuant to the Security Documents or otherwise required by this Agreement, or the incurrence or payment of Indebtedness under this Agreement or the ability of the Borrower and its Significant Subsidiaries to perform any other obligation under any of the Loan Documents.
Section VI.7.Certain Financial Covenants.
(a)Minimum Shareholders’ Equity. The Borrower will not permit Shareholders’ Equity at the last day of any fiscal quarter of the Borrower to be less than the greater of (i) $~~17,000,000,~~66,250,000 and (ii) an amount equal to (A) $66,250,000 plus (B) either (x) 50% of the net cash proceeds from the sale of Equity Interests by the Borrower ~~and its Subsidiaries~~at any time after the Second Amendment Effective Date~~,~~  (other than proceeds of (x) sales of Equity Interests by and among the Borrower and its Subsidiaries~~.~~ and (y) of any distribution or dividend reinvestment plan) for each such sale that occurs at any time when Shareholders’ Equity is less than $250,000,000 or (y) at any time when Shareholders’ Equity is greater than or equal to $250,000,000, 25% of the net cash proceeds from the sale of Equity Interests by the Borrower at any time after the Second Amendment Effective Date (other than proceeds of (x) sales of Equity Interests by and among the Borrower and its Subsidiaries and (y) of any distribution or dividend reinvestment plan) less (C) 25% of the aggregate amount paid in cash for Equity Interests of the Borrower redeemed, bought back or purchased by the Borrower after the Second Amendment Effective Date.
(b)Consolidated Asset Coverage Ratio. The Borrower will not permit the Consolidated Asset Coverage Ratio at the last day of any fiscal quarter of the Borrower to be less than 1.50 to 1.
Section VI.8.Transactions with Affiliates. The Borrower will not, and will not permit any of ~~its Subsidiaries~~other Obligor to enter into any transactions with any of its Affiliates, even if otherwise permitted under this Agreement, except:
(a)transactions in the ordinary course at prices and on terms and conditions, taken as a whole, not materially less favorable to the Borrower or such ~~Subsidiary (other than an SBIC Subsidiary)~~other Obligor, as applicable, other than in good faith is believed ~~to~~could be obtained on an arm’s-length basis from unrelated third parties~~,~~;
(b)transactions between or among the Borrower and any other Obligors not involving any other Affiliate~~,~~;

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(c)transactions among the Borrower and/or its Subsidiaries pursuant to Section 6.03, Investments permitted by Section 6.04 and Restricted Payments permitted by Section 6.05~~,~~;
(d)the Affiliate Agreements and the transactions provided in the Affiliate Agreements (as amended, supplemented, restated or otherwise modified so long as such amendment, supplement, restatement or other modification is not materially adverse to the Lenders)~~,~~;
(e)transactions described on Schedule 6.08 (as amended, supplemented, restated or otherwise modified by notice from the Borrower to the Administrative Agent so long as (x) in the aggregate, payments by the Borrower and ~~its Subsidiaries~~the other Obligors are not materially increased, or (y) such amendment, supplement, restatement or other modification is not materially adverse to the Lenders)~~,~~;
(f)any Investment that results in the creation of an Affiliate~~,~~;
(g)transactions between or among the Obligors and any ~~SBIC Subsidiary~~Excluded Asset or any “downstream affiliate” (as such term is used under the rules promulgated under the Investment Company Act) company of an Obligor (i) at prices and on terms and conditions, taken as a whole, not materially less favorable to the Obligors than in good faith is believed could be obtained at the time on an arm’s-length basis from unrelated third parties~~,~~  or (ii) arising from, in connection with or related to Standard Securitization Undertakings;
(h)transactions with Morgan Stanley or its Affiliates in accordance with clause (a) above whereby Morgan Stanley or its Affiliates may act as a placement agent or an underwriter in any securities offering of the Borrower or its Affiliates~~.~~;
(m)transactions with one (1) or more Affiliates as permitted by any Securities Exchange Commission exemptive order (as may be amended from time to time), exemptive rule or no action relief or as otherwise permitted by applicable law, rule or regulation and Securities Exchange Commission staff interpretations thereof;
(n) any co-investment transaction to the extent not in violation of applicable law;
(o)the payment of compensation and reimbursement of expenses and indemnification to officers and directors in the ordinary course of business; and
(p)transactions approved by a majority of the independent members of the Board of Directors of the Borrower.
Section VI.9.Lines of Business. The Borrower will not, nor will it permit any ~~of its Subsidiaries (~~other ~~than Immaterial Subsidiaries)~~Obligors to, engage to any material extent in any business other than in accordance with its Investment Objectives.  ~~The Borrower will not,~~

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~~nor will it permit any of its Subsidiaries to amend or modify the Investment Objectives (other than a Permitted Policy Amendment).~~
Section VI.10.No Further Negative Pledge. The Borrower will not, and will not permit any of the Subsidiary Guarantors to, enter into any agreement, instrument, deed or lease which prohibits or limits in any material respect the ability of any Obligor to create, incur, assume or suffer to exist any Lien upon any of its properties, assets or revenues, whether now owned or hereafter acquired, or which requires the grant of any security for an obligation if security is granted for another obligation, except the following:
(a)this Agreement, the other Loan Documents and documents with respect to Indebtedness permitted under Section 6.01(b) or (i);
(b)documents creating Liens permitted by Section 6.02 (including with respect to the Designated Indebtedness Obligations or Designated Indebtedness Holders under (and, in each case, as defined in) the Security Documents) prohibiting further Liens on the assets encumbered thereby;
(c)any such agreement that imposes restrictions on investments or other interests in ~~Financing Subsidiaries~~Excluded Assets (but no other assets of any Obligor);
(d)any such agreement that imposes restrictions on Joint Venture Investments (solely to the extent such restrictions relate to Joint Venture Investments);
(e)customary restrictions contained in leases not subject to a waiver;
(f)for the avoidance of doubt, any such document, agreement or instrument that imposes customary restrictions on any Equity Interest;
(g)any other agreement that does not restrict in any manner (directly or indirectly) Liens created pursuant to the Loan Documents on any Collateral securing the “Secured Obligations” under and as defined in the Guarantee and Security Agreement and does not require (other than pursuant to a grant of a Lien under the Loan Documents) the direct or indirect granting of any Lien securing any Indebtedness or other obligation (other than such “Secured Obligations”) by virtue of the granting of Liens on or pledge of property of any Obligor to secure the Loans or any Hedging Agreement; ~~and~~
(h)the underlying governing agreements of any minority equity interest that impose restrictions on such minority equity interest (solely to the extent such restrictions relate to such minority equity interest)~~.~~; and
(q) any agreement with a financier to an Excluded Asset that imposes such restrictions only on ownership and economic interests in such Excluded Asset.
Section VI.11.Modifications of Certain Documents. The Borrower will not, and will not permit any other Obligor to, consent to any modification, supplement or waiver of:

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(a)any of the provisions of any agreement, instrument or other document evidencing or relating to any Secured Shorter-Term Indebtedness, Secured Longer-Term Indebtedness, Unsecured Shorter-Term Indebtedness, Special Unsecured Shorter-Term Indebtedness, Special Unsecured Longer-Term Indebtedness or Unsecured Longer-Term Indebtedness that would result in such Indebtedness not meeting the requirements of the respective definition thereof, set forth in Section 1.01 of this Agreement, in each case, unless following such modification, supplement or waiver, such Indebtedness would be permitted to be incurred under Section 6.01 if newly incurred as of such date; or
(b)any of the Affiliate Agreements, unless such modification, supplement or waiver is not materially less favorable to the Borrower than could be obtained on an arm’s-length basis from unrelated third parties, in each case, without the prior consent of the Administrative Agent (with the approval of the Required Lenders) or permitted pursuant to Section 6.08.
Section VI.12.Payments of Longer-Term Indebtedness. The Borrower will not, nor will it permit any of the Subsidiary Guarantors to, purchase, redeem, retire or otherwise acquire for value, or set apart any money for a sinking, defeasance or other analogous fund for the purchase, redemption, retirement or other acquisition of or make any voluntary ~~or involuntary~~ payment or prepayment of the principal of or interest on, or any other amount owing in respect of, any Secured Longer-Term Indebtedness, Special Unsecured Longer-Term Indebtedness, Unsecured Longer-Term Indebtedness, Permitted Convertible Indebtedness constituting Special Unsecured Shorter Term Indebtedness or Unsecured Shorter Term Indebtedness (to the extent not then included in the Covered Debt Amount) or more than 50% of all then outstanding Special Unsecured Shorter Term Indebtedness (to the extent not included in the Covered Debt Amount) (in each case, other than the refinancing of such Indebtedness with Indebtedness permitted under Section 6.01 (including, for the avoidance of doubt, as incurred by an Excluded Asset or other Subsidiary) or with the proceeds of any issuance of Equity Interests), except for:
(a)regularly scheduled payments, prepayments or redemptions of principal and interest in respect thereof required pursuant to the instruments evidencing such Indebtedness and the payment when due of the types of fees and expenses that are customarily paid in connection with such Indebtedness (it being understood that: (w) the conversion features into Permitted Equity Interests under Permitted Convertible Indebtedness; (x) the triggering of such conversion and/or settlement thereof solely with Permitted Equity Interests; and (y) any cash payment on account of interest or expenses on such Permitted Convertible Indebtedness (or any cash payment on account of fractional shares issued upon conversion provisions of such Permitted Convertible Indebtedness) made by the Borrower or any Subsidiary Guarantor for another in respect of such triggering and/or settlement thereof shall be permitted under this clause (a));
(b)~~so long as no Default or Event of Default shall exist or be continuing or would result therefrom, any payment that, if treated as a~~ other payments and prepayments so long as immediately after giving effect to such payment or prepayment, as applicable, and any Concurrent Transaction, if such payment or prepayment were deemed a “Restricted Payment” for the purposes of determining compliance with Section 6.05(~~d~~c), such payment or prepayment, as

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applicable, would be permitted to be made ~~pursuant to the provisions set forth in~~under Section 6.05(~~d~~c);
(c)mandatory payments, required prepayments or mandatory redemptions of any Special Unsecured Shorter-Term Indebtedness;
(d)mandatory payments, required prepayments or mandatory redemptions of any ~~Permitted Convertible Indebtedness constituting~~ Unsecured Longer-Term Indebtedness in Cash on account of interest or expenses on such ~~Permitted Convertible~~Unsecured Longer-Term Indebtedness (or any cash payment on account of fractional shares issued upon conversion provisions of such ~~Permitted Convertible~~Unsecured Longer-Term Indebtedness), so long as both before and after giving effect to such payment and to any Concurrent Transaction (i) the Borrower is in pro forma compliance with the financial covenants set forth in Section 6.07, (ii) no Default or Event of Default shall exist or be continuing and (iii) the Covered Debt Amount does not exceed 90% of the Borrowing Base; and
~~(e) payments or prepayments of Secured Longer-Term Indebtedness, Special Unsecured Longer-Term Indebtedness or Unsecured Longer-Term Indebtedness prior to the Commitment Termination Date solely from the proceeds of any issuance of Equity Interests, so long as both before and after giving effect to such payment no Default or Event of Default shall exist or be continuing; and~~
(r)~~(f)~~ payments or prepayments of any Indebtedness ~~that is included in the Covered Debt Amount~~ required to comply with the requirements of Section 2.10(c);
▪provided that~~, in the case of clauses (a), (c) and (f) above~~, in no event shall any Obligor be permitted to prepay or settle (whether as a result of a mandatory redemption, conversion or otherwise) any such Indebtedness if immediately after giving effect thereto and any ~~concurrent acquisitions of Investments by the Obligors or payment of outstanding Indebtedness that is included in the Covered Debt Amount at such time~~Concurrent Transaction, the Covered Debt Amount would exceed the Borrowing Base.
Section VI.13.~~Accounting Changes~~[Reserved]~~. The Borrower will not, nor will it permit any of its Subsidiaries to, make any change in (a) accounting policies or reporting practices, except as permitted under GAAP or required by law or rule or regulation of any Governmental Authority, or (b) its fiscal year.~~
.
Section VI.14.SBIC Guarantee. The Borrower will not, nor will it permit any of its Subsidiaries to, cause or permit the occurrence of any event or condition that would result in any recourse to any Obligor under any Permitted SBIC Guarantee.
Section VI.15.Sanctions. No Obligor will use any of the funds advanced under this Agreement directly or knowingly indirectly in any way (including but not limited to engaging in prohibited business activities with ~~Persons named on any sanctions lists issued by~~

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~~any of the following bodies~~any Sanctioned Person) that would breach or contravene any applicable Anti-Corruption Laws, Anti-Money Laundering Laws~~, Sanctions, restrictions or embargoes imposed by (a) the United States Department of State, the United Nations, the European Union, or His Majesty’s Treasury and/or (b) any other Governmental Authority notified in writing by the Administrative Agent (acting on behalf of any Lender) to the Borrower from time to time, in each case under this clause (b) if and to the extent that (i) any such Governmental Authority has jurisdiction over such Obligor and/or such Sanctions, restrictions or embargoes of any Governmental Authority referred to under this clause (b) are binding on such Obligor or (ii) upon prior written notice to the Obligors from the Administrative Agent, any Issuing Bank or any Lender, such Sanctions, restrictions or embargoes of any Governmental Authority referred to under this clause (b) are binding on any Lender or any Issuing Bank.~~ or Sanctions or would result in the violation of any applicable Sanctions by any party hereto.
Article VII

EVENTS OF DEFAULT
If any of the following events (each, an “Event of Default”) shall occur and be continuing:
(a)the Borrower shall (i) fail to pay any principal of any Loan or any reimbursement obligation in respect of any LC Disbursement when and as the same shall become due and payable, whether at the due date thereof or at a date fixed for prepayment thereof or otherwise (including, for the avoidance of doubt, any failure to pay all principal on the Loans in full on the Final Maturity Date) or (ii) fail to deposit any amount into the Letter of Credit Collateral Account as required by Section 2.05(k);
(b)the Borrower shall fail to pay any interest on any Loan or any fee or any other amount (other than an amount referred to in clause (a) of this Article) payable under this Agreement or under any other Loan Document, when and as the same shall become due and payable, and such failure shall continue unremedied for a period of five or more Business Days;
(c)any covenant, representation, warranty or certification made or deemed made by or on behalf of the Borrower or any of its Subsidiaries ~~in~~(other than Immaterial Subsidiaries) or in connection with this Agreement or any other Loan Document or any amendment or modification hereof or thereof, or in any report, certificate, financial statement or other document furnished by or on behalf of the Borrower or any of its Subsidiaries (other than Immaterial Subsidiaries) pursuant to or in connection with this Agreement or any other Loan Document or any amendment or modification hereof or thereof, shall prove to have been incorrect when made or deemed made in any material respect (except that such materiality qualifier shall not be applicable to any representation, warranty or certification) already qualified by materiality or Material Adverse Effect)~~;~~ and such failure shall continue unremedied for a period of thirty (30) or more days after the earlier of the Borrower obtaining actual knowledge thereof or receiving notice thereof from the Administrative Agent (given at the request of any Lender);

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(d)the Borrower shall fail to observe or perform any covenant, condition or agreement contained in (i) Section 5.03 (with respect to the Borrower’s and any Subsidiary Guarantor’s existence), Sections 5.08(a) and (b), Section 5.09 or in Article VI or any Obligor shall default in the performance of any of its obligations contained in Sections 3 (subject to the cure period specified in clause (b) above) and 7 of the Guarantee and Security Agreement (other than Section 7.01 thereof) or (ii) Sections 5.01(e), (f) and (g) or 5.02 and such failure in the case of this clause (ii) shall continue unremedied for a period of five or more Business Days after the earlier of notice thereof by the Administrative Agent (given at the request of any Lender) to the Borrower and knowledge thereof by a Financial Officer; it being acknowledged and agreed that a failure of an Obligor to “Deliver” (as defined in the Guarantee and Security Agreement) any particular Portfolio Investment to the extent required by Section 7.01 of the Guarantee and Security Agreement shall result in such Portfolio Investment not being included in the Borrowing Base but shall not (in and of itself) be, or result in, a Default or an Event of Default;
(e)a Borrowing Base Deficiency or Contingent Borrowing Base Deficiency shall occur and continue unremedied for a period of five or more Business Days after delivery of a Borrowing Base Certificate demonstrating such Borrowing Base Deficiency or Contingent Borrowing Base Deficiency pursuant to Section 5.01(e); provided that it shall not be an Event of Default hereunder if the Borrower shall present the Administrative Agent with a reasonably feasible plan ~~acceptable to the Administrative Agent in its sole discretion to enable~~to cure such Borrowing Base Deficiency ~~to be cured~~or Contingent Borrowing Base Deficiency within 30 Business Days (which 30-Business Day period shall include the five Business Days permitted for delivery of such plan), so long as such Borrowing Base Deficiency is cured within such 30-Business Day period; provided further, such thirty (30) Business Day period shall be extended to a forty-five (45) Business Day period solely to the extent as provided in Section 2.10(c) in order to cure any failure to satisfy Section 5.13(j);
(f)the Borrower or any other Obligor, as applicable, shall fail to observe or perform any covenant, condition or agreement contained in this Agreement (other than those specified in clause (a), (b), (d), (e) or (r) of this Article) or any other Loan Document and such failure (if susceptible of cure) shall continue unremedied for a period of 30 or more days after the earlier of notice thereof from the Administrative Agent (given at the request of any Lender) to the Borrower and knowledge thereof by a Financial Officer;
(g)the Borrower or any of its Subsidiaries shall fail to make any payment (whether of principal or interest and regardless of amount) in respect of any Material Indebtedness, when and as the same shall become due and payable, taking into account (other than with respect to payments of principal) any applicable grace or cure period;
(h)any event or condition occurs that (i) results in all or any portion of any Material Indebtedness becoming due prior to its scheduled maturity or (ii) shall continue unremedied for any applicable period of time sufficient to enable or permit the holder or holders of any Material Indebtedness or any trustee or agent on its or their behalf to, as a result of an event of default under such Material Indebtedness, cause any Material Indebtedness to become due, or to require the prepayment, repurchase, redemption or defeasance thereof, prior to its

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scheduled maturity (for the avoidance of doubt, other than as permitted under Section 6.12 after giving effect to any applicable grace period), unless, in the case of this clause (ii), such event or condition is no longer continuing or has been waived in accordance with the terms of such Material Indebtedness such that the holder or holders thereof or any trustee or agent on its or their behalf are no longer enabled or permitted to cause such Material Indebtedness to become due, or to require the prepayment, repurchase, redemption, or defeasance thereof, prior to its scheduled maturity; provided, that this clause (h) shall not apply to (1) secured Indebtedness that becomes due as a result of the voluntary sale or transfer of the property or assets securing such Indebtedness; (2) convertible debt that becomes due as a result of a conversion or redemption event, other than to the extent it becomes due or is paid in cash (other than interest, expenses or fractional shares, which may be paid in cash in accordance with conversion provisions of convertible Indebtedness) as a result of an “event of default” (as defined in the documents governing such convertible Material Indebtedness); (3) for the avoidance of doubt, Other Covered Indebtedness to the extent ~~of required prepayment, repurchase, redemption, or defeasance triggered by required prepayment of less than all of the Loans and other amounts under this Agreement or other Loan Documents; or~~effected pursuant to Section 2.10(c); (4) in the case of clause (h)(ii), any Indebtedness of a Financing Subsidiary to the extent the event or condition giving rise to the circumstances in clause (h)(ii) was not a payment or insolvency default; or (5) any Indebtedness of a Financing Subsidiary that becomes due in part as a result of a breach of an overcollateralization test or borrowing base deficiency, or a customary “change of control” put right in any indenture.
(i)an involuntary proceeding shall be commenced or an involuntary petition shall be filed seeking (i) liquidation, reorganization or other relief in respect of the Borrower or any of its Significant Subsidiaries (~~other than Immaterial~~or group of Subsidiaries that if consolidated would constitute a Significant Subsidiary) or its debts, or of a substantial part of its assets, under any federal, state or foreign bankruptcy, insolvency, receivership or similar law now or hereafter in effect or (ii) the appointment of a receiver, trustee, custodian, sequestrator, conservator or similar official for the Borrower or any of its Significant Subsidiaries (~~other than Immaterial~~or group of Subsidiaries that if consolidated would constitute a Significant Subsidiary) or for a substantial part of its assets, and, in any such case, such proceeding or petition shall continue undismissed and unstayed for a period of 60 or more days or an order or decree approving or ordering any of the foregoing shall be entered;
(j)the Borrower or any of its Significant Subsidiaries (~~other than Immaterial~~or group of Subsidiaries that if consolidated would constitute a Significant Subsidiary) shall (i) voluntarily commence any proceeding or file any petition seeking liquidation, reorganization or other relief under any federal, state or foreign bankruptcy, insolvency, receivership or similar law now or hereafter in effect, (ii) consent to the institution of, or fail to contest in a timely and appropriate manner, any proceeding or petition described in clause (i) of this Article, (iii) apply for or consent to the appointment of a receiver, trustee, custodian, sequestrator, conservator or similar official for the Borrower or any of its Significant Subsidiaries (~~other than Immaterial~~or group of Subsidiaries~~) or~~ that if consolidated would constitute a Significant Subsidiary) for a substantial part of its assets, (iv) file an answer admitting the material allegations of a petition filed against it in any such proceeding, (v) make a

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general assignment for the benefit of creditors or (vi) take any action to authorize or effectuate any of the foregoing;
(k)the Borrower or any of its Significant Subsidiaries (~~other than Immaterial~~or group of Subsidiaries that if consolidated would constitute a Significant Subsidiary) shall become unable, admit in writing its inability or fail generally to pay its debts as they become due;
(l)one or more judgments for the payment of money (not covered by insurance) in an aggregate amount ~~(as to all such judgments and orders)~~ in excess of $20,000,000 shall be rendered against the Borrower or any of its Subsidiaries (other than Immaterial Subsidiaries) or any combination thereof ~~since the Effective Date~~ and the same shall remain undischarged for a period of 30 consecutive days during which execution shall not be effectively stayed, vacated, discharged or bonded pending appeal, or any action shall be legally taken by a judgment creditor to attach or levy upon any assets of the Borrower or any of its Subsidiaries (other than Immaterial Subsidiaries) to enforce any such judgment;
(m)an ERISA Event shall have occurred that when taken together with all other ERISA Events that have occurred, ~~could~~would reasonably be expected to result in a Material Adverse Effect;
(n)a Change in Control shall occur;
(o)the Borrower shall cease to be managed by the Investment Adviser or an Affiliate thereof;
(p)the Liens created by the Security Documents shall, at any time with respect to Portfolio Investments included in the Collateral Pool, having an aggregate Value in excess of 5% of the aggregate Value of all Portfolio Investments included in the Collateral Pool, not be valid and perfected (to the extent perfection by filing, registration, recordation, possession or control is required herein or in any Security Document) in favor of the Collateral Agent (or any Obligor or any Affiliate of an Obligor shall so assert in writing), free and clear of all other Liens (other than Liens permitted under Section 6.02 or under the respective Security Documents) except to the extent that any such loss of perfection results from the failure of the Collateral Agent (or any Obligor or any Affiliate of an Obligor shall so assert in writing) to maintain possession of the certificates representing the securities pledged under the Loan Documents; provided, that if such default is as a result of any action of the Administrative Agent or the Collateral Agent or a failure of the Administrative Agent or the Collateral Agent to take any action that it has agreed to take pursuant to this Agreement or the Guarantee and Security Agreement, then there shall be no Default or Event of Default hereunder unless such default shall continue unremedied for a period of ten (10) consecutive Business Days after the Borrower receives written notice of such default thereof from the Administrative Agent unless the continuance thereof is a result of a failure of the Administrative Agent or the Collateral Agent to take an action that it has agreed to take pursuant to this Agreement or the Guarantee and Security Agreement;

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(q)except for expiration or termination in accordance with its terms, any of the Loan Documents shall for whatever reason be terminated or cease to be in full force and effect in any material respect, or the enforceability thereof shall be contested by the Borrower, any other Obligor or any Affiliate of an Obligor;
(r)the Obligors shall at any time, without the consent of the Required Lenders fail to comply with the covenant contained in Section 5.11, and such failure shall continue unremedied for a period of 30 or more days after the earlier of notice thereof by the Administrative Agent (given at the request of any Lender) to the Borrower and knowledge thereof by a Financial Officer;
(s)the Borrower or any of its Subsidiaries shall cause or permit the occurrence of any condition or event that would result in any recourse to any Obligor under any Permitted SBIC Guarantee; or
(t)any SBIC Subsidiary shall become the subject of an enforcement action and be transferred into liquidation status by the SBA;
then, and in every such event (other than an event with respect to the Borrower described in clause (i) or (j) of this Article), and at any time thereafter during the continuance of such event, the Administrative Agent may, and at the request of the Required Lenders shall, by notice to the Borrower, take either or both of the following actions, at the same or different times: (i) terminate the Commitments, and thereupon the Commitments shall terminate immediately, and (ii) declare the Loans then outstanding to be due and payable in whole (or in part, in which case any principal not so declared to be due and payable may thereafter be declared to be due and payable), and thereupon the principal of the Loans so declared to be due and payable, together with accrued interest thereon and all fees and other obligations of the Borrower accrued hereunder and under the other Loan Documents, shall become due and payable immediately, without presentment, demand, protest or other notice of any kind, all of which are hereby waived by the Borrower; and in case of any event with respect to the Borrower described in clause (i) or (j) of this Article, the Commitments shall automatically terminate and the principal of the Loans then outstanding, together with accrued interest thereon and all fees and other obligations of the Borrower accrued hereunder and under the other Loan Documents, shall automatically become due and payable, without presentment, demand, protest or other notice of any kind, all of which are hereby waived by the Borrower.
In the event that the Loans shall be declared, or shall become, due and payable pursuant to the immediately preceding paragraph then, upon notice from the Administrative Agent, any Issuing Bank or Lenders with LC Exposure representing more than 50% of the total LC Exposure demanding the deposit of Cash Collateral pursuant to this paragraph, the Borrower shall immediately deposit into the Letter of Credit Collateral Account cash in an amount equal to the LC Exposure as of such date plus any accrued and unpaid interest thereon; provided that the obligation to deposit such cash shall become effective immediately, and such deposit shall become immediately due and payable, without demand or other notice of any kind, upon the occurrence of any Event of Default with respect to the Borrower described in clause (i) or (j) of this Article.

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Article VIII

THE ADMINISTRATIVE AGENT
Section VIII.1.Appointment of the Administrative Agent. Each of the Lenders and the Issuing Banks hereby irrevocably appoints the Administrative Agent as its agent hereunder and under the other Loan Documents and authorizes the Administrative Agent to take such actions on its behalf and to exercise such powers as are delegated to the Administrative Agent by the terms hereof or thereof, together with such actions and powers as are reasonably incidental thereto. Each of the Lenders and the Issuing Banks hereby irrevocably appoints the Collateral Agent as its agent hereunder and under the other Loan Documents and authorizes the Collateral Agent to take such actions on its behalf and to exercise such powers as are delegated to the Collateral Agent by the terms hereof or thereof, together with such actions and powers as are reasonably incidental thereto. In addition to the rights, privileges and immunities in the Guarantee and Security Agreement, the Collateral Agent has been and shall be entitled to all rights, privileges, immunities, exculpations and indemnities of the Administrative Agent for such purpose and each reference to the Administrative Agent in this Article VIII shall be deemed to include the Collateral Agent.
Section VIII.2.Capacity as Lender. The Person serving as the Administrative Agent hereunder and any other Loan Document shall have the same rights and powers in its capacity as a Lender as any other Lender and may exercise the same as though it were not the Administrative Agent, and such Person and its Affiliates may (without having to amount therefor to any other Lender) accept deposits from, lend money to and generally engage in any kind of business with the Borrower or any Subsidiary or other Affiliate thereof as if it were not the Administrative Agent hereunder, and such Person and its Affiliates may accept fees and other consideration from the Borrower or any Subsidiary or other Affiliate thereof for services in connection with this Agreement or otherwise without having to account for the same to the other Lenders.
Section VIII.3.Limitation of Duties; Exculpation. The Administrative Agent shall not have any duties or obligations except those expressly set forth herein and in the other Loan Documents. Without limiting the generality of the foregoing, (a) the Administrative Agent shall not be subject to any fiduciary or other implied duties, regardless of whether a Default has occurred and is continuing, (b) the Administrative Agent shall not have any duty to take any discretionary action or exercise any discretionary powers, except discretionary rights and powers expressly contemplated hereby or by the other Loan Documents that the Administrative Agent is required to exercise upon receipt of and pursuant to specific instruction in writing to do so delivered by the Required Lenders (or such other number or percentage of Lenders as is expressly provided for herein or in the other Loan Documents); provided that the Administrative Agent is not required to take any action that, in its reasonable opinion or the opinion of its counsel made in good faith, may expose the Administrative Agent to liability or that is contrary to any Loan Document or applicable law, including, for the avoidance of doubt, any action that may be in violation of the automatic stay under any Debtor Relief Law or that may effect a forfeiture, modification or termination of property of a Defaulting Lender in violation of any

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Debtor Relief Law, and (c) except as expressly set forth herein and in the other Loan Documents, the Administrative Agent shall not have any duty to disclose, and shall not be liable for the failure to disclose, any information relating to the Borrower or any of its Subsidiaries that is communicated to or obtained by the Person serving as Administrative Agent or any of its Affiliates in any capacity. The Administrative Agent shall not be liable for any action taken or not taken by it with the consent or at the request of the Required Lenders (or such other number or percentage of the Lenders as shall be expressly provided for herein or in the other Loan Documents) or in the absence of its own gross negligence or willful misconduct. The Administrative Agent shall be deemed not to have knowledge of any Default unless and until written notice thereof is given to the Administrative Agent by the Borrower or a Lender, and the Administrative Agent shall not be responsible for or have any duty to ascertain or inquire into (i) any statement, warranty or representation made in or in connection with this Agreement or any other Loan Document, (ii) the contents of any certificate, report or other document delivered hereunder or thereunder or in connection herewith or therewith, (iii) the performance or observance of any of the covenants, agreements or other terms or conditions set forth herein or therein, (iv) the validity, enforceability, effectiveness or genuineness of this Agreement, any other Loan Document or any other agreement, instrument or document, (v) the satisfaction of any condition set forth in Article IV or elsewhere herein or therein, other than to confirm receipt of items expressly required to be delivered to the Administrative Agent or (vi) the creation, perfection or priority of any Lien purported to be created by the Loan Documents or the value or the sufficiency of any Collateral. Notwithstanding anything to the contrary contained herein, in no event shall the Administrative Agent be liable or responsible in any way or manner for the failure to obtain or receive an external market value for any asset or for the failure to send any notice required under Section 5.12. The Administrative Agent shall not be responsible or have any liability for, or have any duty to ascertain, inquire into, monitor or enforce, compliance with the provisions hereof relating to Persons listed in the Prohibited Assignees and Participants Side Letter. Without limiting the generality of the foregoing, the Administrative Agent shall not (x) be obligated to ascertain, monitor or inquire as to whether any Lender or Participant or prospective Lender or Participant is a Person listed in the Prohibited Assignees and Participants Side Letter or (y) have any liability with respect to or arising out of any assignment or participation of Loans, or disclosure of confidential information, to any Person listed in the Prohibited Assignees and Participants Side Letter.
Section VIII.4.Reliance. The Administrative Agent shall be entitled to rely upon, and shall not incur any liability for relying upon, any notice, request, certificate, consent, statement, instrument, document or other writing (including any electronic message, Internet or intranet website posting or other distribution) believed by it to be genuine and to have been signed or sent by the proper Person. The Administrative Agent also may rely upon any statement made to it orally or by telephone and believed by it to be made by the proper Person, and shall not incur any liability for relying thereon. In determining compliance with any condition hereunder to the making of a Loan that by its terms must be fulfilled to the satisfaction of a Lender, the Administrative Agent may presume that such condition is satisfactory to such Lender unless the Administrative Agent has received notice to the contrary from such Lender prior to the making of such Loan. The Administrative Agent may consult with legal counsel (who may be counsel for the Borrower), independent accountants and other experts selected by it, and shall not

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be liable for any action taken or not taken by it in accordance with the advice of any such counsel, accountants or experts.
Section VIII.5.Sub-Agents. The Administrative Agent may perform any and all its duties and exercise its rights and powers by or through any one or more sub-agents appointed by the Administrative Agent. The Administrative Agent and any such sub-agent may perform any and all its duties and exercise its rights and powers through their respective Related Parties. The exculpatory provisions of the preceding paragraphs shall apply to any such sub-agent and to the Related Parties of the Administrative Agent and any such sub-agent, and shall apply to their respective activities in connection with the syndication of the credit facilities provided for herein as well as activities as Administrative Agent. The Administrative Agent shall not be responsible for the negligence or misconduct of any sub-agents except to the extent that a court of competent jurisdiction determines in a final and non-appealable judgment that the Administrative Agent acted with gross negligence or willful misconduct in the selection of such sub-agents.
Section VIII.6.Resignation; Successor Administrative Agent. The Administrative Agent may resign by providing not less than thirty (30) days advance written notice to the Lenders, the Issuing Banks and the Borrower. Upon any such notice of resignation, the Required Lenders shall have the right, with the consent of the Borrower not to be unreasonably withheld (or, if an Event of Default has occurred and is continuing in consultation with the Borrower), to appoint a successor, which is not a natural person, a Defaulting Lender or a Person listed in the Prohibited Assignees and Participants Side Letter. If no successor shall have been so appointed by the Required Lenders and shall have accepted such appointment within 30 days after the retiring Administrative Agent gives notice of its resignation, then the retiring Administrative Agent’s resignation shall nonetheless become effective at the end of such thirty (30) days period (except that in the case of any collateral security held by the Administrative Agent on behalf of the Lenders or the Issuing Banks under any of the Loan Documents, the retiring or removed Administrative Agent shall continue to hold such collateral security until such time as a successor Administrative Agent is appointed) and (1) the retiring Administrative Agent shall be discharged from its duties and obligations hereunder and (2) the Required Lenders shall perform the duties of the Administrative Agent (and all payments and communications provided to be made by, to or through the Administrative Agent shall instead be made by or to each Lender directly) until such time as the Required Lenders appoint a successor agent as provided for above in this paragraph. Upon the acceptance of its appointment as Administrative Agent hereunder by a successor, such successor shall succeed to and become vested with all the rights, powers, privileges and duties of the retiring (or retired) Administrative Agent and the retiring Administrative Agent shall be discharged from its duties and obligations hereunder (if not already discharged therefrom as provided above in this paragraph). The fees payable by the Borrower to a successor Administrative Agent shall be the same as those payable to its predecessor unless otherwise agreed between the Borrower and such successor. After the Administrative Agent’s resignation hereunder, the provisions of this Article and Section 9.03 shall continue in effect for its benefit in respect of any actions taken or omitted to be taken by it while it was acting as Administrative Agent. The Collateral Agent may resign in accordance with the Guarantee and Security Agreement.

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Any resignation by SMBC as Administrative Agent pursuant to this Section shall also constitute its resignation as an Issuing Bank. Upon the acceptance of a successor’s appointment as Administrative Agent hereunder, (a) such successor shall succeed to and become vested with all of the rights, powers, privileges and duties of the retiring Issuing Bank, (b) the retiring Issuing Bank shall be discharged from all of their respective duties and obligations hereunder or under the other Loan Documents, and (c) the successor Issuing Bank shall issue letters of credit in substitution for the Letters of Credit, if any, outstanding at the time of such succession or make other arrangements satisfactory to the retiring Issuing Bank to effectively assume the obligations of the retiring Issuing Bank with respect to such Letters of Credit.
Section VIII.7.Reliance by Lenders. Each Lender acknowledges that it has, independently and without reliance upon the Administrative Agent or any other Lender and based on such documents and information as it has deemed appropriate, made its own credit analysis and decision to enter into this Agreement. Each Lender also acknowledges that it will, independently and without reliance upon the Administrative Agent or any other Lender and based on such documents and information as it shall from time to time deem appropriate, continue to make its own decisions in taking or not taking action under or based upon this Agreement, any other Loan Document or any related agreement or any document furnished hereunder or thereunder. The Administrative Agent shall have no duty or responsibility, either initially or on a continuing basis, to make any such investigation or any such appraisal on behalf of Lenders or to provide any Lender with any credit or other information with respect thereto, whether coming into its possession before the making of the Loans or at any time or times thereafter, and the Administrative Agent shall have no responsibility with respect to the accuracy of or the completeness of any information provided to Lenders.
Each Lender, by delivering its signature page to this Agreement or any Assignment and Assumption and funding any Loan shall be deemed to have acknowledged receipt of, and consented to and approved, each Loan Document and each other document required to be approved by the Administrative Agent, Required Lenders or Lenders.
Section VIII.8.Modifications to Loan Documents. Except as otherwise provided in Section 2.13(b) or Section 9.02(b) or (c) of this Agreement or the Security Documents with respect to this Agreement, the Administrative Agent may, with the prior consent of the Required Lenders (but not otherwise), consent to any modification, supplement or waiver under any of the Loan Documents; provided that, without the prior consent of each Lender, the Administrative Agent shall not (except as provided herein or in the Security Documents) release all or substantially all of the Collateral or otherwise terminate all or substantially all of the Liens under any Security Document providing for collateral security, agree to additional obligations being secured by all or substantially all of such collateral security, or alter the relative priorities of the obligations entitled to the benefits of the Liens created under the Security Documents with respect to all or substantially all of the Collateral, except that no such consent shall be required, and the Administrative Agent is hereby authorized~~,~~  (~~x~~and so agrees with the Borrower) to direct the Collateral Agent under the Guarantee and Security Agreement, subject to any applicable requirements under Section 10.03 of the Guarantee and Security Agreement (w) to release any Subsidiary Guarantor (and any property of such Subsidiary Guarantor) from its guarantee

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obligations ~~to the extent it may be released~~ in accordance with Section ~~10.03 of the Guarantee and Security Agreement~~9.02(c), (~~y~~x) to release any Lien covering property ~~that is the subject of either a Disposition of property permitted hereunder or a Disposition to which the Required Lenders have consented~~ in accordance with Section 9.02(c), (y) spread Liens to any Designated Indebtedness or Hedging Agreement Obligations (as such terms are defined in the Guarantee and Security Agreement) and (z) for the avoidance of doubt, to execute and deliver agreements, instruments and other documents reasonably requested by the Borrower to implement collateral sharing with respect to Secured Longer-Term Indebtedness and Secured Shorter-Term Indebtedness in accordance with the Guarantee and Security Agreement.
Section VIII.9.Erroneous Payments.
(a)If the Administrative Agent notifies a Lender, an Issuing Bank or an Indemnitee, or any Person who has received funds on behalf of a Lender, an Issuing Bank or an Indemnitee (any such Lender, Issuing Bank, Indemnitee or other recipient, a “Payment Recipient”), that the Administrative Agent has determined in its sole discretion (whether or not after receipt of any notice under the immediately succeeding clause (b)) that any funds received by such Payment Recipient from the Administrative Agent or any of its Affiliates were erroneously transmitted to, or otherwise erroneously or mistakenly received by, such Payment Recipient (whether or not known to such Lender, Issuing Bank, Indemnitee or other Payment Recipient on its behalf) (any such funds, whether received as a payment, prepayment or repayment of principal, interest, fees, distribution or otherwise, individually and collectively, an “Erroneous Payment”) and demands the return of such Erroneous Payment (or a portion thereof), such Erroneous Payment shall at all times remain the property of the Administrative Agent and shall be segregated by the Payment Recipient and held in trust for the benefit of the Administrative Agent, and such Lender, Issuing Bank or Indemnitee shall (or, with respect to any Payment Recipient who received such funds on its behalf, shall cause such Payment Recipient to) promptly, but in no event later than two Business Days thereafter, return to the Administrative Agent the amount of any such Erroneous Payment (or portion thereof) as to which such a demand was made, in same day funds (in the currency so received), together with interest thereon in respect of each day from and including the date such Erroneous Payment (or portion thereof) was received by such Payment Recipient to the date such amount is repaid to the Administrative Agent in same day funds at the applicable Federal Funds Rate. A notice of the Administrative Agent to any Payment Recipient under this clause (a) shall be conclusive, absent manifest error.
(b)Without limiting the immediately preceding clause (a), each Lender, Issuing Bank or Indemnitee, or any Person who has received funds on behalf of a Lender, Issuing Bank or Indemnitee, hereby further agrees that if it receives a payment, prepayment or repayment (whether received as a payment, prepayment or repayment of principal, interest, fees, distribution or otherwise) from the Administrative Agent (or any of its Affiliates) (x) that is in a different amount than, or on a different date from, that specified in a notice of payment, prepayment or repayment sent by the Administrative Agent (or any of its Affiliates) with respect to such payment, prepayment or repayment, (y) that was not preceded or accompanied by a notice of payment, prepayment or repayment sent by the Administrative Agent (or any of its

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Affiliates), or (z) that such Lender, Issuing Bank or Indemnitee, or other such recipient, otherwise becomes aware was transmitted, or received, in error or by mistake (in whole or in part) in each case:
(i)(A) in the case of immediately preceding clause (x) or (y), an error shall be presumed to have been made (absent written confirmation from the Administrative Agent to the contrary) or (B) an error has been made (in the case of immediately preceding clause (z)), in each case, with respect to such payment, prepayment or repayment; and
(ii)such Lender, Issuing Bank or Indemnitee shall (and shall cause any other recipient that receives funds on its respective behalf to) promptly (and, in all events, within one Business Day of its knowledge of such error) notify the Administrative Agent of its receipt of such payment, prepayment or repayment, the details thereof (in reasonable detail) and that it is so notifying the Administrative Agent pursuant to this Section 8.09(b).
(c)Each Lender, Issuing Bank and Indemnitee hereby authorizes the Administrative Agent to set off, net and apply any and all amounts at any time owing to such Lender, Issuing Bank or Indemnitee under any Loan Document, or otherwise payable or distributable by the Administrative Agent to such Lender, Issuing Bank or Indemnitee from any source, against any amount due to the Administrative Agent under the immediately preceding clause (a) or under the indemnification provisions of this Agreement.
(d)In the event that an Erroneous Payment (or portion thereof) is not recovered by the Administrative Agent for any reason, after demand therefor by the Administrative Agent in accordance with the immediately preceding clause (a), from any Lender or Issuing Bank that has received such Erroneous Payment (or portion thereof) (and/or from any Payment Recipient who received such Erroneous Payment (or portion thereof) on its respective behalf) (such unrecovered amount, an “Erroneous Payment Return Deficiency”), upon the Administrative Agent’s notice to such Lender or Issuing Bank at any time, (i) such Lender or Issuing Bank shall be deemed to have assigned its Loans (but not its Commitments) of the relevant Class with respect to which such Erroneous Payment was made (the “Erroneous Payment Impacted Class”) in an amount equal to the Erroneous Payment Return Deficiency (or such lesser amount as the Administrative Agent may specify) (such assignment of the Loans (but not Commitments) of the Erroneous Payment Impacted Class, the “Erroneous Payment Deficiency Assignment”) at par plus any accrued and unpaid interest (with the assignment fee to be waived by the Administrative Agent in such instance), and is hereby (together with the Borrower) deemed to execute and deliver an Assignment and Assumption (or, to the extent applicable, an agreement incorporating an Assignment and Assumption by reference pursuant to a Platform as to which the Administrative Agent and such parties are participants) with respect to such Erroneous Payment Deficiency Assignment, and such Lender or Issuing Bank shall deliver any notes evidencing such Loans to the Borrower or the Administrative Agent, (ii) the Administrative Agent as the assignee Lender shall be deemed to acquire the Erroneous Payment Deficiency Assignment, (iii) upon such deemed acquisition, the Administrative Agent as the

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assignee Lender shall become a Lender or Issuing Bank, as applicable, hereunder with respect to such Erroneous Payment Deficiency Assignment and the assigning Lender or assigning Issuing Bank shall cease to be a Lender or Issuing Bank, as applicable, hereunder with respect to such Erroneous Payment Deficiency Assignment, excluding, for the avoidance of doubt, its obligations under the indemnification provisions of this Agreement and its applicable Commitments which shall survive as to such assigning Lender or assigning Issuing Bank and (iv) the Administrative Agent may reflect in the Register its ownership interest in the Loans subject to the Erroneous Payment Deficiency Assignment. ~~The~~Subject to Section 9.04(b), the Administrative Agent may, in its discretion, sell any Loans acquired pursuant to an Erroneous Payment Deficiency Assignment and upon receipt of the proceeds of such sale, the Erroneous Payment Return Deficiency owing by the applicable Lender or Issuing Bank shall be reduced by the net proceeds of the sale of such Loan (or portion thereof), and the Administrative Agent shall retain all other rights, remedies and claims against such Lender or Issuing Bank (and/or against any recipient that receives funds on its respective behalf). For the avoidance of doubt, no Erroneous Payment Deficiency Assignment will reduce the Commitments of any Lender or Issuing Bank and such Commitments shall remain available in accordance with the terms of this Agreement. In addition, each party hereto agrees that, except to the extent that the Administrative Agent has sold a Loan (or portion thereof) acquired pursuant to an Erroneous Payment Deficiency Assignment, and irrespective of whether the Administrative Agent may be equitably subrogated, the Administrative Agent shall be contractually subrogated to all the rights and interests of the applicable Lender, Issuing Bank or Indemnitee under the Loan Documents with respect to each Erroneous Payment Return Deficiency (the “Erroneous Payment Subrogation Rights”).
(e)The parties hereto agree that an Erroneous Payment shall not pay, prepay, repay, discharge or otherwise satisfy any ~~Revolving~~ Credit Exposure or other obligations owed by the Borrower or any other Obligor~~, except, in each case,~~; provided that this Section 8.09 shall not be interpreted to increase (or accelerate the due date for), or have the effect of increasing (or accelerating the due date for), the Secured Obligations of the Borrower relative to the amount (and/or timing for payment) of the Secured Obligations that would have been payable had such Erroneous Payment not been made by the Administrative Agent; provided, further, that for the avoidance of doubt, Section 8.09(d) and this Section 8.09(e) shall not apply to the extent such Erroneous Payment is, and solely with respect to the amount of such Erroneous Payment that is, comprised of funds received by the Administrative Agent or applicable Lender, Issuing Bank or Secured Party from the Borrower or any other Obligor for the purpose of making payment in respect of the Secured Obligations.
(f)To the extent permitted by applicable law, no Payment Recipient shall assert any right or claim to an Erroneous Payment, and hereby waives, and is deemed to waive, any claim, counterclaim, defense or right of set-off or recoupment with respect to any demand, claim or counterclaim by the Administrative Agent for the return of any Erroneous Payment received, including without limitation waiver of any defense based on “discharge for value” or any similar doctrine.

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(g)Each party’s obligations, agreements and waivers under this Section 8.09 shall survive the resignation or replacement of the Administrative Agent, any transfer of rights or obligations by, or the replacement of, a Lender or Issuing Bank, the termination of the Commitments and/or the repayment, satisfaction or discharge of all obligations (or any portion thereof) under any Loan Document.
Section VIII.10.Collateral Matters. (a) Except with respect to the exercise of setoff rights in accordance with Section 9.08 or with respect to a Secured Party’s right to file a proof of claim in an insolvency proceeding, no Secured Party shall have any right individually to realize upon any of the Collateral or to enforce any Guarantee of the Guaranteed Obligations (as defined in the Guarantee and Security Agreement), it being understood and agreed that all powers, rights and remedies under the Loan Documents may be exercised solely by the Administrative Agent and/or the Collateral Agent on behalf of the Secured Parties in accordance with the terms thereof.
(a)In furtherance of the foregoing and not in limitation thereof, no arrangements in respect of any Hedging Agreement the obligations under which constitute Hedging Agreement Obligations, will create (or be deemed to create) in favor of any Secured Party that is a party thereto any rights in connection with the management or release of any Collateral or of the obligations of any Obligor under any Loan Document. By accepting the benefits of the Collateral, each Secured Party that is a party to any such arrangement in respect of Hedging Agreements shall be deemed to have appointed the Administrative Agent and Collateral Agent to serve as administrative agent and collateral agent, respectively, under the Loan Documents and agreed to be bound by the Loan Documents as a Secured Party thereunder, subject to the limitations set forth in this paragraph.
(b)Neither the Administrative Agent nor the Collateral Agent shall be responsible for or have a duty to ascertain or inquire into any representation or warranty regarding the existence, value or collectability of the Collateral, the existence, priority or perfection of the Administrative Agent’s or the Collateral Agent’s Lien thereon or any certificate prepared by any Obligor in connection therewith, nor shall the Administrative Agent or the Collateral Agent be responsible or liable to the Lenders or any other Secured Party for any failure to monitor or maintain any portion of the Collateral.
Section VIII.11.Credit Bidding. The Secured Parties hereby irrevocably authorize the Collateral Agent, at the direction of the Required Lenders, to credit bid all or any portion of the Secured Obligations (including by accepting some or all of the Collateral in satisfaction of some or all of the Secured Obligations pursuant to a deed in lieu of foreclosure or otherwise) and in such manner purchase (either directly or through one or more acquisition vehicles) all or any portion of the Collateral (a) at any sale thereof conducted under the provisions of the Bankruptcy Code, including under Sections 363, 1123 or 1129 of the Bankruptcy Code, or any similar laws in any other jurisdictions to which an Obligor is subject, or (b) at any other sale, foreclosure or acceptance of collateral in lieu of debt conducted by (or with the consent or at the direction of) the Collateral Agent (whether by judicial action or otherwise) in accordance with any applicable law and the terms of the Loan Documents. In connection with

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any such credit bid and purchase, the Secured Obligations owed to the Secured Parties shall be entitled to be, and shall be, credit bid by the Collateral Agent at the direction of the Required Lenders on a ratable basis (with Secured Obligations with respect to contingent or unliquidated claims receiving contingent interests in the acquired assets on a ratable basis that shall vest upon the liquidation of such claims in an amount proportional to the liquidated portion of the contingent claim amount used in allocating the contingent interests) for the asset or assets so purchased (or for the equity interests or debt instruments of the acquisition vehicle or vehicles that are issued in connection with such purchase). In connection with any such bid, (i) the Collateral Agent shall be authorized to form one or more acquisition vehicles and to assign any successful credit bid to such acquisition vehicle or vehicles, (ii) each of the Secured Parties’ ratable interests in the Secured Obligations which were credit bid shall be deemed without any further action under this Agreement to be assigned to such vehicle or vehicles for the purpose of closing such sale, (iii) the Collateral Agent shall be authorized to adopt documents providing for the governance of the acquisition vehicle or vehicles (provided that any actions by the Collateral Agent with respect to such acquisition vehicle or vehicles, including any disposition of the assets or equity interests thereof, shall be governed, directly or indirectly, by, and the governing documents shall provide for, control by the vote of the Required Lenders or their permitted assignees under the terms of this Agreement or the governing documents of the applicable acquisition vehicle or vehicles, as the case may be, irrespective of the termination of this Agreement and without giving effect to the limitations on actions by the Required Lenders contained in Section 9.02 of this Agreement), (iv) the Collateral Agent on behalf of such acquisition vehicle or vehicles shall be authorized to issue to each of the Secured Parties, ratably on account of the relevant Secured Obligations which were credit bid, interests, whether as equity, partnership, limited partnership interests or membership interests, in any such acquisition vehicle and/or debt instruments issued by such acquisition vehicle, all without the need for any Secured Party or acquisition vehicle to take any further action, and (v) to the extent that Secured Obligations that are assigned to an acquisition vehicle are not used to acquire Collateral for any reason (as a result of another bid being higher or better, because the amount of Secured Obligations assigned to the acquisition vehicle exceeds the amount of Secured Obligations credit bid by the acquisition vehicle or otherwise), such Secured Obligations shall automatically be reassigned to the Secured Parties pro rata with their original interest in such Secured Obligations and the equity interests and/or debt instruments issued by any acquisition vehicle on account of such Secured Obligations shall automatically be cancelled, without the need for any Secured Party or any acquisition vehicle to take any further action. Notwithstanding that the ratable portion of the Secured Obligations of each Secured Party are deemed assigned to the acquisition vehicle or vehicles as set forth in clause (ii) above, each Secured Party shall execute such documents and provide such information regarding the Secured Party (and/or any designee of the Secured Party which will receive interests in or debt instruments issued by such acquisition vehicle) as the Collateral Agent may reasonably request in connection with the formation of any acquisition vehicle, the formulation or submission of any credit bid or the consummation of the transactions contemplated by such credit bid.
Section VIII.12.Third Party Beneficiaries. The provisions of this Article VIII are solely for the benefit of the Secured Parties, and no Obligor will have rights as a third party beneficiary of any of such provisions.

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Section VIII.13.Administrative Agent May File Proofs of Claim. In case of the pendency of any proceeding under any Debtor Relief Law or any other judicial proceeding relative to the Borrower, the Administrative Agent (irrespective of whether the principal of any Loan or LC Disbursements will then be due and payable as herein expressed or by declaration or otherwise and irrespective of whether the Administrative Agent has made any demand on the Borrower) will be entitled and empowered (but not obligated), by intervention in such proceeding or otherwise:
(a)to file and prove a claim for the whole amount of the principal and interest owing and unpaid in respect of the Loans, LC Disbursements and all other Secured Obligations that are owing and unpaid and to file such other documents as may be necessary or advisable in order to have the claims of the Secured Parties (including any claim for the reasonable compensation, expenses, disbursements and advances of the Secured Parties and their respective agents and counsel and all other amounts due the Secured Parties under Section 2.11 and otherwise hereunder) allowed in such judicial proceeding; and
(b)to collect and receive any monies or other property payable or deliverable on any such claims and to distribute the same;
and any custodian, receiver, assignee, trustee, liquidator, sequestrator or other similar official in any such judicial proceeding is hereby authorized by each Lender and Issuing Bank to make such payments to the Administrative Agent and, in the event that the Administrative Agent consents to the making of such payments directly to the Lenders and Issuing Banks, to pay to the Administrative Agent any amount due for the reasonable compensation, expenses, disbursements and advances of the Administrative Agent and its agents and counsel, and any other amounts due the Administrative Agent hereunder.
Article IX

MISCELLANEOUS
Section IX.1.Notices; Electronic Communications.
(a)Notices Generally. Except in the case of notices and other communications expressly permitted to be given by telephone, all notices and other communications provided for herein shall be in writing and shall be delivered by hand or overnight courier service, mailed by certified or registered mail or sent by telecopy or to the extent permitted herein, by email, as follows:
(i)if to the Borrower, to it at:
North Haven Private Income Fund A LLC
1585 Broadway
New York, NY 10036
Attention: Jeff Day
Telephone: 312-706-4040

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(ii)if to the Administrative Agent or SMBC, to it at:
Sumitomo Mitsui Banking Corporation
277 Park Avenue
New York, NY 10172
Attention: Jairo Vargas Montenegro
Telephone: 980-382-3703
Email: jairo_vargasmontenegro@smbcgroup.com
with a copy to:

Sumitomo Mitsui Banking Corporation
277 Park Avenue
New York, NY 10172
Attention: Agency Services
Fax: 212-224-4433
Email: agencyservices@smbcgroup.com and cmragency@smbcgroup.com
(iii)if to SMBC, in its capacity as Issuing Bank, to it at:
Sumitomo Mitsui Banking Corporation
277 Park Avenue
New York, NY 10172
Attention: Trade Credit Services
Fax: 212-224-4310
Email: trade_credit_svc@smbcgroup.com
(iv)if to any other Lender or Issuing Bank, to it at its address (or telecopy number) set forth in its Administrative Questionnaire.
Any party hereto may change its address, telecopy number or email address for notices and other communications hereunder by notice to the other parties hereto. All notices and other communications given to any party hereto in accordance with the provisions of this Agreement shall be deemed to have been given on the date of receipt. Notices delivered through electronic communications to the extent provided in paragraph (b) below, shall be effective as provided in said paragraph (b).
(b)Electronic Communications. Notices and other communications to the Lenders and the Issuing Banks hereunder may be delivered or furnished by electronic communication (including e-mail and Internet or intranet websites) pursuant to procedures approved by the Administrative Agent; provided that the foregoing shall not apply to notices to any Lender or any Issuing Bank pursuant to Section 2.06 if such Lender or such Issuing Bank, as applicable, has notified the Administrative Agent that it is incapable of receiving notices under such Article by electronic communication. The Administrative Agent or the Borrower may, in

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its discretion, agree to accept notices and other communications to it hereunder by electronic communications pursuant to procedures approved by it; provided that approval of such procedures may be limited to particular notices or communications.
Unless the Administrative Agent otherwise prescribes, (i) notices and other communications sent to an e-mail address shall be deemed received upon the sender’s receipt of an acknowledgement from the intended recipient (such as by the “return receipt requested” function, as available, return e-mail or other written acknowledgement); provided that if such notice or other communication is not sent during the normal business hours of the recipient, such notice or communication shall be deemed to have been sent at the opening of business on the next Business Day for the recipient, and (ii) notices or communications posted to an Internet or intranet website shall be deemed received upon the deemed receipt by the intended recipient at its e-mail address as described in the foregoing clause (i) of notification that such notice or communication is available and identifying the website address therefor.
Each party hereto understands that the distribution of material through an electronic medium is not necessarily secure and that there are confidentiality and other risks associated with such distribution and agrees and assumes the risks associated with such electronic distribution, except to the extent caused by the willful misconduct or gross negligence of Administrative Agent, any Lender or their respective Related Parties, as determined by a final, non-appealable judgment of a court of competent jurisdiction. The Platform and any electronic communications media approved by the Administrative Agent as provided herein are provided “as is” and “as available”. None of the Administrative Agent or its Related Parties warrant the accuracy, adequacy, or completeness of such media or the Platform and each expressly disclaims liability for errors or omissions in the Platform and such media. No warranty of any kind, express, implied or statutory, including any warranty of merchantability, fitness for a particular purpose, non-infringement of third party rights or freedom from viruses or other code defects is made by the Administrative Agent and any of its Related Parties in connection with the Platform or the electronic communications media approved by the Administrative Agent as provided for herein.
(c)Private Side Information Contacts. Each Public Lender agrees to cause at least one individual at or on behalf of such Public Lender to at all times have selected the “Private Side Information” or similar designation on the content declaration screen of the Platform in order to enable such Public Lender or its delegate, in accordance with such Public Lender’s compliance procedures and applicable law, including United States federal and state securities laws, to make reference to information that is not made available through the “Public Side Information” portion of the Platform and that may contain Non-Public Information with respect to the Borrower, its Subsidiaries or their Securities for purposes of United States federal or state securities laws. In the event that any Public Lender has determined for itself to not access any information disclosed through the Platform or otherwise, such Public Lender acknowledges that (i) other Lenders may have availed themselves of such information and (ii) neither Borrower nor Administrative Agent has any responsibility for such Public Lender’s decision to limit the scope of the information it has obtained in connection with this Agreement and the other Loan Documents.

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(d)Posting of Communications.
(i)For so long as an Intralinks™ or equivalent website is available to each of the Lenders hereunder, the Borrower may satisfy its obligation to deliver documents to the Administrative Agent or the Lenders under Sections 5.01 by delivering either an electronic copy or a notice identifying the website where such information is located for posting by the Administrative Agent on Intralinks™ or such equivalent website; provided that the Administrative Agent shall have no responsibility to maintain access to Intralinks™ or an equivalent website
(ii)The Obligors agree that the Administrative Agent may, but shall not be obligated to, make any Communications (as defined below) available to the Lenders by posting the Communications on IntraLinks™, Debtdomain™, SyndTrak, ClearPar or any other electronic platform chosen by the Administrative Agent to be its electronic transmission system (the “Approved Electronic Platform”).
(iii)Although the Approved Electronic Platform and its primary web portal are secured with generally-applicable security procedures and policies implemented or modified by the Administrative Agent from time to time (including, as of the Effective Date, a user ID/password authorization system) and the Approved Electronic Platform is secured through a per-deal authorization method whereby each user may access the Approved Electronic Platform only on a deal-by-deal basis, each of the Lenders and each of the Obligors acknowledges and agrees that the distribution of material through an electronic medium is not necessarily secure, that the Administrative Agent is not responsible for approving or vetting the representatives or contacts of any Lender that are added to the Approved Electronic Platform, and that there are confidentiality and other risks associated with such distribution. Each of the Lenders and each Obligor hereby approves distribution of the Communications through the Approved Electronic Platform and understands and assumes the risks of such distribution.
(iv)THE APPROVED ELECTRONIC PLATFORM AND THE COMMUNICATIONS ARE PROVIDED “AS IS” AND “AS AVAILABLE”. THE APPLICABLE PARTIES (AS DEFINED BELOW) DO NOT WARRANT THE ACCURACY OR COMPLETENESS OF THE COMMUNICATIONS, OR THE ADEQUACY OF THE APPROVED ELECTRONIC PLATFORM AND EXPRESSLY DISCLAIM LIABILITY FOR ERRORS OR OMISSIONS IN THE APPROVED ELECTRONIC PLATFORM AND THE COMMUNICATIONS. NO WARRANTY OF ANY KIND, EXPRESS, IMPLIED OR STATUTORY, INCLUDING ANY WARRANTY OF MERCHANTABILITY, FITNESS FOR A PARTICULAR PURPOSE, NON-INFRINGEMENT OF THIRD PARTY RIGHTS OR FREEDOM FROM VIRUSES OR OTHER CODE DEFECTS, IS MADE BY THE APPLICABLE PARTIES IN CONNECTION WITH THE COMMUNICATIONS OR THE APPROVED ELECTRONIC PLATFORM. IN NO EVENT SHALL THE ADMINISTRATIVE AGENT, THE LEAD ARRANGER, ANY CO-DOCUMENTATION AGENT, ANY SYNDICATION AGENT OR ANY OF THEIR

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RESPECTIVE RELATED PARTIES (COLLECTIVELY, “APPLICABLE PARTIES”) HAVE ANY LIABILITY TO ANY OBLIGOR, ANY LENDER OR ANY OTHER PERSON OR ENTITY FOR DAMAGES OF ANY KIND, INCLUDING DIRECT OR INDIRECT, SPECIAL, INCIDENTAL OR CONSEQUENTIAL DAMAGES, LOSSES OR EXPENSES (WHETHER IN TORT, CONTRACT OR OTHERWISE) ARISING OUT OF ANY OBLIGOR’S OR THE ADMINISTRATIVE AGENT’S TRANSMISSION OF COMMUNICATIONS THROUGH THE INTERNET OR THE APPROVED ELECTRONIC PLATFORM.
(v)Each Lender agrees that notice to it (as provided in the next sentence) specifying that Communications have been posted to the Approved Electronic Platform shall constitute effective delivery of the Communications to such Lender for purposes of the Loan Documents; provided that the foregoing shall not apply to notices to any Lender pursuant to Section 2.03 if such Lender has notified the Administrative Agent that it is incapable of receiving notices under such Article by electronic communication. Each Lender agrees (A) to notify the Administrative Agent in writing (which could be in the form of electronic communication) from time to time of such Lender’s email address to which the foregoing notice may be sent by electronic transmission and (B) that the foregoing notice may be sent to such email address.
(vi)Each of the Lenders and Obligors agrees that the Administrative Agent may, but (except as may be required by applicable law) shall not be obligated to, store the Communications on the Approved Electronic Platform in accordance with the Administrative Agent’s generally applicable document retention policies and procedures.
(vii)Nothing herein shall prejudice the right of the Administrative Agent or any Lender to give any notice or other communication pursuant to any Loan Document in any other manner specified in such Loan Document.
(viii)“Communications” means, collectively, any notice, demand, communication, information, document or other material provided by or on behalf of any Obligor pursuant to any Loan Document or the transactions contemplated therein which is distributed by the Administrative Agent or any Lender by means of electronic communications pursuant to this Section, including through an Approved Electronic Platform.
Section IX.2.Waivers; Amendments.
(a)No Deemed Waivers Remedies Cumulative. No failure or delay by the Administrative Agent, any Issuing Bank or any Lender in exercising any right or power hereunder shall operate as a waiver thereof nor shall any single or partial exercise of any such right or power, or any abandonment or discontinuance of steps to enforce such a right or power, preclude any other or further exercise thereof or the exercise of any other right or power. The rights and remedies of the Administrative Agent, the Issuing Banks and the Lenders hereunder are cumulative and are not exclusive of any rights or remedies that they would otherwise have. No waiver of any provision of this Agreement or consent to any departure by the Borrower

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therefrom shall in any event be effective unless the same shall be permitted by paragraph (b) of this Section, and then such waiver or consent shall be effective only in the specific instance and for the purpose for which given. Without limiting the generality of the foregoing, the making of a Loan or issuance of a Letter of Credit shall not be construed as a waiver of any Default, regardless of whether the Administrative Agent, any Lender or any Issuing Bank may have had notice or knowledge of such Default at the time.
(b)Amendments to this Agreement. Except as provided in Section 2.13 and Section 2.19, neither this Agreement nor any provision hereof may be waived, amended or modified except pursuant to an agreement or agreements in writing entered into by the Borrower and the Required Lenders or by the Borrower and the Administrative Agent with the consent of the Required Lenders; provided that no such agreement shall:
(i)increase the Commitment of any Lender without the written consent of such Lender,
(ii)reduce the principal amount of any Loan or LC Disbursement or reduce the rate of interest thereon (other than with respect to the election of or the failure to elect the default rate in accordance with Section 2.12(d) or as specifically contemplated herein), or reduce any fees payable hereunder, without the written consent of each Lender directly and adversely affected thereby,
(iii)postpone the scheduled date of payment of the principal amount of any Loan or LC Disbursement, or any interest thereon, or any fees payable hereunder, or reduce the amount of, waive or excuse any such payment, or postpone the scheduled date of expiration of any Commitment, without the written consent of each Lender directly and adversely affected thereby,
(iv)change Section 2.17(b), (c) or (d) (or other sections referred to therein to the extent relating to pro rata payments) in a manner that would alter the pro rata reduction to commitments, sharing of payments or making of disbursements required thereby without the written consent of each Lender directly and adversely affected thereby,
(v)change any of the provisions of this Section or the definition of the term “Required Lenders”, the definition of the term “Required Revolving Lenders” or any other provision hereof specifying the number or percentage of Lenders required to waive, amend or modify any rights hereunder or make any determination or grant any consent hereunder, without the written consent of each Lender directly and adversely affected thereby, ~~or~~
(vi)change any of the provisions of the definition of “Agreed Foreign Currencies” or any other provision specifying the Foreign Currencies in which Multicurrency Loans may be made hereunder, or make any determination or grant any consent hereunder with respect to the definition of “Agreed Foreign Currencies”, in each

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case, without the consent of each Multicurrency Lender directly and adversely affected thereby; or
(iv)contractually subordinate the payment priority of the Credit Agreement Obligations (as defined in the Guarantee and Security Agreement) or contractually subordinate the Liens granted to the Collateral Agent (for the benefit of the Secured Parties) in the Collateral to the Liens securing any other Indebtedness without the written consent of each Lender, in each case, except in connection with a transaction permitted by Sections 6.01 and 6.02 as in effect on the Second Amendment Effective Date;
provided further that (x) no such agreement shall amend, modify or otherwise affect the rights or duties of the Administrative Agent, the Collateral Agent or the Issuing Banks hereunder without the prior written consent of the Administrative Agent, the Collateral Agent or the Issuing Banks, as the case may be, and (y) the consent of Lenders (other than Defaulting Lenders) holding not less than two-thirds of the ~~Revolving~~ Credit Exposure and unused Revolving Commitments (other than of Defaulting Lenders) will be required (A) for any adverse change (from the Lenders’ perspective) affecting the provisions of this Agreement relating to the determination of the Borrowing Base (excluding changes to the provisions of Section 5.12(b)(ii)(E) and (F), but including changes to the provisions of Sections 5.12(b)(i), (ii)(A), (ii)(B), (ii)(C) and (ii)(D) and the definitions set forth in Section 5.13), and (B) for any release of any material portion of the Collateral other than for fair value or as otherwise permitted hereunder or under the other Loan Documents.
In addition, whenever a waiver, amendment or modification requires the consent of a Lender “affected” thereby, such waiver, amendment, or modification shall, upon consent of such Lender, become effective as to such Lender whether or not it becomes effective as to any other Lender, so long as the Required Lenders consent to such waiver, amendment, or modification as provided above.
Anything in this Agreement to the contrary notwithstanding, (x) no waiver or modification of any provision of this Agreement or any other Loan Document that could reasonably be expected to adversely affect the Lenders of any Class in a manner that does not affect all Classes equally shall be effective against the Lenders of such Class unless the Required Lenders of such Class shall have concurred with such waiver or modification~~.~~; provided, however, for the avoidance of doubt, in no other circumstances shall the concurrence of the Required Lenders of a particular Class be required for any waiver, amendment or modification of any provision of this Agreement or any other Loan Document, (y) the Required Revolving Lenders may waive any condition precedent to an extension of credit under the Revolving Commitments (other than as required by Section 4.02) (which, for the avoidance of doubt, shall not constitute a waiver of any ongoing or resulting Default or Event of Default) (but no consent of any Term Lender shall be required and, for the avoidance of doubt, consent of the Required Lenders, if such group of Lenders does not include the Required Revolving Lenders, shall not be sufficient to waive any such condition precedent) and (z) any Incremental Term Lender may waive any condition precedent to an extension of credit under the applicable Incremental Term

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Commitments (which, for the avoidance of doubt, shall not constitute a waiver of any ongoing or resulting Default or Event of Default) (but no consent of any Revolving Lender or other Term Lender shall be required).
(c)Amendments to Security Documents. Except to the extent otherwise expressly set forth in the Guarantee and Security Agreement or the other Loan Documents, no Security Document nor any provision thereof may be waived, amended or modified, nor may the Liens thereof be spread to secure any additional obligations (including any increase in Loans hereunder, but excluding (x) any such increase pursuant to a Commitment Increase under Section 2.08(e) or (y) the spreading of such Liens to any Secured Longer-Term Indebtedness, Secured Shorter-Term Indebtedness, Hedging Agreement Obligations or other Designated Indebtedness Obligations as provided for in the Guarantee and Security Agreement), except pursuant to an agreement or agreements in writing entered into by the Borrower, and by the Collateral Agent with the consent of the Required Lenders; provided that, except as permitted by the Loan Documents, (i) without the written consent of each Lender, no such agreement shall release all or substantially all of the Obligors from their respective obligations under the Security Documents, (ii) without the written consent of each Lender, no such agreement shall amend or waive Section 8.06 of the Guarantee and Security Agreement and (iii) without the written consent of each Lender, no such agreement shall release all or substantially all of the collateral security or otherwise terminate all or substantially all of the Liens under the Security Documents, alter the relative priorities of the obligations entitled to the Liens created under the Security Documents (except in connection with securing additional obligations equally and ratably with the Loans and other obligations hereunder, including any Secured Longer-Term Indebtedness, Secured Shorter-Term Indebtedness, Hedging Agreement Obligations or other Designated Indebtedness Obligations as provided for in the Guarantee and Security Agreement) with respect to all or substantially all of the collateral security provided thereby, or release all or substantially all of the guarantors under the Guarantee and Security Agreement from their guarantee obligations thereunder, except that no such consent shall be required, and the Administrative Agent is hereby authorized (and so agrees with the Borrower) to direct the Collateral Agent under the Guarantee and Security Agreement, (w) to release from the Guarantee and Security Agreement any “Subsidiary Guarantor” (and any property of such Subsidiary Guarantor) that is designated as ~~a “Financing Subsidiary”, a “Foreign Subsidiary”,~~ an “Immaterial Subsidiary” ~~or a “Subsidiary of a Foreign Subsidiary” or which is otherwise no longer required to be a “Subsidiary Guarantor,” in each case of this clause (w), in accordance with this Agreement and the Guarantee and Security Agreement~~; provided that notwithstanding anything in this clause (w) to the contrary, no Subsidiary Guarantor that is an Immaterial Subsidiary shall be released pursuant to this clause (w) unless both immediately before and after giving effect to such release (i) no Default shall exist or be continuing and (ii) the Covered Debt Amount does not exceed the Borrowing Base, (x) to release any Lien covering property (and to release any such guarantor) that is the subject of either a Disposition of property permitted hereunder or a Disposition to which the Required Lenders or the required number or percentage of Lenders have consented, (y) to release any Lien and/or guarantee obligation in accordance with Section 10.03 of the Guarantee and Security Agreement, and (z) to release (and to acknowledge the release of) all Liens and guarantees of Obligors upon the date on which the Commitments have expired or been terminated and the principal of and accrued interest on each Loan and all fees and other amounts payable hereunder

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by the Borrower or any other Obligor shall have been paid in full (excluding, for the avoidance of doubt, any amount in connection with any contingent, unasserted indemnification obligations or other obligations that expressly survive the termination of this Agreement), all Letters of Credit shall have (x) expired, (y) been terminated or (z) been Cash Collateralized as set forth herein or backstopped in a manner satisfactory to the Administrative Agent and the Issuing Banks in their sole discretion, and, in each case, all LC Disbursements then outstanding have been reimbursed (including in connection with a complete refinancing).
(d)Replacement of Non-Consenting Lender. If, in connection with any proposed change, waiver, amendment, consent, discharge or termination to any of the provisions of this Agreement as contemplated by this Section 9.02 requiring (i) the consent of “each Lender” or “each Lender affected thereby” or (ii) the consent of “two-thirds of the ~~Revolving~~ Credit Exposure and unused Revolving Commitments”, the consent of the Required Lenders shall have been obtained but the consent of one or more Lenders whose consent is required for such proposed change, waiver, amendment, consent, discharge or termination (each a “Non-Consenting Lender”) is not obtained, then (so long as no Event of Default has occurred and is continuing) the Borrower shall have the right, at its sole cost and expense, to replace each such Non-Consenting Lender or Lenders with one or more replacement Lenders pursuant to Section 2.18(b) so long as at the time of such replacement, each such replacement Lender consents to the proposed change, waiver, discharge or termination.
(e)Technical Error or Omission. If the Administrative Agent and the Borrower shall have jointly identified an obvious error or any error or omission of a technical nature in any of the Loan Documents, then the Administrative Agent and the Borrower shall be permitted to amend such provision to cure such error or omission without any further action or consent of any other party if the same is not objected to in writing by the Required Lenders to the Administrative Agent within 5 Business Days following receipt of notice thereof.
Section IX.3.Expenses; Indemnity; Damage Waiver.
(a)Costs and Expenses. The Borrower shall pay (i) all reasonable and documented out-of-pocket costs and expenses incurred by the Administrative Agent, the Collateral Agent and their Affiliates~~, including~~ (with respect to legal fees, limited to the reasonable and documented out-of-pocket fees, charges and disbursements of one outside counsel and of any necessary special and/or local counsel for the Administrative Agent and the Collateral Agent (but only one of each type of counsel for all such Persons together), in connection with the syndication of the credit facilities provided for herein, the preparation and administration of this Agreement and the other Loan Documents and any amendments, modifications or waivers of the provisions hereof or thereof (whether or not the transactions contemplated hereby or thereby shall be consummated), (ii) all reasonable and documented out-of-pocket expenses incurred by any Issuing Bank in connection with the issuance, amendment, renewal or extension of any Letter of Credit by such Issuing Bank or any demand for payment thereunder, (iii) all reasonable and documented out-of-pocket costs and expenses incurred by the Administrative Agent, the Collateral Agent, any Issuing Bank or any Lender, including the reasonable and documented fees, charges and disbursements of one outside counsel (~~and of any~~

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~~necessary special and/or local counsel for the Administrative Agent, the Collateral Agent and each Issuing Bank as well as one outside counsel for the Lenders and additional counsel should any~~with respect to legal fees, limited to the reasonable and documented out-of-pocket fees, charges and disbursements of one (1) outside legal counsel plus, if necessary, one (1) local counsel per appropriate jurisdiction plus, in the case of an actual or perceived conflict of interest ~~arise~~or separate defenses available to indemnified parties that are different from those available to other indemnified parties, one (1) additional counsel per group of affected parties), in connection with the enforcement or protection of its rights in connection with this Agreement and the other Loan Documents, including its rights under this Section, or in connection with the Loans made or Letters of Credit issued hereunder, including all such documented out-of-pocket expenses incurred during any workout, restructuring or negotiations in respect thereof) and (iv) all reasonable and documented out-of-pocket costs, expenses, taxes, assessments and other charges reasonably incurred in connection with any filing, registration, recording or perfection of any security interest contemplated by any Security Document or any other document referred to therein.
(b)Indemnification by the Borrower. The Borrower shall indemnify the Administrative Agent, the Collateral Agent, the Lead Arranger, each Issuing Bank and each Lender, and each Related Party of any of the foregoing Persons (each such Person being called an “Indemnitee”) against, and hold each Indemnitee harmless from, any and all losses, claims, damages, liabilities, actions, judgments, suits, costs, expenses and disbursements of any kind or nature whatsoever (~~including the~~other than Taxes or Other Taxes which shall only be indemnified by the Borrower to the extent provided in Section 2.16) (with respect to legal fees, limited to the reasonable and documented out-of-pocket fees, charges and disbursements of one (1) outside legal counsel ~~for all Indemnitees (and, if reasonably~~plus, if necessary, ~~of~~ one (1) local counsel ~~in any relevant jurisdiction for all Indemnitees) unless, in the reasonable opinion of an Indemnitee, representation of all Indemnitees by such counsel would be inappropriate due to the existence~~per appropriate jurisdiction plus, in the case of an actual or ~~potential~~perceived conflict of interest or separate defenses available to indemnified parties that are different from those available to the Borrower or other indemnified parties, one (1) additional counsel per group of affected parties) (collectively, “Losses”) in connection with any investigative, administrative or judicial proceeding or hearing commenced or threatened by any Person, whether or not any such Indemnitee shall be designated as a party or a potential party thereto, and any fees or expenses incurred by Indemnitees in enforcing this indemnity, whether based on any federal, state or foreign laws, statutes, rules or regulations (including securities and commercial laws, statutes, rules or regulations and laws, statutes, rules or regulations relating to environmental, occupational safety and health or land use matters), on common law or equitable cause or on contract or otherwise and related expenses or disbursements of any kind, including the fees, charges and disbursements of outside counsel for any such affected Indemnitee for the Indemnitees collectively as specified above, incurred by or asserted against any Indemnitee arising out of, in connection with, or as a result of (i) the execution or delivery of this Agreement or any agreement or instrument contemplated hereby, the performance by the parties hereto of their respective obligations hereunder or the consummation of the Transactions or any other transactions contemplated hereby, (ii) any Loan or Letter of Credit or the use of the proceeds therefrom (including any refusal by an Issuing Bank to honor a demand for payment under a

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Letter of Credit if the documents presented in connection with such demand do not strictly comply with the terms of such Letter of Credit) or (iii) any actual or prospective claim, litigation, investigation or proceeding relating to any of the foregoing, whether based on contract, tort or any other theory and whether brought by the Borrower or a third party and regardless of whether any Indemnitee is a party thereto; provided that such indemnity shall not as to any Indemnitee, be available to the extent that such Losses (A) are determined by a court of competent jurisdiction by final and nonappealable judgment to have resulted from (i) the bad faith, fraud, willful misconduct or gross negligence of such Indemnitee or its Related Parties or (ii) a breach in bad faith of such Indemnitee’s obligations under this Agreement or the other Loan Documents, if the Borrower or other Obligor has obtained a final and nonappealable judgment in its favor on such claim as determined by a court of competent jurisdiction, (B) result from the settlement of any such claim, investigation, litigation, or other proceedings described in clause (iii) above unless the Borrower has consented to such settlement (which consent shall not be unreasonably withheld or delayed (provided that nothing in this clause (B) shall restrict the right of any person to settle any claim for which it has waived its right of indemnity by the Borrower)), or (C) result from disputes solely among Indemnitees and not involving any act or omission of an Obligor or any Affiliate thereof (other than any dispute against the Administrative Agent, the Collateral Agent or any Issuing Bank, in each case, in their respective capacities as such). The Borrower shall not be liable to any Indemnitee for any special, indirect, consequential or punitive damages. Paragraph (b) of this Section shall not apply with respect to Taxes other than any Taxes that represent losses, claims, damages, etc. arising from any non-Tax claim.
The Lead Arranger shall not have obligations or duties whatsoever in such capacity under this Agreement or any other Loan Document and shall incur no liability hereunder or thereunder in such capacity, but the Lead Arranger shall have the benefit of the indemnities provided for hereunder.
(c)Reimbursement by Lenders. To the extent that the Borrower fails to pay (x) any amount required to be paid by it to the Administrative Agent, the Collateral Agent or any Issuing Bank under paragraph (a) or (b) of this Section (and without limiting its obligation to do so) or against any Related Party of any of the foregoing acting for any Administrative Agent (or any sub-agent) in connection with such capacity~~,~~ or (y) any fees, costs and expenses of the Approved Third-Party Appraiser selected by the Administrative Agent incurred pursuant to Section 5.12(b)(ii)(F) hereof in excess of the annual cap described therein (provided that prior to incurring expenses in excess of the annual cap described therein at any time no Event of Default shall exist, the Administrative Agent shall have afforded the Lenders an opportunity to consult with the Administrative Agent regarding such expenses), (i) each Lender severally agrees to pay to the Administrative Agent~~,~~ or the Collateral Agent ~~or the applicable Issuing Bank~~, as the case may be, such Lender’s Applicable Percentage (determined as of the time that the applicable unreimbursed expense or indemnity payment is sought) of such unpaid amount and (ii) each Revolving Lender severally agrees to pay to the applicable Issuing Bank, such Lender’s Applicable Revolving Percentage (determined as of the time that the applicable unreimbursed expense or indemnity payment is sought) of such unpaid amount; provided that the unreimbursed Loss was incurred by or asserted against the Administrative Agent, the Collateral Agent or the applicable Issuing Bank in its capacity as such or against any Related Party of any of the

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foregoing acting for any Administrative Agent (or any sub-agent) in connection with such capacity.
(d)Waiver of Consequential Damages, Etc. To the extent permitted by applicable law, no party hereto shall assert, and each party hereto hereby waives, any claim against any other party (or any Related Party to such party), on any theory of liability, for special, indirect, consequential or punitive Losses (as opposed to direct or actual Losses) arising out of, in connection with, or as a result of, this Agreement or any agreement or instrument contemplated hereby, the Transactions, any Loan or Letter of Credit or the use of the proceeds thereof; provided that the foregoing limitation shall not be deemed to impair or affect the obligations of the Obligors under clause (b) above with respect to Losses not expressly described in the foregoing limitation. No Indemnitee shall be liable for any damages arising from the use by unintended recipients of any information or other materials distributed by it through telecommunications, electronic or other information transmission systems in connection with this Agreement or the other Loan Documents or the transactions contemplated hereby or thereby, except to the extent caused by the willful misconduct or gross negligence of such Indemnitee or its Related Parties, as determined by a final, non-appealable judgment of a court of competent jurisdiction.
(e)Payments. All amounts due under this Section shall be payable promptly after written demand therefor.
Section IX.4.Successors and Assigns.
(a)Assignments Generally. The provisions of this Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns permitted hereby (including any Affiliate of an Issuing Bank that issues any Letter of Credit), except that (i) the Borrower may not assign or otherwise transfer any of its rights or obligations hereunder without the prior written consent of each Lender (and any attempted assignment or transfer by the Borrower without such consent shall be null and void) and (ii) no Lender may assign or otherwise transfer its rights or obligations hereunder except in accordance with this Section (and any attempted assignment or transfer by any Lender which is not in accordance with this Section shall be treated as provided in the second sentence of Section 9.04(b)(iii)). Nothing in this Agreement, expressed or implied, shall be construed to confer upon any Person (other than the parties hereto, their respective successors and assigns permitted hereby (including any Affiliate of an Issuing Bank that issues any Letter of Credit) and, to the extent expressly contemplated hereby, the Related Parties of each of the Administrative Agent, the Issuing Banks and the Lenders) any legal or equitable right, remedy or claim under or by reason of this Agreement.
(b)Assignments by Lenders.
(i)Assignments Generally. Subject to the conditions set forth in clause (ii) below, any Lender may assign to one or more assignees (other than natural persons (or a holding company, investments vehicle, investment vehicle or trust for, or owned and operated by or for the primary benefit of a natural person), any Defaulting

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Lender or Persons listed in the Prohibited Assignees and Participants Side Letter) all or a portion of its rights and obligations under this Agreement (including all or a portion of its Commitments and the Loans and LC Exposure at the time owing to it) with the prior written consent (such consent not to be unreasonably withheld or delayed) of:
(A)the Borrower; provided that no consent of the Borrower shall be required for an assignment to a Lender, an Affiliate of a Lender, or, if an Event of Default has occurred and is continuing, any other assignee; provided, further, that the Borrower shall be deemed to have consented to any such assignment unless it shall have objected thereto by written notice to the Administrative Agent within ten Business Days after having received notice thereof; and
(B)the Administrative Agent and, in the case of an assignment of Revolving Commitments, each Issuing Bank holding Revolving Commitments of the same Class as the assigned Revolving Commitment: provided that no consent of the Administrative Agent or the Issuing Banks shall be required for an assignment by a Lender to an Affiliate of such Lender.
(ii)Certain Conditions to Assignments. Assignments shall be subject to the following additional conditions:
(A)except in the case of an assignment to a Lender or an Affiliate of a Lender or an assignment of the entire remaining amount of the assigning Lender’s Commitment or Loans and LC Exposure of a Class, the amount of the Commitment or Loans and LC Exposure of such Class of the assigning Lender subject to each such assignment (determined as of the date the Assignment and Assumption with respect to such assignment is delivered to the Administrative Agent) shall not be less than U.S. $5,000,000 unless each of the Borrower and the Administrative Agent otherwise consent; provided that no such consent of the Borrower shall be required if an Event of Default has occurred and is continuing;
(B)each partial assignment of any Class of Commitments or Loans and LC Exposure shall be made as an assignment of a proportionate part of all the assigning Lender’s rights and obligations under this Agreement in respect of such Class of Commitments, Loans and LC Exposure;
(C)the parties to each assignment shall execute and deliver to the Administrative Agent an Assignment and Assumption in substantially the form of Exhibit A hereto (or any other form approved by the Administrative Agent and, to the extent Borrower’s consent is required in connection with such assignment, the Borrower), together with a processing and recordation fee of U.S. $3,500 (which fee shall not be payable in connection with an assignment to a Lender or to an Affiliate of a Lender), for which the Borrower and the Subsidiary Guarantors shall not be obligated;

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(D)the assignee, if it shall not already be a Lender of the applicable Class, shall deliver to (x) the Administrative Agent, an Administrative Questionnaire, and (y) to the Administrative Agent and the Borrower, any tax forms or certifications required by Section 2.16; and
(E)any assignment by a Multicurrency Lender shall (unless the Borrower otherwise consents in writing) be made only to an assignee that has agreed to make Loans pursuant to its Multicurrency Commitment and receive payments in the Agreed Foreign Currencies for which Loans may be made at the time of such proposed assignments without the need to obtain any authorization referred to in clause (b)(z) of the definition of “Agreed Foreign Currency”.
(iii)Effectiveness of Assignments. Subject to acceptance and recording thereof pursuant to paragraph (c) of this Section, from and after the effective date specified in each Assignment and Assumption the assignee thereunder shall be a party hereto and, to the extent of the interest assigned by such Assignment and Assumption, have the rights and obligations of a Lender under this Agreement, and the assigning Lender thereunder shall, to the extent of the interest assigned by such Assignment and Assumption, be released from its obligations under this Agreement (and, in the case of an Assignment and Assumption covering all of the assigning Lender’s rights and obligations under this Agreement, such Lender shall cease to be a party hereto but shall continue to be entitled to the benefits of Sections 2.14, 2.15, 2.16 and 9.03 with respect to facts and circumstances occurring prior to the effective date of such assignment). Any assignment or transfer by a Lender of rights or obligations under this Agreement that does not comply with this Section 9.04 shall be treated for purposes of this Agreement as a sale by such Lender of a participation in such rights and obligations in accordance with paragraph (f) of this Section (but only to the extent such assignment or other transfer otherwise complies with the provisions of such paragraph). Notwithstanding anything to the contrary herein, in connection with any assignment of rights and obligations of any Defaulting Lender hereunder, no such assignment shall be effective unless and until, in addition to the other conditions set forth in Section 9.04(b)(ii) or otherwise, the parties to the assignment shall make such additional payments to Administrative Agent in an aggregate amount sufficient, upon distribution thereof as appropriate (which may be outright payment, purchases by the assignee of participations or subparticipations, or other compensating actions, including funding, with the consent of Borrower and Administrative Agent, the Applicable Revolving Percentage of Revolving Loans previously requested but not funded by the Defaulting Lender, to each of which the applicable assignee and assignor hereby irrevocably consent), to (x) pay and satisfy in full all payment liabilities then owed by such Defaulting Lender to Administrative Agent, each Issuing Bank and each Lender hereunder (and interest accrued thereon), and (y) acquire (and fund as appropriate) its full Applicable Revolving Percentage of all Revolving Loans and participations in Letters of Credit. Notwithstanding the foregoing, in the event that any assignment of rights and obligations of any Defaulting Lender hereunder shall become effective under applicable law without compliance with the provisions of this paragraph, then the assignee of such

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interest shall be deemed to be a Defaulting Lender for all purposes of this Agreement until such compliance occurs.
(iv)Notwithstanding anything to the contrary set forth herein or in any other Loan Document, each Lender hereunder must at all times be a “qualified purchaser” as that term is defined in and under the Investment Company Act (a “Qualified Purchaser”). Each Lender (x) represents and warrants to the Borrower, as of the later of the date such Person became a Lender party hereto and the Effective Date, and (y) covenants, from such date to the date such Person ceases being a Lender party hereto, that it is and will remain a Qualified Purchaser.
(c)Maintenance of Registers by Administrative Agent. The Administrative Agent, acting solely for this purpose as a non-fiduciary agent of the Borrower, shall maintain at one of its offices in New York City a copy of each Assignment and Assumption delivered to it and a register for the recordation of the names and addresses of the Lenders, and the Commitments of, and principal amount (and stated interest) of the Loans and LC Disbursements owing to, each Lender pursuant to the terms hereof from time to time (the “Registers” and each individually, a “Register”). The entries in the Registers shall be conclusive absent manifest error, and the Borrower, the Administrative Agent, the Issuing Banks and the Lenders may treat each Person whose name is recorded in the Registers pursuant to the terms hereof as a Lender hereunder for all purposes of this Agreement, notwithstanding notice to the contrary. The Registers shall be available for inspection by the Borrower, any Issuing Bank and any Lender, at any reasonable time and from time to time upon reasonable prior notice.
(d)Acceptance of Assignments by Administrative Agent. Upon its receipt of a duly completed Assignment and Assumption executed by an assigning Lender and an assignee, the assignee’s completed Administrative Questionnaire (unless the assignee shall already be a Lender hereunder), the processing and recordation fee referred to in paragraph (b) of this Section and any written consent to such assignment required by paragraph (b) of this Section, the Administrative Agent shall accept such Assignment and Assumption and record the information contained therein in the Register. No assignment shall be effective for purposes of this Agreement unless it has been recorded in the Register as provided in this paragraph.
(e)Special Purposes Vehicles. Notwithstanding anything to the contrary contained herein, any Lender (a “Granting Lender”) may grant to a special purpose funding vehicle (an “SPC”) owned or administered by such Granting Lender, identified as such in writing from time to time by such Granting Lender to the Administrative Agent and the Borrower, the option to provide all or any part of any Loan that such Granting Lender would otherwise be obligated to make; provided that (i) nothing herein shall constitute a commitment to make any Loan by any SPC, (ii) if an SPC elects not to exercise such option or otherwise fails to provide all or any part of such Loan, such Granting Lender shall, subject to the terms of this Agreement, make such Loan pursuant to the terms hereof, (iii) the rights of any such SPC shall be derivative of the rights of such Granting Lender, and such SPC shall be subject to all of the restrictions upon such Granting Lender herein contained, and (iv) no SPC shall be entitled to the benefits of Sections 2.14 (or any other increased costs protection provision), 2.15 or 2.16. Each SPC shall

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be conclusively presumed to have made arrangements with its Granting Lender for the exercise of voting and other rights hereunder in a manner which is acceptable to the SPC, the Administrative Agent, the Lenders and the Borrower, and each of the Administrative Agent, the Lenders and the Obligors shall be entitled to rely upon and deal solely with the Granting Lender with respect to Loans made by or through its SPC. The making of a Loan by an SPC hereunder shall utilize the Commitment of the Granting Lender to the same extent, and as if, such Loan were made by the Granting Lender.
Each party hereto hereby agrees (which agreement shall survive the termination of this Agreement) that, prior to the date that is one year and one day after the payment in full of all outstanding senior indebtedness of any SPC, it will not institute against, or join any other person in instituting against, such SPC, any bankruptcy, reorganization, arrangement, insolvency or liquidation proceedings or similar proceedings under the laws of the United States or any State thereof, in respect of claims arising out of this Agreement; provided that the Granting Lender for each SPC hereby agrees to indemnify, save and hold harmless each other party hereto for any Losses arising out of their inability to institute any such proceeding against its SPC. In addition, notwithstanding anything to the contrary contained in this Section, any SPC may (i) without the prior written consent of the Borrower and the Administrative Agent and without paying any processing fee therefor, assign all or a portion of its interests in any Loans to its Granting Lender or to any financial institutions providing liquidity and/or credit facilities to or for the account of such SPC to fund the Loans made by such SPC or to support the securities (if any) issued by such SPC to fund such Loans (but nothing contained herein shall be construed in derogation of the obligation of the Granting Lender to make Loans hereunder); provided that neither the consent of the SPC nor of any such assignee shall be required for amendments or waivers hereunder except for those amendments or waivers for which the consent of participants is required under paragraph (f) below, and (ii) disclose on a confidential basis (in the same manner described in Section 9.13(b)) any non-public information relating to its Loans to any rating agency, commercial paper dealer or provider of a surety, guarantee or credit or liquidity enhancement to such SPC.
(f)Participations. Any Lender may, with the consent of the Borrower (such consent not to be unreasonably withheld or delayed), sell participations to one or more banks or other entities (other than natural persons (or a holding company, investments vehicle, investment vehicle or trust for, or owned and operated by or for the primary benefit of a natural person), a Defaulting Lender or any Person listed on the Prohibited Assignees and Participants Side Letter) (a “Participant”) in all or a portion of such Lender’s rights and obligations under this Agreement and the other Loan Documents (including all or a portion of its Commitments and the Loans and LC Disbursements owing to it); provided that (i) the consent of the Borrower shall not be required (A) for a participation to a Lender or an Affiliate of a Lender or (B) so long as an Event of Default has occurred and is continuing, (ii) such Lender’s obligations under this Agreement and the other Loan Documents shall remain unchanged, (iii) such Lender shall remain solely responsible to the other parties hereto for the performance of such obligations,(iv) the Borrower, the Administrative Agent, the Issuing Banks and the other Lenders shall continue to deal solely and directly with such Lender in connection with such Lender’s rights and obligations under this Agreement and the other Loan Documents and (v) the Borrower shall be deemed to have

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consented to any such participation unless it shall have objected thereto by written notice to the Administrative Agent within ten Business Days after having received notice thereof. Any agreement or instrument pursuant to which a Lender sells such a participation shall provide that such Lender shall retain the sole right to enforce this Agreement and the other Loan Documents and to approve any amendment, modification or waiver of any provision of this Agreement or any other Loan Document; provided that such agreement or instrument may provide that such Lender will not, without the consent of the Participant, agree to any amendment, modification or waiver described in the first proviso to Section 9.02(b) that directly affects such Participant. Subject to paragraph (g) of this Section, the Borrower agrees that each Participant shall be entitled to the benefits of Sections 2.14, 2.15 and 2.16 to the same extent as if it were a Lender and had acquired its interest by assignment pursuant to paragraph (b) of this Section; provided that (A) such Participant agrees to be subject to the provisions of Sections 2.18 as if it were an assignee under paragraph (b) of this Section and (B) such Participant shall not be entitled to receive any greater payment under Sections 2.14, 2.15 or 2.16, with respect to any participation, than its participating Lender would have been entitled to receive, except to the extent such entitlement to receive a greater payment results from a Change in Law that occurs after the Participant acquired the applicable participation; provided, further, that no Participant shall be entitled to the benefits of Section 2.16 unless the Borrower is notified of the participation granted to such Participant and such Participant shall have complied with the requirements of Section 2.16 as if such Participant is a Lender. Each Lender that sells a participation agrees, at the Borrower’s request and expense, to use reasonable efforts to cooperate with the Borrower to effectuate the provisions of Section 2.18 with respect to any Participant. To the extent permitted by law, each Participant also shall be entitled to the benefits of Section 9.08 as though it were a Lender; provided such Participant agrees to be subject to Section 2.17(d) as though it were a Lender hereunder. Each Lender that sells a participation shall, acting solely for this purpose as a non-fiduciary agent of the Borrower, maintain a register on which it enters the name and address of each Participant and the principal amounts (and stated interest) of each Participant’s interest in the Loans or other obligations under the Loan Documents (the “Participant Register”); provided that no Lender shall have any obligation to disclose all or any portion of the Participant Register (including the identity of any Participant or any other information relating to a Participant’s interest in any commitments, loans, letters of credit or its other obligations under any Loan Document) to any person except to the extent that such disclosures are necessary to establish that such commitment, loan, letter of credit or other obligation is in registered form under Section 5f.103-1(c) and proposed Section 1.163-5(b) of the United States Treasury Regulations. The entries in the Participant Register shall be conclusive absent manifest error, and such Lender shall treat each Person whose name is recorded in the Participant Register as the owner of such participation for all purposes of this Agreement notwithstanding any notice to the contrary. For the avoidance of doubt, the Administrative Agent (in its capacity as Administrative Agent) shall have no responsibility for maintaining a Participant Register.
(g)Limitations on Rights of Participants. A Participant shall not be entitled to receive any greater payment under Section 2.14, 2.15 or 2.16 than the applicable Lender would have been entitled to receive with respect to the participation sold to such Participant, unless the sale of the participation to such Participant is made with the Borrower’s prior written consent. A Participant that would be a Foreign Lender if it were a Lender shall not be entitled to the benefits

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of Section 2.16 unless the Borrower is notified of the participation sold to such Participant and such Participant agrees, for the benefit of the Borrower, to comply with paragraphs (f) and (h) of Section 2.16 as though it were a Lender and in the case of a Participant claiming exemption for portfolio interest under Section 871(h) or 881(c) of the Code, the applicable Lender shall provide the Borrower with satisfactory evidence that the participation is in registered form and shall permit the Borrower to review such register as reasonably needed for the Borrower to comply with its obligations under applicable laws and regulations.
(h)Certain Pledges. Any Lender may at any time pledge or assign a security interest in all or any portion of its rights under this Agreement to secure obligations of such Lender, including any such pledge or assignment to a Federal Reserve Bank or any other central bank having jurisdiction over such Lender, and this Section 9.04 shall not apply to any such pledge or assignment of a security interest; provided that no such pledge or assignment of a security interest shall release a Lender from any of its obligations hereunder or substitute any such assignee for such Lender as a party hereto.
(i)No Assignments to the Borrower or Affiliates. Anything in this Section to the contrary notwithstanding, no Lender may assign or participate any interest in any Loan or LC Exposure held by it hereunder to (a) the Borrower or any of its Affiliates or Subsidiaries without the prior consent of each Lender or (b) any Person listed in the Prohibited Assignees and Participants Side Letter.
Section IX.5.Survival. All covenants, agreements, representations and warranties made by the Borrower herein and in the certificates or other instruments delivered in connection with or pursuant to this Agreement shall be considered to have been relied upon by the other parties hereto and shall survive the execution and delivery of this Agreement and the making of any Loans and issuance of any Letters of Credit, regardless of any investigation made by any such other party or on its behalf and notwithstanding that the Administrative Agent, any Issuing Bank or any Lender may have had notice or knowledge of any Default or incorrect representation or warranty at the time any credit is extended hereunder, and shall continue in full force and effect as long as the principal of or any accrued interest on any Loan or any fee or any other amount payable under this Agreement is outstanding and unpaid or any Letter of Credit is outstanding and so long as the Commitments have not expired or terminated. The provisions of Sections 2.14, 2.15, 2.16 and 9.03 and Article VIII shall survive and remain in full force and effect regardless of the consummation of the transactions contemplated hereby, the repayment of the Loans, the expiration or termination, Cash Collateralization or backstop of the Letters of Credit and the Commitments or the termination of this Agreement or any provision hereof.
Section IX.6.Counterparts; Integration; Effectiveness; Electronic Execution.
(a)Counterparts; Integration; Effectiveness. This Agreement may be executed in counterparts (and by different parties hereto on different counterparts), each of which shall constitute an original, but all of which when taken together shall constitute a single contract. This Agreement, the other Loan Documents and any separate letter agreements with respect to fees payable to the Administrative Agent constitute the entire contract between and among the parties relating to the subject matter hereof and supersede any and all previous

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agreements and understandings, oral or written, relating to the subject matter hereof. Except as provided in Section 4.01, this Agreement shall become effective when it shall have been executed by the Administrative Agent and when the Administrative Agent shall have received counterparts hereof which, when taken together, bear the signatures of each of the other parties hereto, and thereafter shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns. Delivery of an executed counterpart of a signature page to this Agreement by telecopy or electronically (e.g. pdf) shall be effective as delivery of a manually executed counterpart of this Agreement.
(b)Electronic Execution of Loan Documents. The words “execution,” “signed,” “signature,” and words of like import in this Agreement and the other Loan Documents including any Assignment and Assumption shall be deemed to include electronic signatures or the keeping of records in electronic form, each of which shall be of the same legal effect validity or enforceability as a manually executed signature or the use of a paper-based recordkeeping system, as the case may be, to the extent and as provided for in any applicable law, including the Federal Electronic Signatures in Global and National Commerce Act, the New York State Electronic Signatures and Records Act, or any other similar state laws based on the Uniform Electronic Transactions Act.
Section IX.7.Severability. Any provision of this Agreement held to be invalid, illegal or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such invalidity, illegality or unenforceability without affecting the validity, legality and enforceability of the remaining provisions hereof; and the invalidity of a particular provision in a particular jurisdiction shall not invalidate such provision in any other jurisdiction.
Section IX.8.Right of Setoff. If an Event of Default shall have occurred and be continuing, the Administrative Agent, the Collateral Agent, each Issuing Bank, each Lender and each of its Affiliates is hereby authorized at any time and from time to time (with the prior consent of the Administrative Agent or the Required Lenders), to the fullest extent permitted by law, to set off and apply any and all deposits (general or special, time or demand, provisional or final) at any time held and other obligations at any time owing by the Administrative Agent, the Collateral Agent, such Issuing Bank, such Lender or Affiliate to or for the credit or the account of the Borrower against any of and all the obligations of the Borrower now or hereafter existing under this Agreement held by such Lender, irrespective of whether or not such Lender shall have made any demand under this Agreement and although such obligations may be unmatured, or are owed to a branch, office or Affiliate of such Lender or Issuing Bank different from the branch, office or Affiliate holding such deposit or obligated on such Indebtedness; provided that in the event that any Defaulting Lender shall exercise any such right of setoff, (x) all amounts so set off shall be paid over immediately to Administrative Agent for further application in accordance with the provisions of Sections 2.17(d) and, pending such payment, shall be segregated by such Defaulting Lender from its other funds and deemed held in trust for the benefit of Administrative Agent, the Issuing Banks, and the Lenders, and (y) the Defaulting Lender shall provide promptly to Administrative Agent a statement describing in reasonable detail the amounts owing to such Defaulting Lender hereunder as to which it exercised such right of setoff. The rights of the Administrative Agent, the Collateral Agent, each Issuing Bank and each Lender under this

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Section are in addition to other rights and remedies (including other rights of setoff) which such Person may have. Each Issuing Bank and Lender agrees to notify the Borrower and the Administrative Agent promptly after any such setoff and application; provided that the failure to give such notice shall not affect the validity of such setoff and application.
Section IX.9.Governing Law; Jurisdiction; Etc.
(a)Governing Law. This Agreement shall be construed in accordance with and governed by the law of the State of New York.
(b)Submission to Jurisdiction. Each party to this Agreement hereby irrevocably and unconditionally submits, for itself and its property, to the exclusive jurisdiction of the Supreme Court of the State of New York sitting in New York County and of the United States District Court of the Southern District of New York, and any appellate court from any thereof, in any action or proceeding arising out of or relating to this Agreement and any other Loan Document, or for recognition or enforcement of any judgment, and each of the parties hereto hereby irrevocably and unconditionally agrees that all claims in respect of any such action or proceeding may be heard and determined in such New York State or, to the extent permitted by law, in such federal court. Each of the parties hereto agrees that a final judgment in any such action or proceeding shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by law. Nothing in this Agreement shall affect any right that the Administrative Agent, any Issuing Bank or any Lender may otherwise have to bring any action or proceeding relating to this Agreement against the Borrower or its properties in the courts of any jurisdiction.
(c)Waiver of Venue. ~~The Borrower~~Each party to this Agreement hereby irrevocably and unconditionally waives, to the fullest extent it may legally and effectively do so, any objection which it may now or hereafter have to the laying of venue of any suit, action or proceeding arising out of or relating to this Agreement in any court referred to in paragraph (b) of this Section. Each of the parties hereto hereby irrevocably waives, to the fullest extent permitted by law, the defense of an inconvenient forum to the maintenance of such action or proceeding in any such court.
(d)Service of Process. Each party to this Agreement (i) irrevocably consents to service of process in the manner provided for notices in Section 9.01 and (ii) agrees to the extent permitted by applicable law that service as provided in the manner provided for notices in Section 9.01 is sufficient to confer personal jurisdiction over such party in any proceeding in any court and otherwise constitutes effective and binding service in every respect. Nothing in this Agreement will affect the right of any party to this Agreement to serve process in any other manner permitted by law.
Section IX.10.WAIVER OF JURY TRIAL. EACH PARTY HERETO HEREBY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN ANY LEGAL PROCEEDING DIRECTLY OR INDIRECTLY ARISING OUT OF OR RELATING TO THIS AGREEMENT, ANY OTHER LOAN DOCUMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY (WHETHER

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BASED ON CONTRACT, TORT OR ANY OTHER THEORY). EACH PARTY HERETO (A) CERTIFIES THAT NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER PARTY HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PARTY WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER AND (B) ACKNOWLEDGES THAT IT AND THE OTHER PARTIES HERETO HAVE BEEN INDUCED TO ENTER INTO THIS AGREEMENT BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION.
Section IX.11.Judgment Currency. This is an international loan transaction in which the specification of Dollars or any Foreign Currency, as the case may be (the “Specified Currency”), and payment in New York City or the country of the Specified Currency, as the case may be (the “Specified Place”), is of the essence, and the Specified Currency shall be the currency of account in all events relating to Loans denominated in the Specified Currency. The payment obligations of the Borrower under this Agreement shall not be discharged or satisfied by an amount paid in another currency or in another place, whether pursuant to a judgment or otherwise, to the extent that the amount so paid on conversion to the Specified Currency and transfer to the Specified Place under normal banking procedures does not yield the amount of the Specified Currency at the Specified Place due hereunder. If for the purpose of obtaining judgment in any court it is necessary to convert a sum due hereunder in the Specified Currency into another currency (the “Second Currency”), the rate of exchange that shall be applied shall be the rate at which in accordance with normal banking procedures the Administrative Agent could purchase the Specified Currency with the Second Currency on the Business Day next preceding the day on which such judgment is rendered. The obligation of the Borrower in respect of any such sum due from it to the Administrative Agent or any Lender hereunder or under any other Loan Document (in this Section called an “Entitled Person”) shall, notwithstanding the rate of exchange actually applied in rendering such judgment be discharged only to the extent that on the Business Day following receipt by such Entitled Person of any sum adjudged to be due by the Borrower hereunder in the Second Currency such Entitled Person may in accordance with normal banking procedures purchase and transfer to the Specified Place the Specified Currency with the amount of the Second Currency so adjudged to be due; and the Borrower hereby, as a separate obligation and notwithstanding any such judgment, agrees to indemnify such Entitled Person against, and to pay such Entitled Person on demand, in the Specified Currency, the amount (if any) by which the sum originally due by the Borrower to such Entitled Person in the Specified Currency hereunder exceeds the amount of the Specified Currency so purchased and transferred.
Section IX.12.Headings. Article and Section headings and the Table of Contents used herein are for convenience of reference only, are not part of this Agreement and shall not affect the construction of, or be taken into consideration in interpreting, this Agreement.

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Section IX.13.Treatment of Certain Information; No Fiduciary Duty; Confidentiality.
(a)Treatment of Certain Information. The Borrower acknowledges that from time to time financial advisory, investment banking and other services may be offered or provided to the Borrower or one or more of its Subsidiaries (in connection with this Agreement or otherwise) by any Lender or by one or more subsidiaries or affiliates of such Lender and the Borrower hereby authorizes each Lender to share any information delivered to such Lender by the Borrower and its Subsidiaries pursuant to this Agreement, or in connection with the decision of such Lender to enter into this Agreement, to any such subsidiary or affiliate, it being understood that any such subsidiary or affiliate receiving such information shall be bound by the provisions of paragraph (b) of this Section as if it were a Lender hereunder. Such authorization shall survive the repayment of the Loans, the expiration or termination of the Letters of Credit and the Commitments or the termination of this Agreement or any provision hereof. Each Lender shall use all information delivered to such Lender by the Borrower and its Subsidiaries pursuant to this Agreement, or in connection with the decision of such Lender to enter into this Agreement, in connection with providing services to the Borrower. The Administrative Agent, the Collateral Agent, each Lender and their Affiliates (collectively, solely for purposes of this paragraph, the “Lenders”), may have economic interests that conflict with those of the Borrower or any of its Subsidiaries, their stockholders and/or their affiliates. The Borrower, on behalf of itself and each of its Subsidiaries, agrees that nothing in the Loan Documents or otherwise will be deemed to create an advisory, fiduciary or agency relationship or fiduciary or other implied duty between any Lender, on the one hand, and the Borrower or any of its Subsidiaries, its stockholders or its affiliates, on the other. The Borrower and each of its Subsidiaries each acknowledge and agree that (i) the transactions contemplated by the Loan Documents (including the exercise of rights and remedies hereunder and thereunder) are arm’s-length commercial transactions between the Lenders, on the one hand, and the Borrower and its Subsidiaries, on the other, and (ii) in connection therewith and with the process leading thereto, (x) no Lender has assumed an advisory or fiduciary responsibility in favor of the Borrower or any of its Subsidiaries, any of their stockholders or affiliates with respect to the transactions contemplated hereby (or the exercise of rights or remedies with respect thereto) or the process leading thereto (irrespective of whether any Lender has advised, is currently advising or will advise the Borrower or any of its Subsidiaries, their stockholders or their affiliates on other matters) or any other obligation to the Borrower or any of its Subsidiaries except the obligations expressly set forth in the Loan Documents and (y) each Lender is acting solely as principal and not as the agent or fiduciary of the Borrower or any of its Subsidiaries, their management, stockholders, creditors or any other Person. The Borrower and each of its Subsidiaries each acknowledge and agree that it has consulted its own legal and financial advisers to the extent it deemed appropriate and that it is responsible for making its own independent judgment with respect to such transactions and the process leading thereto. The Borrower and each of its Subsidiaries each agree that it will not claim that any Lender has rendered advisory services of any nature or respect, or owes a fiduciary or similar duty to the Borrower or any of its Subsidiaries, in connection with such transaction or the process leading thereto.

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(b)Confidentiality. Each of the Administrative Agent, the Collateral Agent, the Lenders, the Joint Lead Arrangers and the Issuing Banks agrees to maintain the confidentiality of the Information (as defined below), except that Information may be disclosed (i) to its Affiliates and to its and its Affiliates’ respective partners, directors, officers, employees, agents, advisers, market data collectors, similar service providers to the lending industry and service providers to the Administrative Agent and the Lenders in connection with the administration of this Agreement, the other Loan Documents, and the Commitments, and other representatives (it being understood that the Persons to whom such disclosure is made will be informed of the confidential nature of such Information and instructed to keep such Information confidential on terms substantially similar to the terms set forth in this clause (b) and on a confidential and need to know basis), (ii) to the extent requested by any regulatory authority purporting to have jurisdiction over it or its Affiliates (including any self-regulatory authority), (iii) to the extent required by applicable laws or regulations or by any subpoena or similar legal process (provided, that except in the case of any ordinary course examination by a regulatory, self-regulatory or governmental agency, it will use its commercially reasonable efforts to notify the Borrower of any such disclosure prior to making such disclosure to the extent legally permitted and timely practicable), (iv) to any other party hereto, (v) in connection with the exercise of any remedies hereunder or under any other Loan Document or any action or proceeding relating to this Agreement or any other Loan Document or the enforcement of rights hereunder or thereunder, (vi) other than to any Person listed in the Prohibited Assignees and Participants Side Letter, subject to an agreement containing provisions substantially the same as those of this Section, to (x) any assignee of or Participant in, or any prospective assignee of or Participant in, any of its rights or obligations under this Agreement or (y) any actual or prospective counterparty (or its advisers) to any swap or derivative transaction or credit insurance provider, in each case in this clause (vi), relating to the Borrower and its obligations, (vii) with the written (which may be by email) consent of the Borrower, (viii) to the extent such Information (x) becomes publicly available other than as a result of a breach of this Section or (y) becomes available to the Administrative Agent, any Lender, any Issuing Bank or any of their respective Affiliates on a non-confidential basis from a source other than the Borrower or its Affiliates, or (ix) on a confidential basis to (x) any rating agency in connection with rating the Borrower or its Subsidiaries or the credit facilities provided hereunder or (y) the CUSIP Service Bureau or any similar agency in connection with the issuance and monitoring of CUSIP numbers with respect to the credit facilities provided hereunder.
For purposes of this Section, “Information” means all information received from or on behalf of the Borrower or any of its Subsidiaries relating to the Borrower or any of its Subsidiaries or any of their respective businesses or any Portfolio Investment, other than any such information that is available to the Administrative Agent, any Lender or any Issuing Bank on a non-confidential basis prior to disclosure by the Borrower or any of its Subsidiaries; provided that, in the case of Information received from the Borrower or any of its Subsidiaries after the Effective Date, such Information shall be deemed confidential at the time of delivery unless clearly identified therein as nonconfidential. Any Person required to maintain the confidentiality of Information as provided in this Section shall be considered to have complied with its obligation to do so if such Person has exercised the same degree of care to maintain the

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confidentiality of such Information as such Person would accord to its own confidential information.
Section IX.14.USA PATRIOT Act. Each Lender hereby notifies the Borrower that pursuant to the requirements of the USA PATRIOT Act (Title III of Pub. L. 107-56 (signed into law October 26, 2001)), it is required to obtain, verify and record information that identifies the Borrower and each other Obligor and each designee of a Letter of Credit, which information includes the name and address of the Borrower, each other Obligor and each designee of a Letter of Credit and other information that will allow such Lender to identify the Borrower, each other Obligor and each designee of a Letter of Credit in accordance with said Act.
Section IX.15.Acknowledgement and Consent to Bail-In of Affected Financial Institutions. Notwithstanding anything to the contrary in any Loan Document or in any other agreement, arrangement or understanding among any such parties, each party hereto acknowledges that any liability of any Affected Financial Institution arising under any Loan Document, to the extent such liability is unsecured, may be subject to the Write-Down and Conversion Powers of the applicable Resolution Authority and agrees and consents to, and acknowledges and agrees to be bound by:
(a)the application of any Write-Down and Conversion Powers by the applicable Resolution Authority to any such liabilities arising hereunder which may be payable to it by any party hereto that is an Affected Financial Institution; and
(b)the effects of any Bail-In Action on any such liability, including, if applicable:
(i)a reduction in full or in part or cancellation of any such liability;
(ii)a conversion of all, or a portion of, such liability into shares or other instruments of ownership in such Affected Financial Institution, its parent entity, or a bridge institution that may be issued to it or otherwise conferred on it, and that such shares or other instruments of ownership will be accepted by it in lieu of any rights with respect to any such liability under this Agreement or any other Loan Document; or
(iii)the variation of the terms of such liability in connection with the exercise of the Write-Down and Conversion Powers of the applicable Resolution Authority.
Section IX.16.Certain ERISA Matters.
(a)Each Lender (x) represents and warrants, as of the later of the date such Person became a Lender party hereto and the Effective Date, to, and (y) covenants, from such date to the date such Person ceases being a Lender party hereto, for the benefit of, the Administrative Agent, the Lead Arranger, and their respective Affiliates, and not, for the avoidance of doubt, to or for the benefit of the Borrower or any other Obligor, that at least one of the following is and will be true:

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(i)such Lender is not using “plan assets” (within the meaning of 29 CFR § 2510.3-101, as modified by Section 3(42) of ERISA) of one or more Benefit Plans in connection with the Loans, the Letters of Credit or the Commitments,
(ii)the transaction exemption set forth in one or more PTEs, such as PTE 84-14 (a class exemption for certain transactions determined by independent qualified professional asset managers), PTE 95-60 (a class exemption for certain transactions involving insurance company general accounts), PTE 90-1 (a class exemption for certain transactions involving insurance company pooled separate accounts), PTE 91-38 (a class exemption for certain transactions involving bank collective investment funds) or PTE 96-23 (a class exemption for certain transactions determined by in-house asset managers), is applicable with respect to and covers such Lender’s entrance into, participation in, administration of and performance of the Loans, the Letters of Credit, the Commitments and this Agreement,
(iii)(A) such Lender is an investment fund managed by a “Qualified Professional Asset Manager” (within the meaning of Part VI of PTE 84-14), (B) such Qualified Professional Asset Manager made the investment decision on behalf of such Lender to enter into, participate in, administer and perform the Loans, the Letters of Credit, the Commitments and this Agreement, (C) the entrance into, participation in, administration of and performance of the Loans, the Letters of Credit, the Commitments and this Agreement satisfies the requirements of sub-sections (b) through (g) of Part I of PTE 84-14 and (D) to the best knowledge of such Lender, the requirements of subsection (a) of Part I of PTE 84-14 are satisfied with respect to such Lender’s entrance into, participation in, administration of and performance of the Loans, the Letters of Credit, the Commitments and this Agreement, or
(iv)such other representation, warranty and covenant as may be agreed in writing between the Administrative Agent, in its sole discretion, and such Lender with respect to the Loan Documents.
(b)In addition, unless subclause (i) in the immediately preceding clause (a) is true with respect to a Lender or such Lender has not provided another representation, warranty and covenant as provided in subclause (iv) in the immediately preceding clause (a), such Lender further (x) represents and warrants, as of the later of the date such Person became a Lender party hereto and the Effective Date, to, and (y) covenants, from such date to the date such Person ceases being a Lender party hereto, for the benefit of, the Administrative Agent, the Lead Arranger, and their respective Affiliates, and not, for the avoidance of doubt, to or for the benefit of the Borrower or any other Obligor, that:
(i)none of the Administrative Agent, the Lead Arranger, or any of their respective Affiliates is a fiduciary with respect to the assets of such Lender (including in connection with the reservation or exercise of any rights by the Administrative Agent under this Agreement, any Loan Document or any documents related to hereto or thereto),

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(ii)the Person making the investment decision on behalf of such Lender with respect to the entrance into, participation in, administration of and performance of the Loans, the Letters of Credit, the Commitments and this Agreement is independent (within the meaning of 29 CFR § 2510.3-21) and is a bank, an insurance carrier, an investment adviser, a broker-dealer or other person that holds, or has under management or control, total assets of at least $50 million, in each case as described in 29 CFR § 2510.3-21(c)(1)(i)(A)-(E),
(iii)the Person making the investment decision on behalf of such Lender with respect to the entrance into, participation in, administration of and performance of the Loans, the Letters of Credit, the Commitments and this Agreement is capable of evaluating investment risks independently, both in general and with regard to particular transactions and investment strategies (including in respect of the Secured Obligations (as defined in the Guarantee and Security Agreement)),
(iv)the Person making the investment decision on behalf of such Lender with respect to the entrance into, participation in, administration of and performance of the Loans, the Letters of Credit, the Commitments and this Agreement is a fiduciary under ERISA or the Code, or both, with respect to the Loans, the Letters of Credit, the Commitments and this Agreement and is responsible for exercising independent judgment in evaluating the transactions hereunder, and
(v)no fee or other compensation is being paid directly to the Administrative Agent, the Lead Arranger or any their respective Affiliates for investment advice (as opposed to other services) in connection with the Loans, the Letters of Credit, the Commitments or this Agreement.
(c)The Administrative Agent and the Lead Arranger hereby inform the Lenders that each such Person is not undertaking to provide impartial investment advice, or to give advice in a fiduciary capacity, in connection with the transactions contemplated hereby, and that such Person has a financial interest in the transactions contemplated hereby in that such Person or an Affiliate thereof (i) may receive interest or other payments with respect to the Loans, the Letters of Credit, the Commitments and this Agreement, (ii) may recognize a gain if it extended the Loans, the Letters of Credit or the Commitments for an amount less than the amount being paid for an interest in the Loans, the Letters of Credit or the Commitments by such Lender or (iii) may receive fees or other payments in connection with the transactions contemplated hereby, the Loan Documents or otherwise, including structuring fees, commitment fees, arrangement fees, facility fees, upfront fees, underwriting fees, ticking fees, agency fees, administrative agent or collateral agent fees, utilization fees, minimum usage fees, letter of credit fees, fronting fees, deal-away or alternate transaction fees, amendment fees, processing fees, term out premiums, banker’s acceptance fees, breakage or other early termination fees or fees similar to the foregoing.
Section IX.17.Acknowledgement Regarding Any Supported QFCs. To the extent that the Loan Documents provide support, through a guarantee or otherwise, for Hedging Agreements or any other agreement or instrument that is a QFC (such support, “QFC Credit

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Support”, and each such QFC, a “Supported QFC”), the parties acknowledge and agree as follows with respect to the resolution power of the Federal Deposit Insurance Corporation under the Federal Deposit Insurance Act and Title II of the Dodd-Frank Wall Street Reform and Consumer Protection Act (together with the regulations promulgated thereunder, the “U.S. Special Resolution Regimes”) in respect of such Supported QFC and QFC Credit Support (with the provisions below applicable notwithstanding that the Loan Documents and any Supported QFC may in fact be stated to be governed by the laws of the State of New York and/or of the United States or any other state of the United States):
(a)In the event a Covered Entity that is party to a Supported QFC (each, a “Covered Party”) becomes subject to a proceeding under a U.S. Special Resolution Regime, the transfer of such Supported QFC and the benefit of such QFC Credit Support (and any interest and obligation in or under such Supported QFC and such QFC Credit Support, and any rights in property securing such Supported QFC or such QFC Credit Support) from such Covered Party will be effective to the same extent as the transfer would be effective under the U.S. Special Resolution Regime if the Supported QFC and such QFC Credit Support (and any such interest, obligation and rights in property) were governed by the laws of the United States or a state of the United States. In the event a Covered Party or a BHC Act Affiliate of a Covered Party becomes subject to a proceeding under a U.S. Special Resolution Regime, Default Rights under the Loan Documents that might otherwise apply to such Supported QFC or any QFC Credit Support that may be exercised against such Covered Party are permitted to be exercised to no greater extent than such Default Rights could be exercised under the U.S. Special Resolution Regime if the Supported QFC and the Loan Documents were governed by the laws of the United States or a state of the United States. Without limitation of the foregoing, it is understood and agreed that rights and remedies of the parties with respect to a Defaulting Lender shall in no event affect the rights of any Covered Party with respect to a Supported QFC or any QFC Credit Support.
(b)As used in this Section 9.17, the following terms have the following meanings:
(i)“BHC Act Affiliate” of a party means an “affiliate” (as such term is defined under, and interpreted in accordance with, 12 U.S.C. 1841(k)) of such party.
(ii)“Covered Entity” means any of the following:
(A)a “covered entity” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 252.82(b);
(B)a “covered bank” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 47.3(b); or
(C)a “covered FSI” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 382.2(b).
(iii)“Default Right” has the meaning assigned to that term in, and shall be interpreted in accordance with, 12 C.F.R. §§ 252.81, 47.2 or 382.1, as applicable.

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(iv)“QFC” has the meaning assigned to the term “qualified financial contract” in, and shall be interpreted in accordance with, 12 U.S.C. 5390(c)(8)(D).
Section IX.18.Interest Rate Limitation. Notwithstanding anything to the contrary contained in any Loan Document, the interest paid or agreed to be paid under the Loan Documents shall not exceed the maximum rate of non-usurious interest permitted by applicable law (the “Maximum Rate”). If Administrative Agent or any Lender shall receive interest in an amount that exceeds the Maximum Rate, the excess interest shall be applied to the principal of the Loans or, if it exceeds such unpaid principal, refunded to Borrower. In determining whether the interest contracted for, charged, or received by Administrative Agent or a Lender exceeds the Maximum Rate, such Person may, to the extent permitted by applicable law, (a) characterize any payment that is not principal as an expense, fee, or premium rather than interest, (b) exclude voluntary prepayments and the effects thereof, and (c) amortize, prorate, allocate, and spread in equal or unequal parts the total amount of interest throughout the contemplated term of the Secured Obligations hereunder.
◦SECTION 9.19.    Representations and Warranties of the Lenders. Each Lender represents and warrants that in participating as a Lender, it is engaged in making, acquiring or holding commercial loans and in providing other facilities set forth herein as may be applicable to such Lender, in each case in the ordinary course of business, and not for the purpose of investing in the general performance or operations of the Borrower, or for the purpose of purchasing, acquiring or holding any other type of financial instrument such as a security (and each Lender agrees not to assert a claim in contravention of the foregoing, such as a claim under the federal or state securities laws).

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